As filed with the U.S. Securities and Exchange Commission on May 3, 2022

Registration No. 333-259514

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 2 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AGILETHOUGHT, INC.
(Exact name of registrant as specified in its charter)

Delaware	7372	87-2302509
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd. Suite 1650E
Irving, Texas 75039
(971) 501-1440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manuel Senderos Fernández
Chief Executive Officer
AgileThought, Inc.
222 W. Las Colinas Blvd. Suite 1650E
Irving, Texas 75039
(971) 501-1440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jennifer J. Carlson
Christina M. Thomas
Mayer Brown LLP
3000 El Camino Real
Palo Alto, CA 94306
Tel: (650) 331-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Registration Statement on Form S-1 (File No. 333-259514) (the “Registration Statement”), as originally declared effective by the Securities and Exchange Commission (the “SEC”) on September 27, 2021, is being filed to include information contained in the registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on March 31, 2022, and to update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on September 14, 2021.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated May 3, 2022

PRELIMINARY PROSPECTUS

Up to 10,861,250 Shares of Class A Common Stock Issuable Upon Exercise of Warrants
Up to 38,532,805 Shares of Class A Common Stock
Up to 2,811,250 Warrants to Purchase Class A Common Stock

This prospectus relates to the issuance by us of an aggregate of up to 10,861,250 shares of our Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”), consisting of (i) 2,811,250 shares of Class A Common Stock issuable upon the exercise of 2,811,250 warrants (the “private warrants”) originally issued in a private placement in connection with the initial public offering of LIV Capital Acquisition Corporation (“LIVK”) by the holders thereof and (ii) 8,050,000 shares of Class A Common Stock issuable upon the exercise of 8,050,000 warrants (the “public warrants” and, together with the private warrants, the “warrants”) originally issued in the initial public offering of LIVK by holders thereof. We will receive the proceeds from any exercise of any warrants for cash.

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus or their permitted transferees (the “selling securityholders”) of (i) up to 38,532,805 shares of Class A Common Stock consisting of (a) 2,760,000 shares of Class A Common Stock issued in a private placement pursuant to subscription agreements entered into in connection with the Business Combination (as defined herein), (b) 2,811,250 shares of Class A Common Stock issuable upon exercise of the private warrants, and (c) 32,961,555 shares of Class A Common Stock pursuant to that certain Amended and Restated Registration Rights Agreement, dated August 23, 2021, between us and the selling securityholders granting such holders registration rights with respect to such shares of Class A Common Stock, and (ii) up to 2,811,250 private warrants. We will not receive any proceeds from the sale of shares of common stock or Warrants by the selling securityholders pursuant to this prospectus.

The selling securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of Class A Common Stock or Warrants, except with respect to amounts received by us upon exercise of the warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of Class A Common Stock or warrants. See the section entitled “Plan of Distribution.”

Our Class A Common Stock and warrants are listed on the Nasdaq Capital Market under the symbols “AGIL” and “AGILW,” respectively. On April 29, 2022, the last reported sales price of our Class A Common Stock was $4.68 per share and the last reported sales price of our public warrants was $0.5179 per warrant.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risks. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 7 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2022

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the selling securityholders have authorized anyone to provide you with different information. Neither we nor the selling securityholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon exercise of any warrants. We will not receive any proceeds from the sale of shares of Class A Common Stock issuable upon exercise of the warrants pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

On August 23, 2021 (the “Closing Date”), LIVK, our predecessor company, consummated the business combination (as defined below), which was previously announced, pursuant to that certain Agreement and Plan of Merger, dated May 9, 2021 (the “Merger Agreement”), by and between LIVK and AgileThought, Inc., a Delaware corporation (when referred to in its pre-business combination capacity, “Legacy AT”). Pursuant to the Merger Agreement, Legacy AT merged with and into LIVK, whereupon the separate corporate existence of Legacy AT ceased and LIVK became the surviving company (the transactions contemplated by the Merger Agreement, the “business combination”). On the Closing Date, and in connection with the closing of the business combination (the “Closing”), LIVK changed its name to AgileThought, Inc.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “AgileThought,” “we,” “us,” “our” and similar terms refer to AgileThought, Inc. (f/k/a LIV Capital Acquisition Corp.) and its consolidated subsidiaries. References to “Legacy AT” refer to our predecessor company prior to the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. We have based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this prospectus, our future financial performance, strategy, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management are forward-looking statements. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Forward-looking statements in this prospectus may include, for example, statements about:

●	the financial and business performance of the Company;

●	our ability to repay and/or continue to service our indebtedness;

●	our future capital requirements and sources and uses of cash;

●	our ability to obtain funding for our future operations;

●	our business, expansion plans and opportunities;

●	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

●	our ability to develop, maintain and expand client relationships, including relationships with our largest clients;

●	changes in domestic and foreign business, market, financial, political, regulatory and legal conditions;

●	our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

●	costs related to the business combination;

●	our ability to successfully identify and integrate any future acquisitions;

●	our ability to attract and retain highly skilled information technology professionals;

●	our ability to maintain favorable pricing, utilization rated and productivity levels for our information technology professionals and their services;

●	our ability to innovate successfully and maintain our relationships with key venders;

●	our ability to provide our services without security breaches and comply with changing regulatory, legislative and industry standard developments regarding privacy and data security matters;

●	our ability to operate effectively in multiple jurisdictions in Latin America and in the United States in the different business, market, financial, political, legal and regulatory conditions in the different markets;

●	developments and projections relating to our competitors and industry;

●	the impact of health epidemics, including the COVID-19 pandemic, on our business and the actions we may take in response thereto;

●	expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act of 2012, as amended;

●	changes in applicable laws or regulations;

●	the outcome of any known and unknown litigation or legal proceedings and regulatory proceedings involving us;

●	our ability to maintain the listing of our securities and

●	other risks and uncertainties set forth in the prospectus in the section entitled “Risk Factors” beginning on page 7 of the prospectus, which is incorporated herein by reference.

Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement.

Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov.

You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Certain Defined Terms

Unless the context otherwise requires, references in this prospectus to:

“amended and restated registration rights agreement” are to the Amended and Restated Registration Rights Agreement, dated as of August 23, 2021, by and among LIVK, the sponsor and certain other of our equity holders;

“board of directors” or “directors” are to the Company’s board of directors

“business combination” are to the transactions contemplated by the merger agreement;

“business combination marketing fee” are to $2,817,500, such amount being 3.5% of the total gross proceeds raised in the IPO payable as underwriting commissions to the underwriter of the IPO from the proceeds held in the trust account, which the underwriter of the IPO is entitled to receive upon the closing in accordance with the trust agreement;

“bylaws” are to the Bylaws of the Company that were adopted by our board of directors effective on August 23, 2021;

“CARES Act” are to the Coronavirus Aid, Relief, and Economic Security Act;

“certificate of merger” are to the certificate of merger filed in Delaware on the Closing Date evidencing the merger, at the effective time, of Legacy AT with and into LIVK, whereupon the separate corporate existence of Legacy AT ceased, LIVK was the surviving corporation and the name of LIVK changed to “AgileThought, Inc.”;

“Cayman Islands Companies Act” are to the Cayman Islands Companies Act (As Revised) of the Cayman Islands, as amended;

“charter” are to the Amended and Restated Certificate of Incorporation of the Company that became effective at the effective time of the merger;

“Class A Common Stock” are to the shares of Class A common stock of the Company, par value $0.0001 per share;

“Class A ordinary shares” are to LIVK’s Class A ordinary shares, par value $0.0001 per share;

“Class B ordinary shares” are to LIVK’s Class B ordinary shares, par value $0.0001 per share;

“closing” are to the closing of the business combination;

“Code” are to the Internal Revenue Code of 1986, as amended;

“conversion agreement” are to the conversion agreement, dated as of May 9, 2021, by and among Legacy AT and the Second Lien Lenders;

“CSAM Mexico” are to Credit Suisse Asset Management Mexico;

“CS Investors” are to collectively, (i) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6, an investment vehicle managed by CSAM Mexico and (ii) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8, an investment vehicle managed by CSAM Mexico.

“CS Lender” are to Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, como fiduciario del fideicomiso irrevocable F/17937-8, as Tranche A Lender and Tranche A-2 Lender;

v

“DGCL” are to the Delaware General Corporation Law, as amended;

“effective time” are to the time at which the certificate of merger was filed with the Secretary of State of the State of Delaware;

“Equity Contribution Agreement” are to the agreement between Legacy AT and certain investment funds affiliated with the sponsor (collectively, “LIV Fund IV”) pursuant to which such funds made, on March 19, 2021, an investment in 2,000,000 shares of preferred stock of Legacy AT that, by their terms, which was converted into 2,000,000 shares of Class A Common Stock in the business combination at the Closing;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Lien Facility” are to the amended and restated credit agreement, dated as of July 18, 2019 and as amended, among Legacy AT, the other Legacy AT-related entities that are parties thereto, Monroe Capital Management Advisors, LLC, as administrative agent, and the financial institutions listed therein, as lenders;

“founder shares” are to our Class B ordinary shares initially purchased by the sponsor in a private placement prior to LIVK’s IPO and the shares of Class A Common Stock that were issued upon the automatic conversion of such Class B ordinary shares at the time of the domestication (and for the avoidance of doubt, founder shares do not include the representative shares (as defined below));

“GAAP” are to United States generally accepted accounting principles;

“holder of our founder shares” are to the sponsor and its affiliates and their respective permitted transferees that hold founder shares in accordance with the terms of the sponsor IPO letter agreement;

“IT” are to information technology;

“IPO” or “initial public offering” are to LIVK’s initial public offering of units, which closed on December 13, 2019;

“Legacy AT” are to AgileThought, Inc., a Delaware corporation, prior to the consummation of the business combination;

“Legacy AT equity holders” are to holders of shares of Legacy AT common stock and Legacy AT preferred stock immediately prior to the closing;

“Legacy AT lender conversion” are to the conversion of all amounts outstanding under the Second Lien Facility into Legacy AT common stock in accordance with the conversion agreement;

“LIVK” are to LIV Capital Acquisition Corp., an exempted company incorporated under the laws of the Cayman Islands;

“management” or our “management team” are to our officers and directors;

“merger” are to the merger evidenced by a certificate of merger between LIVK and Legacy AT pursuant to which Legacy AT merged with and into LIVK, whereupon the separate corporate existence of Legacy AT ceased and LIVK became the surviving corporation and changed its name to “AgileThought, Inc.”;

“merger agreement” are to the agreement and plan of merger, dated as of May 9, 2021 as amended or modified from time to time, by and between LIVK and Legacy AT;

“Nasdaq” are to The Nasdaq Capital Market;

“warrants” are to the warrants to acquire shares of Class A Common Stock;

“Nexxus” are to Nexxus Capital, S.C.;

“Nexxus Funds” are to collectively, (i) Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust No. F/173183 and (ii) Nexxus Capital Private Equity Fund VI, L.P.

“ordinary shares” are to LIVK’s Class A ordinary shares and Class B ordinary shares prior to the domestication in connection with the business combination;

“PIPE subscription financing” are to the aggregate $27,600,000 of proceeds from the issuance of the subscription shares;

“private warrants” are to the warrants issued to the sponsor in a private placement simultaneously with the closing of LIVK’s IPO (which from time to time may be transferred to certain of the sponsor’s permitted transferees in accordance with the terms of the sponsor IPO letter agreement);

“organizational documents” are to our charter and bylaws;

“public shareholders” are to the holders of our public shares;

“public shares” are to our Class A ordinary shares sold as part of the units in LIVK’s IPO (whether they were purchased in LIVK’s IPO or thereafter in the open market);

“public warrants” are to our redeemable warrants sold as part of the units in the LIVK IPO (whether they were purchased in LIVK’s IPO or thereafter in the open market), with each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50;

“registration rights agreement” are to the Registration Rights Agreement, dated December 10, 2019, between LIVK and the sponsor;

“related party” are to each of our directors, officers and substantial security holders;

“representative shares” are to the 70,000 Class B ordinary shares that we have issued to EarlyBirdCapital, Inc. (and/or its designees), which representative shares automatically converted into Class A Common Stock at the time of consummation of the business combination;

“Second Lien Facility” are to the amended and restated credit agreement, dated as of July 18, 2019 and as amended, by and among Legacy AT, AN Extend, S.A. de C.V., AN Global LLC, GLAS USA LLC, as administrative agent, GLAS AMERICAS LLC, as collateral agent, and the Second Lien Lenders;

“Second Lien Lenders” are to Nexxus Capital Private Equity Fund VI, L.P., Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, Division Fiduciaria, in its capacity as trustee of the trust “Nexxus Capital VI” and identified with number No. F-173183, as Tranche B Lender and Tranche B-2 Lender and Banco Nacional de México, S.A., Integrante del Grupo Financiero Banamex, División Fiduciaria, como fiduciario del fideicomiso irrevocable F/17937-8, as Tranche A Lender and Tranche A-2 Lender;

“Securities Act” are to the Securities Act of 1933, as amended;

“sponsor” are to LIV Capital Acquisition Sponsor, L.P., a Delaware limited liability company;

“sponsor IPO letter agreement” are to the letter agreement entered into between us and the sponsor on December 9, 2019;

“sponsor letter agreement” are to the letter agreement entered into between us, the sponsor, Alex Rossi, Humberto Zesati, Miguel Ángel Dávila and Legacy AT on May 9, 2021;

“subscription agreements” are to the subscription agreements by and among LIVK and the subscription investors, pursuant to which the subscription investors will purchase subscription shares in a privately negotiated transaction in connection with the consummation of the business combination;

“subscription investors” are to the accredited investors with whom LIVK entered into the subscription agreements, pursuant to which the subscription investors will purchase subscription shares in a privately negotiated transaction in connection with the consummation of the business combination;

“subscription shares” are to the shares issued to the subscription investors pursuant to the subscription agreements;

“Transaction Proposals” are to the Business Combination Proposal, the Nasdaq Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Organizational Documents Proposals, the Director Election Proposal, the Equity Incentive Plan Proposal, the Employee Stock Purchase Plan Proposal and the Adjournment Proposal;

“transfer agent” are to Continental Stock Transfer & Trust Company, as transfer agent of LIVK;

“trust account” are to the U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by the trustee, established to hold a portion of the net proceeds from the IPO and the sale of the private warrants;

“trust agreement” are to the Investment Management Trust Agreement, dated as of December 10, 2019, by and between LIVK and the trustee;

“trustee” are to Continental Stock Transfer & Trust Company, a New York corporation;

“units” are to LIVK’s units sold in the IPO, each of which consists of one Class A ordinary share and one warrant;

“warrant agent” are to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent;

“warrant agreement” are to the Warrant Agreement, dated as of December 10, 2019, by and between LIVK and the warrant agent;

“warrants” are to the public warrants and the private warrants; and

“voting and support agreements” are to those certain Voting and Support Agreements, each dated as of May 9, 2021, by and among LIVK, Legacy AT and certain Legacy AT equity holders, certain of whom are employees of Legacy AT.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Unless the context otherwise requires, we use the terms “AgileThought,” “company,” “we,” “us” and “our” in this prospectus to refer to AgileThought, Inc. and our wholly owned subsidiaries.

Overview

We are a pure-play leading provider of agile-first, end-to-end, digital technology solutions in the North American market using onshore and nearshore delivery. Our mission is to fundamentally change the way people and organizations view, approach and achieve digital transformation. We help our clients transform their businesses by innovating, building, continually improving and running new technology solutions at scale. Our services enable our clients to more effectively leverage technology, optimize cost, grow, and compete.

In recent years, technological advances have altered business and competitive landscapes at a pace and scale that are unprecedented in modern industry. The proliferation of new digital technologies, such as cloud computing, mobile, social media, artificial intelligence, machine learning, advanced analytics and automation delivered in an omni-channel way, and the ability to rent them as-a-service instead of acquiring them outright at significant upfront cost, have diminished the scale and infrastructure advantages of incumbent businesses. This, in turn, has enabled the rise of a new breed of companies, known as digital disruptors, across different industries. Digital disruptors build technology platforms by deploying an agile methodology, which is user-driven and focuses on continuous delivery of small upgrades with multi-disciplinary software development teams rapidly designing, developing, testing, delivering and continually monitoring updates to software. The agile method also enables enterprises to innovate and improve products and processes continuously with greater speed than ever before. The traditional waterfall method, premised on a sequential and siloed approach to building software, results in long development cycles, fails to quickly integrate user feedback and is often more expensive than the agile method. Due to these factors, incumbent enterprises have a critical need to digitally transform their businesses in order to compete with new entrants in their markets, enhance customer experiences, drive differentiation, optimize operations and regain their competitive advantages.

Incumbent enterprises face numerous challenges in attempting to digitally transform their businesses. These challenges include significant existing investment in legacy technology infrastructure, lack of expertise in next-generation technologies, inexperience with agile development and an inability to find sufficient talent to drive innovation and execution. Incumbent enterprises have invested in core technology infrastructure over the last several decades and typically rely on it for running their day-to-day operations. This can result in engrained methods, data silos and high levels of complexity, which can hinder innovation and impair organizational agility and efficiency. Implementing an agile methodology at scale requires intense collaboration, transparency and communication among cross-functional teams of both technology and business users. Many enterprises lack the knowledge and understanding of next-generation technologies necessary to sufficiently evaluate new technologies through pilot and proof-of-concept programs, implement them at scale and maintain and use them once an investment has been made. Professionals with significant experience in agile development and next generation technologies are valued by our management and, accordingly, enterprises can struggle to acquire talent at scale and at a reasonable cost.

We combine our agile-first approach with expertise in next-generation technologies to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve solutions at scale using DevOps tools and methodologies. We offer client-centric, onshore and nearshore digital transformation services that include consulting, design and user experience, custom enterprise application development, DevOps, cloud computing, mobile, data management, advanced analytics and automation expertise. Our professionals have direct industry operating expertise that allows them to understand the business context and the technology pain points that enterprises encounter. We leverage this expertise to create customized frameworks and solutions throughout clients’ digital transformation journeys. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our personalized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones, which enables a trusted client advisor relationship. By leveraging our AgileThought Scaled Framework and our industry expertise, we rapidly and predictably deliver enterprise-level software solutions at scale. Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation.

We strive to foster a culture of empowerment that allows employees to be entrepreneurial and nimble. We provide services from onshore and nearshore delivery locations to facilitate increased interaction, responsiveness and close-proximity collaboration, which are necessary to deliver agile services.

Background

LIVK was a blank check company incorporated on October 2, 2019 in the Cayman Islands for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization, or similar business combination with one or more businesses.

On August 23, 2021 (the “Closing Date”), AgileThought, Inc., a Delaware corporation (the “Company” or “AgileThought”) (f/k/a LIV Capital Acquisition Corp. (“LIVK”)), consummated the previously announced merger (the “Closing”) pursuant to that certain Agreement and Plan of Merger, dated May 9, 2021 (the “Merger Agreement”), by and among LIVK and AgileThought, Inc., a Delaware corporation (when referred to in its pre-Business Combination (as defined below) capacity, “Legacy AT”). The Company’s shareholders approved the business combination (the “Business Combination”) and the change of LIVK’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware (the “Domestication”) at a special meeting of stockholders held on August 18, 2021 (the “Special Meeting”). In connection with the Special Meeting and the Business Combination, holders of 7,479,065 of LIVK’s Class A ordinary shares (“Class A Ordinary Shares”), or 93% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of $75,310,929.45.

On August 20, 2021, the business day prior to the Closing Date, LIVK effectuated the Domestication, pursuant to which each of LIVK’s currently issued and outstanding Class A Ordinary Shares and Class B ordinary shares (“Class B Ordinary Shares”) automatically converted by operation of law, on a one-for-one basis, into shares of Class A Common Stock. Similarly, all of LIVK’s outstanding warrants became warrants to acquire shares of Class A Common Stock, and no other changes were made to the terms of any outstanding warrants.

Pursuant to the terms of the Merger Agreement, the Business Combination was effected through the merger (the “Merger”) of Legacy AT with and into LIVK, whereupon the separate corporate existence of Legacy AT ceased and LIVK was the surviving corporation. On the Closing Date, the Company changed its name from LIV Capital Acquisition Corp. to AgileThought, Inc. Pursuant to the Merger Agreement, an aggregate of 34,557,480 shares of Class A Common Stock were issued to holders of Legacy AT common stock and 2,000,000 shares of Class A Common Stock were issued to holders of Legacy AT preferred stock as merger consideration.

On the Closing Date, a number of purchasers subscribed to purchase from the Company an aggregate of 2,760,000 shares of the Company’s Class A Common Stock (the “PIPE Shares”), for a purchase price of $10.00 per share and an aggregate purchase price of $27,600,000, pursuant to separate subscription agreements (each, a “Subscription Agreement”). The sale of PIPE Shares was consummated immediately prior to the Closing.

Recent Developments

On April 30, 2022, the board of directors appointed Amit Singh as Chief Financial Officer, effective May 2, 2022. Mr. Singh, age 44, served as Head of Finance and U.S. and Global Head of Investor Relations at Globant S.A. from September 2019 to April 2022. Prior to that, Mr. Singh served as Equity Research Analyst at Bank of America Merrill Lynch from May 2017 to August 2019, and before that he was in various leadership roles serving the investment community and corporate clients. Mr. Singh has over 15 years of experience in the IT Services industry in his capacity as an advisor to his clients.

Mr. Singh holds a master’s degree in business administration from Northwestern University – Kellogg School of Management and a master’s of science degree in aerospace engineering from University of Maryland. He also completed an executive education program for CFOs at Harvard’s Business School Executive Education program.

The employment agreement between the Company and Mr. Singh provides that Mr. Singh will have an annual base salary of $350,000 and a target bonus of $200,000, prorated in 2022 for the period of his employment. He will receive a restricted stock unit award covering 250,000 shares of the Company’s Class A common stock. 150,000 shares vest over a four year period, and of the remaining 100,000, 20% vest upon the Company’s Class A common stock achieving a market price of $8 per share, 30% vest upon achieving a market price of $10 per share, and 50% vest upon achieving a market price of $12 per share.

In connection with the appointment of Mr. Singh effective May 2, 2022, Ana Cecilia Hernández, who has been serving as Chief Financial Officer on an interim basis, will assume the position of Chief Operations Finance Officer of the Company.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. LIVK previously elected to avail itself of the extended transition period, and following the consummation of the Business Combination, AgileThought is an emerging growth company at least until December 31, 2021 and is taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare AgileThought’s financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

AgileThought will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Summary Risk Factors

The following is a summary of select risks and uncertainties that could materially adversely affect AgileThought and its business, financial condition and results of operations. Before you invest in our common stock, you should carefully consider all the information in this prospectus, including matters set forth under the heading “Risk Factors.”

●	We have a substantial amount of indebtedness under our First Lien Facility and we may not have sufficient cash flows from operating activities to service such indebtedness and other obligations which could have a material adverse effect on our business, financial condition, results of operations and prospects;

●	We may not be able to comply with the financial covenants in our credit agreements which could result in an event of default and therefore adversely affect our business, financial condition, results of operations and prospects.

●	We may need additional capital, and failure to raise additional capital on terms favorable to us, or at all, could limit our ability to meet our debt and other obligations, grow our business or develop or enhance our service offerings to respond to market demand or competitive challenges.

●	We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under current or new credit arrangements to finance required capital expenditures and other costs under new contracts and meet other cash needs, including earnout obligations in connection with prior acquisitions.

●	We have significant fixed costs related to lease facilities.

●	The currently evolving outbreak of the novel coronavirus disease, or COVID-19, pandemic, has impacted demand for our services and disrupted our operations and may continue to do so.

●	We are dependent on our largest clients, and if we fail to maintain these relationships or successfully obtain new engagements, we may not achieve our revenue growth and other financial goals.

●	We generally do not have long-term contractual commitments from our clients, and our clients may terminate engagements before completion or choose not to enter into new engagements with us.

●	Recent acquisitions and potential future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources, which may adversely affect our business, financial condition, results of operations and prospects.

●	We must attract and retain highly skilled IT professionals. Failure to hire, train and retain IT professionals in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

●	Our revenue is dependent on a limited number of industry verticals, and any decrease in demand for IT services in these verticals or our failure to effectively penetrate new verticals could adversely affect our revenue, business, financial condition, results of operations and prospects.

●	Our operating results could suffer if we are not able to maintain favorable pricing.

●	If we do not maintain adequate employee utilization rates and productivity levels, our operating results may suffer and our business, financial condition, results of operations and prospects may be adversely affected.

●	We are focused on growing our client base in the United States and may not be successful.

●	We face intense competition.

●	We are dependent on members of our senior management team.

●	Forecasts of our market size may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, there can be no assurance that our business will grow at similar rates, or at all.

●	Our business, financial condition, results of operations and prospects will suffer if we are not successful in delivering contracted services.

●	If we do not successfully manage and develop our relationships with key partners or if we fail to anticipate and establish new partnerships in new technologies, our business, financial condition, results of operations and prospects could be adversely affected.

●	We are subject to stringent and changing regulatory, legislative and industry standard developments regarding privacy and data security matters, which could adversely affect our ability to conduct our business.

●	Cybersecurity attacks, breaches or other technological failures or security incidents, and changes in laws and regulations related to the internet or changes in the internet infrastructure itself, may diminish the demand for our services and could have a negative impact on our business.

●	We may not secure sufficient intellectual property rights or obtain, maintain, protect, defend or enforce such rights sufficiently to comply with our obligations to our clients or protect our brand and we may not be able to prevent unauthorized use of or otherwise protect our intellectual property, thereby eroding our competitive advantages and harming our business.

●	If we are unable to protect the confidentiality of our proprietary information, our business and competitive position may be harmed.

●	General economic conditions in Mexico may have an adverse effect on our operations and business.

●	Our business, financial condition, results of operations and prospects may be adversely affected by the various conflicting legal and regulatory requirements imposed on us by the countries where we operate.

Corporate Information

Our principal executive offices are located at 222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas 75039, and our telephone number is (971) 501-1440. Our corporate website address is www.agilethought.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

“AgileThought” and our other registered and common law trade names, trademarks and service marks are property of AgileThought, Inc. This prospectus contains additional trade names, trademarks and service marks of others, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols.

THE OFFERING

Issuer	AgileThought, Inc. (f/k/a LIV Capital Acquisition Corp.).

Issuance of Class A Common Stock

Shares of Class A Common Stock offered by us	Up to 10,861,250 shares of our Class A Common Stock consisting of (i) 2,811,250 shares of Class A Common Stock issuable upon exercise of the private warrants by holders thereof and (ii) 8,050,000 shares of Class A Common Stock issuable upon exercise of the public warrants by holders thereof.

Shares of Class A Common Stock outstanding prior to exercise of all warrants	50,473,423 shares (as of March 31, 2022).

Shares of Class A Common Stock outstanding assuming exercise of all warrants	61,334,673 shares (based on total number of outstanding shares of Class A Common Stock as of March 31, 2022).

Exercise price of warrants	$11.50 per share, subject to adjustment as described herein.

Use of proceeds	We will receive up to an aggregate of approximately $124.9 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See the section entitled “Use of Proceeds.”

Resale of Class A Common Stock and warrants

Shares of Class A Common Stock offered by the selling securityholders	We are registering the resale by the selling securityholders named in this prospectus, or their permitted transferees, and aggregate of up to 38,532,805 shares of common stock, consisting of: (i) up to 2,760,000 PIPE Shares; (ii) up to 2,811,250 shares of Class A Common Stock issuable upon the exercise of the private warrants; and (iii) up to 32,961,555 shares of Class A Common Stock pursuant to the Registration Rights Agreement.

Warrants offered by the selling security holders	Up to 2,811,250 private warrants

Redemption	The warrants are redeemable in certain circumstances. See the section entitled “Description of Securities — Warrants” for further discussion.

Use of proceeds	We will not receive any of the proceeds from the sale of the shares of Class A Common Stock or warrants by the selling securityholders.

Lock-up agreements	Certain of our securityholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See the section titled “Certain Relationships and Related Party Transactions — Voting and Support Agreements” for further discussion.

Market for Class A Common Stock and warrants	Our Class A Common Stock and public warrants are currently traded on Nasdaq under the symbols “AGIL” and “AGILW,” respectively.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page 7.

For additional information concerning the offering, see “Plan of Distribution” beginning on page 144.

Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below together with all of the other information contained in this prospectus, including our financial statements and related notes appearing at the end of this prospectus and in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our common stock. If any of the events or developments described below were to occur, our business, prospects, operating results and financial condition could suffer materially, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

Risks Related to Our Financial Position and Need for Additional Capital

We have a substantial amount of indebtedness under our First Lien Facility. We may not have sufficient cash flows from operating activities to service such indebtedness and other obligations which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In November 2018, in connection with the acquisition of 4th Source, we entered into a credit agreement with Monroe Capital Management Advisors, LLC, or Monroe, as administrative agent and the financial institutions listed therein, as lenders. The credit agreement provided for a $5.0 million credit facility and $75.0 million term loan facility. In July 2019, in connection with the acquisition of AgileThought, we amended and restated the credit agreement and entered into the First Lien Facility, whereby we incurred an additional $23.0 million term loan facility, to a total of $98.0 million of term loan borrowings.

As of December 31, 2021, reflecting total repayments of $68.9 million during the year ended 2021, principal and interest outstanding under the First Lien Facility was $31.9 million, plus $6.9 million in total fees, for an aggregate amount owning under the credit agreement of $38.8 million. We continue to be required to make scheduled payments of principal and interest under the First Lien Facility. Our ability to make payments on our indebtedness and other obligations and our ability to comply with the applicable covenants thereto depends on our results of operations, cash flows and financial condition, which in turn are subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. We may not be able to maintain a level of cash flows from operating activities sufficient to pay the principal, premium, if any, and interest on our indebtedness and other obligations. If we are unable to repay, refinance or restructure our indebtedness when payment is due, the lenders could proceed against any collateral granted to them to secure such indebtedness or force us into bankruptcy or liquidation, and our business, financial condition, results of operations and prospects will be materially adversely affected.

In addition, our level of indebtedness could affect our ability to obtain financing or refinance existing indebtedness, require us to dedicate a significant portion of our cash flow from operations to interest and principal payments on indebtedness, thereby reducing the availability of cash flow to fund working capital, capital expenditures, growth initiatives and other general corporate purposes, increase our vulnerability to adverse general economic, industry or competitive developments or conditions and limit our flexibility in planning for, or reacting to, changes in its businesses and the industries in which we operate or in pursuing our strategic objectives.

The First Lien Facility is secured by substantially all of our assets and will require us, and any debt instruments we may enter into in the future may require us, to comply with various covenants that limit our ability to, among other things:

●	dispose of assets;

●	complete mergers or acquisitions;

●	incur or guarantee indebtedness;

●	sell or encumber certain assets;

●	pay dividends or make other distributions to holders of our shares;

●	make specified investments;

●	engage in different lines of business; and

●	engage in certain transactions with affiliates.

We have entered into three amendments to the First Lien Facility since September 30, 2021 to extend the due date of a $4 million dollar amortization payment originally due on September 30, 2021. On November 15, 2021, the Company entered into an amendment to reset the First Lien Facility’s Total Leverage Ratio for the quarterly periods of September 30, 2021 to June 30, 2022 and Fixed Charge Coverage Ratio covenants for the quarterly periods of September 30, 2021 to December 31, 2022.

On November 29, 2021, the Company made a $20 million principal prepayment, which included the $4 million principal payment that was originally due September 30, 2021. The Company made this payment with proceeds from the New Second Lien Facility. Furthermore, on December 29, 2021, the Company issued approximately 4.4 million shares of Class A Common Stock to the administrative agent for the First Lien Facility (the “First Lien Shares”), which subject to certain terms and regulatory restrictions, may sell the First Lien Shares upon the earlier of August 29, 2022 and an event of default and apply the proceeds to the outstanding balance of the loan. Subject to regulatory restrictions, the Company may issue additional First Lien Shares from time to time to reduce the amount of debt for purposes of the Total Leverage Ratio to the extent necessary to comply with such financial ratio. See “We may not be able to comply with the financial covenants in our credit agreements which could result in an event of default and therefore adversely affect our business, financial condition, results of operations and prospects,” below. In addition, the Company agreed to issue warrants to the administrative agent to purchase $7 million worth of the Company’s Class A Common Stock for nominal consideration. The warrants will be issued on the date that all amounts under the First Lien Facility have been paid in full. The exercise of such warrants will cause further dilution to our existing shareholders. In addition, we may be required to pay Monroe cash to the extent that we cannot issue some or all of the warrants due to regulatory restrictions. The First Lien lenders charged an additional $2.9 million fee paid upon the end of the term loan in exchange for the amended terms. As of December 31, 2021, total fees payable at the end of the term loan, including fees recognized from prior amendments, totaled $6.9 million. To date, none of the indebtedness under the First Lien Facility has been accelerated, although we can provide no assurances that the lenders will not elect to accelerate any indebtedness if we were to be in default again in the future. If any indebtedness under our First Lien Facility were to be accelerated, our business, financial condition, results of operations and prospects will be materially adversely affected.

We may not be able to comply with the financial covenants in our credit agreements which could result in an event of default and therefore adversely affect our business, financial condition, results of operations and prospects.

Under the terms of the First Lien Facility, we are also required to comply with net leverage ratio and fixed charge coverage covenants and other covenants, including providing financial information to our lenders at the times specified in the First Lien Facility. Our ability to meet these ratios and covenants can be affected by events beyond our control. We have not always met these ratios and covenants in the past and have had to obtain consents from the lenders under and amend the First Lien Facility to adjust the ratios and covenants so that we could remain in compliance.

As noted above, on November 15, 2021, the Company entered into an amendment to reset the First Lien Facility’s Total Leverage Ratio for the quarterly periods of September 30, 2021 to June 30, 2022 and Fixed Charge Coverage Ratio covenants for the quarterly periods of September 30, 2021 to December 31, 2022. For purposes of calculating compliance with the Company’s maximum Total Leverage Ratio for the quarters ended December 31, 2021, March 31, 2022 and June 30, 2022 (but not for any quarter thereafter), the amount of the Company’s debt will be deemed to be reduced by the market value of the First Lien Shares at the applicable quarter-end. The Company may issue additional First Lien Shares from time to time to reduce the amount of debt for purposes of the maximum Total Leverage Ratio to the extent necessary to comply with such financial ratio; however, such issuance may not be possible due to regulatory restrictions.

We may not meet these ratios and covenants in the future, including if we are unable to issue additional First Lien Shares for the quarters ended March 31, 2022 and June 30, 2022 or if we are unable to reduce our Total Leverage Ratio after June 30, 2022 when the First Lien Shares will no longer be used to reduce our debt for purposes of calculating compliance with such ratio. A failure by us to comply with the ratios or covenants contained in the First Lien Facility could result in an event of default, which could adversely affect our ability to respond to changes in our business and manage our operations. Upon the occurrence of an event of default under the terms of the First Lien Facility, including the occurrence of a material adverse change, the lenders could elect to declare any amounts outstanding to be due and payable and exercise other remedies as set forth in the First Lien Facility.

Under the terms of the New Second Lien Facility, we are also required to comply with net leverage ratio and fixed charge covenants and other covenants, including providing financial information to our lenders at the times specified in the New Second Lien Facility. Our ability to meet these ratios and covenants can be affected by events beyond our control. A failure by us to comply with the ratios or covenants contained in the New Second Lien Facility could result in an event of default, which could adversely affect our ability to respond to changes in our business and manage our operations. Upon the occurrence of an event of default under the terms of the New Second Lien Facility, including the occurrence of a material adverse change, the lenders could elect to declare any amounts outstanding to be due and payable and exercise other remedies as set forth in the New Second Lien Facility.

On March 30, 2022, the Company entered into an amendment with the First Lien and Second Lien Facility Lenders to waive the Fixed Charge Coverage Ratio for March 31, 2022. In addition, the Total Leverage Ratio covenant for the quarterly period of March 31, 2022 was reset. As consideration for entering into this amendment, the Company agrees to pay the First Lien Facility’s administrative agent a fee equal to $500,000. The fee shall be fully earned as of March 30, 2022 and shall be due and payable upon the end of the term loan. However, the fee shall be waived in its entirety if final payment in full occurs prior to or on May 30, 2022.

We may need additional capital, and failure to raise additional capital on terms favorable to us, or at all, could limit our ability to meet our debt and other obligations, grow our business or develop or enhance our service offerings to respond to market demand or competitive challenges.

If we are unable to generate sufficient cash flow in the future to meet commitments, we may be required to adopt one or more alternatives, such as refinancing or restructuring indebtedness, selling material assets or operations or seeking to raise additional debt or equity capital. If we need to refinance all or part of our indebtedness at or before maturity, there can be no assurance that we will be able to obtain new financing or to refinance any of our indebtedness on commercially reasonable terms or at all. We have at times entered into informal arrangements with suppliers under which we paid our suppliers later than the terms of our agreements required to manage our cash flows. If we are not able to meet our commitments in the future for any reason, our creditors could seek to enforce remedies against us, including actions to put us into bankruptcy proceedings or receivership, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may also require additional cash resources due to changed business conditions or other future developments, including our growth initiatives and any investments or acquisitions we may decide to pursue, or to refinance our existing indebtedness. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities, or obtain another credit facility. If we raise additional capital through the issuance of equity or debt securities, those securities may have rights, preferences, or privileges senior to the rights of our common stock. If we raise additional capital through equity, our existing stockholders may experience dilution. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would further restrict our operations, and the instruments governing such indebtedness could contain provisions that are as, or more, restrictive than our existing debt instruments. Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including investors’ perception of, and demand for, securities of IT services companies, conditions in the capital markets in which we may seek to raise funds, our future results of operations and financial condition, the terms of our credit facilities and general economic and political conditions. Financing may not be available in amounts or on terms acceptable to us, or at all, and could limit our ability to grow our business and develop or enhance our service offerings to respond to market demand or competitive challenges.

We may not have sufficient cash flows from operating activities, cash on hand and available borrowings under current or new credit arrangements to finance required capital expenditures and other costs under new contracts and meet other cash needs, including earnout obligations in connection with prior acquisitions.

Our business generally requires significant upfront working capital and/or capital expenditures for software customization and implementation, systems and equipment installation and telecommunications configuration. In connection with the signing or renewal of a service contract, a customer may seek to obtain new equipment or impose new service requirements, which may require additional capital expenditures or other costs in order to enter into or retain the contract. Historically, we have funded these upfront costs through cash flows generated from operations, available cash on hand and borrowings under the First Lien Facility.

In addition, since we currently utilize third-party consultants to deliver a large portion of our services, we may incur upfront costs (which may be significant) prior to receipt of any revenue under such arrangements. Our ability to generate revenue and to continue to procure new contracts will depend on, among other things, our then present liquidity levels or our ability to obtain additional financing on commercially reasonable terms.

In connection with prior acquisitions, we are required to make earnout payments to the sellers if certain metrics relating to the acquired businesses have been achieved. As of December 31, 2021, we had accrued $8.8 million in earnout payments as liabilities that we owe in connection with prior acquisitions. The $8.8 million balance accrues interest at an annual interest rate of 12%. The contingent earnout liability accrued is measured to fair value by an independent third-party expert. In order for us to make those earnout payments, in addition to having sufficient cash resources to make the payments themselves, we must be in pro forma compliance after giving effect to the earnout payments with liquidity and other financial and other covenants included in the First Lien Facility. We have not been able to satisfy those covenants to date in connection with the accrued earnout payments. If we are unable to satisfy those covenants and the First Lien Facility remains outstanding, or if we otherwise have insufficient cash flows from operating activities, cash on hand or access to borrowed funds, we will be unable to make the accrued earnout payments as well as future earnout payments that may accrue. There can be no assurance that in the event we are unable to make any such earnout payments, the sellers will not seek legal action against us, which could materially adversely affect our business, financial condition, results of operations and prospects.

In addition, on June 24, 2021, the Company entered into a credit agreement with AGS Group LLC for a principal amount of $0.7 million. The principal amount outstanding under this agreement matured on December 20, 2021 (“Original Maturity Date”) but was extended until May 19, 2022 (“Extended Maturity Date”). Interest is due and payable in arrears on the Original Maturity Date at a 14.0 percent per annum until and including December 20, 2021 and at 20 percent per annum from the Original Maturity Date to the Extended Maturity Date calculated on the actual number of days elapsed. As of December 31, 2021, the net loan balance under the AGS Group loan totaled $0.7 million. Separately, on July 26, 2021, the Company agreed with existing lenders and Exitus Capital to enter into a zero-coupon subordinated loan agreement with Exitus Capital in an aggregate principal amount equal to $3.7 million. No periodic interest payments are made and the loan was due on January 26, 2022, but was extended for an additional six month term with an option to extend up to one additional six month term. As of December 31, 2021, the net loan balance under the Exitus Capital loan totaled $3.6 million, net of $0.1 million in debt issuance costs. The loan is subject to a 36 percent annual interest moratorium if full payment is not paid upon the maturity date. Although we have extended the maturity dates for both debt instruments, but may be unable to do so in the future.

If we do not have adequate liquidity or are unable to obtain financing for these upfront costs and other cash needs on favorable terms or at all, we may not be able to pursue certain contracts, which could result in the loss of business or restrict the ability to grow. Moreover, we may not realize the return on investment that we anticipate on new or renewed contracts due to a variety of factors, including lower than anticipated scope of or expansion in the services we provide to the applicable clients under the contracts, higher than anticipated capital or operating expenses and unanticipated regulatory developments or litigation. We may not have adequate liquidity to pursue other aspects of our strategy, including increasing our sales activities directed at the U.S. market or pursuing acquisitions. In the event we pursue significant acquisitions or other expansion opportunities or refinancing or repaying existing debt or other obligations, we may need to raise additional capital either through the public or private issuance of equity or debt securities, by entering into new credit facilities, which sources of funds may not necessarily be available on acceptable terms, if at all.

We have significant fixed costs related to lease facilities.

We have made and continue to make significant contractual commitments related to our leased facilities. Our operating lease expense related to land and buildings for the year ended December 31, 2021 was $2.2 million, and for the year ended December 31, 2020 was $2.5 million, net of reimbursements. These expenses will have a significant impact on our fixed costs, and if we are unable to grow our business and revenue proportionately, our operating results may be negatively affected.

Risks Related to Our Business and Industry

The currently evolving outbreak of the novel coronavirus disease, or COVID-19, pandemic, has impacted demand for our services and disrupted our operations and may continue to do so.

The COVID-19 outbreak is as a serious threat to the health and economic well-being of our customers, employees, and the overall economy. Since the beginning of the outbreak, many countries and states have taken dramatic action including, without limitation, ordering all non-essential workers to stay home, mandating the closure of schools and non-essential business premises and imposing isolation measures on large portions of the population. These measures, while intended to protect human life, have had serious adverse impacts on domestic and foreign economies and the severity and the duration of these is highly uncertain. The effectiveness of economic stabilization efforts, including proposed government payments to affected citizens and industries, continue to be uncertain and many economists are predicting extended local or global recessions. The accelerating number of deaths and hospitalizations resulting from this disease are further exacerbating the uncertainties and challenges facing our business.

The ongoing COVID-19 pandemic had a significant impact on several of our customers during 2021, as several larger customers either postponed projects or developed or undertook internally technology initiatives instead of using our services to do so. This has adversely affected and may continue to adversely affect our opportunities for growth, whether through an increase in business or through acquisitions. The effects of the ongoing COVID-19 pandemic in the global financial markets may also reduce our ability to access capital and could negatively affect our liquidity in the future. The financial uncertainty arising from the COVID-19 pandemic may also negatively impact pricing for our services or cause our clients to again reduce or postpone their technology spending significantly and/or in the long-term, which may, in turn, lower the demand for our services and negatively affect our revenue, profitability and cash flows, and our business, financial condition, results of operations and prospects may be adversely affected.

Furthermore, if any of our employees become ill with COVID-19 and are unable to work, then our ability to deliver for our clients and run our business could be negatively affected, which may in turn adversely affect our business, financial condition, results of operations and prospects.

In addition, to the extent the ongoing COVID-19 pandemic adversely affects our business, financial condition, results of operations and prospects, it may also have the effect of heightening many of the other risks and uncertainties described in this “Risk Factors” section which may materially and adversely affect our business, financial condition, results of operations and prospects.

We have taken certain precautions due to the ongoing COVID-19 pandemic that could harm our business.

From the beginning of the ongoing COVID-19 pandemic, we have taken precautionary measures intended to help minimize the risk of the virus to our employees, our customers, and the communities in which we participate, which we intend to continue and could negatively impact our business. As a company with employees, customers, partners and investors in many countries, we believe in upholding our company value of being good citizens by doing our part to help slow the spread of the virus. To this end, we have enabled substantially all of our employees to work remotely in compliance with relevant government advice and have generally suspended all non-essential travel worldwide for our employees. In addition, we have cancelled or postponed company-sponsored events, including employee attendance at industry events and non-essential in-person work-related meetings. While we have a distributed workforce and our employees are accustomed to working remotely or working with other remote employees, our workforce is not fully remote. Our employees travel frequently to establish and maintain relationships with one another and with our customers, and many of our business processes assume that employees can meet with customers and prospective customers in person. Although we continue to monitor the situation and may adjust our current policies and practices as more information and guidance become available, temporarily suspending travel and doing business in-person could negatively impact our marketing efforts, challenge our ability to enter into customer contracts in a timely manner, slow down our recruiting efforts, or create operational or other challenges, including decreased productivity, as we adjust to a fully-remote workforce, any of which could harm our business. There is no guarantee that any of these precautions will fully protect our employees and/or customers or enable us to maintain our productivity. The full extent to which the ongoing COVID-19 pandemic and our precautionary measures related thereto may adversely impact our business, financial condition, results of operations and prospects will depend on future developments, which are still uncertain and cannot be fully predicted at this time.

We are dependent on our largest clients, and if we fail to maintain these relationships or successfully obtain new engagements, we may not achieve our revenue growth and other financial goals.

Historically, a significant percentage of our annual revenue has come from our existing client base. For example, during 2020 and 2019, 92.5% and 77.5% of our revenue came from clients from whom we also generated revenue during the prior fiscal year, respectively. On a pro forma basis, giving effect of the AgileThought LLC acquisition as if it had occurred since January 1, 2018, 93.5% and 97.1% of our revenue during 2020 and 2019 came from clients from whom we also generated revenue during the prior fiscal year respectively. However, the volume of work performed for a specific client is likely to vary from year to year, especially since we generally do not have long-term contractual commitments from our clients and are often not our clients’ exclusive IT services provider. A major client in one year may not provide the same level of revenue for us in any subsequent year. Further, one or more of our significant clients could be acquired, and there can be no assurance that the acquirer would choose to use our services to the same degree as previously, if at all. Our largest client for each of the years ended December 31, 2021 and 2020 accounted for 13.0% and 17.6% of our revenue, respectively, and our ten largest clients for the years ended December 31, 2021 and 2020 accounted for 65.1% and 67.0% of our revenue, respectively.

In addition, the services we provide to our clients, and the revenue and income from those services, may decline or vary as the type and quantity of services we provide changes over time. In addition, our reliance on any individual client for a significant portion of our revenue may give that client a certain degree of pricing leverage against us when re-negotiating contracts and terms of service. In order to successfully perform and market our services, we must establish and maintain multi-year, close relationships with our clients and develop a thorough understanding of their businesses. Our ability to maintain these close relationships is essential to the growth and profitability of our business. If we fail to maintain these relationships or successfully obtain new engagements from our existing clients, we may not achieve our revenue growth and other financial goals.

We generally do not have long-term contractual commitments from our clients, and our clients may terminate engagements before completion or choose not to enter into new engagements with us.

We generally do not have long-term contractual commitments with our clients. Our clients can terminate many of our master services agreements and work orders with or without cause, in some cases subject only to 30 days’ prior notice in the case of termination without cause. Although a substantial majority of our revenue is typically generated from existing clients, our engagements with our clients are typically for projects that are singular in nature. Large and complex projects may involve multiple engagements or stages, and a client may choose not to retain us for additional stages or may cancel or delay additional planned engagements.

Even if we successfully deliver on contracted services and maintain close relationships with our clients, a number of factors outside of our control could cause the loss of or reduction in business or revenue from our existing clients. These factors include, among other things:

●	the business or financial condition of that client or the economy generally;

●	a change in strategic priorities of that client, resulting in a reduced level of spending on IT services;

●	changes in the personnel at our clients who are responsible for procurement of IT services or with whom we primarily interact;

●	a demand for price reductions by that client;

●	mergers, acquisitions or significant corporate restructurings involving that client; and

●	a decision by that client to move work in-house or to one or more of our competitors.

The loss or diminution in business from any of our major clients could have a material adverse effect on our business, financial condition, results of operations and prospects. The ability of our clients to terminate agreements exacerbates the uncertainty of our future revenue. We may not be able to replace any client that elects to terminate or not renew its contract with us. Further, terminations or delays in engagements may make it difficult to plan our project resource requirements.

We may not be able to recover our revenue growth rate consistent with the rate prior to COVID-19 pandemic.

Prior to the COVID-19 pandemic, our revenue increased by 57.2% from $110.5 million in the year ended December 31, 2018 to $173.7 million in the year ended December 31, 2019. Our business was adversely affected by the COVID-19 pandemic, and we experienced a decline in our revenue from $173.7 million in the year ended December 31, 2019 to $164.0 million in the year ended December 31, 2020 to $158.7 million in the year ended December 31, 2021. We may not be able to recover our revenue growth consistent with the rate prior to the COVID-19 pandemic or at all. You should not consider our revenue growth in periods prior to the COVID-19 pandemic as indicative of our future performance. As we seek to grow our business, our future revenue growth rate may be impacted by a number of factors, such as the ongoing impact of COVID-19 pandemic fluctuations in demand for our services, increasing competition, difficulties in integrating acquired companies, decreasing growth of our overall market, our inability to engage and retain a sufficient number of information technology, or IT, professionals or otherwise scale our business, rising wages in the markets in which we operate or our failure, for any reason, to capitalize on growth opportunities, and our business, financial condition, results of operations and prospects may be adversely affected.

Recent acquisitions and potential future acquisitions could prove difficult to integrate, disrupt our business, dilute stockholder value and strain our resources, which may adversely affect our business, financial condition, results of operations and prospects.

In July 2019 we (under our previous corporate name AN Global Inc.) completed our acquisition of AgileThought, LLC, or AgileThought, and in November 2018 we completed our acquisition of 4th Source, Inc., or 4th Source, both of which expanded our client base and business operations in the United States. In addition, we have completed nine other acquisitions during the last five fiscal years. In the future, we plan to acquire additional businesses that we believe could complement or expand our business. Integrating the operations of acquired businesses successfully or otherwise realizing any of the anticipated benefits of acquisitions, including anticipated cost savings and additional revenue opportunities, involves a number of potential challenges. In addition, we have previously and may in the future use earn-out arrangements in connection with acquisitions. Using earn-out arrangements to consummate an acquisition, pursuant to which we agree to pay additional amounts of contingent consideration based on the achievement of a predetermined metric, has at times and may continue to make our integration efforts more complicated. We have also previously and may in the future negotiate restructured earn-out arrangements following the closing of acquisitions, which causes a diversion of management attention from ongoing business concerns and may result in additional cost in connection with the applicable acquisitions.

The failure to meet the integration challenges stemming from our acquisitions could seriously harm our financial condition and results of operations. Realizing the benefits of acquisitions depends in part on the integration of operations and personnel. These integration activities are complex and time-consuming, and we may encounter unexpected difficulties or incur unexpected costs, including:

●	our inability to achieve the operating synergies anticipated in the acquisitions;

●	diversion of management attention from ongoing business concerns to integration matters or earn-out calculations, restructurings or disputes;

●	challenges in consolidating and rationalizing IT platforms and administrative infrastructures;

●	complexities associated with managing the geographic separation of the combined businesses and consolidating multiple physical locations;

●	difficulties in retaining IT professionals and other key employees and achieving minimal unplanned attrition;

●	difficulties in integrating personnel from different corporate cultures while maintaining focus on providing consistent, high quality service;

●	our inability to exert control of acquired businesses that include earn-out payments or the risk that actions incentivized by earn-out payments will hinder integration efforts;

●	our inability to demonstrate to our clients and to clients of acquired businesses that the acquisition will not result in adverse changes in client service standards or business focus;

●	possible cash flow interruption or loss of revenue as a result of transitional matters; and

●	inability to generate sufficient revenue to offset acquisition costs.

Acquired businesses may have liabilities or adverse operating issues that we fail to discover through due diligence prior to the acquisition. In particular, to the extent that prior owners of any acquired businesses or properties failed to comply with or otherwise violated applicable laws or regulations, or failed to fulfill their contractual obligations to clients, we, as the successor owner, may be financially responsible for these violations and failures and may suffer financial or reputational harm or otherwise be adversely affected. Our acquisition targets may not have as robust internal controls over financial reporting as would be expected of a public company. Acquisitions also frequently result in the recording of goodwill and other intangible assets which are subject to potential impairment in the future that could harm our financial results. We took impairment charges of $16.7 million in 2020, primarily related to prior acquisitions in Latin America, and we may take material impairment charges in the future related to acquisitions. We may also become subject to new regulations as a result of an acquisition, including if we acquire a business serving clients in a regulated industry or acquire a business with clients or operations in a country in which we do not already operate. In addition, if we finance acquisitions by incurring debt under credit facilities or issuing notes and are unable to realize the expected benefits of those acquisitions for any reason, we may be unable to repay, refinance or restructure that indebtedness when payment is due, and the lenders of that indebtedness could proceed against any collateral granted to secure such indebtedness or force us into bankruptcy or liquidation. If we finance acquisitions by issuing convertible debt or equity securities, our existing stockholders may also be diluted, which could affect the market price of our common stock. As a result, if we fail to properly evaluate acquisitions or investments, we may not achieve the anticipated benefits of any such acquisitions, and we may incur costs in excess of what we anticipate. Acquisitions frequently involve benefits related to the integration of operations of the acquired business. The failure to successfully integrate the operations or otherwise to realize any of the anticipated benefits of the acquisition could seriously harm our results of operations.

Strategic acquisitions to complement and expand our business have been and will likely remain an important part of our competitive strategy. If we fail to acquire companies whose prospects, when combined with our company, would increase our value, then our business, financial condition, results of operations and prospects may be adversely affected.

We have expanded, and may continue to expand, our operations through strategically targeted acquisitions of additional businesses. On occasion, selective acquisitions have expanded our service capabilities, geographic presence, or client base. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses without substantial expense, delays or other operational or financial risks and problems. In addition, any client satisfaction or performance problems within an acquired business could have a material adverse impact on our corporate reputation and brand. We cannot assure you that any acquired businesses will achieve anticipated revenues and earnings. Any failure to manage our acquisition strategy successfully could have a material adverse effect on our business, financial condition, results of operations and prospects.

We must attract and retain highly skilled IT professionals. Failure to hire, train and retain IT professionals in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

In order to sustain our growth, we must attract and retain a large number of highly skilled and talented IT professionals. While our headcount decreased from December 31, 2019 to December 31, 2020, the decrease was primarily attributable to actions implemented in response to the COVID-19 pandemic, and our headcount increased in 2021 and we anticipate that we will need to significantly increase our headcount as our business grows. Our business is driven by people and, accordingly, our success depends upon our ability to attract, train, motivate, retain and effectively utilize highly skilled IT professionals in our delivery locations, which currently are principally located in Mexico and the United States. We believe that there is significant competition for technology professionals in the geographic regions in which our offices are located and in locations in which we intend to establish future offices and that such competition is likely to continue for the foreseeable future. Additionally, given our delivery locations in the United States, we must attract and retain a growing number of IT professionals with English language proficiency, which could further limit the talent base from which we can hire. Increased hiring by technology companies and increasing worldwide competition for skilled IT professionals may lead to a shortage in the availability of suitable personnel in the locations where we operate and hire. Our ability to properly staff projects, maintain and renew existing engagements and win new business depends, in large part, on our ability to recruit, train and retain IT professionals. We are currently focused on growing our workforce through university recruiting; however, this strategy and any other strategies we employ to hire, train and retain our IT professionals may be inadequate or may fail to achieve our objectives. Failure to hire, train and retain IT professionals in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

Furthermore, the technology industry generally experiences a significant rate of turnover of its workforce. There is a limited pool of individuals who have the skills and training needed to help us grow our company. We compete for such talented individuals not only with other companies in our industry but also with companies in other industries, such as healthcare, financial services and technology generally. High attrition rates of IT personnel would increase our hiring and training costs, reduce our revenues and could have an adverse effect on our ability to complete existing contracts in a timely manner, meet client objectives and expand our business.

We may not be successful in building a university recruiting and hiring program, which could hamper our ability to scale our business and grow revenue.

As part of our growth strategy, we are focused on growing our workforce through university recruiting. In particular, we intend to focus our university recruitment efforts on Mexico and the United States. We cannot guarantee that we will be able to recruit and train a sufficient number of qualified university hires or that we will be successful in retaining these future employees. We may not be successful in building a reputable brand on college campuses or deepening and sustaining relationships with university administrations which could hinder our ability to grow our workforce through university hiring. Increased university hiring by technology companies, particularly in Latin America and the United States, and increasing worldwide competition for skilled technology professionals may lead to a shortage in the availability of qualified university personnel in the locations where we operate and hire. Failure to hire and train or retain qualified university graduates in sufficient numbers could have a material adverse effect on our business, financial condition, results of operations and prospects.

Increases in our current levels of attrition may increase our operating costs and adversely affect our business, financial condition, results of operations and prospects.

The technology industry generally experiences a significant rate of turnover of its workforce. Excluding resignations occurring within the first year of employment and adjusting for business dispositions or discontinued business and non-core projects, our total adjusted attrition rate of billable employees for the twelve months ended December 31, 2021 was 36.1% and for the year ended December 31, 2020 it was 20.8%. If our attrition rate were to increase, our operating efficiency and productivity may decrease. We compete for talented individuals not only with other companies in our industry but also with companies in other industries, such as software services, engineering services and financial services companies, among others. High attrition rates of IT personnel could have an adverse effect on our ability to expand our business, may cause us to incur greater personnel expenses and training costs, and may otherwise adversely affect our business, financial condition, results of operations and prospects.

Our revenue is dependent on a limited number of industry verticals, and any decrease in demand for IT services in these verticals or our failure to effectively penetrate new verticals could adversely affect our revenue, business, financial condition, results of operations and prospects.

Historically, we have focused on developing industry expertise and deep client relationships in a limited number of industry verticals. As a result, a substantial portion of our revenue has been generated by clients operating in financial services, healthcare and professional services industries. Our business growth largely depends on continued demand for our services from clients in the financial services, healthcare and professional services industries, and any slowdown or reversal of the trend to spend on IT services in these verticals could result in a decrease in the demand for our services and materially adversely affect our revenue, business, financial condition, results of operations and prospects.

In the verticals in which we operate, there are numerous competitors that may be entrenched with potential clients we target and which may be difficult to dislodge. As a result of these and other factors, our efforts to expand our client base may be expensive and may not succeed, and we therefore may be unable to grow our revenue. If we fail to further penetrate our existing industry verticals or expand our client base into new verticals, we may be unable to grow our revenue and our business, financial condition, results of operations and prospects may be harmed.

Other developments in the verticals in which we operate may also lead to a decline in the demand for our services, and we may not be able to successfully anticipate and prepare for any such changes. For example, consolidation or acquisitions, particularly involving our clients, may adversely affect our business. Our clients and potential clients may experience rapid changes in their prospects, substantial price competition and pressure on their profitability. This, in turn, may result in increasing pressure on us from clients and potential clients to lower our prices, which could adversely affect our revenue, business, financial condition, results of operations and prospects.

Our contracts could be unprofitable, and any failure by us to accurately estimate the resources required to complete a contract on time and on budget could have a material adverse effect on our business, financial condition, results of operations and prospects.

We perform our services primarily on a time-and-materials basis. Revenue from our time-and-materials contracts represented 88.2% and 82.3%, respectively, of total revenue for the years ended December 31, 2020 and 2021. We charge out the services performed by our employees under these contracts at daily or hourly rates that are specified in the contract. The rates and other pricing terms negotiated with our clients are highly dependent on our internal forecasts of our operating costs and predictions of increases in those costs influenced by wage inflation and other marketplace factors, as well as the volume of work provided by the client. Our predictions are based on limited data and could turn out to be inaccurate, resulting in contracts that may not be profitable. Typically, we do not have the ability to increase the rates established at the outset of a client project other than on an annual basis and often subject to caps. Independent of our right to increase our rates on an annual basis, client expectations regarding the anticipated cost of a project may limit our practical ability to increase our rates for ongoing work.

In addition to time-and-materials contracts, we also perform our services under fixed-price and managed services contracts. Revenue from our fixed-price and managed services contracts represented 11.8% and 17.7%, respectively, of total revenue for the year ended December 31, 2020 and 2021. Our pricing in fixed-price and managed services contracts is highly dependent on our assumptions and forecasts about the costs we expect to incur to complete the related project, which are based on limited data and could turn out to be inaccurate. Any failure by us to accurately estimate the resources, including the skills and seniority of our employees, required to complete a fixed-price or managed services contract on time and on budget or meet a service level on a managed services contract, or any unexpected increase in the cost of our employees assigned to the related project, office space or materials could expose us to risks associated with cost overruns and could have a material adverse effect on our business, financial condition, results of operations and prospects. Customers may be unable or unwilling to recognize phases or partial delivery of our services, thereby delaying their recognition of our work, which would impact our cash collection cycles. Customers may also not be able or willing to recognize phases or partial delivery of our services, which may delay payment for work we delivery, and which could negatively impact our cash collection cycles. In addition, any unexpected changes in economic conditions that affect any of our assumptions and predictions could render contracts that would have been favorable to us when signed unfavorable.

Our operating results could suffer if we are not able to maintain favorable pricing.

Our operating results are dependent, in part, on the rates we are able to charge for our services. Our rates are affected by a number of factors, including:

●	our clients’ perception of our ability to add value through our services;

●	our competitors’ pricing policies;

●	bid practices of clients and their use of third-party advisors;

●	the ability of large clients to exert pricing pressure;

●	employee wage levels and increases in compensation costs;

●	employee utilization levels;

●	our ability to charge premium prices when justified by market demand or the type of service; and

●	general economic conditions.

If we are not able to maintain favorable pricing for our services, our operating results could suffer.

If we do not maintain adequate employee utilization rates and productivity levels, our operating results may suffer and our business, financial condition, results of operations and prospects may be adversely affected.

Our operating results and the cost of providing our services are affected by the utilization rates of our employees in our delivery locations. If we are not able to maintain appropriate utilization rates for our employees involved in delivery of our services, our operating results may suffer. Our utilization rates are affected by a number of factors, including:

●	our ability to promptly transition our employees from completed projects to new assignments and to hire and integrate new employees;

●	our ability to forecast demand for our services and maintain an appropriate number of employees in each of our delivery locations;

●	our ability to deploy employees with appropriate skills and seniority to projects;

●	our ability to maintain continuity of existing resources on existing projects;

●	our ability to manage the attrition of our employees; and

●	our need to devote time and resources to training, including language training, professional development and other activities that cannot be billed to our clients.

Our revenue could also suffer if we misjudge demand patterns and do not recruit sufficient employees to satisfy demand. Employee shortages could prevent us from completing our contractual commitments in a timely manner and cause us to lose contracts or clients. Further, to the extent that we lack a sufficient number of employees with lower levels of seniority and daily or hourly rates, we may be required to deploy more senior employees with higher rates on projects without the ability to pass such higher rates along to our clients, which could adversely affect our operating results.

Additionally, our revenue could suffer if we experience a slowdown or stoppage of service for any clients or on any project for which we have dedicated employees and we are not be able to efficiently reallocate these employees to other clients to keep their utilization and productivity levels high. If we are not able to maintain high resource utilization levels without corresponding cost reductions or price increases, our operating results will suffer and our business, financial condition, results of operations and prospects may be adversely affected.

We are focused on growing our client base in the United States and may not be successful.

We are focused on geographic expansion, particularly in the United States. In 2020 and 2021, 69.0% and 65.2% of our revenue came from clients in the United States, respectively.

We have made significant investments to expand our business in the United States, including our acquisitions of 4th Source in November 2018 and of AgileThought in July 2019, which increased our sales presence in the United States and added onshore and nearshore delivery capacity in Latin America and in the United States. However, our ability to acquire new clients will depend on a number of factors, including market perception of our services, our ability to successfully add nearshore capacity and pricing, competition and overall economic conditions. If we are unable to retain existing clients and attract new clients in the United States or if our expansion plans take longer to implement than expected or their costs exceed our expectations, we may be unable to grow our revenue and our business, financial condition, results of operations and prospects could be adversely affected.

We may be unable to effectively manage our growth or achieve anticipated growth, which could place significant strain on our management personnel, systems and resources.

We have experienced growth and significantly expanded our business over the past several years, both organically and through acquisitions. We intend to continue to grow our business in the foreseeable future and to pursue existing and potential market opportunities. We have also increased the size and complexity of the projects that we undertake for our clients and hope to continue being engaged for larger and more complex projects in the future. As we add new delivery sites, introduce new services or enter into new markets, we may face new market, technological and operational risks and challenges with which we are unfamiliar, and we may not be able to mitigate these risks and challenges to successfully grow those services or markets. We may not be able to achieve our anticipated growth or successfully execute large and complex projects, which could materially adversely affect our revenue, business, financial condition, results of operations and prospects.

Our future growth depends on us successfully recruiting, hiring and training IT professionals, expanding our delivery capabilities, adding effective sales staff and management personnel, adding service offerings, maintaining and expanding our engagements with existing clients and winning new business. Effective management of these and other growth initiatives will require us to continue to improve our infrastructure, execution standards and ability to expand services.

If we cannot maintain our culture as we grow, we could lose the innovation, creativity and teamwork fostered by our culture, and our business, financial condition, results of operations and prospects may be adversely affected.

We believe that a critical contributor to our success has been our culture, which is the foundation that supports and facilitates our distinctive approach. As we grow and are required to add more employees and infrastructure to support our growth, we may find it increasingly difficult to maintain our corporate culture. If we fail to maintain a culture that fosters career development, innovation, creativity and teamwork, we could experience difficulty in hiring and retaining IT professionals and other valuable employees. Failure to manage growth effectively could adversely affect the quality of the execution of our engagements, our ability to attract and retain IT professionals and other valuable employees, and our business, financial condition, results of operations and prospects. In addition, as we continue to integrate and acquire business as part of our growth strategy we risk preserving our culture, values and our entrepreneurial environment. Integrating acquisitions into our business can be particularly difficult due to different corporate cultures and values, geographic distance and other intangible factors.

We face intense competition.

The market for IT services is intensely competitive, highly fragmented and subject to rapid change and evolving industry standards and we expect competition to intensify. We believe that the principal competitive factors that we face are the ability to innovate; technical expertise and industry knowledge; end-to-end solution offerings; delivery location; price; reputation and track record for high-quality and on-time delivery of work; effective employee recruiting; training and retention; and responsiveness to clients’ business needs.

Our primary competitors include next-generation IT service providers, such as EPAM Systems, Inc., Endava Plc, Infosys Limited and Globant S.A., global consulting and traditional global IT service companies such as Accenture plc, Capgemini SE, Cognizant Technology Solutions Corporation and International Business Machines Corporation, or IBM; and in-house IT and development departments of our existing and potential clients. Many of our competitors have substantially greater financial, technical and marketing resources and greater name recognition than we do. As a result, they may be able to compete more aggressively on pricing or devote greater resources to the development and promotion of IT services. Companies based in some emerging markets also present significant price competition due to their competitive cost structures and tax advantages.

In addition, there are relatively few barriers to entry into our markets and we have faced, and expect to continue to face, competition from new market entrants. Further, there is a risk that our clients may elect to increase their internal resources to satisfy their IT service needs as opposed to relying on third-party service providers. The IT services industry may also undergo consolidation, which may result in increased competition in our target markets from larger firms that may have substantially greater financial, marketing or technical resources, may be able to respond more quickly to new technologies or processes and changes in client demands, and may be able to devote greater resources to the development, promotion and sale of their services than we can. Increased competition could also result in price reductions, reduced operating margins and loss of our market share. We cannot assure you that we will be able to compete successfully with existing or new competitors or that competitive pressures will not materially adversely affect our business, financial condition, results of operations and prospects.

We are dependent on members of our senior management team.

Our future success heavily depends upon the continued services of our senior management team. We currently do not maintain key person life insurance for any of the members of our senior management team. In addition, we do not have employment agreements with all of the members of our senior management team. Even those employees with whom we have employment agreements or other arrangements may terminate their employment with us with or without cause, often with limited notice. If one or more of our senior executives are unable or unwilling to continue in their present positions, it could disrupt our business operations, and we may not be able to replace them easily, on a timely basis or at all. In addition, competition for senior executives in our industry is intense, and we may be unable to retain our senior executives or attract and retain new senior executives in the future, in which case our business may be severely disrupted, and our financial condition, results of operations and prospects may be adversely affected. For example, our Chief Financial Officer retired effective March 15, 2022 and we have only recently hired a new Chief Financial Officer.

If any of our senior management team joins a competitor or forms a competing company, we may lose clients, suppliers, know-how and IT professionals and staff members to them. Also, if any of our sales executives or other sales personnel, who generally maintain close relationships with our clients, joins a competitor or forms a competing company, we may lose clients to that company, and our revenue, business, financial condition, results of operations and prospects may be materially adversely affected. Additionally, there could be unauthorized disclosure or use of our technical knowledge, business practices or procedures by such personnel. Any non-competition, non-solicitation or non-disclosure agreements we have with our senior executives or key employees might not provide effective protection to us in light of legal uncertainties associated with the enforceability of such agreements.

Forecasts of our market size may prove to be inaccurate, and even if the markets in which we compete achieve the forecasted growth, there can be no assurance that our business will grow at similar rates, or at all.

Growth forecasts included in this prospectus relating to our market opportunity and the expected growth in the market for our services are subject to significant uncertainty and are based on both internal and third-party assumptions and estimates which may prove to be inaccurate. Even if these markets meet our size estimates and experience the forecasted growth, we may not grow our business at similar rates, or at all. Our growth is subject to many risks and uncertainties, including our success in implementing our business strategy. Accordingly, the forecasts of market growth included in this prospectus should not be taken as indicative of our future growth.

Our business, financial condition, results of operations and prospects will suffer if we are not successful in delivering contracted services.

Our operating results are dependent on our ability to successfully deliver contracted services in a timely manner. We must consistently build, deliver and support challenging and complex projects and managed services. Failure to perform or observe any contractual obligations could damage our relationships with our clients and could result in cancellation or non-renewal of a contract. Some of the challenges we face in delivering contracted services to our clients include:

●	maintaining high-quality control and process execution standards;

●	maintaining planned resource utilization rates on a consistent basis;

●	maintaining employee productivity and implementing necessary process improvements;

●	controlling costs;

●	maintaining close client contact and high levels of client satisfaction;

●	maintaining physical and data security standards required by our clients;

●	recruiting and retaining sufficient numbers of skilled IT professionals; and

●	maintaining effective client relationships.

If we are unable to deliver contracted services, our relationships with our clients will suffer and we may be unable to obtain new engagements. In addition, it could damage our reputation, cause us to lose business, impact our operating margins and adversely affect our business, financial condition, results of operations and prospects, as well as subject us to breach of contract claims.

If we do not successfully manage and develop our relationships with key partners or if we fail to anticipate and establish new partnerships in new technologies, our business, financial condition, results of operations and prospects could be adversely affected.

We have partnerships with companies whose capabilities complement our own. A significant portion of our revenue and services and solutions are based on technology or software provided by a few major partners.

The business that we conduct through these partnerships could decrease or fail to grow for a variety of reasons. The priorities and objectives of our partners may differ from ours, and our partners are not prohibited from competing with us or forming closer or preferred arrangements with our competitors. In addition, some of our partners are also large clients or suppliers of technology to us. The decisions we make vis-à-vis a partner may impact our ongoing relationship. In addition, our partners could experience reduced demand for their technology or software, including, for example, in response to changes in technology, which could lessen related demand for our services and solutions.

We must anticipate and respond to continuous changes in technology and develop relationships with new providers of relevant technology. We must secure meaningful partnerships with these providers early in their life cycle so that we can develop the right number of certified people with skills in new technologies. If we are unable to maintain our relationships with current partners and identify new and emerging providers of relevant technology to expand our network of partners, we may not be able to differentiate our services or compete effectively in the market.

If we do not obtain the expected benefits from our partnerships for any reason, we may be less competitive, our ability to offer attractive solutions to our clients may be negatively affected, and our business, financial condition, results of operations and prospects could be adversely affected.

Our sales of services and operating results may experience significant variability and our past results may not be indicative of our future performance.

Our operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. You should not rely on our past results as an indication of our future performance.

Factors that are likely to cause these variations include:

●	the number, timing, scope and contractual terms of projects in which we are engaged;

●	delays in project commencement or staffing delays due to difficulty in assigning appropriately skilled or experienced professionals;

●	the accuracy of estimates on the resources, time and fees required to complete projects and costs incurred in the performance of each project;

●	inability to retain employees or maintain employee utilization levels;

●	changes in pricing in response to client demand and competitive pressures;

●	the business decisions of our clients regarding the use of our services or spending on technology;

●	the ability to further grow sales of services from existing clients and the ability to substitute revenue from engagements with governmental clients as we discontinue new engagements with governmental entities;

●	seasonal trends and the budget and work cycles of our clients;

●	delays or difficulties in expanding our operational facilities or infrastructure;

●	our ability to estimate costs under fixed price or managed services contracts;

●	employee wage levels and increases in compensation costs;

●	unanticipated contract or project terminations;

●	the timing of collection of accounts receivable;

●	our ability to manage risk through our contracts;

●	the continuing financial stability of our clients;

●	changes in our effective tax rate or unanticipated tax assessments;

●	impacts of any acquisitions and our ability to successfully integrate any acquisitions;

●	the implementation of new laws or regulations and/or changes to current applicable laws or regulations or their interpretation or application;

●	uncertainly and disruption to the global markets including due to public health pandemics, such as the ongoing COVID-19 pandemic;

●	fluctuations in currency exchange rates; and

●	general economic conditions.

As a result of these factors, our operating results may from time to time fall below our estimates or the expectations of public market analysts and investors.

We operate in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not continue to be successful.

The IT services industry is competitive and continuously evolving, subject to rapidly changing demands and constant technological developments. As a result, success and performance metrics are difficult to predict and measure in our industry. Because services and technologies are rapidly evolving and each company within the industry can vary greatly in terms of the services it provides, its business model, and its results of operations, it can be difficult to predict how any company’s services, including ours, will be received in the market. Neither our past financial performance nor the past financial performance of any other company in the IT services industry is indicative of how our company will fare financially in the future. Our future profits may vary substantially from those of other companies and those we have achieved in the past, making an investment in our company risky and speculative. If our clients’ demand for our services declines as a result of economic conditions, market factors or shifts in the technology industry, our business would suffer and our financial condition, results of operations and prospects could be adversely affected.

We have in the past experienced, and may in the future experience, a long selling and implementation cycle with respect to certain projects that require us to make significant resource commitments prior to realizing revenue for our services.

We have experienced, and may in the future experience, a long selling cycle with respect to certain projects that require significant investment of human resources and time by both our clients and us. Before committing to use our services, potential clients may require us to allocate substantial time and resources educating them on the value of our services and our ability to meet their requirements. Therefore, our selling cycle is subject to many risks and delays over which we have little or no control, including our clients’ decision to choose alternatives to our services (such as other IT service providers or in-house resources) and the timing of our clients’ budget cycles and approval processes. If our sales cycle unexpectedly lengthens for one or more projects, it could affect the timing of our recognition of revenue and hinder or delay our revenue growth. For certain clients, we may begin work and incur costs prior to executing the contract. A delay in our ability to obtain a signed agreement or other persuasive evidence of an arrangement, or to complete certain contract requirements in a particular financial period, could reduce our revenue in that financial period or render us entirely unable to collect payment for work already performed.

Implementing our services also involves a significant commitment of resources over an extended period of time from both our clients and us. Our clients may experience delays in obtaining internal approvals or delays associated with technology, thereby further delaying the implementation process. Our current and future clients may not be willing or able to invest the time and resources necessary to implement our services, and we may fail to close sales with potential clients to which we have devoted significant time and resources. Any significant failure to generate revenue or delays in recognizing revenue after incurring costs related to our sales or services process could materially adversely affect our business, financial condition, results of operations and prospects.

If we provide inadequate service or cause disruptions in our clients’ businesses, it could result in significant costs to us, the loss of our clients and damage to our corporate reputation, and our business, financial condition, results of operations and prospects may be adversely affected.

Any defects or errors or failure to meet clients’ expectations in the performance of our contracts could result in claims for substantial damages against us. In addition, certain liabilities, such as claims of third parties for intellectual property infringement and breaches of data protection and security requirements, for which we may be required to indemnify our clients, could be substantial. The successful assertion of one or more large claims against us in amounts greater than those covered by our then-current insurance policies could materially adversely affect our business, financial condition, results of operations and prospects. Even if such assertions against us are unsuccessful, we may incur reputational harm and substantial legal fees. In addition, a failure or inability to meet a contractual requirement, in addition to subjecting us to breach of contract claims, could seriously damage our corporate reputation and limit our ability to attract new business.

In certain contracts, we agree to complete a project by a scheduled date or maintain certain service levels. We may suffer reputational harm and loss of future business if we do not meet our contractual commitments. In addition, if the project experiences a performance problem, we may not be able to recover the additional costs we will incur to remediate the problem, which could exceed revenue realized from a project. Under our managed services contracts, we may be required to pay liquidated damages if we are unable to maintain agreed-upon service levels, and our business, financial condition, results of operations and prospects may be adversely affected.

Our business depends on a strong brand and corporate reputation. Damage to our reputation could be difficult and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements resulting in a loss of business and could adversely affect our employee recruitment and retention efforts, which in turn could adversely affect our business, financial condition, results of operations and prospects.

Since many of our specific client engagements involve highly tailored solutions, our corporate reputation is a significant factor in our clients’ and prospective clients’ determination of whether to engage us. We believe our brand name and our reputation are important corporate assets that help distinguish our services from those of our competitors and also contribute to our efforts to recruit and retain talented IT professionals. Successfully maintaining and enhancing our brand will depend largely on the effectiveness of our marketing efforts, our ability to provide reliable services that continue to meet the needs of our clients at competitive prices, our ability to maintain our clients’ trust, our ability to continue to develop new services, and our ability to successfully differentiate our services and capabilities from those of our competitors. Our brand promotion activities may not generate client awareness or yield increased revenue, and even if they do, any increased revenue may not offset the expenses we incur in building our brand. If we fail to successfully promote and maintain our brand, our business, financial condition, results of operations and prospects may suffer.

Our corporate reputation is susceptible to damage by actions or statements made by current or former employees or clients, competitors, vendors and adversaries in legal proceedings, as well as members of the investment community and the media. In addition, if errors are discovered in our historical financial data, we could suffer reputational damage. There is a risk that negative information about our company, even if based on false rumor or misunderstanding, could adversely affect our business. In particular, damage to our reputation could be difficult and time-consuming to repair, could make potential or existing clients reluctant to select us for new engagements, resulting in a loss of business, and could adversely affect our employee recruitment and retention efforts. Damage to our reputation could also reduce the value and effectiveness of our brand name and could reduce investor confidence in us and adversely affect our business, financial condition, results of operations and prospects.

If we do not continue to innovate and remain at the forefront of next-generation technologies and related market trends, we may lose clients and not remain competitive, and our business, financial condition, results of operations and prospects may be adversely affected.

Our success depends on delivering innovative solutions that leverage emerging next-generation technologies and emerging market trends to drive increased revenue. Technological advances and innovation are constant in the IT services industry. As a result, we must continue to invest significant resources to stay abreast of technology developments so that we may continue to deliver solutions that our clients will wish to purchase. If we are unable to anticipate technology developments, enhance our existing services or develop and introduce new services to keep pace with such changes and meet changing client needs, we may lose clients and our revenue, business, financial condition, results of operations and prospects could suffer. Our results of operations would also suffer if our employees are not responsive to the needs of our clients, not able to help clients in driving innovation and not able to help our clients in effectively bringing innovative ideas to market. Our competitors may be able to offer design and innovation services that are, or that are perceived to be, substantially similar or better than those we offer. This may force us to reduce our prices and to allocate significant resources in order to remain competitive, which we may be unable to do profitably or at all. Because many of our clients and potential clients regularly contract with other IT service providers, these competitive pressures may be more acute than in other industries.

Our ability to expand our business and procure new contracts or enter into beneficial business arrangements could be affected to the extent we enter into agreements with clients containing non-competition clauses.

We have in the past and may in the future enter into agreements with clients that restrict our ability to accept assignments from, or render similar services to, those clients’ customers, require us to obtain our clients’ prior written consent to provide services to their customers or restrict our ability to compete with our clients, or bid for or accept any assignment for which those clients are bidding or negotiating. These restrictions could hamper our ability to compete for and provide services to other clients in a specific industry in which we have expertise and could materially adversely affect our business, financial condition, results of operations and prospects.

Our cash flows and results of operations may be adversely affected if we are unable to collect on billed and unbilled receivables from clients, which may in turn adversely affect our business, financial condition and prospects.

Our business depends on our ability to successfully obtain payment from our clients of the amounts they owe us for work performed. We evaluate the financial condition of our clients and usually bill and collect on relatively short cycles. We maintain provisions against receivables. Actual losses on client balances could differ from those that we currently anticipate and, as a result, we may need to adjust our provisions. We may not accurately assess the creditworthiness of our clients. Macroeconomic conditions, such as a potential credit crisis in the global financial system, could also result in financial difficulties for our clients, including limited access to the credit markets, insolvency or bankruptcy. Such conditions could cause clients to delay payment, request modifications of their payment terms, or default on their payment obligations to us, all of which could increase our receivables balance. Timely collection of fees for client services also depends on our ability to complete our contractual commitments and subsequently bill for and collect our contractual service fees. If we are unable to meet our contractual obligations, we might experience delays in the collection of or be unable to collect our client balances, which would adversely affect our results of operations and our cash flows. In addition, if we experience an increase in the time required to bill and collect for our services, our cash flows and results of operations could be adversely affected, which in turn could adversely affect our business, financial condition and prospects.

If we are unable to comply with our security obligations or our computer systems are or become vulnerable to security breaches, we could face reputational damage and lose clients and revenue, and our business, financial condition, results of operations and prospects could be adversely affected.

The services we provide are often critical to our clients’ businesses. Certain of our client contracts require us to comply with security obligations, which could include breach notification and remediation obligations, maintaining network security and backup data, ensuring our network is virus-free, maintaining business continuity planning procedures, and verifying the integrity of employees that work with our clients by conducting background checks. Any failure in a client’s system, whether or not a result of or related to the services we provide, or breach of security relating to the services we provide to the client, could adversely affect our business, including by damaging our reputation or resulting in a claim for substantial damages against us. Our liability for security breaches of our or a client’s systems or breaches of data security requirements, for which we may be required to indemnify our clients, may be extensive. Any failure of our equipment or systems, or any disruption to basic infrastructure like power and telecommunications in the locations in which we operate, could impede our ability to provide services to our clients, have a negative impact on our reputation, cause us to lose clients, and adversely affect our business, financial condition, results of operations and prospects. Additionally, our failure to continuously upgrade or increase the reliability and redundancy of our infrastructure to meet the demands of our customers could adversely affect the functioning and performance of our services and could in turn affect our results of operations. Any steps we take to increase the security, reliability and redundancy of our systems may be expensive and may not be successful in preventing system failures.

In addition, we often have access to or are required to collect, store and otherwise process confidential client data. If any person, including any of our employees or former employees, accidentally or intentionally, penetrates our network security, exposes our data or code, or misappropriates data or code that belongs to us, our clients, or our clients’ customers, we could be subject to significant liability from our clients or our clients’ customers for breaching contractual obligations or applicable privacy laws, rules and regulations. Unauthorized disclosure of sensitive or confidential client and customer data, including personal data, whether through breach of our computer systems, systems failure, loss or theft of confidential information or intellectual property belonging to our clients or our clients’ customers, or otherwise, could damage our brand and reputation, cause us to lose clients and revenue, and result in financial and other potential losses by us. For more information, see “Risk Factors — We are subject to stringent and changing regulatory, legislative and industry standard developments regarding privacy and data security matters, which could adversely affect our ability to conduct our business.”

We are also subject to numerous commitments in our contracts with our clients. Significant unavailability of our services due to attacks could cause users to claim breach of contract and cease using our services, which could materially and adversely affect our business, financial condition, results of operations and prospects. We also may be subject to liability claims if we breach our contracts, including as a result of any accidental or intentional breach of our security.

Despite the procedures, systems and internal controls we have implemented to comply with our contracts, we may breach these commitments, whether through a weakness in these procedures, systems and internal controls, the negligence or the willful act of an employee or contractor. Our insurance policies, including our errors and omissions insurance, which we only maintain in select jurisdictions, may be inadequate to compensate us for the potentially significant losses that may result from claims arising from breaches of our contracts, disruptions in our services, failures of or disruptions to our infrastructure, catastrophic events and disasters or otherwise. In addition, such insurance may not be available to us in the future on economically reasonable terms, or at all, or our insurance could undergo a change in policy including premium increases or the imposition of large deductible or co-insurance requirements. Further, our insurance may not cover all claims made against us and defending a suit, regardless of its merit, could be costly and divert management’s attention.

We are subject to stringent and changing regulatory, legislative and industry standard developments regarding privacy and data security matters, which could adversely affect our ability to conduct our business.

We, along with a significant number of our clients, are subject to a variety of federal, state, local and international laws, rules, regulations and industry standards related to data privacy and cybersecurity, and restrictions or technological requirements regarding the processing, collection, use, storage, protection, retention or transfer of data. The regulatory framework for privacy and security issues worldwide is rapidly evolving and, as a result, implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

For example, the European Union General Data Protection Regulation, or the GDPR, came into force in May 2018 and contains numerous requirements and changes from prior EU law, including more robust obligations on data processors and data controllers, heavier documentation requirements for data protection compliance programs, greater control over personal data by data subjects (e.g., the “right to be forgotten”), increased data portability for data subjects, data breach notification requirements and increased fines. In particular, under the GDPR, fines of up to €20 million or up to 4% of the annual global revenue of the noncompliant company, whichever is greater, could be imposed for violations of certain of the GDPR’s requirements. The GDPR requirements apply not only to third-party transactions, but also to transfers of information between us and our subsidiaries, including employee information.

If our efforts to comply with GDPR or other applicable EU laws and regulations are not successful, or are perceived to be unsuccessful, it could adversely affect our business in the EU. Further, in July 2020, the European Court of Justice, or the ECJ, invalidated the EU-U.S. Privacy Shield, which had enabled the transfer of personal data from the EU to the U.S. for companies that had self-certified to the Privacy Shield. The ECJ decision also raised questions about the continued validity of one of the primary alternatives to the EU-U.S. Privacy Shield, namely the European Commission’s Standard Contractual Clauses, and EU regulators have issued additional guidance regarding considerations and requirements that we and other companies must consider and undertake when using the Standard Contractual Clauses. Although the EU has presented a new draft set of contractual clauses, at present, there are few, if any, viable alternatives to the EU-U.S. Privacy Shield and the Standard Contractual Clauses. To the extent that we were to rely on the EU-U.S. or Swiss-U.S. Privacy Shield programs, we will not be able to do so in the future, and the ECJ’s decision and other regulatory guidance or developments may impose additional obligations with respect to the transfer of personal data from the EU and Switzerland to the U.S., each of which could restrict our activities in those jurisdictions, limit our ability to provide our products and services in those jurisdictions, or increase our costs and obligations and impose limitations upon our ability to efficiently transfer personal data from the EU and Switzerland to the U.S.

Further, the exit of the United Kingdom, or the UK, from the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK. Specifically, the UK exited the EU on January 31, 2020, subject to a transition period that ended December 31, 2020. As of January 1, 2021, following the expiry of such transition period, data processing in the UK is governed by a UK version of the GDPR (combining the GDPR and the UK’s Data Protection Act 2018), exposing us to two parallel regimes, each of which authorizes similar fines and other potentially divergent enforcement actions for certain violations. With respect to transfers of personal data from the EEA to the UK, the European Commission has published a decision finding that the UK ensures an adequate level of data protection, although such decision is subject to renewal and may be revised or revoked in the interim, resulting in uncertainty and the potential for increasing scope for divergence in application, interpretation and enforcement of the data protection law as between the UK and EEA.

Another example is the recently adopted the California Consumer Privacy Act of 2018, or the CCPA, in the United States, which became effective on January 1, 2020. The CCPA establishes a new privacy framework for covered businesses by creating an expanded definition of personal information, establishing new data privacy rights for California residents, imposing special rules on the collection of data from minors, and creating a new and potentially severe statutory damages framework for violations of the CCPA and for businesses that fail to implement reasonable security procedures and practices to prevent data breaches. The CCPA provides for severe civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. The CCPA may increase our compliance costs and potential liability. In addition, it is anticipated the CCPA will be expanded on January 1, 2023, when the California Privacy Rights Act of 2020, or the CPRA, becomes operative. The CPRA will, among other things, give California residents the ability to limit use of certain sensitive personal information, further restrict the use of cross-contextual advertising, establish restrictions on the retention of personal information, expand the types of data breaches subject to the CCPA’s private right of action, provide for increased penalties for CPRA violations concerning California residents under the age of 16, and establish a new California Privacy Protection Agency to implement and enforce the CCPA and the CPRA. While aspects of the CPRA and its interpretation remain to be determined in practice, they create further uncertainty and may result in additional costs and expenses in an effort to comply. Additionally, on March 2, 2021, the Virginia Consumer Data Protection Act, or the CDPA, was signed into law. The CDPA becomes effective beginning January 1, 2023, and contains provisions that require businesses to conduct data protection assessments in certain circumstances, and that require opt-in consent from consumers to process certain sensitive personal information. These laws could mark the beginning of a trend toward more stringent privacy legislation in the United States, which could increase our potential liability and adversely affect our business. Additionally, all 50 states now have data breach laws that require timely notification to individuals, and at times regulators, the media or credit reporting agencies, if a company has experienced the unauthorized access or acquisition of personal information. More than a dozen states require that reasonable information security protections be used to protect personal information. If we fail to comply with any applicable privacy laws, rules, regulations, industry standards and other legal obligations, we may be subject to the aforementioned penalties, our business, financial condition, results of operations and prospects could be adversely affected.

Also, in the United States, further laws, rules and regulations to which we may be subject include those promulgated under the authority of the Federal Trade Commission, the Gramm Leach Bliley Act and state cybersecurity and breach notification laws, as well as regulator enforcement positions and expectations. Globally, governments and agencies have adopted and could in the future adopt, modify, apply or enforce laws, rules, policies, regulations and standards covering user privacy, data security, technologies such as cookies that are used to collect, store or process data, marketing online, the use of data to inform marketing, the taxation of products and services, unfair and deceptive practices, and the collection, including the collection, use, processing, transfer, storage or disclosure of data associated with unique individual internet users. New regulation or legislative actions regarding data privacy and security, together with applicable industry standards, may increase the costs of doing business and could have a material adverse effect on our business, financial condition, results of operations and prospects.

While we have taken steps to mitigate the impact of the GDPR and other laws, rules, regulations and standards on us, including by implementing certain security measures and mechanisms, the efficacy and longevity of these mechanisms remains uncertain. Despite our ongoing efforts to bring practices into compliance, we may not be successful either due to various factors within our control, such as limited financial or human resources, or other factors outside our control. Our efforts could fail and result in unauthorized access to or disclosure, modification, misuse, loss or destruction of data. It is also possible that local data protection authorities may have different interpretations of the GDPR and other laws, rules, regulations and standards to which we are subject, leading to potential inconsistencies amongst various EU member states. Because the interpretation and application of many privacy and data protection laws, rules and regulations along with contractually imposed industry standards are uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data management practices or the features of our services and platform capabilities. If so, in addition to the possibility of fines, lawsuits, regulatory investigations, imprisonment of company officials and public censure, other claims and penalties, significant costs for remediation and damage to our reputation, we could be required to fundamentally change our business activities and practices or modify our services and platform capabilities, any of which could have an adverse effect on our business, financial condition, results of operations and prospects.

Certain of our clients require solutions that ensure security given the nature of the content being distributed and associated applicable regulatory requirements. In particular, our U.S. healthcare industry clients may rely on our solutions to protect information in compliance with the requirements of the Health Insurance Portability and Accountability Act of 1996, the 2009 Health Information Technology for Economic and Clinical Health Act, the Final Omnibus Rule of January 25, 2013, and related regulations, which are collectively referred to as HIPAA, and which impose privacy and data security standards that protect individually identifiable health information by limiting the uses and disclosures of individually identifiable health information and requiring that certain data security standards be implemented to protect this information. As a “business associate” to “covered entities” that are subject to HIPAA, such as certain healthcare providers, health plans and healthcare clearinghouses, we also have our own compliance obligations directly under HIPAA and pursuant to the business associate agreements that we are required to enter into with our clients that are HIPAA-covered entities and any vendors we engage that access, use, transmit or store individually identifiable health information in connection with our business operations. Compliance efforts can be expensive and burdensome, and if we fail to comply with our obligations under HIPAA, our required business associate agreements or applicable state data privacy laws and regulations, we could be subject to regulatory investigations and orders, significant fines and penalties, mitigation and breach notification expenses, private litigation and contractual damages, corrective action plans and related regulatory oversight and reputational harm.

We make public statements about our use and disclosure of personal information through our privacy policies, information provided on our website and press statements. Although we endeavor to comply with our public statements and documentation, we may at times fail to do so or be alleged to have failed to do so. The publication of our privacy policies and other statements that provide promises and assurances about data privacy and security can subject us to potential government or legal action if they are found to be deceptive, unfair or misrepresentative of our actual practices. Any concerns about our data privacy and security practices, even if unfounded, could damage the reputation of our business and harm our business, financial condition and results of operations.

Any failure or perceived failure, including as a result of deficiencies in our policies, procedures, or measures relating to privacy, data protection, marketing, client communications or information security, by us to comply with laws, rules, regulations, policies, legal or contractual obligations, industry standards, or regulatory guidance relating to data privacy or security, may result in governmental investigations and enforcement actions, litigation, significant fines and penalties or adverse publicity, and could cause our clients and partners to lose trust in us, which could have an adverse effect on our reputation and business. We expect that there will continue to be new proposed laws, rules, regulations and industry standards relating to privacy, data protection, marketing, client communications and information security in the United States, the EU and other jurisdictions, and we cannot determine the impact such future laws, rules, regulations and standards may have on our business. Current and future laws, rules, regulations, standards and other obligations or any changed interpretation of existing laws, rules, regulations or standards could impair our ability to develop and market new services and maintain and grow our client base and increase revenue.

Our client relationships, revenue, business, financial condition, results of operations and prospects may be adversely affected if we experience disruptions in our internet infrastructure, telecommunications or IT systems.

Disruptions in telecommunications, system failures, internet infrastructure issues, computer attacks, natural disasters, terrorism and loss of adequate power could damage our reputation and harm our ability to deliver services to our clients, which could result in client dissatisfaction, a loss of business, damage to our brand and reputation and related reduction of our revenue. We may not be able to consistently maintain active voice and data communications between our various global operations and with our clients due to disruptions in telecommunication networks and power supply, system failures or computer attacks. Any failure in our ability to communicate could result in a disruption in business, which could hinder our performance and our ability to complete projects on time. Such failure to perform our client contracts could have a material adverse effect on our revenue, business, financial condition, results of operations and prospects.

Our business, financial condition, results of operations and prospects could be adversely affected by negative publicity about offshore outsourcing or anti-outsourcing legislation in the countries in which our clients operate.

Concerns that offshore outsourcing has resulted in a loss of jobs, sensitive technologies and information to foreign countries have led to negative publicity concerning outsourcing in some countries. Many organizations and public figures in the United States have publicly expressed concern about a perceived association between offshore outsourcing IT service providers and the loss of jobs. Current or prospective clients may elect to perform services that we offer, or may be discouraged from transferring these services to offshore providers, to avoid any negative perceptions that may be associated with using an offshore provider or for data privacy and security concerns. As a result, our ability to compete effectively with competitors that operate primarily out of facilities located in the United States could be harmed. Legislation enacted in the United States and certain other jurisdictions in which we operate and any future legislation in countries in which we have clients that restricts the performance of services from an offshore location could also materially adversely affect our business, financial condition, results of operations and prospects.

Cybersecurity attacks, breaches or other technological failures or security incidents, and changes in laws and regulations related to the internet or changes in the internet infrastructure itself, may diminish the demand for our services and could have a negative impact on our business.

The future success of our business depends upon the continued use of the internet as a primary medium for commerce, communication and business applications. International, federal state and foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws, rules, regulations and standards affecting the use of the internet as a commercial medium. Changes in these laws, rules, regulations and standards could adversely affect the demand for our services or require us to modify our solutions in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the internet or commerce conducted via the internet. These laws or charges could limit the growth of internet-related commerce or communications generally, resulting in reductions in the demand for IT services.

We and our vendors and outsourced data center operations are subject to cybersecurity attacks, breaches or other technological failures which can include ransomware, viruses, worms, malware, phishing attacks, data breaches, denial or degradation of service attacks, social engineering attacks, terrorism, service disruptions, failures during the process of upgrading or replacing software, unauthorized access attempts, including third parties gaining access to systems or client accounts using stolen or inferred credentials and similar malicious programs, behavior, and events. Our systems and our vendors’ systems are also subject to compromise from internal threats, such as theft, misuse, unauthorized access or other improper actions by employees and other third parties with otherwise legitimate access. In addition, we have experienced outages and other delays. In response to the COVID-19 pandemic, a majority of our office employees are working remotely, which may increase the risk of cyber incidents or data breaches. We could experience a security breach resulting in the unauthorized use or disclosure of certain types of data, including client data, and personal information, that could put individuals at risk of identity theft and financial or other harm, resulting in costs to us, including as related to loss of business, severe reputational damage, reduced demand for our services, regulatory investigations or inquiries, remediation costs, indemnity obligations, legal defense costs and liability to parties who are financially harmed, any of which could have an adverse effect on our business, financial condition, results of operations or prospects. Such events could also compromise our trade secrets or other confidential, proprietary or sensitive information and result in such information being disclosed to third parties and becoming less valuable. A cybersecurity attack could also result in significant degradation or failure of our computer systems, communications systems or any other systems in the performance of our services, which could cause our clients or their employees to suffer delays in their receipt of our services. These delays could cause substantial losses for our clients and their employees, and we could be liable to parties who are financially harmed by those failures. In addition, such failures could cause us to lose revenues, lose clients or damage our reputation, which could have an adverse effect on our business, financial condition, results of operations and prospects.

The frequency and impact of cybersecurity attacks and other malicious internet-based activity continue to increase and evolve in nature. Given the unpredictability of the timing, nature and scope of data security-related incidents and fraudulent activity, there can be no assurance that our efforts will prevent, detect or mitigate system failures, breaches in our systems or other cyber incidents or that we can remediate any such incidents in an effective or timely manner. Furthermore, because the methods of attack and deception change frequently, are increasingly complex and sophisticated, and can originate from a wide variety of sources, including third parties such as vendors and even nation-state actors, despite our reasonable efforts to ensure the integrity of our systems and website, it is possible that we may not be able to anticipate, detect, appropriately react and respond to, or implement effective preventative measures against, all security breaches and failures and fraudulent activity. In the event we experience significant disruptions, we may be unable to repair our systems in an efficient and timely manner. If our services or security measures are perceived as weak or are actually compromised as a result of third-party action, employee or client error, malfeasance, or otherwise, our clients may curtail or stop using our services, our brand and reputation could be damaged, our business may be harmed, and we could incur significant liability. As we increase our client adoption and our brand becomes more widely known and recognized, we may become more of a target for third parties seeking to compromise our security systems or gain unauthorized access to our or our clients’ data.

We also cannot ensure that insurance coverage will be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims related to a security incident or breach, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation and our business, financial condition, results of operations and prospects.

We did not receive full forgiveness of our PPP Loans, and our application for the PPP Loans could in the future be determined to have been impermissible or could adversely affect our reputation and our business, financial condition, results of operations and prospects.

In May 2020, we received aggregate proceeds of approximately $9.3 million from loans under the Paycheck Protection Program of the CARES Act, or the PPP Loans, some of which have been forgiven, which we used to retain current employees, maintain payroll and make lease and utility payments. The PPP Loans mature in May 2022 and bear annual interest at a rate of 1%. We submitted forgiveness applications on our four PPP Loans in November 2020 and January 2021, and in 2021 received $1.4 million in forgiveness on three PPP Loans that had an original loan value of $1.7 million, including the forgiveness in full of one of the PPP Loans. In January 2022, we received partial forgiveness of $7.3 million of the remaining $7.6 million remaining PPP loan. The remaining balance must be paid in monthly installments until May 2025.

In order to apply for the PPP Loans, we were required to certify, among other things, that the current economic uncertainty made the PPP Loan request necessary to support our ongoing operations. We made this certification in good faith after analyzing, among other things, our financial situation and access to alternative forms of capital, and believe that we satisfied all eligibility criteria for the PPP Loans, and that our receipt of the PPP Loans is consistent with the broad objectives of the Paycheck Protection Program of the CARES Act, as amended by the Flexibility Act. The certification described above does not contain any objective criteria and is subject to interpretation. The lack of clarity regarding loan eligibility under the Paycheck Protection Program has resulted in significant media coverage and controversy, particularly with respect to large or public companies applying for and receiving loans. If, despite our good-faith belief that given our circumstances we satisfied all eligible requirements for the PPP Loans, we are later determined to have violated any of the laws or governmental regulations that apply to us in connection with the PPP Loans, such as the False Claims Act, or it is otherwise determined that we were ineligible to receive the PPP Loans, we may be subject to penalties, including significant civil, criminal and administrative penalties and could be required to repay the PPP Loans in their entirety. In addition, receipt of the PPP Loans may result in adverse publicity and damage to reputation, and a review or audit by the SBA or other government entity or claims under the False Claims Act could consume significant financial and management resources. Should we be audited or reviewed by federal or state regulatory authorities as a result of filing an application for forgiveness of the PPP Loan or otherwise, such audit or review could result in the diversion of management’s time and attention and legal and reputational costs. If we were to be audited or reviewed and receive an adverse determination or finding in such audit or review, we could be required to return the full amount of the PPP Loans. Any of these events could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to Our Intellectual Property

We may not secure sufficient intellectual property rights or obtain, maintain, protect, defend or enforce such rights sufficiently to comply with our obligations to our clients or protect our brand and we may not be able to prevent unauthorized use of or otherwise protect our intellectual property, thereby eroding our competitive advantages and harming our business.

Our contracts generally require, and our clients typically expect, that we will assign to them all intellectual property rights associated with the deliverables that we create in connection with our engagements. In order to validly assign these rights to our clients, we must ensure that we obtain all intellectual property rights that our employees and contractors may have in such deliverables. We endeavor to enter into agreements with our employees and contractors in order to limit access to and disclosure of our proprietary information, as well as to assign to us all intellectual property rights they develop in connection with their work for us. However, we cannot ensure that all employees and independent contractors — or any other party who has access to our confidential information or contributes to the development of our intellectual property — have signed assignment of inventions agreements with us validly assigning such rights to us or that we will be able to enforce our rights under any such agreements. Such agreements may not be self-executing or may be breached, and we may not have adequate remedies for any such breach. Given that we operate in a variety of jurisdictions with different and evolving legal regimes, particularly in Latin America and the United States, we face increased uncertainty regarding whether we fully own all intellectual property rights in such deliverables and whether we will be able to avail ourselves of the remedies provided for by applicable law.

Further, our current and former employees could challenge our exclusive rights to the software they have developed in the course of their employment. In certain countries in which we operate, an employer is deemed to own the copyrightable work created by its employees during the course, and within the scope, of their employment, but the employer may be required to satisfy additional legal requirements in order to make further use and dispose of such works. We cannot ensure that we have complied with all such requirements or fulfilled all requirements necessary to acquire all rights in software developed by our employees and independent contractors. These requirements are often ambiguously defined and enforced. As a result, we may not be successful in defending against any claim by our current or former employees or independent contractors challenging our exclusive rights over the use and transfer of works those employees or independent contractors created or requesting additional compensation for such works. Protecting our intellectual property is thus a challenge, especially after our employees or our contractors end their relationships with us, and, in some cases, decide to work for our competitors.

Our success also depends in part on our ability to obtain, maintain, protect defend and enforce our intellectual property rights, including our trademarks and certain methodologies, practices, tools and technical expertise we utilize in designing, developing, implementing and maintaining applications and other intellectual property rights. In order to protect our intellectual property rights, we rely upon a combination of nondisclosure and other contractual arrangements as well as trade secret, copyright and trademark laws, though we have not sought patent protection for any of our proprietary technology. However, the steps we take to obtain, maintain, protect, defend and enforce our intellectual property rights may be inadequate. We will not be able to protect our intellectual property rights if we are unable to enforce our rights, detect unauthorized use of our intellectual property rights or, with respect to our trademarks and brand name, obtain registered trademarks in the jurisdictions in which we operate. Other parties, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we may not be able to assert our intellectual property rights against such parties and our business, financial condition, results of operation or prospects may be harmed. Any trademarks or other intellectual property rights that we have or may obtain may be challenged or circumvented by others or invalidated, narrowed in scope or held unenforceable through administrative process or litigation. Furthermore, legal standards relating to the validity, enforceability and scope of protection of intellectual property rights are uncertain. Trademark, trade secret and other intellectual property protection may not be available to us in every country in which our services are available. In addition, the laws of some foreign countries may not be as protective of intellectual property rights as those in the United States, and mechanisms for enforcement of intellectual property rights may be inadequate. Moreover, policing unauthorized use of our technologies, trade secrets and intellectual property may be difficult, expensive and time-consuming, particularly in foreign countries where the laws may not be as protective of intellectual property rights as those in the United States and where mechanisms for enforcement of intellectual property rights may be weak. Accordingly, despite our efforts, we may be unable to prevent third parties from infringing, misappropriating or otherwise violating our intellectual property rights.

We regard our intellectual property, including our trademarks, trade names and service marks, as having significant value, and our brand is an important factor in the marketing of our services. We intend to rely on both registration and common law protection for our trademarks. We own trademark registrations for the AGILETHOUGHT trademark and logo in the United States. We also own pending trademark applications and registrations for the AGILETHOUGHT trademark in other jurisdictions in which we operate or may operate in the future; for example, Mexico, Brazil, Canada, Chile, Argentina, Costa Rica and Colombia.

We cannot assure you that any future trademark registrations will be issued from pending or future trademark applications or that any registered trademarks will be enforceable or provide adequate protection of our proprietary rights, including with respect to branding. Our trademarks or trade names have in the past and may in the future be opposed, challenged, infringed, circumvented, diluted, declared generic, lapsed or determined to be infringing on other marks. For example, Sistemas Globales S.A. d/b/a Globant has opposed our application for AGILETHOUGHT in Argentina, based on its prior registration for AGILE PODS (Reg. No. 2706379). Opposition proceedings typically take 3-4 years to resolve in Argentina, and we cannot assure you that our application will survive such proceedings. We also own registrations for AGILETHOUGHT INSIGHTFUL SOLUTIONS :: INNOVATIVE TECHNOLOGIES and HUMAN POTENTIAL, DIGITALLY DELIVERED in the United States. During the trademark registration process, we have and may in the future receive Office Actions or other objections from the U.S. Patent and Trademark office, or the USPTO, or equivalent foreign offices objecting to the registration of our trademarks. Although we are given an opportunity to respond to those objections, we may be unable to overcome such objections. Additionally, in the USPTO and equivalent foreign offices in many jurisdictions, third parties are given an opportunity to oppose pending trademark applications and to seek the cancellation of registered trademarks. Opposition or cancellation proceedings may be filed against our trademarks, and our trademarks may not survive such proceedings.

The value of our intellectual property could diminish if others assert rights in or ownership of our trademarks and other intellectual property rights, or trademarks that are similar to our trademarks. We may be unable to successfully resolve these types of conflicts to our satisfaction. In some cases, litigation or other actions may be necessary to protect, defend or enforce our trademarks and other intellectual property rights. We may not be able to protect our rights to our trademarks and trade names, which we need for name recognition by our current and potential clients. We may be subject to liability, required to enter into costly license agreements, required to rebrand our services or prevented from selling some of our services if third parties successfully oppose or challenge our trademarks or successfully claim that we infringe or otherwise violate their trademarks or other intellectual property rights. At times, competitors may adopt trade names or trademarks similar or identical to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion. In addition, there could be potential trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. If we are unable to obtain a registered trademark, establish name recognition based on our trademarks and trade names or otherwise enforce or protect our proprietary rights related to our trademarks or other intellectual property, we may not be able to compete effectively, which could result in substantial costs and diversion of resources and could adversely impact our business, financial condition, results of operations and prospects.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and enforce these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Negative publicity related to a decision by us to initiate such enforcement actions against a client or former client, regardless of its accuracy, may adversely impact our other client relationships or prospective client relationships, harm our brand and business and could cause the market price of our common stock to decline. Our failure to obtain, maintain, protect, defend and enforce our intellectual property rights could adversely affect our brand and our business, financial condition, results of operations and prospects.

If we are unable to protect the confidentiality of our proprietary information, our business and competitive position may be harmed.

We consider proprietary trade secrets and confidential know-how to be important to our business. However, trade secrets and confidential know-how can be difficult to maintain as confidential. We cannot guarantee that we have entered into confidentiality agreements with each party that has or may have had access to our proprietary information, know-how and trade secrets. Moreover, no assurance can be given that any confidentiality agreements will be effective in controlling access to and distribution, use, misuse, misappropriation, reverse engineering or disclosure of our proprietary information, know-how and trade secrets. Such agreements may also be breached, and we may not have adequate remedies, including equitable remedies, for any such breach. We also seek to preserve the integrity and confidentiality of our data, trade secrets and know-how by maintaining physical security of our premises and physical and electronic security of our IT systems. While we have confidence in such systems and tools, agreements or security measures may be breached.

Monitoring unauthorized uses and disclosures is difficult, and we do not know whether the steps we have taken to protect our proprietary technologies will be effective. We cannot guarantee that our trade secrets and other proprietary and confidential information have not or will not be disclosed or that competitors have not or will not otherwise gain access to our trade secrets. Current or former employees, consultants, contractors and advisers may unintentionally or willfully disclose our confidential information to competitors, and confidentiality agreements may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Enforcing a claim that a third party illegally obtained and used trade secrets or confidential know-how could be expensive, time consuming and unpredictable. Trade secret violations are often a matter of state law, and the enforceability of confidentiality agreements and the criteria for protection of trade secrets may vary from jurisdiction to jurisdiction. In addition, the laws of foreign countries may not protect our intellectual property or other proprietary rights to the same extent as the laws of the United States. Consequently, we may be unable to prevent our trade secrets from being exploited abroad, which could affect our ability to expand to foreign markets or require costly efforts to protect our proprietary rights. Furthermore, if a competitor lawfully obtained or independently developed any of our trade secrets, we would have no right to prevent such competitor from using that technology or information, which could harm our competitive position. If the steps taken to maintain our trade secrets are inadequate, we may have insufficient recourse against third parties for misappropriating our trade secrets.

Our failure to secure, protect and enforce our trade secrets and other confidential business information could substantially harm the value of our brand and business. The theft or unauthorized use or publication of our trade secrets and other confidential business information could reduce the differentiation of our services, substantially and adversely impact our commercial operations and harm our business. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our trade secret rights and related confidentiality and nondisclosure provisions. If we fail to obtain or maintain trade secret protection, or if our competitors otherwise obtain our trade secrets, our competitive market position could be materially and adversely affected. In addition, some courts are less willing or unwilling to protect trade secrets and agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.

We may be subject to claims by third parties asserting that we, our employees or companies we have acquired, have infringed, misappropriated or otherwise violated their intellectual property, or claiming ownership of what we regard as our own intellectual property, which may be costly and time consuming. Unfavorable results of legal and administrative proceedings could have a material adverse effect on our business, financial condition, results of operations and prospects.

We may be subject to claims by third parties that we, our employees or companies that we have acquired, have infringed, misappropriated or otherwise violated the intellectual property of such third parties. We cannot assure you that the services and technologies that we have developed, are developing or may develop in the future will not infringe, misappropriate or otherwise violate existing or future intellectual property rights owned by third parties. Our employees may infringe, misappropriate or otherwise violate the intellectual property of their former employers. Many of our employees were previously employed at our competitors or potential competitors. Some of these employees executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment. Although we try to ensure that our employees do not use the proprietary information, know-how or trade secrets of others in their work for us, we may be subject to claims that we or these employees have used or disclosed such information of any such employee’s former employer. Time-consuming and expensive litigation may be necessary to defend against these claims. In addition, we are subject to additional risks as a result of our recent acquisitions and any future acquisitions we may complete. The developers of the technology that we have acquired or may acquire may not have appropriately created, obtained, protected, maintained or enforced intellectual property rights in such technology. Indemnification and other rights under acquisition documents may be limited in term and scope and may therefore provide little or no protection from these risks.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel or sustain damages. Our efforts to enforce our intellectual property rights may be met with defenses, counterclaims, and countersuits attacking the validity and enforceability of our intellectual property rights, and if such defenses, counterclaims, or countersuits are successful, we could lose valuable intellectual property rights. Such intellectual property rights could be awarded to a third party. Regardless, policing unauthorized use of our technology is difficult and we may not detect all such use. Even if we successfully prosecute or defend against such claims, litigation could result in substantial costs, damage to our brand and reputation and distraction of management and key personnel. This type of litigation or proceeding could substantially increase our operating losses and reduce our resources available for development activities. We may not have sufficient financial or other resources to adequately conduct such litigation or proceedings. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. Uncertainties resulting from the initiation and continuation of intellectual property-related litigation or proceedings could adversely affect our ability to compete in the marketplace.

In addition, we may be unsuccessful in executing intellectual property assignment agreements with each party who, in fact, conceives or develops intellectual property that we regard as our own. The assignment of intellectual property rights may not be self-executing, or the assignment agreements may be breached, and we may be forced to bring claims against third parties, or defend claims that they may bring against us, to determine the ownership of what we regard as our intellectual property. Such claims could have a material adverse effect on our business, financial condition, results of operations, and prospects.

If we are sued for alleged infringement, misappropriation or other violations of the intellectual property rights of others, our reputation, business, financial condition, results of operations and prospects may be adversely affected.

Our success largely depends on our ability to use and develop our technology, tools, code, methodologies and services without infringing, misappropriating or otherwise violating the intellectual property rights of third parties, including patents, copyrights, trade secrets and trademarks. However, we may not be aware that our products or services are infringing, misappropriating or otherwise violating third-party intellectual property rights. Third parties may claim that we are infringing, misappropriating or otherwise violating, or have infringed, misappropriated or otherwise violated, their intellectual property rights and we may be subject to litigation involving claims of infringement, misappropriation or other violation of intellectual property rights of third parties. As competition in our market grows, the possibility of infringement, misappropriation and other intellectual property claims against us increases. Parties making infringement claims may be able to obtain an injunction to prevent us from delivering our services or using technology involving the allegedly infringing intellectual property. Even if we were to prevail in such a dispute, intellectual property litigation can be expensive and time-consuming and could divert the attention of our management and key personnel from our business. A successful infringement claim against us, whether with or without merit, could, among others things, require us to pay substantial damages (including treble damages if we are found to have willfully infringed third-party intellectual property), develop substitute non-infringing technology, or rebrand our name or enter into royalty or license agreements that may not be available on favorable or commercially reasonable terms, if at all, and could require us to cease making, licensing or using products that may have infringed, misappropriated or otherwise violated a third party’s intellectual property rights. Protracted litigation could also result in existing or potential clients deferring or limiting their purchase or use of our services until resolution of such litigation, or could require us to indemnify our clients against infringement claims in certain instances. In addition, during the course of litigation there could be public announcements of the results of hearings, motions or other interim proceedings or developments, which could, among other things, distract our management and employees from our business. Additionally, if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our common stock. Any intellectual property claim or litigation, whether we ultimately win or lose, could cause us to incur significant expenses, damage our reputation and materially adversely affect our business, financial condition, results of operations and prospects.

In addition, we typically indemnify clients who purchase our services and solutions against potential infringement, misappropriation or other violations of intellectual property rights, which subjects us to the risk of indemnification claims. Some of our customer agreements provide for uncapped liability and some indemnity provisions survive termination or expiration of the applicable agreement. These claims may require us to initiate or defend protracted and costly litigation on behalf of our clients, regardless of the merits of these claims, and are often not subject to liability limits or exclusion of consequential, indirect or punitive damages. If any of these claims succeed, we may be forced to pay damages on behalf of our clients, redesign or cease offering our allegedly infringing services or solutions, or obtain licenses for the intellectual property such services or solutions allegedly infringe. Large indemnity payments could harm our business, financial condition, results of operations and prospects. If we cannot obtain all necessary licenses on commercially reasonable terms, our clients may stop using our services or solutions.

We use third-party software, hardware and software-as-a-service, or SaaS, technologies from third parties that may be difficult to replace or that may cause errors or defects in, or failures of, the services or solutions we provide.

We rely on software, hardware and both hosted and cloud-based SaaS applications from various third parties to deliver our services and solutions. If any of these software, hardware or SaaS applications become unavailable due to extended outages, interruptions, system failures, cybersecurity attacks, software or hardware errors, financial insolvency or natural disasters or because they are no longer available on commercially reasonable terms, or at all, we could experience delays in the provisioning of our services until equivalent technology is either developed by us, or, if available from a third party, is identified, obtained and integrated, which could increase our expenses or otherwise harm our business. In addition, any errors or defects in or failures of this third-party software, hardware or SaaS applications could result in errors or defects in or failures of our services and solutions, which could harm our business, be costly to correct, and subject us to breach of contract claims with our clients. Many of these providers attempt to impose limitations on their liability for such errors, defects or failures, and if enforceable, we may have additional liability to our clients or third-party providers that could harm our reputation and increase our operating costs.

In the future we may identify additional third-party intellectual property we may need to license in order to engage in our business, including to develop or commercialize new products or services. However, such licenses may not be available on acceptable terms or at all. The licensing or acquisition of third-party intellectual property rights is a competitive area, and other companies may pursue strategies to license or acquire third-party intellectual property rights that we may consider attractive or necessary. Other companies may have a competitive advantage over us due to their size, capital resources and greater development or commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license rights to us on reasonable pricing terms or at all. If we are unable to enter into the necessary licenses on acceptable terms or at all, it could adversely impact our business, financial condition, and results of operations.

We incorporate third-party open source software into our client deliverables and our failure to comply with the terms of the underlying open source software licenses could adversely impact our clients or our ability to sell our services, subject us to litigation or create potential liability.

Our client deliverables often contain software licensed by third parties under so-called “open source” licenses, including the GNU General Public License, or GPL, the GNU Lesser General Public License, or LGPL, the BSD License and others, and we expect to continue to incorporate open source software in our services in the future. Moreover, we cannot ensure that we have not incorporated open source software in our services in a manner that is inconsistent with the terms of the applicable license or our current policies and procedures. There have been claims against companies that distribute or use open source software in their products and services asserting that the use of such open source software infringes the claimants’ intellectual property rights. As a result, we and our clients could be subject to suits by third parties claiming that what we believe to be licensed open source software infringes, misappropriates or otherwise violates such third parties’ intellectual property rights, and we are generally required to indemnify our clients against such claims. Additionally, if an author or other third party that distributes such open source software were to allege that we had not complied with the conditions of one or more of these licenses, we or our clients could be required to incur significant legal expenses defending against such allegations and could be subject to significant damages, enjoined from the sale of our services that contain the open source software and required to comply with onerous conditions or restrictions on these services, which could disrupt the distribution and sale of these services. Litigation could be costly for us to defend, have a negative effect on our business, financial condition, results of operations and prospects, or require us to devote additional research and development resources to change our services. Use of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code, including with respect to security vulnerabilities. In addition, certain open source licenses require that source code for software programs that interact with such open source software be made available to the public at no cost and that any modifications or derivative works to such open source software continue to be licensed under the same terms as the open source software license, and we may be subject to such terms.

We cannot ensure that we have effectively monitored our use of open source software or that we are in compliance with the terms of all applicable open source licenses. The terms of many open source licenses have not been interpreted by courts in relevant jurisdictions, and there is a risk that these licenses could be construed in a way that could impose certain conditions or restrictions on our clients’ ability to use the software that we develop for them and operate their businesses as they intend. The terms of certain open source licenses may require us or our clients to release the source code of the software we develop for our clients and to make such software available under the applicable open source licenses. In the event that portions of client deliverables are determined to be subject to an open source license, we or our clients could be required to publicly release the affected portions of source code or re-engineer all, or a portion of, the applicable software. Disclosing our proprietary source code could allow our clients’ competitors to create similar products with lower development effort and time and ultimately could result in a loss of sales for our clients. Any of these events could create liability for us to our clients and damage our reputation, which could have a material adverse effect on our revenue, business, financial condition, results of operations and prospects and the market price of our shares of common stock.

Risks Related to Our International Operations

General economic conditions in Mexico may have an adverse effect on our operations and business.

We have key facilities and personnel located in Mexico. The Mexican market and economy are influenced by economic and market conditions in other countries. Moreover, financial turmoil in any emerging market country tends to adversely affect prices in capital markets of emerging market countries, including Mexico, as investors move their money to more stable, developed markets. Financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Mexico and adversely affect the Mexican economy. A loss of investor confidence in the financial systems of other emerging markets may cause volatility in Mexican financial markets and to the Mexican economy in general, which may have an adverse effect on our business and operations. The economy in Mexico remains uncertain. Weak economic conditions could result in lower demand for our services, resulting in lower sales, revenue, earnings and cash flows.

Government intervention in the Mexican economy could adversely affect the economy and our results of operations or financial condition.

The ability of companies to efficiently conduct their business activities is subject to changes in government policy or shifts in political attitudes within Mexico that are beyond our control. Government policy may change to discourage foreign investment, nationalization of industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented. During recent years, the Mexican government has frequently intervened in the Mexican economy, including through discretionary interventions on government spending.

For example, in January 2019, Mexico’s president, Andres Manuel Lopez Obrador, officially suspended the construction of the partly-built $13.0 billion dollar Mexico City International Airport. This decision impacted not only the directly involved construction and development companies, advisors and contractors, but also investors and debtholders who had financially supported the project.

Interventions by the Mexican government, such as that relating to the new Mexico City International Airport, can have an adverse impact on the level of foreign investment in Mexico, the access of companies with significant Mexican operations to the international capital markets and Mexico’s commercial and diplomatic relations with other countries and, consequently, could adversely affect our business, financial condition, results of operations and prospects.

A significant number of individuals in our workforce in Mexico are employed by third-party service providers. If our third-party service providers fail to comply with applicable Mexican law, or if we are unable to comply with recent changes to Mexican law requiring reclassification of these individuals as our employees, our business, financial condition and results of operations could be materially adversely affected.

We historically have generally utilized specialized third-party consulting services to support specific developments within the delivery of our specialized solutions to customers. As of December 31, 2021, approximately 20.8% of the 1,945 personnel in our Mexican workforce were individuals hired by third-party service providers. Although our service providers are legally and contractually required to comply with applicable labor, tax and social security laws, it is a challenge to monitor our service providers’ compliance with such laws given the significant number of individuals employed by our service providers and the administrative complexities involved. Such laws are complex and subject to interpretation, which may vary from time to time, and it is also possible that a governmental authority could ultimately determine that we are subject to liability imposed under former and/or applicable Mexican law and regulations regarding our past and current commercial relationship with third-party consultants if such relationships are found to be non-compliant, and/or to the extent such third-party consultants do not absorb any liabilities imposed for such noncompliance, and our business and financial condition could be materially adversely affected. We also cannot provide any assurance that the service providers’ employees will not initiate legal actions against us seeking indemnification from us as the ultimate beneficiary of their services.

In April 2021, the Mexican government passed a new law that will require us to integrate our third-party service structure into our own workforce. The new law allows tax deductions from third-party service expenses only if they meet certain requirements, which are still to be fully defined. As of August 31, 2021, we finalized the conversion of 100% of the third-party consultants in Mexico into full time employees (“FTE´s”) in order to comply with the new law, and as of December 31, 2021 we had 391 service export resources that are not FTEs. We currently expect an increase in payroll costs of approximately $3.4 million per year related to the conversion from third-party consultant to employee status. We cannot assure you that our compliance efforts with respect to the new law or the new law’s interpretation and application by governmental authorities will not result in additional costs or liabilities to us or other adverse impacts on our operating performance or will not make it more difficult for us to establish, maintain and grow client relationships. We also cannot assure you that the Mexican government will not pursue further regulatory changes that may adversely affect our business, financial condition, results of operations and prospects. In addition, we cannot assure the Mexican government will not pursue further labor related laws that can result in further significantly material impact to us, nor that it could not apply retroactive reviews and assess the structure we have used in the past.

The Mexican government may order salary increases to be paid to employees in the private sector, which could increase our operating costs and adversely affect our results of operations.

In the past, the Mexican government has passed laws, regulations and decrees requiring companies in the private sector to increase wages and provide specified benefits to employees, and may do so again in the future. Mexican employers, both in the public and private sectors, have experienced significant pressure from their employees and labor organizations to increase wages and to provide additional employee benefits. The Mexican government, as a result, increased the minimum salary by 16% in January 2019.

If future salary increases in the Mexican peso exceed the pace of the devaluation of the Mexican peso, such salary increases could have a material adverse effect on our expenses and business, financial condition, results of operations and prospects.

Corruption in Mexico could have an adverse effect on our business and operations.

Corruption could result in our competitors having an unfair advantage over us in securing business. In addition, false accusations of corruption or other alleged wrongdoing by us or our officers or directors may be spread by newspapers, competitors or others to gain a competitive advantage over us or for other reasons. Mexican press reports have also alleged selective investigations and prosecutions by the government to further its interests. In the event we become the target of corruption allegations, we may need to cease or alter certain activities or embark on expensive litigation to protect our business and employees, which could adversely affect our business, financial condition, results of operations and prospects.

Doing business with government clients could negatively impact our reputation, which in turn could adversely affect our business, financial condition, results of operations, and prospects.

While our current contracts with governmental entities, including the Mexican federal government and related entities, does not constitute a substantial portion of our revenue, nor do we expect it to constitute a substantial portion of our revenue in the future, there are risks associated with doing business with government clients. Agreements with governmental entities may be subject to periodic funding approval. Funding reductions or delays could adversely impact public sector demand for our products and services. Also, some agreements may contain provisions allowing the client to terminate without cause and providing for higher liability limits for certain losses. In addition, government contracts are generally subject to audits and investigations by government agencies. If the government discovers improper or illegal activities or contractual non-compliance (including improper billing), we may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with the government, which could negatively impact our reputation, which in turn could adversely affect our business, financial condition, results of operations and prospects.

If relations between the United States and foreign governments deteriorate, it could cause our business or potential target businesses or their goods and services to become less attractive, and our business, financial condition, results of operations and prospects may be adversely affected.

The relationship between the United States and foreign governments, including Mexico, could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. The Biden administration in the United States has recently proposed far-ranging federal tax legislation in the United States that could impact business like ours with substantial presences in Mexico that provide extensive services in the United States .Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause our business or potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for you to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.

Our business, financial condition, results of operations and prospects may be materially adversely affected if general economic conditions in Latin America and the United States or the global economy worsen.

We derive a significant portion of our revenue from clients located in Latin America and the United States. The IT services industry is particularly sensitive to the economic environment, and tends to decline during general economic downturns. If the United States or Latin American economies weaken or slow, pricing for our services may be depressed and our clients may reduce or postpone their technology spending significantly, which may, in turn, lower the demand for our services, negatively affect our revenue and profitability and have an adverse effect on our business, financial condition, results of operations and prospects.

Our business is dependent to a certain extent upon the economic conditions prevalent in the United States and Latin American countries in which we operate. Latin American countries have historically experienced uneven periods of economic growth, as well as recession, periods of high inflation and economic instability. As a consequence of adverse economic conditions in global markets and diminishing commodity prices, the economic growth rates of the economies of many Latin American countries have slowed and some have entered mild recessions. Adverse economic conditions in any of these countries could have a material adverse effect on our business, financial condition, results of operations and prospects. To the extent that the prospect of national debt defaults in Latin America and other adverse economic conditions continue or worsen, they would likely have a negative effect on our business. If we are unable to successfully anticipate changing economic and political conditions affecting the markets in which we operate, we may be unable to effectively plan for or respond to those changes, and our business, financial condition, results of operations and prospects could be adversely affected.

Fluctuations in currency exchange rates and increased inflation could materially adversely affect our business, financial condition, results of operations and prospects.

We have offices located in Mexico, Costa Rica, Brazil, Argentina and the United States. As a result of the international scope of our operations, fluctuations in exchange rates, particularly between the Mexican peso and the U.S. dollar, may adversely affect us. The value of our common stock may be affected by the foreign exchange rate between the U.S. dollar and the Mexican peso, and between those currencies and other currencies in which our revenues and assets may be denominated. For example, a depreciation of the Mexican peso relative to the U.S. dollar will temporarily impact our operations in the following ways: (i) the operations in the United States that have a nearshore cost component will benefit at the gross margin level from a lower U.S. dollar denominated cost until the point where salary inflation in Mexico offsets that benefit; and (ii) on the Mexico operations side, a depreciation of the Mexican peso will result in an overall reduction of the value of our business in Mexico when translated to U.S. dollars for consolidation purposes, as the same number of Mexican pesos will now represent fewer U.S. dollars. While our current exposure is relatively balanced at the operating profit (loss) level — meaning the benefit on the U.S. operations from a Mexican peso depreciation on operating profit (loss) would largely offset the impact of our operating income (loss) of a reduction in the value of our business in Mexico, this may change in the future as our nearshore operations grow. If our operations in the United States and Mexico grow at different rates, fluctuations in the exchange rate between the Mexican peso and U.S. dollar could have negative impacts on our financial condition and results of operations and could materially adversely affect the market price of our common stock.

The banking and financial systems in less developed markets where we hold funds remain less developed than those in some more developed markets, and a banking crisis could place liquidity constraints on our business and materially adversely affect our business, financial condition, results of operations and prospects.

We have cash in banks in countries such as Mexico, Brazil, Argentina and Costa Rica, where the banking sector remains subject to periodic instability, banking and other financial systems generally do not meet the banking standards of more developed markets, and bank deposits made by corporate entities are not insured. A banking crisis, or the bankruptcy or insolvency of banks through which we receive or with which we hold funds, particularly in Mexico and Brazil, may result in the loss of our deposits or adversely affect our ability to complete banking transactions in that region, which could materially adversely affect our business, financial condition, results of operations and prospects.

Our international operations involve risks that could increase our expenses, adversely affect our results of operations and require increased time and attention from our management.

Managing a business, operations, personnel or assets in another country is challenging and costly. As of December 31, 2021, we had 2,670 employees and contractors, approximately 87% of whom work in nearshore offices in Mexico and other Latin American countries. We have operations in a number of countries, including Mexico and the United States, and we serve clients primarily in the United States and Latin America. As a result, we are subject to risks inherently associated with international operations. Our global operations expose us to numerous and sometimes conflicting legal, tax and regulatory requirements, and violations or unfavorable interpretation by the respective authorities of these regulations could harm our business. Risks associated with international operations include difficulties in enforcing contractual rights, potential difficulties in collecting accounts receivable, the burdens of complying with a wide variety of foreign laws, repatriation of earnings or capital and the risk of asset seizures by foreign governments. In addition, we may face competition in other countries from companies that may have more experience with operations in such countries or with international operations. Such companies may have long-standing or well-established relationships with desired clients, which may put us at a competitive disadvantage. We may also face difficulties integrating new facilities in different countries into our existing operations, as well as integrating employees that we hire in different countries into our existing corporate culture. Our international expansion plans may be unsuccessful and we may not be able to compete effectively in other countries. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance. These factors could impede the success of our international expansion plans and limit our ability to compete effectively in other countries.

From time to time, some of our employees and contractors spend significant amounts of time at our clients’ facilities, often located outside our employees’ and contractors’ countries of residence, which exposes us to certain risks.

Some of our projects require a portion of the work to be undertaken at our clients’ facilities, which are often located outside our employees’ and contractors’ countries of residence. The ability of our employees and contractors to work in such locations may depend on different countries’ regulations relating to international travel in response to the COVID-19 pandemic, which may eliminate or severely curtail our employees’ and contractors’ ability to work on-site at clients’ facilities, as well as our employees’ and contractors’ ability to obtain the required visas and work permits, which process can be lengthy and difficult. Immigration laws are subject to legislative changes, as well as to variations in standards of application and enforcement due to political forces and economic conditions. In addition, we may become subject to taxation in jurisdictions where we would not otherwise be so subject as a result of the time that our employees spend in any such jurisdiction in any given year. While we seek to monitor the number of days that our employees spend in each country or state to avoid subjecting ourselves to any such taxation, there can be no assurance that we will be successful in these efforts.

We also incur risks relating to our employees and contractors working at our clients’ facilities, including: claims of misconduct, negligence or intentional malfeasance on the part of our employees or contractors. Some or all of these claims may lead to litigation and these matters may cause us to incur negative publicity with respect to these alleged problems. It is not possible to predict the outcome of these lawsuits or any other proceeding, and our insurance may not cover all claims that may be asserted against us.

If we are faced with immigration or work permit restrictions in any country where we currently have personnel onsite at a client location or would like to expand our delivery footprint, then our business, financial condition, results of operations and prospects may be adversely affected.

The success of our business is dependent on our ability to attract and retain talented and experienced professionals and be able to mobilize them to meet our clients’ needs. Immigration laws in the countries we operate in are subject to legislative changes, as well as to variations in the standards of application and enforcement due to political forces and economic conditions. A few countries have introduced new provisions and standards in immigration law which can impact our ability to provide services in those countries due to restrictive policies and additional costs involved. Our and our contractors’ future inability to obtain or renew sufficient work permits and/or visas due to the impact of these regulations, including any changes to immigration, work permit and visa regulations in jurisdictions such as the United States, could have a material adverse effect on our business, financial condition, results of operations and prospects. It is difficult to predict the political and economic events that could affect immigration laws, or the restrictive impact they could have on obtaining or renewing work visas for our employees or contractors.

Latin American governments have exercised and continue to exercise significant influence over the economies of the countries where we operate, which could adversely affect our business, financial condition, results of operations and prospects.

Historically, governments in Latin America have frequently intervened in the economies of their respective countries and have occasionally made significant changes in policy and regulations. Governmental actions to control inflation and other policies and regulations have often involved price controls, currency devaluations, capital controls and tariffs. Our business, financial condition, results of operations and prospects may be adversely affected by:

●	changes in government policies or regulations, including such factors as exchange rates and exchange control policies;

●	inflation rates and measures taken by the governments of these countries to control or otherwise address inflation;

●	interest rates;

●	tariff and inflation control policies;

●	price control policies;

●	liquidity of domestic capital and lending markets;

●	electricity rationing;

●	tax policies, royalty and tax increases and retroactive tax claims; and

●	other political, diplomatic, social and economic developments in or affecting the countries where we operate.

Our business, financial condition, results of operations and prospects may be adversely affected by the various conflicting legal and regulatory requirements imposed on us by the countries where we operate.

Since we maintain operations and provide services to clients throughout the world, we are subject to numerous, and sometimes conflicting, legal requirements on matters as diverse as import/export controls, content requirements, trade restrictions, tariffs, taxation, sanctions, government affairs, anti-bribery, whistle blowing, internal and disclosure control obligations, data protection and privacy and labor relations. Our failure to comply with these regulations in the conduct of our business could result in fines, penalties, criminal sanctions against us or our officers, disgorgement of profits, prohibitions on doing business, unfavorable publicity, adverse impact on our reputation and allegations by our clients that we have not performed our contractual obligations. Due to the varying degree of development of the legal systems of the countries in which we operate, local laws might be insufficient to defend us and preserve our rights.

We are also subject to risks relating to compliance with a variety of national and local laws including multiple tax regimes, labor laws, employee health safety and wages and benefits laws. Many of our employees and consultants, including members of our senior management team, perform services for us in multiple jurisdictions, making us subject to multiple, and sometimes conflicting labor law regimes. We may, from time to time, be subject to litigation or administrative actions resulting from claims against us by current or former employees or contractors individually or as part of class actions, including claims of wrongful terminations, discrimination, misclassification, improper income tax or other withholding or other violations of labor law or related tax laws or other alleged conduct. We may also, from time to time, be subject to litigation resulting from claims against us by third parties, including claims of breach of non-compete and confidentiality provisions of our employees’ former employment agreements with such third parties. Our failure to comply with applicable regulatory requirements could have a material adverse effect on our revenue, business, financial condition, results of operations and prospects.

Foreign, national and local governments may also adopt new laws, regulations or requirements, or make changes to existing laws or regulations, that could impact the demand for, or value of, our services. If we are unable to adapt the solutions we deliver to our clients to changing legal and regulatory standards or other requirements in a timely manner, or if our solutions fail to allow our clients to comply with applicable laws and regulations, our clients may lose confidence in our services and could switch to services offered by our competitors, or threaten or bring legal actions against us, and our business, financial condition, results of operations and prospects may be adversely affected.

Many commercial laws and regulations in Latin America are relatively new and have been subject to limited interpretation. As a result, their application can be unpredictable. Government authorities have a high degree of discretion in certain countries in which we have operations and at times have exercised their discretion in ways that may be perceived as selective or arbitrary, and sometimes in a manner that is seen as being influenced by political or commercial considerations. These governments also have the power, in certain circumstances, to interfere with the performance of, nullify or terminate contracts. Selective or arbitrary actions against others have included withdrawal of licenses, sudden and unexpected tax audits, criminal prosecutions and civil actions. Federal and local government entities have also used common defects in documentation as pretexts for court claims against others and other demands to invalidate and/or to void transactions, possibly for political purposes. In this environment, our competitors could receive preferential treatment from the government, potentially giving them a competitive advantage. Selective or arbitrary government action could materially adversely affect our business, financial condition, results of operations and prospects.

Changes and uncertainties in the tax system in the countries in which we have operations could materially adversely affect our business, financial condition, results of operations and prospects.

We conduct business globally and file income tax returns in multiple jurisdictions. Our consolidated effective income tax rate could be materially adversely affected by several factors, including: changing tax laws, regulations and treaties, or the interpretation thereof (including based on advice from our tax advisers); tax policy initiatives and reforms under consideration (such as those related to the Organization for Economic Co-Operation and Development’s, Base Erosion and Profit Shifting Project and other initiatives); the practices of tax authorities in jurisdictions in which we operate; the resolution of issues arising from tax audits or examinations and any related interest or penalties; and our income before taxes being lower than anticipated in countries with lower statutory tax rates and higher than anticipated in countries with higher statutory tax rates. Such changes may include the taxation of operating income, investment income, dividends received or, in the specific context of withholding tax, dividends paid, and changes in deferred tax assets and liabilities.

In particular, there have been significant changes to the taxation systems in Latin American countries in recent years as the authorities have gradually replaced or introduced new legislation regulating the application of major taxes such as corporate income tax, value-added tax, corporate property tax, personal income taxes and payroll taxes.

There have been significant changes to United States tax laws in recent years, some of which are being reconsidered by Congress and interpretations of which are being considered by the U.S. Internal Revenue Service and the courts. Moreover, legislation in the United States has recently been proposed that may result in additional significant changes to United States tax laws.

We are unable to predict what tax reforms may be proposed or enacted in the future or what effect such changes could have on our business, but such changes, to the extent they are brought into tax legislation, regulations, policies or practices in jurisdictions in which we operate, could increase the estimated tax liability that we have expensed to date and paid or accrued on our balance sheets, and otherwise affect our financial position, future results of operations, cash flows in a particular period and overall or effective tax rates in the future in countries where we have operations, reduce post-tax returns to our stockholders and increase the complexity, burden and cost of tax compliance, which may adversely affect our business and prospects.

Tax authorities may examine or audit our tax returns, disagree with our positions and conclusions regarding certain tax positions, or may apply existing rules in an unforeseen manner, resulting in unanticipated costs, taxes or non-realization of expected benefits.

We are subject to the continuous examination of our tax returns by the United States Internal Revenue Service and other tax authorities around the world. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provisions for taxes. There can be no assurance that the outcomes from these examinations will not have an adverse effect on our business, financial condition, results of operations and prospects. For example, as a result of examinations by applicable tax authorities, we may be subject to an indirect tax liability relating to our previous acquisition of 4th Source and may have a contingent sales tax obligation in Tennessee which in aggregate total approximately $70,000 and each of which, if applicable, we anticipate paying in 2022.

In addition, U.S. state and local and foreign jurisdictions have differing rules and regulations governing sales, use, value added and other taxes, and these rules and regulations are subject to varying interpretations that may change over time. Further, these jurisdictions’ rules regarding tax nexus are complex and vary significantly. As a result, we could face the possibility of audits that could result in tax assessments, including associated interest and penalties. A successful assertion that we should be collecting additional sales, use, value added or other taxes in those jurisdictions where we have not historically done so could result in substantial tax liabilities and related penalties for past transactions, discourage customers from using our services or otherwise harm our business, financial condition, results of operations and prospects. For example, Mexican authorities recently issued assessments against us for $1.5 million in additional value added taxes and penalties that we are in the process of reviewing and may challenge, and regularly assess our returns for possible additional value added or other tax liability.

A tax authority may also disagree with tax positions that we have taken, which could result in increased tax liabilities. For example, the U.S. Internal Revenue Service, the Mexican taxing authorities or another tax authority could challenge our allocation of income by tax jurisdiction and the amounts paid between our affiliated companies pursuant to our intercompany arrangements and transfer pricing policies, including methodologies for valuing developed technology and amounts paid with respect to our intellectual property development. Similarly, a tax authority could assert that we are subject to tax in a jurisdiction where we believe we have not established a taxable connection, often referred to as a “permanent establishment” under international tax treaties, and such an assertion, if successful, could increase our expected tax liability in one or more jurisdictions. Due to uncertainty in the application and interpretation of applicable tax laws in various jurisdictions, we may be exposed to sales and use, value added or other transaction tax liability, including with respect to transactions of the businesses we have acquired.

Tax authorities may take the position that material income tax liabilities, interest and penalties are payable by us, where there has been a technical violation of contradictory laws and regulations that are relatively new and have not been subject to extensive review or interpretation, in which case we expect that we might contest such assessment. High-profile companies can be particularly vulnerable to aggressive application of unclear requirements. Many companies must negotiate their tax bills with tax inspectors who may demand higher taxes than applicable law appears to provide. Contesting such an assessment may be lengthy and costly and if we were unsuccessful in disputing the assessment, the implications could increase our anticipated effective tax rate, where applicable. These uncertainties with respect to the application of tax laws, as well as the outcomes of tax examinations and audits and related tax assessments and liabilities, could have a material adverse effect on our business, financial condition, results of operations and prospects.

Emerging markets are subject to greater risks than more developed markets, and financial turmoil in any emerging market could disrupt our business.

Latin American countries are generally considered to be emerging markets, which are subject to rapid change and greater legal, economic and political risks than more established markets. Financial problems or an increase in the perceived risks associated with investing in emerging economies could dampen foreign investment in Latin America and adversely affect the economy of the region. Political instability could result in a worsening overall economic situation, including capital flight and slowdown of investment and business activity. Current and future changes in governments of the countries in which we have or develop operations, as well as major policy shifts or lack of consensus between various branches of the government and powerful economic groups, could lead to political instability and disrupt or reverse political, economic and regulatory reforms, which could adversely affect our business and operations in those countries. In addition, political and economic relations between certain of the countries in which we operate are complex, and recent conflicts have arisen between certain of their governments. Political, ethnic, religious, historical and other differences have, on occasion, given rise to tensions and, in certain cases, military conflicts among Latin American countries which can halt normal economic activity and disrupt the economies of neighboring regions. The emergence of new or escalated tensions in Latin American countries could further exacerbate tensions between such countries and the United States and the European Union, which may have a negative effect on their economy, our ability to develop or maintain our operations in those countries and our ability to attract and retain employees, any of which could materially adversely affect our business, financial condition, results of operations and prospects.

In addition, banking and other financial systems in certain countries in which we have operations are less developed and regulated than in some more developed markets, and legislation relating to banks and bank accounts is subject to varying interpretations and inconsistent application. Banks in these regions often do not meet the banking standards of more developed markets, and the transparency of the banking sector lags behind international standards. Furthermore, in certain countries in which we operate, bank deposits made by corporate entities generally either are not insured or are insured only to specified limits. As a result, the banking sector remains subject to periodic instability. A banking crisis, or the bankruptcy or insolvency of banks through which we receive or with which we hold funds may result in the loss of our deposits or adversely affect our ability to complete banking transactions in certain countries in which we have operations, which could materially adversely affect our business, financial condition, results of operations and prospects.

Wage inflation and other compensation expense for our IT professionals could adversely affect our business, financial condition, results of operations and prospects.

Wage costs for IT professionals in Latin American countries are lower than comparable wage costs in more developed countries. However, wage costs in the IT services industry in these countries may increase at a faster rate than in the past and wage inflation for the IT industry may be higher than overall wage inflation within these countries. We may need to increase the levels of compensation for our personnel more rapidly than in the past to remain competitive, and we may not be able to pass on these increased costs to our clients. Unless we are able to continue to increase the efficiency and productivity of our personnel as well as the prices we can charge for our services, wage inflation may materially adversely affect our business, financial condition, results of operations and prospects.

We are subject to the U.S. Foreign Corrupt Practices Act and other anti-corruption laws in the jurisdictions in which we operate, as well as export control laws, import and customs laws, trade and economic sanctions laws and other laws governing our operations.

Our operations are subject to anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the FCPA, the U.S. domestic bribery statute contained in 18 U.S.C. §201, the U.S. Travel Act, the Ley General de Responsabilidades Administrativas in Mexico and other anti-corruption laws that apply in countries where we do business. The FCPA and these other laws generally prohibit us and our employees and intermediaries from authorizing, promising, offering, or providing, directly or indirectly, improper or prohibited payments, or anything else of value, to government officials or other persons to obtain or retain business or gain some other business advantage. We operate in a number of jurisdictions that pose a high risk of potential FCPA violations, such as Mexico and Brazil. In addition, we cannot predict the nature, scope or effect of future regulatory requirements to which our international operations might be subject or the manner in which existing laws might be administered or interpreted.

We are also subject to other laws and regulations governing our international operations, including regulations administered by the governments of the United States and Mexico, including applicable export control regulations, economic sanctions and embargoes on certain countries and persons, anti-money laundering laws, import and customs requirements and currency exchange regulations, collectively referred to as the Trade Control laws. We may not be completely effective in ensuring our compliance with all such applicable laws, which could result in our being subject to criminal and civil penalties, disgorgement and other sanctions and remedial measures, and legal expenses. Likewise, any investigation of any potential violations of such laws by the United States, Mexico, or other authorities could also have an adverse impact on our reputation, our business, financial condition, results of operations and prospects.

Because many of our agreements may be governed by laws of jurisdictions other than the United States, we may not be able to enforce our rights within such jurisdictions or elsewhere, which could result in a significant loss of business, business opportunities or capital.

Many of our agreements are governed by laws of jurisdictions other than the United States, such as agreements governed under Mexican law. The system of laws and the enforcement of existing laws and contracts in such jurisdictions may not be as certain in implementation and interpretation as in the United States. The judiciaries in Mexico, Brazil and other Latin American countries are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our current or future agreements could result in a significant loss of business and business opportunities and our business, financial condition, results of operations and prospects may be adversely affected.

Our business is subject to the risks of earthquakes, fire, power outages, floods and other catastrophic events, and to interruption by human-made problems such as terrorism.

A significant natural disaster, such as an earthquake, fire or flood, or a significant power outage could have a material adverse impact on our business, financial condition, results of operations and prospects. For instance, we have key facilities in Mexico City, which has been the site of numerous earthquakes. In the event we are hindered by any of the events discussed above, our ability to provide our services to clients could be delayed.

In addition, our facilities are vulnerable to damage or interruption from human error, intentional bad acts, pandemics, war, terrorist attacks, power losses, hardware failures, systems failures, telecommunications failures and similar events. The occurrence of a natural disaster, power failure or an act of terrorism, vandalism or other misconduct could result in lengthy interruptions in provision of our services and failure to comply with our obligations to our clients. The occurrence of any of the foregoing events could damage our systems and hardware or could cause them to fail completely, and our insurance may not cover such events or may be insufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business, that may result from interruptions in the provision of our services to clients as a result of system failures.

All of the aforementioned risks may be exacerbated if any of our various disaster recovery plans, which we maintain in select jurisdictions, prove to be inadequate. To the extent that any of the above results in delayed or reduced sales or increase our cost of sales, our business, financial condition, results of operations and prospects could be adversely affected.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company subject to significant regulatory oversight and reporting obligations under federal securities laws. Our management team may not successfully or effectively manage our transition to a public company. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We have identified material weaknesses in our internal control over financial reporting and if our remediation of such material weaknesses is not effective, or if we fail to develop and maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In connection with the audit of our financial statements for the year ended December 31, 2020, we identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim consolidated financial statements will not be prevented or detected on a timely basis. These material weaknesses identified relate to the timely reconciliation and analysis of certain key accounts (including income taxes), the segregation of duties and review of journal entries, proper application of revenue recognition related to our Latin America business, and information technology general controls specific to logical access. We have taken steps to enhance our internal control environment during the year ended December 31, 2021, including implementing a system of internal processes and controls and creating an internal audit team that tested the design, implementation, and operating effectiveness of our internal controls over financial reporting through the year. As a result of this and through our testing of these implemented processes and controls, as of December 31, 2021, we have concluded that our previously identified material weaknesses related to timely reconciliation and analysis of certain key accounts (including income taxes), the segregation of duties and review of journal entries, and information technology general controls specific to logical access are considered remediated. We have concluded that these material weaknesses in our internal control over financial reporting occurred because we did not have the necessary business processes, systems, personnel, and formalized internal controls necessary to satisfy the accounting and financial reporting requirements of a public company.

While we are currently working to implement a plan to remediate the remaining material weakness related to the proper application of revenue recognition related to our Latin America business, we cannot predict the success of such plan or the outcome of our assessment of this plan at this time, and we can give no assurance that our planned implementation of a new financial system will remediate the deficiencies in internal control or that additional material weaknesses in our internal control over financial reporting will not be identified in the future. Our failure to successfully remediate the material weakness and otherwise establish and maintain an effective system of internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause covenant breaches under our debt and/or other agreements, cause us to fail to meet our periodic reporting obligations, reduce investor confidence in us, materially and adversely affect the value of our common stock, and have a material adverse effect on our business, financial condition, results of operations and prospects.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. An independent assessment of the effectiveness of our internal control over financial reporting could detect problems that our management’s assessment might not. Undetected material weaknesses in our internal control over financial reporting could lead to financial statement restatements, cause covenant breaches under our debt and/or other agreements, cause us to fail to meet our periodic reporting obligations, reduce investor confidence in us, materially and adversely affect the value of our common stock, and have a material adverse effect on our business, financial condition, results of operations and prospects.

We will incur significantly increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance efforts.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as well as related rules implemented by the SEC, have required changes in corporate governance practices of public companies. In addition, rules that the SEC is implementing or is required to implement pursuant to the Dodd-Frank Act are expected to require additional changes. We expect that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase our expenses, including legal and accounting costs, and make some activities more time-consuming and costly. We also expect these laws, rules and regulations to make it more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult for us to attract and retain qualified persons to serve on our board of directors or as officers. Although the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) may, for a limited period of time, somewhat lessen the cost of complying with these additional regulatory and other requirements, we nonetheless expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our results of operations and financial condition.

Risks Related to Investing in Our Securities

The market price and trading volume of our Class A Common Stock and warrants has been and will likely continue to be volatile and could decline significantly.

Our Class A Common Stock and our warrants have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market is sustained for our securities, the market price of our securities is likely to continue to be volatile and could decline significantly. In addition, the trading volume in our securities may fluctuate and cause significant price variations to occur. If the market price of our securities declines significantly, you may be unable to resell your shares at or above the market price of our securities at which your purchased our securities. We cannot assure you that the market price of our securities will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:

●	the realization of any of the risk factors presented in this prospectus;

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	our operating results failing to meet the expectation of securities analysts of investors in a particular period;

●	operating and share price performance of other companies that investors deem comparable to us;

●	the volume of shares of Class A Common Stock available for public sale;

●	future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases of our securities;

●	our ability to effectively service any current and future outstanding debt obligations;

●	the announcement of new services or enhancements by us or our competitors;

●	developments concerning intellectual property rights;

●	changes in legal, regulatory and enforcement frameworks impacting our business;

●	changes in the prices of our services;

●	announcements by us or our competitors of significant business developments, acquisitions or new offerings;

●	our involvement in any litigation;

●	changes in senior management or key personnel;

●	changes in the anticipated future size and growth rate of our market;

●	actual or perceived data security incidents or breaches;

●	any delisting of our common stock or warrants from NASDAQ due to any failure to meet listing requirements;

●	actual or anticipated variations in quarterly operating results;

●	our failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

●	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts;

●	changes in the market valuations of similar companies;

●	overall performance of the equity markets;

●	speculation in the press or investment community;

●	sales of Class A Common Stock by us or our stockholders in the future;

●	the effectiveness of our internal control over financial reporting;

●	general political and economic conditions, including health pandemics, such as COVID-19; and

●	other events or factors, many of which are beyond our control.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their securities. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our Class A Common Stock and public warrants are currently listed on Nasdaq. However, we cannot assure you that our securities will continue to be listed on Nasdaq in the future. It is possible that our Class A Common Stock and public warrants will cease to meet the Nasdaq listing requirements in the future.

If Nasdaq delists our securities from trading on its exchange and we are unable to list our securities on another national securities exchange, we expect that our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for its securities;

●	reduced liquidity for its securities;

●	a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in the Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because the Class A Common Stock and public warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.

If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum share price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum share price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

We do not intend to pay cash dividends for the foreseeable future.

We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deems relevant.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of our Class A Common Stock has been volatile and may continue to be volatile in the future and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.

The Legacy AT equity holders and the sponsor own a significant portion of our outstanding voting shares, and representatives of the sponsor and two of Legacy AT’s largest stockholders occupy a total of five of the eleven seats on our board of directors. Concentration of ownership among the Legacy AT equity investors and the sponsor may prevent new investors from influencing significant corporate decisions.

As of the Closing Date, the Legacy AT equity holders, including LIV Fund IV with respect to its shares held as a Legacy AT equity holder, held approximately 87.1% of our Class A Common Stock, the subscription investors held approximately 6.6% of our Class A Common Stock, the sponsor and its affiliates (excluding LIV Fund IV solely with respect to its shares held as a Legacy AT equity holder) and its and their respective permitted transferees held approximately 4.8% of our Class A Common Stock and the holders of representative shares and their permitted transferees held approximately 0.2% of our Class A Common Stock. Furthermore, the Legacy AT equity holders, which include the new second lien lenders, could increase their ownership percentage to the extent that they choose to convert all or a portion of the New Second Lien facility into Class A Common Stock.

In addition, upon completion of the business combination, our board of directors included one representative from the sponsor, and two from each of the Nexxus Funds and CS Investors, each of which hold large amounts of Class A Common Stock following the business combination, for a total of five directors out of a total of 11 directors. Pursuant to the sponsor letter agreement, for so long as the sponsor and its affiliates and its and their respective permitted transferees continue to own, directly or indirectly, our securities representing more than 4% of the combined voting power of our then outstanding voting securities, the sponsor will be entitled to nominate one director designee to serve on our board of directors. As long as the Legacy AT equity holders (including the Nexxus Funds and CS Investors), LIV Fund IV and the sponsor own or control a significant percentage of outstanding voting power, they will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our organizational documents, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. In addition, as long as the sponsor, the Nexxus Funds and CS Investors retain five of the 11 seats on our board of directors, they will have the ability to strongly influence all corporate action requiring approval of our board of directors, including calling special meetings of stockholders, any amendment of our organizational documents, or the approval of any merger or other significant corporate transaction, including financing transactions and a sale of substantially all of our assets.

The interests of the Legacy AT equity holders, including the Nexxus Funds and CS Investors, LIV Fund IV and the sponsor and affiliates and their respective permitted transferees may not align with the interests of our other stockholders. Certain of the Legacy AT equity holders, including the Nexxus Funds and CS Investors, LIV Fund IV and the sponsor are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us. Certain of the Legacy AT equity holders, including the Nexxus Funds and CS Investors, LIV Fund IV and the sponsor may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.

Certain of our executive officers and directors have received waivers from our insider trading policy in order to pledge shares of our common stock as collateral for loans, which may cause their interests to conflict with the interests of our other stockholders and may adversely affect the trading price of our common stock.

Manuel Senderos, our Chief Executive Officer and Chairman of the Board of Directors, has pledged certain of his shares of our Class A Common Stock to lenders to obtain a loan in the amounts of $4.5 million, used by him to provide the Company with his portion of the New Second Lien Facility. In addition, Mauricio Garduño, our Vice President, Business Development and a Director, has pledged certain of his shares of our Class A Common Stock to a lender as security for indebtedness.

We are not a party to these loans, which are full recourse against Messrs. Senderos and Garduño and are secured by pledges of a portion of our Class A Common Stock currently beneficially owned by them. The terms of these loans were negotiated directly between Messrs. Senderos and Garduño and the lender. In order for Messrs. Senderos and Garduño to pledge their securities, our board of directors had to approve a waiver to our insider trading policy, which provides for a prohibition on pledging securities, restrictions on trading securities during blackout periods, and a requirement that all trades made by Messrs. Senderos and Garduño be pre-cleared in advance of trading.

Because of these pledges made by Messrs. Senderos and Garduño, their interests may not align with the interests of other stockholders, and they may act in a manner that advances their interests and not necessarily those of our other stockholders. The occurrence of certain events under these loan agreements could result in the future sales of such shares and significantly reduce Messrs. Senderos’s and Garduño’s ownership in us. Such sales could occur while Messrs. Senderos and Garduño are in possession of material non-public information without prior permission from the Company. Such sales could expose Messrs. Senderos and Garduño to an investigation or litigation for insider trading, which could, among other things, distract our management and employees from our business. Such sales could also adversely affect the market and trading price of our common stock. In addition, if the value of our common stock declines, the lender may require additional collateral for the loans, which could cause Messrs. Senderos and Garduño to pledge additional shares of our common stock. We can give no assurances that Messrs. Senderos and Garduño will not pledge additional shares of our common stock in the future, as a result of lender calls requiring additional collateral.

Future resales of Class A Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

Pursuant to the sponsor letter agreement, subject to certain exceptions, the sponsor, its permitted transferees and the insiders are contractually restricted from selling or transferring any of its shares of Class A Common Stock for a period ending on the earlier of (a) the date that is 180 days from the Closing Date and (b) the date on which the closing price of shares of Class A Common Stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the Closing Date, with respect to any securities of the Company that they held as of immediately following the Closing. In addition, pursuant to the voting and support agreements, subject to certain exceptions, certain Legacy AT equity holders will be contractually restricted from selling or transferring any of their respective shares of Class A Common Stock for a period ending on the earlier of (a) the date that is 180 days from the Closing Date and (b) the date on which the closing price of shares of Class A common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the Closing Date, with respect to any securities of the Company that they receive as merger consideration under the merger agreement.

The applicable lockups described in the preceding paragraph recently expired, and the sponsor and the restricted Legacy AT equity holders are no longer restricted from selling shares of our Class A Common Stock held by them, other than by applicable securities laws and in lock-up extension agreements entered into by the Nexxus Funds, the CS Investors and certain of our management. The other restricted Legacy AT equity holders may sell those shares, when allowed to do so under applicable securities laws. Upon expiration of the lock-up extensions agreed to by the Nexxus Funds and CS Investors and certain of our management, they may sell their shares, in block trades or other large dispositions, the timing for which may be influenced for each of the Nexxus Funds and CS Investors by considerations particular to its specific fund, for example end of fund life considerations. Additionally, the subscription investors and LIV Fund IV with respect to its shares held as a pre-merger Legacy AT equity holder are not be restricted from selling any of their shares of our Class A Common Stock, other than by applicable securities laws. As such, sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock.

In addition, we issued $30 million worth of Class A Common Stock (the “First Lien Shares”) to the administrative agent for the First Lien Facility on December 29, 2021 who, subject to certain regulatory restrictions, may sell the First Lien Shares upon the earlier of August 29, 2022 and an event of default and apply the proceeds to the outstanding balance of the loan. In addition, we will issue warrants (the “First Lien Warrants”) to the administrative agent to purchase $7 million worth of our Class A Common Stock for nominal consideration. The warrants will be issued on the date that all amounts under the First Lien Facility have been paid in full. Furthermore, each New Second Lien Lender under the Second Lien Facility has the right, but not the obligation, to convert all or any portion of its outstanding loans into our Class A Common Stock on the maturity date or earlier, upon our request. We entered into registration rights agreements with respect to the resale of the First Lien Shares, the shares underlying the First Lien Warrants and shares issuable upon conversion of the New Second Lien Facility.

As such, sales of a substantial number of shares of our Class A Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock.

The shares held by the sponsor and the restricted Legacy AT equity holders may be sold after the expiration of the applicable lockup period under registration statements filed pursuant to the amended and restated registration rights agreement. As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

Substantial future sales of shares of our Class A Common Stock could cause the market price of our Class A Common Stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of shares of our Class A Common Stock in the public market following the completion of this offering, or the perception that these sales might occur, could depress the market price of our Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock.

As noted in the prior risk factor, we agreed issued the First Lien Shares to the administrative agent for the First Lien Facility on December 29, 2021 who, subject to certain regulatory restrictions, may sell the First Lien Shares upon the earlier of August 29, 2022 and an event of default and apply the proceeds to the outstanding balance of the loan. Moreover, to the extent our warrants and the First Lien Warrants are exercised or the New Second Lien Lenders chose to convert some or all of the New Second Lien Facility into shares of Class A Common Stock, additional shares of our Class A Common Stock will be issued. The issuance of these shares will result in dilution to the holders of our Class A Common Stock and increase the number of shares eligible for resale in the public market. Pursuant to the amended and restated registration rights agreement and the subscription agreements, on September 14, 2021 we filed a resale shelf registration statement covering the resale of all registrable securities and PIPE Shares, which was declared effective on September 27, 2021. We have also agreed to register the First Lien Shares, the shares underlying the First Lien Warrants and the shares issuable upon conversion of the New Second Lien Facility for resale by the holders thereof.

Furthermore, the shares of our Class A Common Stock held by certain insiders have been registered for resale and such insiders will be able to sell their shares beginning in the next open trading window.

We may issue additional shares of Class A Common Stock, including under the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan. Any such issuances would dilute the interest of our shareholders and likely present other risks.

We may issue a substantial number of shares of Class A Common Stock, including under the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan, or preferred stock.

Any such issuances of additional shares of Class A Common Stock or preferred stock:

●	may significantly dilute the equity interests of our investors;

●	may subordinate the rights of holders of Class A Common Stock if preferred stock is issued with rights senior to those afforded our Class A Common Stock;

●	could cause a change in control if a substantial number of shares of our Class A Common Stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

●	may adversely affect prevailing market prices for our Class A Common Stock and/or warrants.

There is no guarantee that the warrants will be in the money prior to their expiration, and they may expire worthless.

The exercise price for our warrants is $11.50 per share of Class A Common Stock. There is no guarantee that the warrants will be in the money prior to their expiration, and as such, the warrants may expire worthless.

We may amend the terms of the warrants in a manner that may be adverse to holders with the approval by the holders of at least a majority of then outstanding public warrants. As a result, the exercise price of your warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares (or shares of Class A Common Stock into which such shares will convert in connection with the domestication) purchasable upon exercise of a warrant could be decreased, all without your approval.

Our warrants were issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of curing any ambiguity or curing, correcting or supplementing any defective provision or adding or changing any other provisions with respect to matters or questions arising under the warrant agreement, but requires the approval by the holders of at least a majority of then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least a majority of then outstanding public warrants approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.

We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of our shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force you to: (1) exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your warrants at then-current market price when you might otherwise wish to hold your warrants; or (3) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the private warrants will be redeemable by us so long as they are held by the sponsor and its affiliates and its and their respective permitted transferees.

Anti-takeover provisions contained in our charter and our bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

Our charter and our bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director by stockholders, which prevents stockholders from being able to fill vacancies on the board of directors;

●	the ability of the board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairperson of the board of directors, the chief executive officer or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

●	providing for a classified board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

●	granting the ability to remove directors with cause by the affirmative vote of 66 2⁄3% in voting power of the then outstanding shares of capital stock of the Company entitled to vote at an election of directors;

●	requiring the affirmative vote of at least 66 2⁄3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend the bylaws or Articles V, VI, VII and VIII of the charter; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to the board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay hostile takeovers and changes in control of us or changes in our board of directors and our management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding Class A Common Stock from engaging in certain business combinations without approval of the holders of substantially all of the Class A Common Stock. Any provision of the charter, bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Class A Common Stock and could also affect the price that some investors are willing to pay for Class A Common Stock.

Our charter designates the Court of Chancery of the State of Delaware and the federal district courts of the United States as the exclusive forums for substantially all disputes between us and our stockholders, to the fullest extent permitted by law, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, stockholders, employees or agents.

Our charter provides that, to the fullest extent permitted by law, and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for:

●	any derivative claim or cause of action brought on behalf of us;

●	any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to us or our stockholders;

●	any claim or cause of action against us or any current or former director, officer or other employee of the Company arising out of or pursuant to any provision of the DGCL, our charter or our bylaws (as each may be amended from time to time);

●	any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our charter or our bylaws (including any right, obligation or remedy thereunder);

●	any claim or cause of action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; or

●	any claim or cause of action asserting a claim against us, or any director, officer or other employee of the Company governed by the internal affairs doctrine.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. However, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder and this provision would not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act.

Our charter also provides that the federal district courts of the United States will be the exclusive forum for any complaint asserting a cause of action under the Securities Act. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum provision providing for exclusive jurisdiction of federal district courts with respect to suits brought to enforce any duty or liability created by the Securities Act.

If a court were to find the choice of forum provisions contained in our charter to be inapplicable or unenforceable in an action, We may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations and financial condition.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our Class A Common Stock could decline.

The trading market for our Class A Common Stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Class A Common Stock would likely decline. If any analyst who may cover us were to cease their coverage or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Common Stock less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced financial disclosure obligations, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. Pursuant to Section 107 of the JOBS Act, as an emerging growth company, we have elected to use the extended transition period for complying with new or revised accounting standards until those standards would otherwise apply to private companies. As a result, our consolidated financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies.

We are permitted to take advantage of these provisions until we are no longer an emerging growth company. We would cease to be an emerging growth company until the earliest of: (a) December 31, 2024, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.07 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non- affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

We may choose to take advantage of some but not all of these reduced reporting requirements. If we take advantage of any of these reduced reporting requirements in future filings, the information that we provide our security holders may be different than the information you might get from other public companies in which you hold equity interests. We cannot predict if investors will find our Class A Common Stock less attractive because we may rely on these exemptions.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a stockholder’s ability to buy and sell our shares of Class A Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for certain customers.

FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our shares of Class A Common Stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our Class A Common Stock, reducing a stockholder’s ability to resell shares of our Class A Common Stock.

Use of Proceeds

All of the Class A Common Stock and warrants offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $124.9 million from the exercise of the warrants, assuming the exercise in full of all of the warrants for cash. We expect to use the net proceeds from the exercise of the warrants for the repayment of indebtedness under the First Lien Facility and for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the warrants. There is no assurance that the holders of the warrants will elect to exercise any or all of such warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

DETERMINATION OF OFFERING PRICE

The offering price of the shares of Class A Common Stock underlying the warrants offered hereby is determined by reference to the exercise price of the warrants of $11.50 per share. The public warrants are listed on Nasdaq under the symbol “AGILW.”

We cannot currently determine the price or prices at which shares of our Class A Common Stock or warrants may be sold by the selling securityholders under this prospectus.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

Our common stock and public warrants are currently listed on Nasdaq under the symbols “AGIL” and “AGILW,” respectively. Prior to the consummation of the business combination, our Class A Common Stock and our public warrants were listed on Nasdaq under the symbols “LIVK” and “LIVKW,” respectively. As of March 31, 2022, there were 281 holders of record of the Class A Common Stock and 15 holders of record of our warrants. We currently do not intend to list the private warrants offered hereby on any stock exchange or stock market.

Dividend Policy

We have never declared or paid any dividends on shares of our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Equity Compensation Plan

In connection with the business combination, our stockholders approved AgileThought, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) on August 18, 2021, which became effective immediately upon the Closing.

On January 27, 2022, we filed a registration statement on Form S-8 under the Securities Act covering shares of Class A Common Stock underlying the 2021 Plan. Shares issued under the Form S-8 can be sold in the public market upon issuance, subject to applicable restrictions.

Management’s Discussion and Analysis of Financial Condition
and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section titled “Risk Factors,” our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements.”

Overview

We are a leading provider of agile-first, end-to-end digital transformation services in the North American market using onshore and nearshore delivery. We offer client-centric, onshore and nearshore agile-first digital transformation services that help our clients transform by building, improving and running new solutions at scale. Our services enable our clients to leverage technology more effectively to focus on better business outcomes. From consulting to application development and cloud services to data management and automation, we strive to create a transparent, collaborative, and responsive experience for our clients.

For the year ended December 31, 2021, we had 191 active clients, and for the year ended December 31, 2020, we had 250 active clients.

As of December 31, 2021, we had delivery centers across the United States, Mexico, Brazil, Argentina and Costa Rica from which we deliver services to our clients. As of December 31, 2021, we had 2,258 billable employees providing services remotely, from our talent centers or directly at client locations in the United States and Latin America. The breakdown of our employees by geography is as follows for the dates presented:

	As of December 31,
Employees by Geography	2021	2020
United States	355	409
Latin America	2,315	1,873
Total	2,670	2,282

Total headcount increased by 388 people from December 31, 2020 to December 31, 2021. The increase is related mainly to the hiring of 298 billable employees as a result of the increasing demand observed during 2021. Our Latin America based headcount increased by 442 people from December 31, 2020 to December 31, 2021 whereas our United States based headcount decreased by 54 people from December 31, 2020 to December 31, 2021, mainly as a result of our strategy to hire nearshore resources to staff new sold contracts during 2021.

The following table presents our revenue by geography for the periods presented:

	Year Ended December 31,
Revenue by Geography (in thousands)	2021	2020
United States	$103,436	$113,073
Latin America	55,232	50,914
Total	$158,668	$163,987

For the year ended December 31 2021, our revenue was $158.7 million, as compared to $164.0 million for the year ended December 31, 2020. We generated 65.2% and 69.0% of our revenue from clients located in the United States and 34.8% and 31.0% of our revenue from clients located in Latin America for the years ended December 31, 2021 and 2020, respectively.

The following table presents our income (loss) before income tax for the periods presented:

	Year Ended December 31,
	2021	2020
	(in thousands)
Loss before income taxes	$(19,588)	$(23,991)

Our loss before income taxes was $19.6 million and $24.0 million for the years ended December 31, 2021, and 2020, respectively, and, for the same periods, our loss as a percentage of revenue was 12.3% and 14.6%, respectively.

Impact of COVID-19

In December 2019, a novel coronavirus COVID-19 was reported in China, and in March 2020, the World Health Organization declared it a pandemic. This contagious disease has continued to spread across the globe, including extensively within the United States, and is impacting worldwide economic activity and financial markets, significantly increasing economic volatility and uncertainty. In response to this global pandemic, several local, state, and federal governments have been prompted to take unprecedented steps that include, but are not limited to, travel restrictions, closure of businesses, social distancing, and quarantines.

Starting in March 2020, headwinds to our business related to the pandemic were largely centered around our U.S. customers operating in the professional services industry, as two of our largest customers reduced their IT spending as a result of the negative impacts of the COVID-19 pandemic. After witnessing a low point in December 2020, our business with these two customers started to recover, although recovery to pre-COVID levels is still uncertain. We continue to take precautionary measures intended to minimize the health risk to our employees, customers, and the communities in which we operate. A significant proportion of our employees continue to work remotely while a few are serving customers directly at their locations. Even as certain local governments in the countries in which we operate are beginning to lift restrictions, we have not yet declared a generalized return to our facilities as the safety and health of our team is our top priority. As vaccines and therapeutics become available, we will evaluate a gradual return to our U.S. and Latin America facilities. We continue to deliver services to our customers in this hybrid model and this has resulted in minimal disruption in our operational and delivery capabilities.

The COVID-19 pandemic continued to cause substantial global public health and economic challenges during 2021 and our employees, communities and business operations, as well as the global economy and financial markets continue to be affected. We cannot accurately predict the extent to which the COVID-19 pandemic will continue to directly and indirectly impact our business, results of operations and financial condition. Future developments and actions to contain the public health and economic impact of the COVID-19 pandemic on the markets we serve are rapidly evolving and highly uncertain.

To the extent that the remainder of this Management’s Discussion and Analysis of Financial Condition and Results of Operations, refers to a financial or performance metric that has been affected by a trend or activity, that reference is in addition to any impact of the COVID-19 pandemic disclosed in and supplemented by this section. The information contained in this section is accurate as of the date hereof but may become outdated due to changing circumstances beyond our present awareness or control.

Our COVID-19 Pandemic Response

Since the beginning of the COVID-19 pandemic, we have made the safety and well-being of our employees our top priority. As governments lift and re-impose restrictions on group gatherings, commercial operations, and travel, and as vaccines and therapeutics become available, we have applied those changing requirements to our business to maintain the health and safety of our employees and serve our customers in a manner consistent with appropriate public health considerations.

Our Employees

The vast majority of our employees can productively and securely work from a remote location. Our remaining personnel are providing services from our offices or our customers’ facilities. We therefore do not expect that COVID-19 related restrictions on group gatherings and non-essential businesses will have a material adverse effect on our ability to operate our business or productively deliver services to our customers, nor on our financial reporting systems, internal control over financial reporting, or disclosure controls and procedures. In addition, with the increase in remote access to our systems and networks, we have accelerated some ongoing security initiatives and programs.

Many countries where our personnel regularly conduct business have extended or expanded restrictions on travel and immigration from other countries, including a suspension of most immigration and non-immigration visas issued by the United States. Further extensions or tightening of these travel and immigration restrictions may continue to impact our operations. However, we do not believe that the current travel and immigration restrictions will have a material adverse effect on our business or financial condition.

Our Customers

Our adaptive global delivery model enables us to deliver our services and solutions to our customers from remote locations. We continue to provide our customers with the products, services, and solutions they seek to deliver their business results. In addition, we continually assess our customers’ current and future needs for our personnel to work at their facilities and our global delivery centers so that we can deploy resources safely and in accordance with COVID-19 mitigation efforts.

The prolonged deterioration of economic conditions for some of our customers could materially reduce our revenue and profitability. Reduced demand from our customers, persistent financial distress in our customer base, and the continued volatility in macroeconomic conditions have and could continue to adversely impact revenues and decrease the collectability of our trade receivables. Any or all of these factors could negatively impact our results of operations. Depending on the duration of the COVID-19 pandemic and the timing and speed of economic recovery, reduced revenue growth relative to prior years could extend beyond 2021.

During the year ended December 31, 2021, we did not recognize any material allowances to doubtful accounts due to risks posed by the COVID-19 pandemic on our customers’ ability to make payments. We continue to be engaged with all our customers regarding their ability to fulfill their payment obligations. A non-significant number of customers requested extended payment terms during the second and third quarters of 2020, however they have already reverted to their original payment terms. We continue to review our accounts receivable on a regular basis and established processes to ensure payments from our customers.

We expect continued uncertainty around the pandemic’s impact on our business, results of operations and financial condition. We actively monitor our business and the needs of our employees, customers, and communities to determine the appropriate actions to protect their health and safety and our ongoing operations. This includes actions informed by the requirements and recommendations of public health authorities. Economic and demand uncertainty in the current environment may impact our future results. We continue to monitor the demand for our services including the duration and degree to which we see declines or delays in new customer projects and payment for services performed. Although signs of recovery are starting to be observed during 2021, the demand for our services mainly in our U.S. operations, our ability to staff such demand and build capacity are key factors that continue to impact our business and results of operations.

We continue to assess how the effects of COVID-19 on the economy may impact human capital allocation, revenues, profitability, and operating expenses.

Acquisitions

We have historically pursued acquisitions that expanded our services capabilities, industry-specific expertise and onshore and nearshore footprint. We plan to selectively pursue “tuck-in” transactions in the future that will help us augment our capabilities, establish new and deeper client relationships and expand our cross-selling opportunities.

In November 2018, we acquired 4th Source, Inc., or 4th Source, headquartered in Tampa, Florida, for a total consideration of $52.8 million. In connection with the acquisition, we agreed to pay certain continuing employees of 4th Source, Inc., up to an aggregate of 8,394 shares of our common stock based on the achievement of certain EBITDA-based performance metrics during each of the following fiscal years: up to 3,222 shares for 2018, up to 4,528 shares for 2019, and up to 644 shares for 2020. The EBITDA-based performance metric was not met in 2020 and the related PSUs were cancelled. The grant date fair value of these performance stock units was approximately $2.9 million. The acquisition of 4th Source enhanced our offerings for our healthcare and retail clients and supported our transition into the U.S. market. The acquisition of 4th Source also provided us with more than 500 highly trained bi-lingual consultants located in Merida, Colima, and Mexico City, Mexico, who provide nearshore services to clients in the U.S.

In July 2019, we acquired AgileThought, LLC, headquartered in Tampa, Florida. The fair value of the aggregate consideration on the acquisition date was $60.8 million. In addition, in connection with the acquisition, we have agreed to pay certain continuing employees of AgileThought, LLC up to an aggregate of 3,150 shares of our common stock based on the achievement of certain EBITDA -based performance metrics during each of the following fiscal years: up to 1,050 shares for 2020, up to 1,050 shares for 2021, and up to 1,050 shares for 2022. The EBITDA-based performance metric was not met in 2020 and the related awards were cancelled. The grant date fair value of these performance stock units was approximately $1.2 million. The acquisition of AgileThought, LLC enhanced our delivery capabilities to clients in the professional services industry and further supported our transition into the U.S. market. The acquisition of AgileThought, LLC also provided us with approximately 330 employees based primarily across Florida. Following the acquisition, we changed our name from AN Global Inc. to AgileThought, Inc.

Factors Affecting Our Performance

We believe that the key factors affecting our performance and results of operations include our ability to:

Expand Our Client Footprint in the United States

We are focused on growing our client footprint in the United States and furthering the application of our proven business capabilities in the U.S. market. We acquired 4th Source in 2018 and AgileThought, LLC in 2019, both of which are U.S. headquartered and operated companies. These acquisitions have strengthen our presence in the U.S. market. For the year ended December 31, 2021 we had 80 active clients in the United States as compared to 92 active clients in the United States for the year ended December 31, 2020. We define an active client at a specific date as a client with whom we have recognized revenue for our services during the preceding 12-month period. As of December 31, 2021, we had 355 employees located in the United States. We believe we have a significant opportunity to penetrate the U.S. market further and expand our U.S. client base. Our ability to expand our footprint in the United States will depend on several factors, including the U.S. market perception of our services, our ability to increase nearshore delivery successfully, our ability to successfully integrate acquisitions, as well as pricing, competition and overall economic conditions, and to a lesser extent our ability to complete future complementary acquisitions.

Penetrate Existing Clients via Cross-Selling

We seek to strengthen our relationships with existing clients by cross-selling additional services. We have a proven track record of expanding our relationship with clients by offering a wide range of complementary services. Our ten largest active clients based on revenue accounted for $103.3 million, or 65.1%, and $109.9 million, or 67.0%, of our total revenue during the years ended December, 2021 and 2020, respectively. The following table shows the active clients concentration from the top client to the top twenty clients, for the periods presented:

	Percent of Revenue for the Year Ended December 31,
Client Concentration	2021	2020
Top client	13.0%	17.6%
Top five clients	43.7%	54.5%
Top ten clients	65.1%	67.0%
Top twenty clients	78.9%	79.8%

The following table shows the number of our active clients by revenue for the periods presented:

	For the Year Ended December 31,
Active Clients by Revenue	2021	2020
Over $5 Million	9	6
$2 – $5 Million	7	10
$1 – $2 Million	13	13
Less than $1 Million	162	2 222
Total	191	1 251

The decrease in the total number of active clients from December 31, 2020 to December 31, 2021 is mainly related to the completion of smaller customer projects and maintenance engagements in 2020 that were not subsequently renewed as a result of COVID-19 pandemic effects.

We believe we have the opportunity to further cross-sell our clients with additional services that we have enhanced through recent acquisitions. However, our ability to increase sales to existing clients will depend on several factors, including the level of client satisfaction with our services, changes in clients’ strategic priorities and changes in key client personnel or strategic transactions involving clients, as well as pricing, competition and overall economic conditions.

Attract, Develop, Retain and Utilize Highly Skilled Employees

We believe that attracting, training, retaining and utilizing highly skilled employees with capabilities in next-generation technologies will be key to our success. As of December 31, 2021, we had 2,670 employees. From December 31, 2018 to December 31, 2020, our number of employees decreased from 2,743 to 2,282. The decline is related to COVID-19 pandemic effects on our business, as two of our largest customers in the U.S. reduced their IT spending, combined with the contract transition with our largest client in Latin America that prompted certain cost-saving actions such as a headcount reduction. We continuously invest in training our employees and offer regular technical and language training, as well as other professional advancement programs. These programs not only help ensure our employees are well trained and knowledgeable, but also help enhance employee retention.

Strengthen Onshore and Nearshore Delivery with Diversification in Regions

In order to drive digital transformation initiatives for our clients, we believe that we need to be near the regions in which our clients are located and in similar time zones. We have established a strong base for our onshore and nearshore delivery model across Mexico. We also have offices in Argentina, Brazil, Costa Rica and the United States to source diverse talent and be responsive to clients in our core markets. Since January 1, 2020, we have added 4 new delivery centers including one in the United States (Tampa, Florida) and three in Mexico (one in Mexico City and the other two in Merida and Colima as a result of the acquisitions). From December 31, 2018 to December 31, 2020, our delivery headcount decreased by 319 employees, or 14.0%. The decrease is mainly explained by the headcount reductions implemented as a result of the COVID-19 pandemic impacts on our business. However, from December 31, 2020 to December 31, 2021, our delivery headcount increased by 298 employees, driven by the demand recovery observed during 2021. As we continue to grow our relationships, we will expand our delivery centers in other cities in Mexico and other countries in similar time zones, such as Argentina and Costa Rica. While we believe that we currently have sufficient delivery center capacity to address our near-term needs and opportunities, as the recovery from the COVID-19 pandemic continues to materialize, and as we continue to expand our relationships with existing clients, attract new clients and expand our footprint in the United States, we will need to expand our teams through remote work opportunities and at existing and new delivery centers in nearshore locations with an abundance of technical talent. As we do so, we compete for talented individuals with other companies in our industry and companies in other industries.

Key Business Metrics

We regularly monitor several financial and operating metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate financial projections and make strategic decisions. Our key non-GAAP and business metrics may be calculated in a different manner than similarly titled metrics used by other companies. See “— Non-GAAP Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

	Year Ended December 31,
	2021	2020
Gross Margin	29.2%	30.8%
Adjusted EBITDA (in thousands)	$3,407	$17,875
Number of large active clients (at or above $1.0 million of revenue in prior 12-month period) as of end of period	29	29
Revenue concentration with top 10 clients	65.1%	67.0%

Gross Margin

We monitor gross margin to understand the profitability of the services we provide to our clients. Gross margin is calculated as net revenues for the period minus cost of revenue for the period, divided by net revenues.

Adjusted EBITDA

We monitor Adjusted EBITDA to understand the overall operating profitability of our business. We define and calculate EBITDA as net loss plus income tax expense, plus interest expense, net, plus depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude the change in fair value of contingent consideration obligations, plus change in fair value of embedded derivative liability, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus foreign exchange loss (gain), plus (gain) loss on business dispositions, plus gain on debt extinguishment or debt forgiveness, plus certain transaction costs, plus certain other expense, net. These adjustments also include certain costs and transaction related items that are not reflective of the underlying operating performance of the Company.

See “— Non-GAAP Measures” for additional information and a reconciliation of net loss to EBITDA and Adjusted EBITDA.

Number of Large Active Clients

We monitor our number of large active clients to better understand our progress in winning large contracts on a period-over-period basis. We define the number of large active clients as the number of active clients from whom we generated more than $1.0 million of revenue in the prior 12-month period. For comparability purposes, we include the clients of the acquired businesses that meet these criteria to properly evaluate total client spending evolution.

Revenue Concentration with Top 10 clients

We monitor our revenue concentration with top 10 clients to understand our dependence on large clients on a period-over-period basis and to monitor our success in diversifying our revenue base. We define revenue concentration as the percent of our total revenue derived from our ten largest active clients.

Components of Results of Operations

Our business is organized into a single reportable segment. The Company´s chief operating decision maker is the CEO, who reviews financial information presented on a consolidated basis for purposes of making operating decisions, assessing financial performance and allocating resources.

Net Revenues

Revenue is derived from the several types of integrated solutions we provide to our clients. Revenue is organized by contract type and geographic location. The type of revenue we generate from customers is classified based on: (i) time and materials, and (ii) fixed price contracts. Time and materials are transaction-based, or volume-based contracts based on input method such as labor hours incurred. Fixed price contracts are contracts where price is contractually predetermined. Revenue by geographic location is derived from revenue generated in the United States and Latin America, which includes Mexico, Argentina, Brazil, and Costa Rica.

Cost of Revenue

Cost of revenue consists primarily of employee-related costs associated with our personnel and fees from third-party vendors engaged in the delivery of our services, including: salaries, bonuses, benefits, project related travel costs, software licenses and any other costs that relate directly to the delivery of our services.

Gross Profit

Gross profit represents net revenues less cost of revenue.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consists primarily of employee-related costs associated with our sales, marketing, legal, accounting and administrative personnel. Selling, general and administrative expenses also includes legal costs, external professional fees, brand marketing, provision for doubtful accounts, as well as expenses associated with our back-office facilities and office infrastructure, information technology, and other administrative expenses.

Depreciation and Amortization

Depreciation and amortization consist of depreciation and amortization expenses related to customer relationships, computer equipment, leasehold improvements, furniture and equipment, and other assets.

Change in Fair Value of Contingent Consideration Obligations

Changes in fair value of contingent consideration obligations consists of changes in estimated fair value of earnout arrangements entered into as part of our business acquisition process.

Change in Fair Value of Embedded Derivative Liabilities

Changes in fair value of embedded derivative liabilities consists of changes in the fair value of redemption and conversion features embedded within our preferred stock.

Change in Fair Value of Warrant Liability

Changes in fair value of warrant liability consist of changes to the outstanding public and private placement warrants assumed upon the consummation of the Business Combination.

Equity-based Compensation Expense

Equity-based compensation expense consists of compensation expenses recognized in connection with performance incentive awards granted to our employees and board members.

Impairment Charges

Impairment charges relate to losses on impairment of goodwill and intangible assets.

Restructuring Expenses

Restructuring expenses consists of costs associated with business realignment efforts and strategic transformation costs resulting from value creation initiatives following business acquisitions, which primarily relate to severance costs from back-office headcount reductions.

Other Operating Expenses, Net

Other operating expenses, net consists primarily of acquisition related costs and transaction costs related, including: legal, accounting, valuation and investor relations advisors, and compensation consultant fees, as well as other operating expenses.

Interest Expense

Interest expense consists of interest incurred in connection with our long-term debt obligations, and amortization of debt issuance costs.

Other (Expense) Income

Other (expense) income consists of interest income on invested funds, impacts from foreign exchange transactions, gain on disposition of business, gain on loan forgiveness and other expenses.

Income Tax Expense

Income tax expense represents expenses or benefits associated with our operations based on the tax laws of the jurisdictions in which we operate. Our calculation of income tax expense is based on tax rates and tax laws at the end of each applicable reporting period.

Results of Operations

The following table sets forth our consolidated statements of operations for the presented periods:

The following table sets forth our consolidated statements of operations information expressed as a percentage of net revenues for the periods presented:

	Year Ended December 31,
(in thousands USD)	2021	2020
Net revenues	$158,668	$163,987
Cost of revenue	112,303	113,465
Gross profit	46,365	50,522
Operating expenses:
Selling, general and administrative expenses	43,551	31,955
Depreciation and amortization	6,984	6,959
Change in fair value of contingent consideration obligations	(2,200)	(6,600)
Change in fair value of embedded derivative liabilities	(4,406)	—
Change in fair value of warrant liability	(4,694)
Equity-based compensation expense	6,481	211
Impairment charges	—	16,699
Restructuring expenses	911	5,524
Other operating expenses, net	1,785	6,997
Total operating expense	48,412	61,745
Loss from operations	(2,047)	(11,223)
Interest expense	(16,457)	(17,293)
Other (expense) income	(1,084)	4,525
Loss before income tax	(19,588)	(23,991)
Income tax expense	460	2,341
Net loss	(20,048)	(26,332)
Net income (loss) attributable to noncontrolling interests	22	(155)
Net loss attributable to the Company	$(20,070)	$(26,177)

The following table sets forth our consolidated statements of operations information expressed as a percentage of net revenues for 2021:

	Year Ended December 31,
	2021	2020
Net revenues	100.0%	100.0%
Cost of revenue	70.8%	69.2%
Gross profit	29.2%	30.8%
Operating expenses:
Selling, general and administrative expenses	27.4%	19.5%
Depreciation and amortization	4.4%	4.2%
Change in fair value of contingent consideration obligations	(1.4)%	(4.0)%
Change in fair value of embedded derivative liabilities	(2.8)%	—%
Change in fair value of warrant liability	(3.0)%	—%
Equity-based compensation expense	4.1%	0.1%
Impairment charges	—%	10.2%
Restructuring expenses	0.6%	3.4%
Other operating expenses, net	1.1%	4.3%
Total operating expense	30.4%	37.7%
Loss from operations	(1.2)%	(6.9)%
Interest expense	(10.4)%	(10.5)%
Other (expense) income	(0.7)%	2.8%
Loss before income tax	(12.3)%	(14.6)%
Income tax expense	0.3%	1.5%
Net loss	(12.6)%	(16.1)%
Net income (loss) attributable to noncontrolling interests	—%	(0.1)%
Net loss attributable to the Company	(12.6)%	(16.0)%

Selected Quarterly Results of Operations

The following tables set forth our unaudited consolidated quarterly results of operations for each of the 8 quarters within the period from January 1, 2020 to December 31, 2021. Our quarterly results of operations have been prepared on the same basis as our consolidated financial statements, and we believe they reflect all normal recurring adjustments necessary for the fair presentation of our results of operations for these periods. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. These quarterly results of operations are not necessarily indicative of our results of operations for a full year or any future period.

	Three Months Ended
	2021				2020
(in thousands USD)	Dec 31	Sep 30	June 30	Mar 31	Dec 31	Sep 30	June 30	Mar 31
Net revenues	$42,095	$40,420	$38,940	$37,213	$34,474	$40,114	$42,742	$46,657
Cost of revenue	29,594	29,666	26,812	26,231	25,615	26,018	28,059	33,773
Gross profit	12,501	10,754	12,128	10,982	8,859	14,096	14,683	12,884

Operating expenses:
Selling, general and administrative expenses	13,406	11,188	10,189	8,768	8,552	8,978	6,412	8,013
Depreciation and amortization	1,745	1,746	1,719	1,774	1,705	1,709	1,700	1,845
Change in fair value of contingent consideration obligations	—	—	(2,200)	—	(554)	(555)	(5,491)	—
Change in fair value of embedded derivative liabilities	—	(1,884)	(1,112)	(1,410)	—	—	—	—
Change in fair value of warrant liabilities	(3,935)	(759)	—	—	—	—	—	—
Equity-based compensation expense	—	6,469	—	12	31	55	56	69
Impairment charges	—	—	—	—	—	7,565	9,134	—
Restructuring expenses	1,024	(135)	12	10	2,965	1,084	1,097	378
Other operating expenses, net	774	(96)	472	635	3,293	3,205	212	287
Total operating expense	13,014	16,529	9,080	9,789	15,992	22,041	13,120	10,592
Income (loss) from operations	(513)	(5,775)	3,048	1,193	(7,133)	(7,945)	1,563	2,292

Interest expense	(4,340)	(4,065)	(3,724)	(4,328)	(4,490)	(4,400)	(3,984)	(4,419)
Other income (expense)	(648)	(851)	1,723	(1,308)	4,855	3,002	2,748	(6,080)
(Loss) Income before income taxes	(5,501)	(10,691)	1,047	(4,443)	(6,768)	(9,343)	327	(8,207)

Income tax expense (benefit)	$473	$96	$499	$(608)	$(119)	$1,012	$1,343	$105
Net income (loss)	$(5,974)	$(10,787)	$548	$(3,835)	$(6,649)	$(10,355)	$(1,016)	$(8,312)

The following table presents a reconciliation of Adjusted EBITDA, a non-GAAP financial measure, to the most directly comparable financial measure prepared in accordance with GAAP.

	Three Months Ended
	2021				2020
(in thousands USD)	Dec 31	Sep 30	June 30	Mar 31	Dec 31	Sep 30	June 30	Mar 31
Net (loss) income	$(5,974)	$(10,787)	$548	$(3,835)	$(6,649)	$(10,355)	$(1,016)	$(8,312)
Income tax expense (benefit)	473	96	499	(608)	(119)	1,012	1,343	105
Interest Expense, net	4,336	4,045	3,701	4,305	4,463	4,365	3,959	4,394
Depreciation and amortization	1,745	1,746	1,719	1,774	1,705	1,709	1,700	1,845
EBITDA	580	(4,900)	6,467	1,636	(600)	(3,269)	5,986	(1,968)
Change in fair value of contingent consideration obligations	—	—	(2,200)	—	(554)	(555)	(5,491)	—
Change in fair value of embedded derivative liabilities	—	(1,884)	(1,112)	(1,410)	—	—	—	—
Change in fair value of warrant liabilities	(3,935)	(759)	—	—	—	—	—	—
Equity-based compensation expense	—	6,469	—	12	31	55	56	69
Impairment charges	—	—	—	—	—	7,565	9,134	—
Restructuring expenses	1,024	(135)	12	10	2,965	1,084	1,097	378
Foreign exchange loss (gain)	406	790	(596)	1,336	(4,886)	(3,109)	(1,698)	6,096
Loss (gain) on business dispositions	—	—	—	—	271	(129)	(1,252)	—
Gain on debt extinguishment	—	—	(1,243)	(63)	(142)	—	—	—
Transaction Costs	716	(177)	467	328	3,557	2,579	210	299
Other expenses, net	1,492	(1)	(1)	78	80	(16)	(20)	42
Adjusted EBITDA	$283	$(597)	$1,794	$1,927	$722	$4,205	$8,022	$4,916

Comparison of Years Ended December 31, 2021 and 2020

Net revenues

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Net Revenues	$158,668	$163,987	(3.2)%

Net revenues for the year ended December 31, 2021 decreased $5.3 million, or 3.2%, to $158.7 million from $164.0 million for the year ended December 31, 2020. The decrease was mainly related to the suspension or scope reductions in major projects with existing clients driven by the negative effects of the COVID-19 pandemic, combined with the effects of attrition and reduced billing rates on certain contract negotiations.

Net Revenues by Geographic Location

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
United States	$103,436	$113,073	(8.5)%
Latin America	55,232	50,914	8.5%
Total	$158,668	$163,987	(3.2)%

Net revenues from our United States operations for the year ended December 31, 2021 decreased $9.7 million, or 8.5%, to $103.4 million from $113.1 million for the year ended December 31, 2020. The change was mainly driven by a $24 million decrease in information technology spending from two customers in the professional services industry and service volume reduction with other smaller clients due to the COVID-19 pandemic, offset by a $14.4 million increase related mainly to extended scope of work with other existing customers, as well as new customers.

Net revenues from our Latin America operations for the year ended December 31, 2021 increased $4.3 million, or 8.5%, to $55.2 million from $50.9 million for the year ended December, 2020. The change was driven by an increase of $10.9 million related to increased volume in retail and financial services clients, offset by a $4.8 million decrease in revenues from other customers as a result of project scope reductions and terminations due to COVID-19 and a decrease of $1.8 million in smaller scope projects.

Revenues by Contract Type

The following table sets forth net revenues by contract type and as a percentage of our revenues for the periods indicated:

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Time and materials	$130,603	$144,658	(9.7)%
Fixed price	28,065	19,329	45.2%
Total	$158,668	$163,987	(3.2)%

Net revenues from our time and materials contracts for the year ended December 31, 2021 decreased approximately $14.1 million, or 9.7%, to $130.6 million from $144.7 million for the year ended December 31, 2020. The main driver of the net variation is related to the project scope reductions and suspensions with our US clients within the professional services industry due to the effects of the COVID-19 pandemic and the shift from time and material services to fixed price Agile pods with one of our clients within the financial services industry in Latin America. Net revenues from our fixed price contracts for the year ended December 31, 2021 increased $8.8 million, or 45.2%, to $28.1 million from $19.3 million for the year ended December 31, 2020. The main drivers of the net increase were related to the shift to fixed price Agile pods with one of our clients from the financial services industry and increased services with clients within the retail industry in Latin America under a fixed-price modality.

Cost of revenue

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Cost of revenue	$112,303	$113,465	(1.0)%
% of net revenues	70.8%	69.2%

Cost of revenue for the year ended December 31, 2021 decreased $1.2 million, or 1.0%, to $112.3 million from $113.5 million for the year ended December 31, 2020. The decrease was primarily driven by the scope reductions in major projects that had a corresponding decline in net revenues. Cost as a percentage of net revenues for the year ended December 31, 2021 increased 1.6%, to 70.8% from 69.2% for the year ended December 31, 2020. The increase was primarily driven by the costs of non-billable onboarding time of new hires and lower utilization due to preparation for new bookings and the effects of the new labor law in Mexico, that came to effect during the third quarter, and increased the payroll cost of the Mexican workforce.

Selling, general and administrative expenses

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Selling, general and administrative expenses	$43,551	$31,955	36.3%
% of net revenues	27.4%	19.5%

Selling, general and administrative expenses for the year ended December 31, 2021 increased $11.5 million, or 36.0%, to $43.5 million from $32.0 million for the year ended December 31, 2020. The increase was primarily due to a $6.0 million increase in employee costs mostly driven by increased sales headcount and the effect of a new variable compensation plan for the sales and delivery teams, $1.9 million increase in external professional services related to legal, accounting, audit, tax advisory and headhunting services, $1.3 million of bad debt expense due to the increase in our allowance for doubtful accounts, $1.2 million credit recorded in the second quarter of 2020 related to a Tennessee sales tax matter, $0.9 million increase in D&O insurance costs, and $0.2 million in increased cost related to IT infrastructure improvement costs.

Depreciation and amortization

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Depreciation and amortization	$6,984	$6,959	0.4%
% of net revenues	4.4%	4.2%

Depreciation and amortization for year ended December 31, 2021 and 2020, was $7.0 million, respectively.

Change in fair value of contingent consideration obligations

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Change in fair value of contingent consideration obligations	$(2,200)	$(6,600)	(66.7)%
% of net revenues	(1.4)%	(4.0)%

Change in fair value of contingent consideration obligations for the year ended December 31, 2021 decreased $4.4 million, or 66.7%, to $(2.2) million from $(6.6) million for the year ended December 31, 2020. The change is due to the AgileThought LLC business not meeting some of the 2020 and 2021 performance metrics established as part of contingent consideration associated with the acquisition, thus adjusting the fair value of the earnouts of subsequent periods.

Change in fair value of embedded derivative liabilities

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Change in fair value of embedded derivative liabilities	$(4,406)	$—	100.0%
% of net revenues	(2.8)%	—%

Change in fair value of embedded derivative liabilities for the year ended December 31, 2021 resulted in a gain of $4.4 million. The gain was primarily driven by the settlement of embedded derivative liabilities that occurred as a result of the Business Combination.

Change in fair value of warrant liability

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Change in fair value of warrant liability	$(4,694)	$—	100.0%
% of net revenues	(3.0)%	—%

Change in fair value of warrant liability for the year ended December 31, 2021 resulted in a gain of $4.7 million. The gain was primarily driven by a decrease in the market price of our public warrants, increase in risk-free rate of return and increased volatility used to estimate the fair value of our warrant liability from August 23, 2021 to December 31, 2021.

Equity-based compensation expense

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Equity-based compensation expense	$6,481	$211	>1000.0%
% of net revenues	4.1%	0.1%

Equity-based compensation expense for the year ended December 31, 2021 increased $6.3 million, or over 1,000.0%, to $6.5 million from $0.2 million for the year ended December 31, 2020. In connection with the Business Combination, the Company granted stock awards covering shares of Class A common stock and accelerated previously granted restricted stock units, which resulted in $6.5 million equity-based compensation expense that was recognized during the year ended December 31, 2021. During the year ended December 31, 2020, equity-based compensation expense was recognized in connection with board members’ restricted stock units.

Impairment charges

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Impairment charges	$—	$16,699	(100.0)%
% of net revenues	—%	10.2%

Impairment charges for the year ended December 31, 2021 decreased $16.7 million, or 100.0%. During the year ended December 31, 2020, we recognized $11.6 million of goodwill impairment, $3.5 million of customer relationships impairment and $1.6 million of indefinite-lived intangible asset impairment, resulting from negative impacts of the COVID-19 pandemic and the disposition of a business within our Latin America reporting unit.

Restructuring expenses

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Restructuring expenses	$911	$5,524	(83.5)%
% of net revenues	0.6%	3.4%

Restructuring expenses for the year ended December 31, 2021 decreased $4.6 million, or 83.5%, to $0.9 million from $5.5 million for the year ended December 31, 2020. The decrease was primarily due to costs incurred during the year ended December 31, 2020 associated with the restructuring implemented in the first quarter 2020 in response to the COVID-19 pandemic. During the year ended December 31, 2021, the Company incurred severance costs in the fourth quarter 2021 due to the Company’s efforts to streamline its operating model and reduce layers of management.

Other operating expenses, net

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Other operating expense, net	$1,785	$6,997	(74.5)%
% of net revenues	1.1%	4.3%

Other operating expenses, net for the year ended December 31, 2021 decreased $5.2 million, or 74.5%, to $1.8 million from $7.0 million for the year ended December 31, 2020. The decrease was mainly driven by a decline in transaction expenses in connection with preparation to become a public company that was expensed in 2020 but capitalized and netted against equity in 2021.

Interest expense

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Interest expense	$(16,457)	$(17,293)	(4.8)%
% of net revenues	(10.4)%	(10.5)%

Interest expense for the year ended December 31, 2021 decreased $0.8 million, or 4.8%, to $16.5 million from $17.3 million for the year ended December 31, 2020. The decrease was primarily due to the creditors exercising their option to convert the combined $38.1 million of debt outstanding into shares of the Company’s common stock that occurred in connection with the Business Combination. In addition, the additional principal payments reduced the outstanding balance of term loans.

Other (expense) income

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Other (expense) income	$(1,084)	$4,525	(124.0)%
% of net revenues	(0.7)%	2.8%

Other (expense) income for the year ended December 31, 2021 decreased $5.6 million, or 124.0%, to $(1.1) million from $4.5 million for the year ended December 31, 2020. The change was primarily due to a $5.5 million decrease in net foreign currency exchange gains derived mainly from exchange rate fluctuations offset by a $1.3 million increase in gain on forgiveness of a Paycheck Protection Program loan recorded in 2021.

Income tax expense

	Year Ended December 31,		% Change
	2021	2020	2021 vs. 2020
	(in thousands, except percentages)
Income tax expense	$460	$2,341	(80.4)%
Effective income tax rate	(2.3)%	(9.8)%

Income tax expense for the year ended December 31, 2021 decreased $1.9 million, or 80.4%, to $0.5 million from $2.3 million for the year ended December 31, 2020 due to discrete tax items recorded in the third quarter of 2020.

Non-GAAP Measures

To supplement our consolidated financial data presented on a basis consistent with U.S. GAAP, we present certain non-GAAP financial measures, including EBITDA and Adjusted EBITDA. We have included the non-GAAP financial measures because they are financial measures used by our management to evaluate our core operating performance and trends, to make strategic decisions regarding the allocation of capital and new investments and are among the factors analyzed in making performance-based compensation decisions for key personnel. The measures exclude certain expenses that are required under U.S. GAAP. We exclude certain non-cash expenses and certain items that are not part of our core operations.

We believe this supplemental performance measurement is useful in evaluating operating performance, as they are similar to measures reported by our public industry peers and those regularly used by security analysts, investors and other interested parties in analyzing operating performance and prospects. The non-GAAP financial measures are not intended to be a substitute for any GAAP financial measures and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare our performance to that of other companies. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of our non-GAAP measures to the related GAAP financial measure. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures.

We define and calculate our non-GAAP financial measures as follows:

●	EBITDA: Net loss plus income tax expense, plus interest expense, net, and plus depreciation and amortization.

●	Adjusted EBITDA: EBITDA further adjusted to exclude the change in fair value of contingent consideration obligations, plus the change in fair value of embedded derivative liability, plus the change in fair value of warrant liability, plus equity-based compensation expense, plus impairment charges, plus restructuring expenses, plus foreign exchange loss (gain), plus (gain) loss on business dispositions, plus gain on debt extinguishment or debt forgiveness, plus certain transaction costs, plus certain other expense, net.

The following table presents the reconciliation of our EBITDA and Adjusted EBITDA to our net loss, the most directly comparable GAAP measure, for the annual periods indicated:

	Year Ended December 31,
(in thousands USD)	2021	2020
Net loss	$(20,048)	$(26,332)
Income tax expense	460	2,341
Interest expense, net	16,387	17,181
Depreciation and amortization	6,984	6,959
EBITDA	3,783	149
Change in fair value of contingent consideration obligations	(2,200)	(6,600)
Change in fair value of embedded derivative liability	(4,406)	—
Change in fair value of warrant liability	(4,694)	—
Equity-based compensation expense	6,481	211
Impairment charges	—	16,699
Restructuring expenses[1]	911	5,524
Foreign exchange loss (gain)[2]	1,936	(3,597)
(Gain) loss on business dispositions[3]	—	(1,100)
Gain on debt extinguishment[4]	(1,306)	(142)
Transaction costs[5]	1,334	6,645
Other expense, net[6]	1,568	86
Adjusted EBITDA	$3,407	$17,875

1 -	Represents restructuring expenses associated with the ongoing reorganization of our business operations and realignment efforts. Refer to Note 14, Restructuring, within our consolidated financial statements in this prospectus.
2 -	Represents foreign exchange loss (gain) due to foreign currency transactions.
3 -	Represents a gain on disposition of eProcure during 2020. Refer to Note 10, Other Income (Expense), within our consolidated financial statements in this prospectus.
4 -	Represents a $1.3 million gain on forgiveness of PPP loans during the year ended December 31, 2021. Refer to Note 10, Other Income (Expense), within our consolidated financial statements in this prospectus.
5 -	Represents professional service fees primarily comprised of consulting, transaction services, accounting and legal fees in connection with the merger transaction with LIVK and preparation for becoming and being a public company.
6 -	Includes a $1.4 million non operational expense associated with consolidating legal entities.

Liquidity and Capital Resources

Our main sources of liquidity have been our cash and cash equivalents, cash generated from operations, and proceeds from issuances of stock and debt. Our main uses of cash are funds to operate our business, make principal and interest payments on our outstanding debt, capital expenditures, and business acquisitions.

Our future capital requirements will depend on many factors, including our growth rate. Over the past several years, operating expenses have increased as we have invested in growing our business. Payments of principal and interest on our debt and earnout cash payments following our acquisitions have also been cash outflows. Our operating cash requirements may increase in the future as we continue to invest in the growth of our Company.

As of December 31, 2021, we had $8.5 million of available cash and cash equivalents, a decrease of $0.8 million from December 31, 2020. We believe that we will have sufficient financial resources to fund our operations for the next 12 months. We are continuously looking to implement strategies to improve our profitability and reduce expenses, along with evaluating alternatives such as refinancing our debt.

First Lien Facility

In 2018, we entered into a revolving credit agreement (the “Revolving Credit Agreement”) with Monroe Capital Management Advisors LLC for a revolving credit facility that permits us to borrow up to $1.5 million through November 10, 2023. In 2019, we amended the Revolving Credit Agreement to increase the borrowing limit to $5.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio (as defined in the Revolving Credit Agreement) as calculated in the most recent compliance certificate. An additional 2.0% interest may be incurred during periods of loan covenant default.

As of December 31, 2021, the interest rate was 10.0%. We are required to pay an annual commitment fee of 0.5% on the unused portion of the commitment. As of December 31, 2021 and December 31, 2020, we had no availability under the revolving credit facility.

In 2018, we entered into the term loan credit agreement with Monroe Capital Management Advisors LLC pursuant to which we were permitted to borrow up to $75.0 million through November 10, 2023. On July 18, 2019, we entered into an amended and restated credit agreement for the First Lien Facility to increase the borrowing amount to $98.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the total leverage ratio (as defined in the First Lien Facility) as calculated in the most recent compliance certificate (as defined in the First Lien Facility) delivered quarterly. An additional 2.0% interest may be incurred during periods of loan covenant default. Principal payments of $0.6 million are due quarterly until maturity, at which time the remaining outstanding balance is due. The amended and restated credit agreement for the First Lien Facility was further amended on February 2, 2021, pursuant to which we agreed to pay in lieu of the first two regular quarterly principal installments in 2021 (February 2021 through and including July 2021), six monthly principal payments of $1.0 million from February 2021 through and including July 2021. Further, the Total Leverage Ratio covenant was modified for the periods ending from December 31, 2020 to March 31, 2022.

The amended and restated credit agreement for the First Lien Facility was further amended on April 30, 2021, pursuant to which we were permitted to defer, at our election, the $1.0 million monthly installment payments for April and May 2021, and in the event of such election, we would incur a fee of $0.5 million for each such deferred payment that would be payable to the lender upon the maturity date. We elected to defer the April and May 2021 payments and incurred a total of $1.0 million fee payable to the lender. Additionally, the Total Leverage Ratio and Fixed Charges Coverage Ratio (as defined in the First Lien Facility) covenants were modified for the period ended December 31, 2020 and thereafter.

On June 24, 2021, the amended and restated credit agreement for the First Lien Facility was amended to permit the incurrence of indebtedness (the “June Subordinated Debt”) of up to $8.0 million aggregate principal amount (the “Fifth Amendment to First Lien Facility”). Pursuant to the terms of the amendment and a related subordination agreement, the Subordinated Promissory Note will be subordinated in right of payment to the First Lien Facility. In addition, the amendment modifies our Total Leverage Ratio covenant and Fixed Charges Coverage Ratio covenant to accommodate the incurrence of the Subordinated Promissory Note. In consideration therefor and for the option to defer the $1.0 million monthly installment payment for April, May, June and July until September, we agreed to pay a fee of $4.0 million that is payable to the lender on the maturity date, which includes the $1.0 million fee payable to the lender pursuant to the April 30, 2021 amendment. Additionally, the $0.5 million fee per deferral that was previously established as part of the April 30, 2021 amendment was removed.

The amended and restated credit agreement for the First Lien Facility was further amended on July 26, 2021 to permit the incurrence of the Exitus Credit Facility.

On September 30, 2021, the Company entered into an amendment to extend the due date of the $4.0 million in principal payments previously due for April, May, June and July, from September 30, 2021 to October 15, 2021. On October 14, 2021, the Company entered into an amendment to extend the due date from October 15, 2021 to October 29, 2021. On October 29, 2021, the Company entered into an amendment to further extend the due date from October 29, 2021 to November 19, 2021.

On November 15, 2021, the Company entered into an amendment to reset the First Lien Facility’s Total Leverage Ratio for the quarterly periods of September 30, 2021 to June 30, 2022 and Fixed Charge Coverage Ratio covenants for the quarterly periods of September 30, 2021 to December 31, 2022. For purposes of calculating compliance with the Company’s maximum Total Leverage Ratio for the quarters ended December 31, 2021, March 31, 2022 and June 30, 2022 (but not for any quarter thereafter), the amount of the Company’s debt will be deemed to be reduced by the market value of the First Lien Shares at the applicable quarter-end. The Company may issue additional First Lien Shares from time to time to reduce the amount of debt for purposes of the maximum Total Leverage Ratio to the extent necessary to comply with such financial ratio; however, such issuance may not be possible due to regulatory restrictions.

On November 29, 2021, the Company made a $20.0 million principal prepayment, which included the $4.0 million principal payment that was originally due September 30, 2021. The Company made this payment with proceeds from the New Second Lien Facility. Furthermore, on December 29, 2021, the Company issued 4,439,333 shares of Class A Common Stock to the administrative agent for the First Lien Facility (the “First Lien Shares”), which subject to certain terms and regulatory restrictions, may sell the First Lien Shares upon the earlier of August 29, 2022 and an event of default and apply the proceeds to the outstanding balance of the loan. Subject to regulatory restrictions, the Company may issue additional First Lien Shares from time to time to reduce the amount of debt for purposes of the Total Leverage Ratio to the extent necessary to comply with such financial ratio. In addition, the Company agreed to issue warrants to the administrative agent to purchase $7 million worth of the Company’s Class A Common Stock for nominal consideration. The warrants will be issued on the date that all amounts under the First Lien Facility have been paid in full. In addition, the Company may be required to pay Monroe cash to the extent that we cannot issue some or all of the warrants due to regulatory restrictions. The First Lien lenders charged an additional $2.9 million fee paid upon the end of the term loan in exchange for the amended terms. As of December 31, 2021, total fees payable at the end of the term loan, including fees recognized from prior amendments, totaled $6.9 million.

On November 22, 2021, the Company entered into an amendment that requires sixty percent (60%) of proceeds from future equity issuances be used to repay the outstanding balance on the First Lien Facility. On December 27, 2021, the Company closed a follow on stock offering resulting in $21.8 million of net proceeds, of which $13.7 million was used as payment of the outstanding principal and interest balances for the First Lien Facility.

On March 30, 2022, the Company entered into an amendment with the First Lien and New Second Lien Facility Lenders to waive the Fixed Charge Coverage Ratio for March 31, 2022. In addition, the Total Leverage Ratio covenant for the quarterly period of March 31, 2022 was reset. As consideration for entering into this amendment, the Company agrees to pay the First Lien Facility’s administrative agent a fee equal to $500,000. The fee shall be fully earned as of March 30, 2022 and shall be due and payable upon the end of the term loan. However, the fee shall be waived in its entirety if final payment in full occurs prior to or on May 30, 2022.

Second Lien Facility

On July 18, 2019, we entered into the Second Lien Facility which permitted us to borrow $25.0 million at 13.73% interest. On January 30, 2020, the Second Lien Facility was amended to increase the borrowing amount by $4.1 million. Interest is capitalized every six months and is payable at termination or conversion. The Second Lien Lenders had the option at their election to convert the loan into common shares of Legacy AgileThought (a) before January 31, 2022 if we filed for an initial public offering or entered into a merger agreement or (b) on or after January 31, 2022.

Concurrently with the execution of the merger agreement, we entered into the conversion agreement with the Second Lien Lenders, pursuant to which all of the outstanding total obligations due to each Second Lien Lender under that the Second Lien Facility were converted into shares of common stock of Legacy AgileThought immediately prior to the Business Combination. Subsequently, at the effective time of the Business Combination, such shares of common stock of Legacy AgileThought were automatically converted into the applicable portion of the common merger consideration and each Second Lien Lender was entitled to receive their proportionate interest of the common merger consideration as a holder of Legacy AgileThought common stock. At close of the Business Combination, the Second Lien Lenders received 115,923 shares of Legacy AgileThought common stock immediately prior to the Business Combination.

New Second Lien Facility

On November 22, 2021, the Company entered into a new Second Lien Facility (the “New Second Lien Facility”) Nexxus Capital and Credit Suisse (both of which are existing AgileThought shareholders and have representation on AgileThought’s Board of Directors), Manuel Senderos, Chief Executive Officer and Chairman of the Board of Directors, and Kevin Johnston, Chief Operating Officer. The New Second Lien Facility provides for a term loan facility in an initial aggregate principal amount of approximately $20.7 million, accruing interest at a rate per annum from 11% and 17%. The New Second Lien Facility has an original maturity date of March 15, 2023. If the Credit Facility remains outstanding on December 15, 2022, the maturity date of the New Second Lien Facility will be extended to May 10, 2024.

Each lender under the New Second Lien Facility has the option to convert all or any portion of its outstanding loans into AgileThought Class A Common Stock on or after December 15, 2022 or earlier, upon our request. Unless we receive shareholder approval pursuant to applicable Nasdaq rules, the amounts under the New Second Lien Facility will only convert into up to 2,098,545 shares of Class A Common Stock and will only convert at a price per share equal to the greater of $10.19 or the then-current market value. On December 27, 2022, Manuel Senderos and Kevin Johnston exercised the conversion options for their respective loan amounts of $4.5 million and $0.2 million respectively.

Paycheck Protection Program Loans

On April 30, 2020, and May 1, 2020, the Company received, through four of its subsidiaries, Paycheck Protection Program loans, or the PPP loans, for a total amount of $9.3 million. The PPP loans bear a fixed interest rate of 1.0% over a two-year term, are guaranteed by the United States federal government, and do not require collateral from the Company. The loans may be forgiven, in part or in full, if the proceeds were used to retain and pay employees and for other qualifying expenditures. The Company submitted its forgiveness applications to the Small Business Administration between November 2020 and January 2021. On December 25, 2020, $0.1 million of a $0.2 million PPP loan was forgiven. On March 9, 2021, $0.1 million of a $0.3 million PPP loan was forgiven. On June 13, 2021, $1.2 million of a $1.2 million PPP loan was forgiven. On January 19, 2022, $7.3 million of a $7.6 million PPP loan was forgiven resulting in a remaining PPP Loan balance of $0.3 million of which $0.1 million is due within the next year. The remaining payments will be made monthly until May 2, 2025.

Subordinated Promissory Note

On June 24, 2021, the Company entered into a credit agreement with AGS Group LLC (“AGS Group”) for a principal amount of $0.7 million. The principal amount outstanding under this agreement matured on December 20, 2021 (“Original Maturity Date”) but was extended until May 19, 2022 (“Extended Maturity Date.”) Interest is due and payable in arrears on the Original Maturity Date at a 14.0% per annum until and including December 20, 2021 and at 20% per annum from the Original Maturity Date to the Extended Maturity Date calculated on the actual number of days elapsed.

Exitus Capital Subordinated Debt

On July 26, 2021, the Company agreed with existing lenders and Exitus Capital (“Subordinated Creditor”) to enter into a zero-coupon subordinated loan agreement with Exitus Capital in an aggregate principal amount equal to $3.7 million (“Subordinated Debt”). No periodic interest payments are made and the loan is due on January 26, 2022, with an option to extend up to two additional six month terms. Net loan proceeds totaled $3.2 million, net of $0.5 million in debt discount. Payment of any and all of the Subordinated Debt shall be subordinate of all existing senior debt. In the event of any liquidation, dissolution, or bankruptcy proceedings, all senior debt shall first be paid in full before any distribution shall be made to the Subordinated Creditor. The loan is subject to a 36% annual interest moratorium if full payment is not made upon the maturity date. On January 25, 2022, the Company exercised the option to extend the loan an additional six months to July 26, 2022. The Company recognized an additional $0.5 million debt issuance costs related to the loan extension. The Company has the right to further extend maturity of this facility for an additional six month period. The loan is secured by a pledge by Diego Zavala of certain of his real property located in Mexico City and is subordinated in right of payment to the First Lien Facility.

For additional information, see Note 9, Long-term Debt, to our consolidated financial statements appearing in this prospectus.

Earnout Obligations

The Company records its obligations for contingent purchase price at fair value, based on the likelihood of making contingent earnout payments and stock issuances based on the underlying agreement terms. The earnout payments and value of stock issuances are subsequently remeasured to fair value each reporting date using an income approach determined based on the present value of future cash flows using internal models. As of December 31, 2021 and December 31, 2020, the Company does not have any outstanding stock issuance based earnout obligations.

As of December 31, 2021 and 2020, outstanding cash earnouts were $8.8 million and $10.3 million, respectively. Outstanding balance accrues interest at an annual interest rate of 12%. The balance shown at December 31, 2021 and December 31, 2020 includes the related accrued interest. In order for the Company to make payments for its contingent purchase price obligations, in addition to having sufficient cash resources to make the payments themselves, the Company must be in compliance with liquidity and other financial and other covenants included in the First Lien Facility. The Company has not been able to satisfy those covenants to date. Whether the Company is able to satisfy those covenants will depend on the Company’s overall operating and financial performance. There can be no assurance that we will have sufficient cash flows from operating activities, cash on hand or access to borrowed funds to be able to make any contingent purchase price payments when required to do so, and any failure to do so at such time could have a material adverse effect on our business, financial condition, results of operations and prospects.

Cash Flows

The following table summarizes our consolidated cash flows for the periods presented:

	Year Ended December 31,
(in thousands USD)	2021	2020
Net cash used in operating activities	$(23,223)	$(1,066)
Net cash used in investing activities	(916)	(1,585)
Net cash provided by financing activities	23,551	6,606

Operating Activities

Net cash used in operating activities for the year ended December 31, 2021 increased by approximately $22.1 million to ($23.2) million from $(1.1) million for the twelve months ended December 31, 2020. The increase was mainly driven by changes in our operating assets and liabilities which decreased $20.5 million on a year over year basis, a decrease of $7.8 million in non-cash items, offset by an increase of $6.3 million in net loss.

The decrease of $20.5 million resulting from changes in our operating assets and liabilities was primarily driven by (i) an increase of $25.9 million in accounts receivable, (ii) an increase $2.1 million in prepaid expenses and guarantee deposits, (iii) a decrease of approximately $1.4 million in accrued liabilities, and (v) a $0.3 million change in lease liability partially offset by (i) an increase of $5.8 million in accounts payable and (ii) an increase of $0.8 million of deferred revenue, (iii) an increase of $2.5 million in income tax payable, and (iv) a decrease of $0.1 million in other tax assets.

The decrease of $7.8 million in non-cash items was driven by (i) the decrease of $16.7 million in impairment of goodwill and other intangible assets, (ii) the decrease of $4.4 million from the fair value of embedded derivative liabilities, (iii) the decrease of $1.2 million gain on forgiveness of debt, (iv) the decrease of $4.7 million of changes in fair value of warrant liability, and (v) the decrease of $1.6 million in deferred income tax provision, and partially offset by (i) the increase of $6.3 million of share-based compensation, (ii) the increase of $4.8 million in obligations for contingent purchase price, (iii) the increase of $0.2 million in amortization of right-of-use assets, (iv) the increase of $5.6 million in foreign currency remeasurement, (v) the decrease on the recognition of $1.3 million in gain on divestiture of eProcure (a non-strategic business), and (vi) the increase of $2.6 million in amortization of debt issuance costs.

Investing Activities

Net cash used in investing activities for the twelve months ended December 31, 2021 decreased $0.7 million to $0.9 million from $1.6 million for the twelve months ended December 31, 2020 as a result of a decrease in capital expenditures.

Financing Activities

Net cash provided by financing activities for the twelve months ended December 31, 2021 increased $17.0 million to $23.6 million from $6.6 million for the twelve months ended December 31, 2020. The increase in net cash provided was primarily driven by (i) proceeds from $27.6 million of PIPE financing, (ii) an increase of $20.0 million in share capital due to the issuance of preferred stock, which was subsequently converted into Class A common stock, (iii) an increase of $5.7 million in share capital as a result of the Business Combination, (iv) a $4.3 million decrease in the payment of contingent consideration, (v) an increase in proceeds from loans of $11.2 million primarily related to the New Second Lien Facility, and (vi) proceeds of $24.9 million from the follow on issuance offset by (i) an increase of $59.2 million in repayment of borrowings mainly on the First Lien Facility (ii) the repayment of deferred issuance costs as a result of the Business Combination and transaction costs of $13.0 million, (iii) the payment of $1.4 million of debt issuance costs, and (iv) paid $3.1 million in transaction costs for the follow on share issuance.

Contractual Obligations and Commitments

The following table summarizes our contractual obligations as of December 31, 2021:

	Payments Due By Period
(in thousands USD)	Total	Less than 1 Year[1]	1-3 Years	3-5 Years	More than 5 Years
Debt obligations	$71,948	$14,287	$57,661	$—	$—
Operating lease obligations	7,327	3,234	3,804	289	—
Total	$79,275	$17,521	$61,465	$289	$—

The commitment amounts in the table above are associated with contracts that are enforceable and legally binding and that specify all significant terms, including fixed or minimum services to be used, fixed, minimum or variable price provisions, and the approximate timing of the actions under the contracts. The table does not include obligations under agreements that we can cancel without a significant penalty.

For additional information on our debt and lease obligations, see Note 9, Long-term Debt and Note 8, Leases in our audited consolidated financial statements.

Critical Accounting Policies

We believe that the following accounting policies involve a high degree of judgment and complexity. Accordingly, these are the policies we believe are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of our operations. See Note 2, Summary of Significant Accounting Policies, to our audited consolidated financial statements included in this prospectus for a description of our other significant accounting policies. The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board’s (“FASB”) Account Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.

Revenue is recognized when or as control of promised products or services are transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In instances where revenue is recognized over time, the Company uses an appropriate input or output measurement method, typically based on the contract or labor volume.

The Company applies judgment in determining the customer’s ability and intention to pay based on a variety of factors, including the customer’s historical payment experience. If there is uncertainty about the receipt of payment for the services, revenue recognition is deferred until the uncertainty is sufficiently resolved. Our payment terms are based on customary business practices and can vary by region and customer type, but are generally 30-90 days. Since the term between invoicing and expected payment is less than a year, we do not adjust the transaction price for the effects of a financing component.

The Company may enter into arrangements that consist of any combination of our deliverables. To the extent a contract includes multiple promised deliverables, the Company determines whether promised deliverables are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a single performance obligation. For arrangements with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. The standalone selling price is the price at which we would sell a promised good or service on an individual basis to a customer. When not directly observable, the Company generally estimates standalone selling price by using the expected cost plus a margin approach. The Company reassesses these estimates on a periodic basis or when facts and circumstances change.

Revenues related to software maintenance services are recognized over the period the services are provided using an output method that is consistent with the way in which value is delivered to the customer.

Revenues related to cloud hosting solutions, which include a combination of services including hosting and support services, and do not convey a license to the customer, are recognized over the period as the services are provided. These arrangements represent a single performance obligation.

For software license agreements that require significant customization of third-party software, the software license and related customization services are not distinct as the customization services may be complex in nature or significantly modify or customize the software license. Therefore, revenue is recognized as the services are performed in accordance with an output method which measures progress towards satisfaction of the performance obligation.

Revenues related to our non-hosted third-party software license arrangements that do not require significant modification or customization of the underlying software are recognized when the software is delivered as control is transferred at a point in time.

Revenues related to consulting services (time-and-materials), transaction-based or volume-based contracts are recognized over the period the services are provided using an input method such as labor hours incurred.

The Company may enter into arrangements with third party suppliers to resell products or services, such as software licenses and hosting services. In such cases, the Company evaluates whether the Company is the principal (i.e., report revenues on a gross basis) or agent (i.e., report revenues on a net basis). In doing so, the Company first evaluates whether it controls the good or service before it is transferred to the customer. In instances where the Company controls the good or service before it is transferred to the customer, the Company is the principal; otherwise, the Company is the agent. Determining whether we control the good or service before it is transferred to the customer may require judgment.

Some of our service arrangements are subject to customer acceptance clauses. In these instances, the Company must determine whether the customer acceptance clause is substantive. This determination depends on whether the Company can independently confirm the product meets the contractually agreed-upon specifications or if the contract requires customer review and approval. When a customer acceptance is considered substantive, the Company does not recognize revenue until customer acceptance is obtained.

Client contracts sometimes include incentive payments received for discrete benefits delivered to clients or service level agreements and volume rebates that could result in credits or refunds to the client. Such amounts are estimated at contract inception and are adjusted at the end of each reporting period as additional information becomes available only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations, by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Contingent consideration is included within the acquisition cost and is recognized at its fair value on the acquisition date. A liability resulting from contingent consideration is re-measured to fair value as of each reporting date until the contingency is resolved, and subsequent changes in fair value are recognized in earnings. Acquisition-related costs are expensed as incurred within other operating expenses, net.

Equity-Based Compensation

We recognize and measure compensation expense for all equity-based awards based on the grant date fair value.

For performance share units (“PSUs”), we are required to estimate the probable outcome of the performance conditions in order to determine the equity-based compensation cost to be recorded over the vesting period. Vesting is tied to performance conditions that include the achievement of EBITDA-based metrics and/or the occurrence of a liquidity event.

The grant date fair value is determined based on the fair market value of the Company’s shares on the grant date of such awards. Because there is no public market for the Company’s equity prior to the Business Combination, the Company determines the fair value of shares by using an income approach, specifically a discounted cash flow method, and in consideration of a number of objective and subjective factors, including the Company’s actual operating and financial performance, expectations of future performance, market conditions and liquidation events, among other factors.

Prior to the Business Combination, since the Company’s shares were not publicly traded and its shares were rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. We periodically assess the reasonableness of our assumptions and update our estimates as required. If actual results differ significantly from our estimates, equity-based compensation expense and our results of operations could be materially affected. The Company’s accounting policy is to account for forfeitures of employee awards as they occur.

Warrants

We account for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity and ASC 815, Derivatives and Hedging.

For warrants that meet all of the criteria for equity classification, the warrants are recorded as a component of additional paid-in capital at the time of issuance. For warrants that do not meet all the criteria for equity classification, the warrants are recorded as liabilities. At the end of each reporting period, changes in fair value during the period are recognized as a component of results of operations. The Company will continue to adjust the warrant liability for changes in the fair value until the earlier of a) the exercise or expiration of the warrants or b) the redemption of the warrants.

Our public warrants meet the criteria for equity classification and accordingly, are reported as a component of stockholders’ equity while our private warrants do not meet the criteria for equity classification and are thus classified as a liability.

Recent Accounting Pronouncements

See Note 2, Summary of Significant Accounting Policies, to our audited consolidated financial statements included in this prospectus, for a description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations.

Business

Overview

We are a pure-play leading provider of agile-first, end-to-end, digital technology solutions in the North American market using onshore and nearshore delivery. Our mission is to fundamentally change the way people and organizations view, approach and achieve digital transformation. We help our clients transform their businesses by innovating, building, continually improving and running new technology solutions at scale. Our services enable our clients to more effectively leverage technology, optimize cost, grow, and compete.

In recent years, technological advances have altered business and competitive landscapes at a pace and scale that are unprecedented in modern industry. The proliferation of new digital technologies, such as cloud computing, mobile, social media, artificial intelligence, machine learning, advanced analytics and automation delivered in an omni-channel way, and the ability to rent them as-a-service instead of acquiring them outright at significant upfront cost, have diminished the scale and infrastructure advantages of incumbent businesses. This, in turn, has enabled the rise of a new breed of companies, known as digital disruptors, across different industries. Digital disruptors build technology platforms by deploying an agile methodology, which is user-driven and focuses on continuous delivery of small upgrades with multi-disciplinary software development teams rapidly designing, developing, testing, delivering and continually monitoring updates to software. The agile method also enables enterprises to innovate and improve products and processes continuously with greater speed than ever before. The traditional waterfall method, premised on a sequential and siloed approach to building software, results in long development cycles, fails to quickly integrate user feedback and is often more expensive than the agile method. Due to these factors, incumbent enterprises have a critical need to digitally transform their businesses in order to compete with new entrants in their markets, enhance customer experiences, drive differentiation, optimize operations and regain their competitive advantages. Based on management’s research, direct digital transformation investment is growing at a 17.1% CAGR (2018-2023) and expected to approach $7.4 trillion between 2020-2023 as companies build on existing strategies and investments.

Incumbent enterprises face numerous challenges in attempting to digitally transform their businesses. These challenges include significant existing investment in legacy technology infrastructure, lack of expertise in next-generation technologies, inexperience with agile development and an inability to find sufficient talent to drive innovation and execution. Incumbent enterprises have invested in core technology infrastructure over the last several decades and typically rely on it for running their day-to-day operations. This can result in engrained methods, data silos and high levels of complexity, which can hinder innovation and impair organizational agility and efficiency. Implementing an agile methodology at scale requires intense collaboration, transparency and communication among cross-functional teams of both technology and business users. Many enterprises lack the knowledge and understanding of next-generation technologies necessary to sufficiently evaluate new technologies through pilot and proof-of-concept programs, implement them at scale and maintain and use them once an investment has been made. Professionals with significant experience in agile development and next generation technologies are valued by our management and, accordingly, enterprises can struggle to acquire talent at scale and at a reasonable cost.

We combine our agile-first approach with expertise in next-generation technologies to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve solutions at scale using DevOps tools and methodologies. We offer client-centric, onshore and nearshore digital transformation services that include consulting, design and user experience, custom enterprise application development, DevOps, cloud computing, mobile, data management, advanced analytics and automation expertise. Our professionals have direct industry operating expertise that allows them to understand the business context and the technology pain points that enterprises encounter. We leverage this expertise to create customized frameworks and solutions throughout clients’ digital transformation journeys. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our personalized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones, which enables a trusted client advisor relationship. By leveraging our AgileThought Scaled Framework and our industry expertise, we rapidly and predictably deliver enterprise-level software solutions at scale. Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation.

Industry Background

In recent years, technological advances have altered business and competitive landscapes at a pace and at a scale that are unprecedented in modern industry. The proliferation of new technologies, such as cloud computing, mobile, social media, artificial intelligence, machine learning, advanced analytics and automation delivered in an omni-channel way, and the ability to rent them as-a-service instead of acquiring them outright at significant upfront cost, have diminished the scale and infrastructure advantages of incumbent businesses. This, in turn, has enabled the rise of a new breed of companies, known as “digital disruptors,” across different industries. Digital disruptors use digital technology platforms that are essentially software applications to enable innovative ways of providing products and services to clients. Digital disruptors often differentiate themselves with their extensive expertise in developing and using software. New technologies also provide customers and employees with more information and choices, changing how and where they engage with enterprises.

Best-in-class software developers have also re-imagined the process of software development. Today, digital disruptors build software by deploying an agile methodology. The traditional waterfall method, premised on a sequential and siloed approach to building software, results in long development cycles, fails to quickly integrate user feedback and is often more expensive than the agile method. The agile method is user-driven and focuses on continuous delivery of small upgrades with multi-disciplinary software development teams rapidly designing, developing, testing, delivering and continually monitoring updates to software. The agile method also enables enterprises to innovate and improve products and processes continuously with greater speed than ever before.

Due to these factors, incumbent enterprises with cumbersome processes have a critical need to digitally transform their businesses in order to compete with new entrants in their markets, enhance customer experiences, drive differentiation, optimize operations and regain their competitive advantages. This requires re-imagining and re-engineering their businesses. In order to undertake digital transformation, enterprises need to devise new business strategies, alter their organization structures and cultures, and, most importantly, modernize their technology infrastructures.

Challenges to Digital Transformation

Digital transformation is about investing in and adopting new technologies and business models to enhance the value delivered to end-users. The challenges to digital transformation include significant existing investment in legacy technology infrastructure, lack of expertise in next-generation technologies and experience in agile development and the need to find talent to drive innovation and execution.

Enterprises have a significant investment in existing technology infrastructure

Incumbent enterprises have invested in core technology infrastructure over the last several decades and typically rely on it for running their day-to-day operations. For example, banks and insurance companies use core banking and insurance systems built on legacy technologies, while enterprises in other industries use enterprise resource planning, or ERP, systems. These are deployed on-premise, co-located, or outsourced computing infrastructure. That includes mainframe computers and other legacy computing and storage infrastructure. The legacy software applications can result in data silos and high levels of complexity across enterprises. This not only results in significant portions of information technology budgets being allocated to maintenance, support, security and compliance of legacy infrastructure, but also hinders innovation and organizational agility and efficiency.

Lack of expertise in next-generation technologies

Over the last decade technological developments have revolutionized the technology stack. On-premise, co-located and outsourced hardware is being replaced by “infrastructure-as-a-service” or public cloud, multi-cloud, private cloud and hybrid cloud. On-premise application software is being replaced with “software-as-a-service.” Custom software applications are being built using agile methodology and are being tested, deployed, and managed using automation. These applications are designed to reside in public, multi, or hybrid cloud environments, and are powered by big data and consumed simultaneously on a variety of next-generation devices such as mobile phones. As a result, enterprises have many difficult choices in prioritizing the technology investments they need to make. They need knowledge and understanding of next-generation technologies, with not only the ability to evaluate them through pilots and proofs-of-concept, but also the ability to implement them at scale, maintain and use these technologies once an investment has been made.

Inexperience with agile development

Agile development is a customer-focused, iterative approach enabling continuous delivery of incremental enhancements. Unlike traditional waterfall or plan-driven approaches, agile development requires intense collaboration, transparency and communication among cross-functional teams of both technology and business users. In order to adopt new technologies, it is becoming imperative for enterprises to adopt agile frameworks and rapidly deliver on innovative initiatives. Large enterprises often struggle with implementing agile development at scale given their traditional structures and culture.

Enterprises need to find talent

Digital transformation requires a combination of technology and talent. Enterprises need architects, programmers, data scientists and other professionals who are proficient in next-generation technologies. Given the relatively new nature of some of these technologies, professionals with significant experience are scarce. It is not easy to acquire such talent at scale and at a reasonable cost. Some technology companies, particularly IT services providers, are capable of hiring college graduates in different countries around the world and training them in next-generation technologies. However, it is not easy for an enterprise in other industries, such as healthcare, professional services, financial services and consumer packaged goods, retail and industrial services, to do this on their own. In addition, for technology companies, particularly IT services providers, the COVID-19 pandemic has proven that development and engineering teams do not need to be co-located and remote work can be enabled via distributed teams. However for enterprises in other industries, with traditional structures and cultures that might not be agile-ready, this is not the same reality. Their limitations on managing distributed teams could drive the need to source talent solely in their existing cities of operations so they are co-located with business team members to enable agile development. This practice hinders their access to talent potentially available to them and often contributes to higher talent costs relative to lower cost nearshore locations.

Our Opportunity

Given strong secular drivers, we expect the demand in key industries, such as healthcare, financial services, and professional services to remain robust, driven by the need to modernize legacy systems and ensure compliance with evolving and complex regulations and customer requirements.

Due to increased demand for AI, data analytics, and technologies, we anticipate global IT services spend in the healthcare and financial sectors to increase in the next five years by 20% and 7.8% respectively. Additionally, big four professional services firms have announced a $9 billion spend in various technologies in the next five years.

Our Approach

We are a pure-play provider of agile-first end-to-end digital transformation services in the North American market using onshore and nearshore delivery. Our nearshore delivery provides clients with access to competitive costs and talent that is able to work and collaborate seamlessly during the clients’ typical hours of operation, due to similar time zones. We combine our agile-first approach with expertise in next-generation technologies and our clients’ existing technology investments to help our clients overcome the challenges of digital transformation to innovate, build, run and continually improve new solutions at scale. We offer client-centric, onshore and nearshore services that we categorize in three main solution streams:

●	Innovate — through Strategic Consulting

●	Build — through Digital Delivery

●	Run — through Digital Operations

Our Strengths

We believe the following strengths differentiate us in the marketplace:

Agile-First Capabilities

We embody an agile-first culture that drives us to provide a range of IT services and business solutions to our clients. By leveraging our AgileThought Scaled Framework and our deep industry expertise, we rapidly and predictably deliver enterprise-level software solutions at scale. We coach our clients, including senior leadership, on the critical role they need to play to enable the successful adoption of agile development practices. Our services span across the entire application lifecycle. We help our clients innovate, build, run and continually improve new technology solutions at scale.

Domain Expertise in Attractive, High Growth, Large Addressable Markets

We have expertise in industry verticals with large and growing addressable markets for our services. Currently, we have strong expertise in healthcare, professional services, financial services, consumer packaged goods and retail, and industrial services. We focus on verticals where we can leverage our industry knowledge with next-generation technologies to build new technology applications and drive the digital transformation of clients’ technology infrastructure. Many of our executives have direct industry operating experience that allows them to understand the business context and the technology pain points that enterprises encounter.

Customized, Client-Centric Approach

We believe our client-centric approach is a key competitive advantage. We invest in understanding the specific needs and requirements of our clients and tailor our services for them. We believe our customized, hands-on approach allows us to demonstrate our differentiated capabilities and build trust and confidence with new clients and strengthen relationships with current ones, enabling a trusted client advisor relationship status.

Enterprise-Class Expertise in Next-Generation IT Services

Our deep expertise in next-generation technologies facilitates our ability to provide enterprise-class capabilities in key areas of digital transformation. Our expertise extends to technologies in omni-channel commerce and content management, data management, business intelligence (BI), machine learning (ML), and artificial intelligence (AI). We have built strategic relationships with key vendors in next-generation technologies. We invest in employee training in the latest technologies that are deployed broadly throughout enterprises.

Expertise in Leveraging Existing Technology Systems to Enable Digital Transformation

Digital transformation is a holistic process orchestrating the intersection of next-generation technology, human capital, and a firm’s existing technology investments while unlocking the data siloed therein. By constructing digital platforms that are enriched by existing investments, we are able to rapidly overlay new domain models enabling our client’s workforce to focus on high value work and pivot to new business models not afforded by legacy systems. Tactically, we believe this allows accelerated time to market and encourages a feedback loop informing long term investments. As an organization’s digital strategy evolves, and when justified by business drivers, the legacy applications can be modernized to compete in the new digital ecosystem.

When constructing digital platforms for our clients, we incorporate technologies including telemetry capture, API management, and application insights with legacy technology systems. Telemetry capture allows the platform to understand how it is being utilized by end users and what their experience is. API management allows us to understand application consumption across business units and lines of service. Application insights support platform scaling and predictive consumption models. These cross functional capabilities extend to all components of the digital platform and allow informed business decisions on when and if legacy systems should be modernized and where our client’s future investments will yield the highest return.

By taking a human-first approach to digital transformation, we help our clients maximize existing investments while building an informed strategic future on next-generation technologies.

Values and Culture

Our employees are our greatest asset. We have built a culture of empowerment that allows employees to be entrepreneurial and nimble. This culture, combined with strong and pragmatic management oversight and processes, institutional goals and defined key performance metrics, form the basis of our value system. We believe our culture and value system are paramount to best serving our clients.

The culture we have built allows us to rapidly absorb organizations we acquire by identifying and integrating the best of their processes and empowering their people to grow within our larger organization. We believe our strong culture and overarching values system have led to our successful track record of acquisitions. The ability to assimilate ideas and retain people differentiates us as a potential acquirer for entrepreneurs and employees seeking a larger platform to grow their businesses.

Founder-Led Experienced Management Team

Our management team is led by our co-founder, President and Chief Executive Officer, Manuel Senderos Fernández, who has significant experience in the technology and services industry. Members of our senior management team have 20+ years of industry experience on average and have been at AgileThought or with its predecessors for an average of over 6 years, giving them a deep understanding of our culture and the industries in which we operate.

Strategy

Key elements of our growth strategy include:

Expand Our Client Footprint in the United States

We are focused on growing our client footprint in the United States and furthering the application of our proven business capabilities in the U.S. market. We acquired 4th Source in 2018 and AgileThought in 2019, both of which are U.S. headquartered and operated companies. These acquisitions have accelerated our growth in the U.S. market. Our 2021 and 2020 revenue from U.S. clients were 65.2% and 69.0% of our total revenue, respectively. With these acquisitions, we have grown our presence in the United States to 355 employees as of December 31, 2021.

Penetrate Existing Clients via Cross-Selling

We seek to deepen our relationships with existing clients through relation-based selling and moving ourselves to a trusted client advisor relationship. We also seek to expand wallet share by cross-selling our additional services. Our client relationships generally begin with a proof-of-concept, or a pilot, to address a specific business challenge. After this initial phase, we are able to more easily cross-sell our portfolio of services across organizations. We believe we have a successful track record of expanding our relationships with clients by offering a wide range of complementary services.

Continue to Identify and Build Competencies in Next-Generation Technologies

We are dedicated to remaining at the forefront of market trends and next-generation technologies. We intend to maintain, improve and extend our expertise and delivery capabilities across next-generation and commercially-proven technologies, in order to enhance our clients’ competitive advantage. As we continue to expand, we will remain focused on attracting engineers with next-generation technologies skill-sets, specifically cloud, predictive analytics and causality analysis, and AI, as well as continue to train and update our existing workforce through classroom, on-the-job, and online training programs in key next-generation technologies including Adobe, Appian, ServiceNow and Microsoft Azure.

Strengthen Onshore and Nearshore Delivery with Diversification in Regions

In order to drive digital transformation initiatives for our clients, we believe that we need to be near the regions in which our clients are located and in similar time zones. Our onshore and nearshore agile methodology not only facilitates efficient and reliable client communication and collaboration, but also facilitates our engineers being onsite quickly when required. We have established a strong base for our onshore and nearshore delivery model across Mexico, and we also have offices in Argentina, Brazil, Costa Rica and the United States in order to source diverse talent and be responsive to clients in our core markets. We have strategically located our onshore and nearshore delivery centers in areas that are desirable for employees to live, have ample access to innovative technical and industry-experienced talent pools, and have lower IT recruiting competition. However, one of the positive outcomes of the COVID-19 pandemic has been that we have further proven our leading agile delivery capabilities via distributed teams working remotely. This outcome has broadened our capacity to attract and recruit talent located in cities different from where our delivery centers are currently located. As we continue to grow our relationships, we will keep looking for the best talent to expand our footprint in other cities in Mexico as well as other countries in similar time zones such as Argentina and Costa Rica, either by establishing additional delivery centers or by using a remote delivery model.

Attract, Develop, Retain and Utilize Highly Skilled Employees

We believe attracting, training, retaining and utilizing highly skilled employees with capabilities in next-generation technologies is key to our success. Historically, we have relied primarily on hiring experienced employees to meet our demand for talent. Today, we are focused on growing our workforce through university recruiting. University recruiting helps us diversify our talent base, build-out our delivery capabilities and lower our overall delivery costs. Our strategy is to grow our university recruiting program in Mexico, which is one of the top countries in the world in terms of the number of engineering, math and science graduates. We will also leverage and deepen our existing relationships with universities in Mexico such as Universidad Nacional Autonoma de Mexico, Instituto Politecnico Nacional, Instituto Tecnologico de Estudios Superiores de Monterrey and Universidad del Valle de Mexico in Mexico.

Selectively Pursue Tuck-in Acquisitions

We have historically pursued acquisitions that expanded our services capabilities, vertical expertise and onshore and nearshore footprint. For example, our acquisition of AgileThought in July 2019 expanded our client base and delivery capabilities in the United States and significantly enhanced our consulting, agile coaching, design and agile software development capabilities. We have a track record of successfully identifying and seamlessly integrating acquired companies into our core business. We plan to selectively pursue “tuck-in” transactions in the future that will help us augment our capabilities, establish new and deeper client relationships, and expand our cross-selling opportunities.

AgileThought Scaled Framework

We use a framework called AgileThought Scaled Framework for continuously and rapidly building the right software at scale. It helps us deliver measurable business value to our clients in a fashion that supports client ownership and shared accountability. AgileThought Scaled Framework is based on common frameworks enhanced by certain elements such as Continuous Discovery, Opportunity Prioritization, and Team Health.

Continuous Discovery allows agile frameworks to be extended to product management and is critical for ensuring that the teams are building viable products in a rapid fashion. In order to achieve this, our teams work in sprints, which are short, focused periods of time (typically one week) in which a small team iterates rapidly to validate customer problems and potential solutions. Opportunity Prioritization and Team Health indicators enable stakeholders to create and prioritize business opportunities long before development work begins. We measure Team Health by monitoring whether a team has everything it needs to achieve its specific goal during a sprint. The Team Health indicators allow stakeholders to visualize the health status of those teams assigned to the specific feature. The Team Health indicators also ensure participation by all stakeholders in the agile development process.

Through the AgileThought Scaled Framework we share accountability with our clients that enables partnership and allows the identification of issues or bottlenecks in near real time. The framework also helps us to retain top talent by cultivating a transparent and forward-thinking work environment. The framework allows enterprise clients to validate and build the right products and features rapidly in an evolving market environment with multiple stakeholders who often have competing priorities. The framework dictates a process that aligns these stakeholders on their product strategies and drives clients to innovative solutions.

Certifications and Methodologies

We deploy industry standard quality and process management methodologies to guarantee our delivery process for our clients. We are ISO CMMI N3-certified, to help ensure secure and timely delivery of our digital product development services.

Our Services

We offer client-centric, onshore and nearshore agile-first digital transformation services that help our clients transform by innovating with them, building solutions and applications, continually improving those solutions and applications, and running new solutions at scale. Our services are delivered through a three-phased continuum:

●	Innovate — Strategic Consulting

Our Innovate practice is built on the basis of providing agile transformation consulting services leveraged in our deep expertise in industry specific technology trends in order to help our clients solve complex business problems, devise new products and applications, and develop tailored solutions. We combine our deep domain expertise with our knowledge of leading next-generation tools and technologies as well as our technical proficiency in legacy technology systems, to create road maps for our clients to transform their businesses. We provide coaching and training services to clients to help them transition from traditional waterfall software development methods to agile development.

We have accelerators for product management, which we refer to as AgileIgnite and DevOpsIgnite, that allow our clients to assess benefits and viability of using these services in short sprints from a two to a four-week period.

AgileIgnite

AgileIgnite helps our clients assess their readiness to transition to an agile culture. AgileIgnite begins with an assessment of our clients’ current capabilities and tailors interactive training and workshop sessions to gauge the transition of their workflow to a true agile approach. To help make the development process transition more transparent and efficient, AgileIgnite also produces a custom agile implementation roadmap for each client.

DevOpsIgnite

DevOpsIgnite, our assessment framework, measures and benchmarks our clients’ DevOps maturity against peers to identify strengths and challenges and enables us to create a roadmap for our clients. Our DevOps services focus on quickly building, testing and releasing entirely new applications and new features within existing applications in order to help our clients compete effectively. Post-competitive assessment, our DevOps experts build an action plan to resolve issues and implement a robust continuous delivery release pipeline for targeted software systems.

●	Build — Digital Delivery

Our mission is to deliver business value safely, predictably, and fast, which includes efficiencies and cost optimization to drive growth in our clients’ digital operations. Effective team organization and next-gen technologies allow us to validate and deliver our clients’ most critical business needs at scale while reducing time to market.

Our Digital Delivery services offer a broad range of services to address our client´s business needs and build and deliver their desired solutions. From User Experience, Application Engineering, Modernization and Mobility, Advanced Data Analytics, Cloud Architecture and Migration, Automation and AI and ML, we are the trusted partner for our clients’ digital transformation business initiatives.

User Experience

Our expertise in design and understanding the evolution of user interactions and client demands allows us to bring-to-life enhanced modern designs that help our clients maintain and grow their competitive advantage. We provide extensive analysis and expertise on the usability of our clients’ products and applications, with a focus on designing seamless user interactions. From rapid prototyping and design-thinking workshops to application performance management, our designers have technical expertise in a wide range of collaborative tools, design software and front-end frameworks using digital technologies.

Application Engineering, Modernization and Mobility

We provide comprehensive software application development services that leverage next-generation technologies and proven processes to deliver custom enterprise-grade and scaled software within an agile framework. Our enterprise application services include software product innovation and validation, application software development, software architecture design, systems integration, performance engineering, DevOps, analytics, automation, optimization and testing, pipeline creation, and software quality assurance. Next-generation technologies such as AI, ML, robotic process automation, or RPA, and the internet of things, which leverage capabilities such as data science and causality, are core to our development processes and allow us to develop applications for our clients that enhance their ability to improve internal efficiencies, optimize cost, leverage competitive business insights and make smarter decisions to drive growth.

We take our clients’ complex business challenges and turn them into opportunities using our end-to-end software development and maintenance services that support our clients’ ability to innovate within their lines of business and run mission critical systems and platforms. We leverage our clients’ current technology investments and provide migration and application modernization services which enrich and transform our clients’ legacy systems into cloud-first modern applications within a variety of industries.

Our mobility service offering complements the cycle as we collaborate with clients to develop innovative mobile applications with interactive user interfaces such as data analytics, newsfeeds and video that can be deployed on multiple platforms, such as iOS and Android, and devices in a way that compliments their overall technology strategy. We leverage our deep familiarity with next-generation and legacy technologies to harness the power of mobile connectivity for our clients enabling speed and agility. Our team of highly-skilled software design and development professionals provides insight and guidance to develop and support mobile functionality.

We also have significant expertise in mobile digital banking capabilities that incorporate omni-channel platforms, digital payments, biometrics, digital banking strategic consulting, and Know Your Customer, or KYC, cloud-based solutions to enable the transition from traditional banking to digital banking.

Advanced Data Analytics

We provide services for data architecture, causality, data science and data visualization to enable our clients to harness and leverage big data within their organization. We design systems that can learn from data, identify patterns, make decisions and improve business performance with minimal or limited human intervention in order to quickly and automatically produce models that can analyze bigger, more complex data and deliver faster, more accurate results, even on a very large scale, enabling our clients’ to draw insights and optimize performance. We use cloud-based and on-premise tools that align with our clients’ IT and data workloads and leverage advanced analytics techniques such as machine-learning algorithms and AI in order to provide our clients with data-driven services and solutions. This process of developing algorithms from data allows our clients to automate key processes in an intelligent manner while lowering business costs.

Cloud Architecture and Migration

We provide cloud planning, implementation, security, and managed services for public cloud, private cloud, on-premise and multi-cloud hybrid environments. Our next-generation cloud solutions typically include an initial assessment phase where we generate an in-depth report for our clients outlining the current state of their technology, the key risks associated with their transformation to the cloud, and a timeline for cloud migration based on their stated objectives. We leverage different Microsoft Azure cloud services (platform-as-a-service, infrastructure-as-a-service, software-as-a-service and function-as-a-service) both as an end solution and across nearly all of our consulting projects to provide cost-effective solutions and real-time delivery of highly scalable resources, such as storage space, virtualization (virtual machines), containerized hosting, as well as data analytics to minimize development time and effort.

Automation

We help clients automate their core business operations. We help identify functions that are most likely to benefit from automation and design and implement solutions to address their specific needs. We believe that through RPA we reduce the need for human intervention in testing and decision-making. Our automated functions and processes can include code deployment tasks, testing automation, quality assurance, regression testing and test data management. Our testing approach speeds up processes, reduces the potential for human error and saves man-hours by increasing efficiency.

We help clients plan and implement cloud-computing strategies that integrate with their on-premises legacy systems and provide managed services to support, monitor, and safeguard information and will ensure that users are able to access services 24/7.

AI and ML

We help our clients to apply better AI strategies and deploy production-quality machine learning programs that drive better customer experiences and can generate cost-savings. Our teams of data scientists are experts at corralling big data using cloud-based or on-premise tools.

We focus our work on finding optimization strategies for predictive analytics and machine learning by testing use cases and prioritizing initiatives based on early discoveries so that our clients can be equipped with new product and customer insights within a few weeks.

●	Run — Digital Operations

Our mission is to continue to deliver business value safely, predictably, and fast. Digital operations allow us to leverage agile and DevOps practices to deliver frequent functionality improvements, automate customer business operations and support user personas, while driving down total cost of ownership.

We offer Digital Operations services to help our clients run their operations in a seamless manner. From DevOps & Application Optimization to Application Lifecycle Management Support, we provide a reliable and predictable breadth of services to support our clients mission-critical IT initiatives.

DevOps & Application Optimization

We help our clients by running their applications through a continuous delivery model which we believe allows for higher predictability, fosters agile development, and adaptability to new technologies. Through DevOps, new features are delivered faster, code quality is higher, risks are mitigated, and costs are lower.

Application optimization services focus on establishing standards for application performance and determining what to re-architect, optimize, or develop. After diagnosing performance issues and mitigating the associated risks, we bolster our clients’ operations with process automation.

Lifecycle Management Support

We help our clients ensure their business continuity with a fully supported and responsive integrated services stack focused on actively addressing mission-critical software challenges, generating superior outcomes and delivering compelling cost savings. Our end-to-end ITIL-aligned processes and SOC 2 Type II audit compliant methodologies provide full-stack support for all technologies and environments 24x7x365.

Our Delivery Model

We use a combination of onshore and nearshore delivery to provide digital transformation services to our clients. Our onshore and nearshore model also allows us to quickly travel to our clients’ locations when required. In addition, our ability to collaborate remotely without disruption due to similar time zones propels our productivity and further enhances our agile delivery.

As of December 31, 2021, we had 7 delivery centers across United States, Mexico, Central and South America. In addition, we have delivery employees at client locations in Brazil, Mexico and United States.

Quality and Process Management

We deploy industry standard quality and process management methodologies to guarantee our delivery process for our clients. We are ISO CMMI N3-certified, to help ensure secure and timely delivery of our digital product development services.

Sales and Marketing

Our sales and marketing strategy is focused on a client-centric operating model that seeks to drive revenue growth from new client acquisitions and expanding relationships with existing clients. Our approach to marketing is based on Account-Based Marketing, or ABM, which provides us with a targeted demand generation approach for our marketing campaigns. Through ABM we focus on key accounts and our ideal customer profile, creating targeted content and campaigns.

As of December 31, 2021, our sales and marketing organization included 52 employees (41 in sales and 11 in marketing) primarily located in Mexico City and throughout the United States. Our team of marketing professionals actively promotes our thought leadership, brand and capabilities through a variety of digital channels which includes our website, blogs, digital events such as podcasts and webinars, various social media platforms, participation in technology conferences through speaking engagements and sponsorships, and technology industry research briefings with industry analysts.

Our Customers

We focus on enterprise clients based in the United States and Latin America. Our clients operate across a broad range of industries, including the healthcare, professional services, financial services, consumer packaged goods, retail, and industrial services industries. As of December 31, 2021, we had 191 active clients across the United States and Latin America, defined as clients from whom we generated revenue over the prior 12 months.

Our largest client in 2021 accounted for 13.0% of total revenue. Our second and third largest clients in 2021 accounted for 9.6% and 9.5% revenue in 2021, respectively. Our largest client in 2020 accounted for 17.6% of total revenue. Our second and third largest clients in 2020 accounted for 13.1% and 11.8% of our total revenue, respectively.

Competition

We are a strong provider of digital transformation services in North America. We believe we are well positioned to compete effectively due to our ability to combine our agile-first approach with expertise in next-generation technologies and our clients’ existing technology investments and our onshore and nearshore delivery capabilities.

Our competitors include:

●	Next-generation IT services providers such as Endava Plc, EPAM Systems, Inc., Grid Dynamics and Globant S.A.;

●	Large global consulting and traditional global IT services companies such as Accenture plc, Capgemini SE, Cognizant Technology Solutions Corporation, and IBM; and,

●	In-house IT and product development departments of our existing and potential clients.

Human Capital and Employees

We strive to foster a culture of empowerment that allows employees to be entrepreneurial and nimble. We provide services from onshore and nearshore delivery locations to facilitate increased interaction, responsiveness and close-proximity collaboration, which are necessary to deliver agile services. As of December 31, 2021, we had an aggregate of 1,635 delivery and consulting employees in Mexico, representing 72.4% of our total of 2,258 delivery and consulting employees. Our onshore delivery centers in the United States employed 281 delivery and consulting employees as of December 31, 2021, and our nearshore delivery centers in Brazil and Argentina employed 292 delivery and consulting employees as of December 31, 2021. As of December 31, 2021 we had 2,670 employees.

Attract

We recognize that our ability to grow our business is dependent on our ability to attract and retain talent and industry-experienced professionals. We have primarily relied on hiring employees with prior relevant experience. Historically, we have hired a small number of employees from university campuses. Going forward, we intend to increase our focus on hiring college graduates. We have leveraged our management team’s extensive knowledge of Mexico in strategically placing our delivery operations in locations such as Merida and Colima that have high concentrations of universities with engineering graduates, attractive cost structure, desirable living attributes and low employee turnover.

Train and Retain

We invest in training our employees and offer regular technical and language training as well as other professional advancement programs. Our training includes programs dedicated to enhance our employees’ abilities and includes language proficiency courses, an Analytics-focused three-week academy and a two-week condensed Agile Boot Camp program. Additionally, during 2020 we launched our “AT University” program, which is a program that focuses on providing continuous training tools to our employees through online courses and in-house training in both technical and soft-skill topics. These programs not only help ensure our employees are well trained and knowledgeable, but also help enhance employee retention.

We believe our ability to attract and retain talent is further enhanced by our strategic placement of our onshore and nearshore delivery centers in areas that are desirable for employees to live, have ample access to innovative technical and industry-experienced talent pools, and have reduced IT recruiting competition. Additionally, the work-from-home, or WFH, modality that was implemented during the COVID-19 pandemic has created two benefits for our ability to attract and retain talent. First, the ability of our distributed teams to effectively WFH for our clients has led us to search for and hire talented professionals outside the cities where we have our delivery centers, providing greater employment opportunities with us to individuals that would otherwise have had to relocate and reducing potential effects on our business from region-related attrition. Second, WFH has also reduced commuting and increased family and personal time for many individuals, which management believes has resulted in higher employee satisfaction which we anticipate translating into higher retention rates.

Intellectual Property

Our ability to obtain, maintain, protect, defend and enforce our intellectual property is important to our success. We rely on intellectual property laws in the U.S. and certain other jurisdictions, as well as confidentiality procedures and contractual restrictions, to protect our intellectual property. We own or have applied for registration of various trademarks, service marks and trade names that we believe are important to our business.

Despite our efforts to obtain, maintain, protect, defend and enforce our trademarks, service marks and other intellectual property rights, our trademarks, service marks or other intellectual property rights could be challenged, invalidated, declared generic, circumvented, infringed or otherwise violated. Opposition or cancellation proceedings have in the past and may in the future be filed against our trademark or service mark applications and registrations, and our trademarks and service marks may not survive such proceedings. Additionally, although we take reasonable steps to safeguard our trade secrets, trade secrets can be difficult to protect, and others may independently discover our trade secrets and other confidential information. We seek to protect our trade secrets and proprietary information, in part, by executing confidentiality and invention assignment agreements with our employees, contractors and other third parties. The confidentiality agreements we enter into are designed to protect our trade secrets and proprietary information, and the agreements or clauses requiring assignment of inventions to us are designed to grant us ownership of all intellectual property and technology that the applicable counterparties develop in connection with their work for us. We cannot guarantee, however, that we have executed such agreements with all applicable counterparties, such agreements will not be breached or that these agreements will afford us adequate protection of our intellectual property, trade secrets and proprietary rights. From time to time, legal action by us may be necessary to enforce or protect our intellectual property rights or to determine the validity and scope of the intellectual property rights of others, and we may also be required from time to time to defend against third-party claims of infringement, misappropriation, other violation or invalidity.

For more information on the risks associated with our intellectual property, see “Risk Factors — Risks Related to Our Intellectual Property.”

Facilities

We have offices in two U.S. cities, three cities in Mexico and three additional cities outside the United States and Mexico. Our headquarters are located in Irving, Texas. We believe that our current facilities are adequate to meet our ongoing needs, and that, if we require additional space, we will be able to obtain additional facilities on commercially reasonable terms.

Regulations

Due to the industry and geographic diversity of our operations and services, our operations are subject to a variety of laws and regulations in the United States, Mexico, Costa Rica, Brazil and Argentina. See “Risk Factors—We are subject to stringent and changing regulatory, legislative and industry standard developments regarding privacy and data security matters, which could adversely affect our ability to conduct our business.”

Legal Proceedings

From time to time, we may become involved in legal proceedings or be subject to claims arising in the ordinary course of our business. We are not presently a party to any legal proceedings that, if determined adversely to us, would individually or taken together have a material adverse effect on our business, operating results, financial condition or cash flows. Regardless of the outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management time and resources and other factors.

Management

Directors and Executive Officers

Our directors and executive officers and their ages as of April 20, 2022 are as follows:

Name	Age	Position(s)
Executive Officers
Manuel Senderos Fernández	49	Chief Executive Officer and Chairman of the Board of Directors
Ana Cecilia Hernández	33	Interim Chief Financial Officer
Kevin Johnston	55	Chief Revenue Officer and Global Chief Operating Officer
Mauricio Garduño González Elizondo	54	Vice President, Business Development and Director
Diego Zavala	60	Vice President, M&A and Director

Non-Employee Directors
Alexander R. Rossi	53	Director
Alejandro Rojas Domene	48	Director
Mauricio Jorge Rioseco Orihuela	59	Director
Arturo José Saval Pérez	64	Director
Roberto Langenauer Neuman	49	Director
Andrés Borrego y Marrón	53	Director
Gerardo Benítez Peláez	44	Director
Marina Diaz Ibarra	41	Director

Executive Officers

Manuel Senderos Fernández. Mr. Senderos Fernández has served as our Chief Executive Officer and as a member of our board of directors since August 2021. Mr. Senderos Fernández served as the Chief Executive Officer of Legacy AT from 2000 to 2010 and again from July 2019 to August 2021. He served as Chairman of the board of directors of Legacy AT since 2000. Before that, Mr. Senderos Fernández served from 1996 to 2000 on the board of directors of Desc Corporativo, S.A. de C.V., a publicly traded industrial conglomerate trading on The Mexican Stock Exchange (BMV) as Grupo Kuo, S.A.B. de C.V. (KUO). From 1993 to 2000, Mr. Senderos Fernández held various positions in strategic planning and business management at Desc S.A. de C.V. Mr. Senderos Fernández received a Bachelor of Business Administration from the Universidad Iberoamericana in Mexico City, Mexico, and attended the program for Executive Development at IMD Business School in Lausanne, Switzerland.

We believe that Mr. Senderos Fernández is qualified to serve on our board of directors because of his experience leading Legacy AT through years of business and geographic expansions, his experience as a co-founder of Legacy AT and his extensive knowledge of Legacy AT’s business and innovation, technology, strategic business management and software.

Ana Cecilia Hernández. Ms. Hernández has been with the Company for over seven years and was appointed as Interim Chief Financial Officer on March 23, 2022. During her tenure at the Company, Ms. Hernández served in different roles across the Finance organization, including Global Financial Planning and Reporting Director leading both the FP&A and Accounting functions in addition to overseeing all financial aspects related to M&A strategy and post-merger integration efforts, Finance Head for our European operation until divestiture, Global FP&A Senior Manager, Operations Finance Manager, and most recently, as Senior Vice President of Corporate Finance. Ms. Hernández has more than 10 years of experience serving in the digital transformation sector, corporate finance, and turnaround consulting.

Kevin Johnston. Mr. Johnston has served as our Chief Revenue Officer since August 2021 and was appointed as our Global Chief Operating Officer on December 8, 2021. Mr. Johnston served as the Chief Revenue Officer of Legacy AT from February 2020 to August 2021. Prior to joining Legacy AT, Mr. Johnston served as the Chief Sales & Revenue Officer, Americas Region for DXC Technology, a publicly held business-to-business IT services company, from July 2019 to February 20. Mr. Johnston previously held various executive and management positions at HP Inc. from March 2007 to May 2013 and at Hewlett Packard Enterprise from June 2013 to April 2017, most recently as Vice President & General Manager, Americas Workload and Cloud Practice. Mr. Johnston holds a B.S. in Agricultural Business and Management from Iowa State University.

Mauricio Garduño González Elizondo. Mr. Garduño has served as our Vice President, Business Development and as a member of our board of directors since August 2021. Mr. Garduño served as the VP of Business Development of Legacy AT from April 2000 to August 2021. Prior to joining Legacy AT, Mr. Garduño co-founded Ncubo Capital, a private payment processing company, and Kio Networks, a private data center company. Mr. Garduño is married to a first cousin of Alejandro Rojas Domene, a member of the board of directors of Legacy AT.

We believe that Mr. Garduño is qualified to serve on our board of directors because of his experience leading Legacy AT’s business development, his experience as a co-founder of the Legacy AT for more than 20 years, his extensive knowledge of Legacy AT’s business, and his experience in innovation, technology and software.

Diego Zavala. Mr. Zavala has served as our Vice President, M&A and as a member of our board of directors since August 2021. Mr. Zavala served as President of Legacy AT from July 2017 to August 2021 and as Vice President of M&A of Legacy AT from March 2014 to August 2021. Prior to joining the Legacy AT, from September 1986 to March 2013, Mr. Zavala served as Founder and Chief Executive Officer of Hildebrando SA de CV, an information technology services firm, partially sold to the global private equity firm Advent International in Dec-2002 and rebought their shares in 2008. In 2013 Mr. Zavala led the team to sell Hildebrando to América Móvil (Telmex). Mr. Zavala holds a Bachelor Degree in Electronics Engineering from the Universidad Anahuac in Mexico and attended and got the Certificate of Professional Development (CPD) at The Wharton School of the University of Pennsylvania.

We believe that Mr. Zavala is qualified to serve on our board of directors because of his experience leading Legacy AT’s mergers and acquisitions, his extensive knowledge of Legacy AT’s business, and his deep experience in technology.

Non-Employee Directors

Alexander R. Rossi. Mr. Rossi has served as a member of our board of directors since August 2021. Mr. Rossi had served as Chairman of the board of directors of LIVK since its inception on October 2, 2019. From 2006 to present, Mr. Rossi has served as Managing Partner of LIV Capital Group, a leading private investment firm in Mexico. From 1996 to 2006, Mr. Rossi served as Managing Director of Communications Equity Associates, LLC (“CEA”), a merchant and investment bank specializing in the media, communications and technology sectors. Prior to joining CEA, Mr. Rossi held position at Banoomer securities International, a Mexican Investment Bank, Smith Berney International and PaineWebber Incorporated. Mr. Rossi currently serves on the board of LIV Capital Acquisition Corp. II, which is traded on the Nasdaq Global Market, as well as several Mexican companies. Mr. Rossi has an MBA from New York University’s Stern School of Business (1995) and a BA in Economics and Art History from Williams College (1990).

We believe Mr. Rossi’s more than 25 years of experience make him well qualified to serve as a director.

Alejandro Rojas Domene. Mr. Domene has served as a member of our board of directors since August 2021. Mr. Domene has served on the board of directors of Legacy AT from November 2014 to August 2021. Mr. Rojas is a founder and has served as Chief Executive Officer of Armada Investment Management Ltd., a private investment management firm since September 2008. He is also the founder and has served as the Chief Executive Officer of Maya Capital S.A. de C.V., a private investment firm since 2007. Mr. Rojas currently serves on the board of directors of several companies in Mexico and Israel.

We believe that Mr. Rojas is qualified to serve on our board of directors because of his experience as a seasoned investor in both private and public companies and his experience as an entrepreneur advising on acquisitions and corporate strategy.

Mauricio Jorge Rioseco Orihuela. Mr. Rioseco has served as a member of our board of directors since August 2021. Mr. Rioseco served on the board of directors of Legacy AT from November 2014 to August 2021. Mr. Rioseco is the Managing Partner of RW Consulting S.A. de C.V., a private consulting firm he founded in 1997 and was the Managing Partner of MAZARS in Mexico as well as member of the Group Governance Council. He has served on the board of directors of several companies in Mexico, United States and Europe. Mr. Rioseco holds Bachelor’s degree in Economics and Accounting from ITAM, an MBA from IPADE and a PhD Honoris Causa by Lasalle in Mexico.

We believe that Mr. Rioseco is qualified to serve on our board of directors because of his experience in the financial services industry and advising high-growth businesses.

Arturo José Saval Pérez. Mr. Saval has served as a member of our board of directors since August 2021. Mr. Saval served on the board of directors of Legacy AT from May 2015 to August 2021. Mr. Saval is a founding partner and Chairman of Nexxus Capital, a private equity investment firm. He has over 35 years of experience in private equity, investment and commercial banking, and has participated in numerous debt and equity transactions, both private and public, as well as in multiple advisory assignments. Before joining Nexxus in 1998 as co-founder, he held senior positions at Grupo Santander Mexico and top positions in international, corporate, commercial and investment banking at Grupo GBM, Interacciones, and Grupo Serfin, where he served as a director and member of multiple investment committees. Mr. Saval currently serves on the board of directors of Nexxus (along with each of its funds) and several Mexican companies. He was a member of the board from 2010 to 2012 and later became Chairman of the board of the Mexican Private Equity Association (AMEXCAP) from 2012 to 2014, and he is currently a member of the executive committee. Mr. Saval also served as a member of the board of the Latin American Venture Capital Association, LAVCA, from 2011 to 2014. Mr. Saval studied Industrial Engineering at Universidad Iberoamericana in Mexico.

We believe that Mr. Saval is qualified to serve on our board of directors because of his extensive knowledge and experience in corporate finance and advisory roles.

Roberto Langenauer Neuman. Mr. Langenauer has served as a member of the board of directors since August 2021. Mr. Langenauer has served on the board of directors of Legacy AT from May 2015 to August 2021. Mr. Langenauer is a Senior Managing Partner and Chief Executive Officer of Nexxus Capital. He has participated in the completion of all Nexxus’s investment cycles since 1996 and has extensive experience in Private Equity investing. Mr. Langenauer has also extensive experience in private debt, mergers and acquisitions and initial public offerings, participating in several offers of this type. Among his responsibilities, he has been in charge of the design of investment strategies in private equity, mezzanine debt and the evaluation of investment opportunities. Mr. Langenauer currently serves on the board of directors of Nexxus Capital (along with each of its funds) and several Mexican companies. Mr. Langenauer obtained a Bachelor’s degree in Industrial Engineering from the Universidad Iberoamericana in Mexico.

We believe that Mr. Langenauer is qualified to serve on our board of directors because of his experience in venture capital and private equity investments and advising on corporate strategy.

Andrés Borrego y Marrón. Mr. Borrego has served as a member of our board of directors since August 2021. Mr. Borrego has served on the board of directors of Legacy AT from December 2017 to August 2021. Mr. Borrego has served as CEO and Co-Portfolio Manager of the Mexico Credit Opportunities funds since 2012 and is the head of the Asset Management business for Credit Suisse in Mexico. As part of the funds responsibilities, Mr. Borrego serves on the board of several of the public and private portfolio companies. From 2009 to 2011, Mr. Borrego was the co-head of the Credit Suisse Emerging Markets business within Fixed Income for Latin America (ex-Brazil) and prior to that he was the County Head for Credit Suisse in Mexico based in Mexico City. Mr. Borrego obtained a degree in Industrial Engineering from Universidad Iberoamericana in Mexico City.

We believe that Mr. Borrego is qualified to serve on our board of directors because of his financial services experience and his experience in investment management and corporate finance.

Gerardo Benítez Peláez. Mr. Benitez has served as a member of our board of directors since August 2021. Mr. Benitez served on the board of directors of Legacy AT from October 2019 to August 2021. Mr. Benitez has been a private equity investment professional at Credit Suisse Asset Management Mexico since May 2019 and is responsible for managing the portfolio’s private equity portfolio in Mexico. Mr. Benitez was a private equity investment professional at Black Creek Mexico from January 2018 to February 2019. Mr. Benitez is a seasoned private equity investor and operator having invested and participated in global private equity and M&A over the last 20 years. Mr. Benitez began his private equity career as an investment professional at TPG Capital and served on the board of directors of a number of TPG Capital portfolio companies. Mr. Benitez obtained a Bachelor of Science degree, a Bachelor of Arts degree and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

We believe that Mr. Benitez is qualified to serve on our board of directors because of his experience in finance with high-growth companies.

Marina Diaz Ibarra. Ms. Ibarra has served as a member of our board of directors since August 2021. Ms. Ibarra served on the board of directors of Legacy AT from July 2021 to August 2021. Ms. Ibarra has represented the International Finance Corporation as an independent member of the board of directors of Grupo Los Grobo LLC since May 2021 and has served as a member of the board of directors of Gentera SAB de CV and Grupo Rotoplas SAB de CV since March 2021 and February 2019, respectively. Since June 2020, Ms. Ibarra also has served as an independent member of the advisory board of Bitso SAPI de CV. Previously, Ms. Ibarra served as managing director of Wolox Inc. from January 2017 to March 2020 and as General Manager for Argentina, Chile and Peru for MercadoLibre, Inc. from May 2015 to December 2016. Ms. Ibarra holds a Bachelor of Economics from Torcuato Di Tella University, a Master of Science degree in project valuation and management from the Buenos Aires Institute of Technology and an M.B.A. from the Wharton School of Business at the University of Pennsylvania.

We believe that Ms. Ibarra is qualified to serve on our board of directors because of her experience in finance.

Family Relationships

As of the date of this prospectus, there are no family relationships among any of the anticipated executive officers or directors of the Company, with the exception that Mr. Rojas is the first cousin of Mr. Garduño’s wife.

Board Composition

Our business and affairs are organized under the direction of our board of directors. Our board of directors consists of eleven members. Mr. Senderos currently serves as the Chairman of our board of directors. The primary responsibilities of our board of directors is to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required.

In accordance with our certificate of incorporation, our board of directors are divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class serving a three-year term, except with respect to the election of directors at the special meeting related to the business combination, the Class I directors were elected to an initial term that will expire at our first annual meeting of stockholders to be held after the business combination (and three-year terms subsequently), the Class II directors will be elected to an initial term that will expire at our second annual meeting of stockholders to be held after the business combination (and three-year terms subsequently) and the Class III directors will be elected to an initial term that will expire at our third annual meeting of stockholders to be held after the business combination (and three-year terms subsequently). There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Our board of directors is divided into the following classes:

●	Class I, which consists of Gerardo Benitez, Roberto Langenauer and Mauricio Garduño, whose terms will expire at our first annual meeting of stockholders to be held after the business combination;

●	Class II, which consists of Marina Diaz Ibarra, Mauricio Rioseco, Alejandro Rojas and Diego Zavala, whose terms will expire at our second annual meeting of stockholders to be held after the business combination; and

●	Class III, which consists of Andres Borrego, Alexander R. Rossi, Arturo Saval and Manuel Senderos, whose terms will expire at our third annual meeting of stockholders to be held after the business combination.

Director Independence

Our board of directors has determined that Arturo Saval, Roberto Langenauer, Andres Borrego, Gerardo Benitez, Mauricio Rioseco, Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra qualify as “independent directors,” as defined under the listing rules of The Nasdaq Stock Market LLC (the “Nasdaq listing rules”), and the board of directors consists of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq listing rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the Audit Committee, as discussed below.

Board Committees

Our board of directors has established two standing committees: the Audit Committee and the Compensation Committee. The Company does not have a nominating committee, and the responsibility for director nominations is vested in the independent directors. The board of directors does not believe that a separate nominating committee is necessary because the independent directors effectively serve the function of a nominating committee. Each of the Audit Committee and the Compensation Committee operates pursuant to a written charter that is available on our website at https://ir.agilethought.com/corporate-governance/governance-documents. The reference to our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership for the year ended December 31, 2021 for each committee:

	Audit	Compensation
Name	Committee	Committee

Alexander R. Rossi*	X	X

Alejandro Rojas	Chair	X

Marina Diaz Ibarra*	X	Chair

*	Financial Expert

Below is a description of each committee of the board of directors.

Audit Committee

Our audit committee consists of Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra. Our board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment and determined that each of the members of the audit committee satisfy the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee is able to read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements.

Mr. Rojas serves as chair of the audit committee. Our board of directors determined that each of Alexander R. Rossi and Marina Diaz Ibarra qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq listing rules. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.

The functions of this committee will include, among other things:

●	evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

●	helping ensure the independence and performance of our independent auditors;

●	helping to maintain and foster an open avenue of communication between management and our independent auditors;

●	discussing the scope and results of the audit with our independent auditors, and reviewing, with management, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable account or audit matters;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by our independent auditors at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by our independent auditors.

Compensation Committee

Our compensation committee consists of Alexander R. Rossi, Alejandro Rojas and Marina Diaz Ibarra. Mrs. Ibarra serves as chair of the compensation committee. Our board of directors determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of Nasdaq.

The Compensation Committee is responsible for:

●	approving the retention of compensation consultants and outside service providers and advisors;

●	reviewing and approving, or recommending that our board of directors approves, the compensation, individual and corporate performance goals and objectives and other terms of employments of our executive officers, including evaluating the performance of our Chief Executive Officer, and, with his assistance, that of our other executive officers;

●	reviewing and recommending to our board of directors the compensation of our directors;

●	administering our equity and non-equity incentive plans;

●	reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

●	reviewing and evaluating succession plans for the executive officers;

●	reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans;

●	helping our board of directors oversee our human capital management policies, plans and strategies; and

●	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Director Nominations

On August 23, 2021, our board of directors adopted resolution establishing that director nominees must either be selected, or recommended for the board of director’s selection, by the independent directors of the board of directors constituting a majority of the board of director’s independent directors in a vote in which only independent directors participate.

Non-Employee Director Compensation

Our board of directors review director compensation periodically to ensure that director compensation remains competitive such that we are able to recruit and retain qualified directors. We intend to develop a board of directors compensation program that is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company.

Code of Business Conduct and Ethics for Employees, Executive Officers and Directors

Our board of directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://ir.agilethought.com/corporate-governance/governance-documents. Our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been our executive officer or employee. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our board of directors or compensation committee.

Limitation on Liability and Indemnification

Our charter eliminates our directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our charter requires us to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, our charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, we entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We believe these provisions in our charter are necessary to attract and retain qualified persons as our directors and officers.

Executive Compensation

As used in this section, “we,” “us” or “our” refers to Legacy AT prior to the closing of the Business Combination and to AgileThought, Inc. (f/k/a LIV Capital Acquisition Corp.) following the closing the Business Combination.

Our 2021 named executive officers consist of the following individuals:

●	Manuel Senderos Fernández

●	Kevin Johnston

●	Jorge Pliego Seguin

Summary Compensation Table

The following table provides information regarding compensation earned by or paid to our named executive officers with respect to the years indicated.

		Salary		Bonus		Stock Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
Name and Principal Position	Year	($)		($)		($)(4)	($)	($)(5)	($)
Manuel Senderos Fernández	2021	450,000	(1)	—		—	—	2,818	452,818
Chief Executive Officer and Chairman of the Board of Directors	2020	450,000	(1)	—		1,249,416	—		1,699,416

Kevin Johnston	2021	400,000		—		—	—	33,530	433,530
Chief Revenue Officer and Global Chief Operating Officer	2020	350,000	(2)	140,000	(3)	399,813	—	6,575	896,388

Jorge Pliego Seguin	2021	330,000		—		878,015	—	34,136	1,242,151
Former Chief Financial Officer	2020	330,000		—		499,766	—	40,491	870,257

(1)	For 2020, we paid Mr. Senderos’ salary to Invertis LLC, or Invertis, an entity controlled by Mr. Senderos, and Mr. Senderos received his salary by an invoice to Invertis. For 2021, we paid 50% of Mr. Senderos’ salary to Invertis and Mr. Senderos received his salary by an invoice to Invertis. The other 50% was paid directly to Mr. Senderos.
(2)	The amount represents Mr. Johnston’s base salary, pro-rated for the portion of 2020 during which he provided services to us. Mr. Johnston commenced services with us in February 2020.
(3)	This amount represents guaranteed quarterly bonuses paid to Mr. Johnston for the quarters ended March 31, 2020 and June 30, 2020, in accordance with the terms of his employment agreement.
(4)	These amounts reflect the grant date fair value of restricted stock units granted, in accordance with ASC 718 and excluding the effect of estimated forfeitures. For 2021, Mr. Pliego received 87,802 shares as fully vested stock awards in connection with the Business Combination. In the case of Mr. Johnston, the 2020 awards were accelerated and fully vested in May 2021 and in the case of Mr. Pliego and Mr. Senderos, the 2020 awards were cancelled. At the same time, the Merger Agreement provided that Messrs. Senderos, Johnston and Pliego would be granted restricted stock units as soon as practicable following the closing of the Business Combination. See “Equity-Based Incentive Awards” for further information regarding these awards. For information regarding assumptions underlying the value of equity awards, see Note 18 to the financial statements included in this prospectus. This amount does not reflect the actual economic value that may be realized by the named executive officers.
(5)	The amounts represent for 2021, for Messrs. Johnston and Pliego (a) $6,000 and $6,000 in company discretionary contributions to the 401(k) plan as described under the section titled “401(k) Plan” and (b) $771 and $771 in life insurance premiums paid by us for the benefit of each such named executive officer, and with respect to Mr. Johnston , $24,358 related to travel and expense reimbursements and $2,400 of company ´s contribution to health savings account (“HSA”), and for Mr. Pliego, $27,365 reimbursement expense related to housing and other living expenses at his principal residence. For 2020 for Messrs. Johnston and Pliego (a) $6,000 and $2,576 in company discretionary contributions to the 401(k) plan as described under the section titled “401(k) Plan” and (b) $575 and $2,995 in life insurance premiums paid by us for the benefit of each such named executive officer, and with respect to Mr. Pliego, $34,920 in housing and other living expenses at his principal residence.

Narrative Disclosure to Summary Compensation Table

For 2021, the compensation programs for our named executive officers primarily consisted of base salary and incentive compensation delivered in 2022 in the form of restricted stock units (“RSUs”) granted under the AgileThought, Inc. 2021 Equity Incentive Plan (the “2021 Plan”). See “Equity-Based Incentive Awards” below for a description of the awards granted to our named executive officers in 2022.

Base Salary

Base salary is set at a level that is intended to reflect the executive’s duties, authorities, contributions, prior experience and performance.

Performance Bonus Opportunity

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each calendar quarter. Each of our named executive officers was eligible to receive a quarterly performance bonus in 2020 and 2021 based on the achievement of pre-established corporate performance goals relating to EBIDTA growth measured on a quarterly basis. The target bonus amount for each named executive officer was as follows: for Mr. Senderos, $112,500 per quarter in 2020 and $112,500 per quarter in 2021; for Mr. Pliego, $49,500 per quarter in 2020 and $49,500 per quarter in 2021, and for Mr. Johnston, $70,000 per quarter in 2020 and $70,000 per quarter in 2021. The quarterly bonus was not earned for the year ended December 31, 2021. As a result, none of our named executive officers received a bonus based on 2021 performance. For 2020, and due to the impact of the COVID-19 pandemic on our business, we cancelled our bonus program for the year ended December 31, 2020 during the quarter ended June 30, 2020. As a result, none of our named executive officers received a bonus based on 2020 performance. However, pursuant to his employment agreement, Mr. Johnston received a guaranteed cash bonus payment of $140,000 in 2020.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to long-term performance, create an ownership culture and help to align the interests of our executives and stockholders. Prior to the consummation of the Business Combination, we used RSUs for this purpose. We believe that equity awards are an important retention tool for our executive officers, as well as for our other employees.

Prior to the Business Combination, all of the equity awards we granted were made pursuant to the AgileThought, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The 2020 Plan was terminated in connection with the Business Combination, and no additional awards are being granted under the 2020 Plan.

In connection with the Business Combination, the Company adopted the 2021 Plan on August 18, 2021, which became effective immediately upon the Closing Date. The 2021 Plan provides the Company with flexibility to use various equity-based incentive awards as compensation tools to motivate and retain the Company’s workforce. The Company initially reserved 5,283,216 shares of Class A common stock for the issuance of awards under the 2021 Equity Plan. The number of shares of Class A common stock available for issuance under the 2021 Plan automatically increases on the first day of each calendar year, beginning January 1, 2022 and ending on and including January 1, 2031, in an amount equal to 5% of the total number of shares of Class A common stock outstanding on December 31 of the preceding year; provided that the board of directors may act prior to January 1 of a given year to provide that the increase of such year will be a lesser amount of shares of Class A common stock.

On January 27, 2022, the Company issued RSUs to senior employees and directors covering up to 2,193,000 Class A RSUs subject to time-based vesting and performance vesting requirements. Mr. Senderos and Mr. Johnston received 1,050,000 and 50,000 RSUs, respectively. Each RSU represents a contingent right to receive one share of AgileThought, Inc. Class A Common Stock. Thirty-five percent of the RSUs vest upon AgileThought, Inc.’s Class A Common Stock achieving a market price of $15 per share, 25% vest upon achieving a market price of $20 per share, 20% vest upon achieving a market price of $25 per share, and 20% vest upon achieving a market price of $30 per share. Vesting of the RSUs is subject to continued employment. Thirty-five percent of the RSUs expire on January 27, 2028, 25% expire on January 27, 2030, and 40% expire on January 27, 2032. Awards issued to other executives vest over a period of three years.

Health and Welfare and Retirement Benefits; Perquisites

We pay premiums for medical insurance and dental insurance for all full-time employees, including our named executive officers who are full-time employees. We also pay premiums for life insurance and long-term disability insurance benefits for all full-time employees, including our named executive officers who are full-time employees. These benefits are available to all full-time employees, subject to applicable laws. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances. In addition, we provide the opportunity to participate in a 401(k) plan to our employees, including each of our named executive officers who are employees, as discussed under the section titled “401(k) Plan.”

401(k) Plan

We maintain the AgileThought, Inc. 401(k) Plan (the “401(k) plan”), a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to make pre-tax or Roth deferrals from their compensation up to certain limits imposed by the Code. We have the ability to make discretionary contributions to the 401(k) plan to participants who are employed on the last day of the year and who have also completed at least 1,000 hours of service during the year. Employee contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employees are immediately and fully vested in their own contributions and in any discretionary contributions we make to the participant’s accounts. In 2020, we made discretionary contributions on behalf of Messrs. Johnston and Pliego, as further described under “Summary Compensation Table” above. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are generally not taxable to a participating employee until withdrawn or distributed from the 401(k) plan.

Executive Consulting and Employment Arrangements

The key terms of Mr. Senderos’ employment agreement, and the employment arrangements with Messrs. Johnston and Pliego, are described below. Each of its named executive officers provides his services to us on an at-will basis. Each has executed our standard confidential information, inventions, non-solicitation and non-competition agreement.

Manuel Senderos Fernández

In September 2020, Mr. Senderos entered into an amended and restated employment agreement with AgileThought, LLC, which was subsequently amended and restated on July 13, 2021. Prior to his employment agreement being amended and restated on July 13, 2021, Mr. Senderos provided the services and received the compensation contemplated under the employment agreement as a consultant pursuant to a consulting agreement entered into in October 2020 between Legacy AT and Invertis LLC, an entity Mr. Senderos controls. Under his amended and restated employment agreement Mr. Senderos is entitled to an annual base salary of $450,000, and is eligible to receive a quarterly target bonus, which for 2021 was in the amount of $112,500 per quarter, payable based on the achievement of performance objectives as described above under the section titled “Performance Bonus Opportunity.” Pursuant to his employment agreement, Mr. Senderos was entitled to an RSU award with a grant date fair value in the amount of $2,500,000 assuming that Legacy AT’s equity value (net of debt) as of the grant date was $700,000,000, which was granted in August 2020, the terms of which are described below under “Outstanding Equity Awards as of December 31, 2021.” In May 2021, Mr. Senderos entered into an RSU cancellation agreement with Legacy AT and agreed to forfeit the equity awards granted to him under the 2020 Plan, contingent and effective upon the closing of the Business Combination. At the same time, the Merger agreement provided that Mr. Senderos would be granted RSUs as soon as practicable following the closing of the business combination. See “Equity-Based Incentive Awards” for further information regarding these awards. Mr. Senderos is also entitled to certain severance benefits, as described below under the section titled “Potential Payments Upon Termination or Change in Control.” Mr. Senderos is eligible for certain standard benefits such as paid time off, reimbursement of business expenses, and participation in employee benefit plans and programs.

Kevin Johnston

Effective as of March 2, 2020, AgileThought, LLC, entered into an employment agreement with Mr. Johnston, which governs the current terms of his employment. Pursuant to his employment agreement, Mr. Johnston is entitled to an annual base salary of $400,000, and is eligible to receive a quarterly target bonus, which for 2021 was in the amount of $70,000 per quarter, payable based on the achievement of performance objectives as described above under the section titled “Performance Bonus Opportunity.” In addition, Mr. Johnston was entitled to an RSU award with a grant date fair value in the amount of $800,000 assuming that Legacy AT’s equity value (net of debt) as of the grant date was $700,000,000, which was granted in August 2020 and accelerated in connection with the Business Combination. In May 2021, Mr. Johnston entered into an RSU acceleration agreement with Legacy AT and agreed to accelerate 536 RSU´s granted to him under the 2020 Plan, contingent and effective upon the closing of the Business Combination. At the same time, the Merger Agreement provided that Mr. Johnston would be granted RSUs as soon as practicable following the closing of the Business Combination. See “Equity-Based Incentive Awards” for further information regarding these awards. Mr. Johnston is also entitled to certain severance benefits, as described below under the section titled “Potential Payments Upon Termination or Change in Control.” Mr. Johnston is eligible for standard benefits such as paid time off, reimbursement of business expenses, and participation in employee benefit plans and programs.

Jorge Pliego Seguin

Effective as of August 4, 2020, AgileThought, LLC, entered into an amended and restated employment agreement with Mr. Pliego, which governs the current terms of his employment. Pursuant to his employment agreement, Mr. Pliego is entitled to an annual base salary of $330,000, and is eligible to receive a quarterly target bonus, which for 2021 was in the amount of $49,500 per quarter, payable based on the achievement of performance objectives as described above under the section titled “Performance Bonus Opportunity.” Pursuant to his employment agreement, Mr. Pliego was entitled to a RSU award with a grant date fair value in the amount of $1,000,000 assuming that Legacy AT’s equity value (net of debt) as of the grant date was $700,000,000, which was granted in August 2020, the terms of which are described above under the section titled “Outstanding Equity Awards as of December 31, 2021.” In May 2021, Mr. Pliego entered into an RSU cancellation agreement with Legacy AT and agreed to forfeit the equity awards granted to him under the 2020 Plan, contingent and effective upon the closing of the Business Combination. At the same time, the Merger agreement provided that Mr. Pliego would be granted RSUs as soon as practicable following the closing of the Business Combination. Due to Mr. Pliego’s retirement in early 2022, he was not granted these RSUs. Mr. Pliego was also entitled to certain severance benefits, as described below under the section titled “Potential Payments Upon Termination or Change in Control.” Mr. Pliego was eligible for standard benefits such as paid time off, reimbursement of business expenses, and participation in employee benefit plans and programs.

Potential Payments upon Termination or Change in Control

Each of our named executive officers is entitled to severance benefits upon (i) a “regular termination” and (ii) a “Each of our named executive officers is entitled to severance benefits upon (i) a “regular termination” and (ii) a “change in control termination” (each as described below). Upon a regular termination, each of our named executive officers is entitled to (i) continued payment of his base salary for 12 months, (ii) COBRA premiums for up to 12 months, and (iii) a lump sum cash payment equal to the sum of the all quarterly bonus amounts for the calendar year of his termination, paid at target level, with the amount applicable to the calendar quarter in which the executive ceases employment prorated to reflect the portion of the calendar quarter in which he remained employed (reduced for any quarterly bonus amounts already earned and paid for such calendar year). Upon a change in control termination, each of our named executive officers is entitled to (i) continued payment of his base salary for 12 months, (ii) COBRA premiums for up to 12 months, (iii) a lump sum cash payment equal to the sum of the all quarterly bonus amounts for the calendar year of his termination, paid at target level, and (iv) accelerated vesting of all outstanding equity awards held by the executive. All severance benefits are subject to the applicable named executive’s execution of an effective release of claims.

For purposes of its named executive officers’ severance benefits, a “regular termination” is an involuntary termination (i.e., a termination other than for cause or a resignation for good reason, as defined in the employment agreements) that does not occur within 12 months following the effective date of a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2021 there were no outstanding equity awards for our named executive officers.

As described above under “Equity-Based Incentive Awards,” Messrs. Senderos and Johnston were granted RSUs in January 2022.

Employee Benefit Plans

2020 Equity Incentive Plan

Legacy AT’s 2020 Equity Incentive Plan, or the 2020 Plan, was adopted by Legacy AT’s board of directors in August 2020 and approved by the Legacy AT stockholders in September 2020. The 2020 Plan was terminated in connection with the business combination, and no additional awards are being granted under the 2020 Plan.

Stock Awards. The 2020 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code to Legacy AT’s employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards and other forms of stock awards to Legacy AT employees, directors and consultants, including employees and consultants of Legacy AT’s affiliates.

Authorized Shares. The maximum number of shares of Class A Common Stock that may be issued pursuant to stock awards under the 2020 Plan is 48,000 shares. The maximum number of shares of Class A Common Stock that may be issued pursuant to the exercise of ISOs under the 2020 Plan is 144,000 shares. Shares subject to stock awards granted under the 2020 Plan that, under certain circumstances, expire or terminate or are forfeited back to or repurchased by Legacy AT will become available for future grant under the 2020 Plan while it remains in effect. As of April 15, 2021, there were restricted stock unit awards covering 7,510 shares of common stock outstanding under the 2020 Plan, of which restricted stock unit awards covering 3,785 shares of common stock will be cancelled immediately before the closing.

Plan Administration. The Legacy AT board of directors, or a duly authorized committee of the board of directors, administers the 2020 Plan and is referred to as the “plan administrator” herein. The plan administrator may also delegate to one or more of Legacy AT’s officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under the 2020 Plan, the plan administrator has the authority to determine award recipients, dates of grant, the numbers and types of stock awards to be granted, the applicable fair market value and the provisions of each stock award, including the period of their exercisability and the vesting schedule applicable to a stock award.

Under the 2020 Plan, the plan administrator also generally has the authority to effect, with the consent of any adversely affected participant, (A) the reduction of the exercise, purchase, or strike price of any outstanding award; (B) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

Restricted Stock Unit Awards. Restricted stock unit awards are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration that may be acceptable to the Legacy AT board of directors and permissible under applicable law.

Restricted stock unit awards may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock unit awards that have not vested will be forfeited once the participant’s continuous service ends for any reason. With limited exceptions for domestic relations orders, official marital settlement agreements or other specified divorce or separation instruments and the laws of descent and distribution, restricted stock unit awards granted under the 2020 Plan are generally non-transferable.

Changes to Capital Structure. In the event there is a specified type of change in Legacy AT’s capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2020 Plan, (2) the class and maximum number of shares that may be issued on the exercise of ISOs and (3) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The 2020 Plan provides that in the event of certain specified significant corporate transactions, unless otherwise provided in an award agreement or other written agreement between Legacy AT and the award holder or unless otherwise expressly provided by the plan administrator at the time of grant of a stock award, the plan administrator may take one or more of the following actions with respect to such stock awards:

●	arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;

●	arrange for the assignment of any reacquisition or repurchase rights held by Legacy AT to the surviving or acquiring corporation;

●	accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;

●	arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by Legacy AT;

●	cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised before the effective time of the transaction, in exchange for a cash payment, if any; and

●	make a payment equal to the excess, if any, of (A) the value of the property the participant would have received on exercise of the award immediately before the effective time of the transaction, over (B) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards or portions of stock awards in the same manner and is not obligated to treat all participants in the same manner.

Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or other written agreement between Legacy AT and the participant, but in the absence of such provision, no such acceleration will occur.

2021 Plan

In August 2021 our board of directors adopted the AgileThought, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and our stockholders approved the 2021 Plan in August 2021. The 2021 Plan became effective immediately upon the Closing.

Purpose of the 2021 Plan

The purpose of the 2021 Plan is to secure and retain the services of employees and directors of, and consultants to, us or our affiliates, to provide incentives for such persons to exert maximum efforts for our success and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Class A Common Stock through the granting of awards thereunder. We believe that the equity-based awards to be issued under the 2021 Plan will motivate award recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders. We believes that grants of incentive awards are necessary to enable us to attract and retain top talent.

Eligibility. Employees and directors of, and consultants to, us or our affiliates, are eligible to receive awards under the equity incentive plan.

Award Types. The equity incentive plan provides for the grant of incentive stock options (“ISOs”) to employees and for the grant of nonstatutory stock options (“NSOs”), stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other forms of stock awards to employees, directors and consultants.

Share Reserve. 5,283,216 shares of Class A Common Stock are initially reserved for issuance under the equity incentive plan. The number of shares of Class A Common Stock reserved for issuance under the equity incentive plan will automatically increase on January 1 of each year, for a period of ten years, from January 1, 2022 continuing through January 1, 2031, in an amount equal to 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares as may be determined by our board of directors. The maximum number of shares that may be issued pursuant to the exercise of ISOs under the equity incentive plan is equal to 300% of the number of shares of Class A Common Stock initially reserved under the equity incentive plan. Shares issuable under the equity incentive plan will be shares of authorized but unissued or reacquired shares of Class A Common Stock, including shares repurchased by us on the open market or otherwise. Shares subject to awards granted under the equity incentive plan that expire or terminate without the shares covered by such portion of the award having been issued, that are settled in cash rather than in shares, the withholding of shares that would otherwise be issued to satisfy the exercise, strike or purchase price of an award, or the withholding of shares that would otherwise be issued to satisfy a tax withholding obligation in connection with an award will not reduce the number of shares available for issuance under the equity incentive plan. Additionally, shares issued pursuant to awards under the equity incentive plan that are repurchased or forfeited because of a failure to meet a contingency or condition required for the vesting of such shares, shares that are reacquired to satisfy the exercise, strike or purchase price of an award or to satisfy tax withholding obligations related to an award, will be added back to the share reserve and become available for future grant under the equity incentive plan.

Plan Administration. Our board of directors will administer the equity incentive plan unless and until it delegates administration to a committee or committees thereof (as applicable, the “plan administrator”). The plan administrator may also delegate to one or more persons who are our officers (as defined in Section 16 of the Exchange Act) the authority to (i) designate employees other than officers to receive specified awards and (ii) determine the number of shares to be subject to such awards up to the total number of shares determined by the plan administrator that may be granted by such officer.

Subject to the terms of the equity incentive plan, the plan administrator has the authority to determine from time to time the terms of awards, including recipients, when and how each award will be granted, the type or combination of awards granted, the provisions of each award (which need not be identical), the number of shares or cash equivalent subject to each award, the fair market value of a share applicable to an award, and the terms of any performance award that is not valued in whole or in part by reference to, or otherwise based on, the Class A Common Stock. The plan administrator has the power to, among other things, construe and interpret the equity incentive plan and awards, establish, amend and revoke rules and regulations for the administration thereof, settle all controversies in connection therewith, accelerate the time at which an award may first exercised or the time during which it will vest, prohibit the exercise of any exercisable award during a period of up to 30 days prior to certain transactions or changes affecting the Class A Common Stock, suspend or terminate the equity incentive plan at any time, amend the equity incentive plan at any time subject to any stockholder approval required by applicable law and to generally exercise such powers and to perform such acts it deems necessary or expedient to promote our best interests and that are not in conflict with the provisions of the equity incentive plan or awards. Subject to the terms of the equity incentive plan, the plan administrator also has the authority to reduce the exercise (or strike) price of any outstanding option or stock appreciation right, cancel and re-grant any outstanding option or stock appreciation right in exchange for new options, stock appreciation rights, restricted stock, restricted stock units or other stock awards covering the same or a different number of shares of Class A Common Stock, cash and/or other valuable consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any materially adversely affected participant.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the equity incentive plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of a share of Class A Common Stock on the date of grant (however, a stock option may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the equity incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). Options granted under the equity incentive plan vest at the rate specified in the stock option agreement as determined by the plan administrator. The plan administrator determines the term of stock options granted under the equity incentive plan, up to a maximum of ten years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship ceases for any reason other than disability, death or for cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. If an optionholder’s service relationship ceases due to death, or an optionholder dies during the period that an option is otherwise exercisable following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months. In the event an optionholder’s service relationship ceases due to disability the optionholder may generally exercise any vested options for a period of 18 months. Options generally terminate immediately upon the termination of an optionholder’s service for cause. The period of exercise for an option following a separation from service may be extended as set forth in the equity incentive plan in the event that the exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. In no event may an option be exercised beyond the expiration of its term. Acceptable consideration for the purchase of Class A Common Stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (i) cash, check, bank draft, or money order, (ii) a broker-assisted cashless exercise, (iii) the tender of shares of Class A Common Stock previously owned by the optionholder, (iv) a net exercise of the option if it is an NSO and (v) other legal consideration approved by the plan administrator.

Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of Class A Common Stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all stock plans maintained by us may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the option is not exercisable after the expiration of five years from the date of grant. No ISOs may be granted after the earlier of the tenth anniversary of the date our board of directors adopted the equity incentive plan and the date the equity incentive plan is approved by our stockholders.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past services, or any other form of legal consideration that may be acceptable to the plan administrator and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. Additionally, dividends or dividend equivalents may be credited in respect of shares covered by restricted stock as determined by the plan administrator and specified in the award agreement. Except as provided otherwise in the applicable award agreement, if a participant’s service relationship ends for any reason, we may receive through a forfeiture condition or a repurchase right any or all of the shares held by the participant under his or her restricted stock award that have not vested as of the date the participant terminates service.

Restricted Stock Unit Awards. Restricted stock units are granted under restricted stock unit award agreements adopted by the plan administrator. Restricted stock units will generally be granted in consideration for the participant’s services. A restricted stock unit may be settled by cash or the issuance of Class A Common Stock, or a combination of cash and Class A Common Stock as determined by the plan administrator and specified in the award agreement. Additionally, dividends or dividend equivalents may be credited in respect of shares covered by a restricted stock unit as determined by the plan administrator and specified in the award agreement. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation grant agreements adopted by the plan administrator and will be denominated in shares of Class A Common Stock equivalents. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of Class A Common Stock on the date of grant (however, a stock appreciation right may be granted with an exercise or strike price lower than 100% of the fair market value on the date of grant of such award if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction, as such term is defined in the equity incentive plan, and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code). A stock appreciation right granted under the equity incentive plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. The appreciation distribution payable to a Participant upon the exercise of a stock appreciation right will not be greater than an amount equal to the excess of the aggregate fair market value on the date of exercise of a number of shares of Class A Common Stock equal to the number of Class A Common Stock equivalents that are vested and being exercised, over the strike price of such stock appreciation right Such appreciation distribution may be paid in the form of Class A Common Stock or cash, any combination thereof, or in any other form of payment, as determined by the plan administrator and specified in the stock appreciation grant agreement.

Performance Awards. The equity incentive plan permits the grant of performance-based stock and cash awards. The plan administrator may structure awards so that the shares of Class A Common Stock, cash, or other property will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. The performance criteria that will be used to establish such performance goals may be based on any one of, or combination or, the following as determined by the plan administrator: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; financing; regulatory milestones; stockholder liquidity; corporate governance and compliance; intellectual property; personnel matters; progress of internal research; progress of partnered programs; partner satisfaction; budget management; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; investor relations, analysts and communication; implementation or completion of projects or processes; employee retention; number of users, including unique users; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with respect to the marketing, distribution and sale of our products; supply chain achievements; co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the plan administrator whether or not listed in the equity incentive plan.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, the plan administrator will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the plan administrator may establish or provide for other adjustment items in the award agreement at the time the award is granted or in such other document setting forth the performance goals at the time the performance goals are established. In addition, the plan administrator retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the performance goals. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the applicable award agreement or the written terms of a performance cash award. The performance goals may differ from participant to participant and from award to award.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to Class A Common Stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid by us to any individual for service as a non-employee director with respect to any period commencing on the date of our annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year (such period, the “annual period”), including awards granted under the equity incentive plan and cash fees paid by us to such non-employee director, will not exceed $1,000,000 in total value. For purposes of this limitation, the value of any such stock awards is calculated based on the grant date fair value of such stock awards for financial reporting purposes. This limitation will apply commencing with the first annual period that begins on our first annual meeting of stockholders following the effective date of the equity incentive plan.

Non-Exempt Employees. No option or stock appreciation right, whether or not vested, granted to an employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Class A Common Stock until at least six months following the date of grant of such award. However, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such award may be exercised earlier than six months following the date of grant of such Award in the event of such participant’s death or disability, a corporate transaction, as defined in the equity incentive plan, in which such award is not assumed, continued or substituted, a change in control, as defined in the equity incentive plan, or such participant’s retirement.

Changes to Capital Structure. In the event there is a change in or other events that occur with respect to the Class A Common Stock without receipt of consideration by us through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, appropriate and proportional adjustments will be made to (i) the class(es) and maximum number of shares of Class A Common Stock subject to the equity incentive plan and the maximum number of shares by which the share reserve may annually increase; (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Class A Common Stock subject to outstanding awards.

Corporate Transactions. The following applies to awards under the equity incentive plan in the event of a corporate transaction, as defined in the equity incentive plan, unless otherwise provided in a participant’s award agreement or other written agreement with us or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any awards outstanding under the equity incentive plan (or a portion thereof) may be assumed, continued or substituted by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect of Class A Common Stock issued pursuant to the award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such awards, then with respect to any such awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction (“current participants”), the vesting (and exercisability, if applicable) of such awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such awards will lapse (contingent upon the effectiveness of the transaction). With respect to performance awards that are not assumed and that will accelerate upon the occurrence of a corporate transaction and that have multiple vesting levels depending on performance level, unless otherwise provided by an award agreement, the award will accelerate at 100% of target. If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute such awards, then with respect to any such awards that are held by persons other than current participants, such awards will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction. The plan administrator is not obligated to treat all awards or portions of awards in the same manner and is not obligated to take the same actions with respect to all participants. In the event an award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such award may not exercise such award but instead will receive a payment equal in value, at the effective time, to the excess (if any) of the value of the property the participant would have received upon the exercise of the award over any exercise price payable by such holder in connection with such exercise.

Plan Termination. Our board of directors will have the authority to suspend or terminate the equity incentive plan at any time. No awards may be granted under the equity incentive plan while it is suspended or after it is terminated.

Certain U.S. Federal Income Tax Aspects of Awards Under the Equity Incentive Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the equity incentive plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the equity incentive plan depend upon the type of award.

Incentive Stock Options. The recipient of an ISO generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of Class A Common Stock from exercised ISOs are disposed of, by sale or otherwise. If the ISO recipient does not sell or dispose of the shares of Class A Common Stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of Class A Common Stock as of the date of exercise will be treated as a long-term capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the Class A Common Stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options. The recipient of an NSO generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of NSOs when the options are exercised. The excess of the fair market value of the Class A Common Stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards. Recipients who receive restricted stock unit awards will generally recognize ordinary income when they receive shares upon settlement of the awards in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. If a restricted share award subject to the Section 83(b) election is subsequently canceled, no tax deduction will be allowed for the amount previously recognized as income, and no tax previously paid will be refunded. Unless a participant makes a Section 83(b) election, dividends paid to a participant on unvested restricted shares will be taxable to the participant as ordinary income. If the participant made a Section 83(b) election, the dividends will be taxable to the participant as dividend income. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of Class A Common Stock on the exercise date over the exercise price. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient. Unless a participant has made a Section 83(b) election, we will also be entitled to a tax deduction for dividends paid on unvested restricted shares.

Employee Stock Purchase Plan

In August 2021 our board of directors adopted the AgileThought, Inc. 2021 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and our stockholders approved the Employee Stock Purchase Plan in August 2021. The Employee Stock Purchase Plan became effective immediately upon the Closing.

Purpose of the Employee Stock Purchase Plan

The purpose of the Employee Stock Purchase Plan is to provide eligible employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Class A Common Stock from us on favorable terms and to pay for such purchases through payroll deductions. We believe by providing eligible employees with an opportunity to increase their proprietary interest in the success of the Company, the Employee Stock Purchase Plan will motivate recipients to offer their maximum effort to us and help focus them on the creation of long-term value consistent with the interests of our stockholders.

Overview. The Employee Stock Purchase Plan includes a component that is intended to qualify as an employee stock purchase plan under Section 423 of the Code (the “423 component”) and also authorizes the grant of purchase rights under a component that is not intended to meet the requirements of Section 423 of the Code (the “non-423 component”).

Share Reserve. The Employee Stock Purchase Plan authorizes the issuance of 1,056,643 shares of Class A Common Stock. Such shares may be issued under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of Class A Common Stock reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, and (ii) the number of shares equal to 200% of the initial share reserve unless prior to the date of any such increase, our board of directors determines that such increase will be less than the amount set forth in clauses (i) and (ii). If purchase rights granted under the Employee Stock Purchase Plan terminate without having been exercised, the shares of Class A Common Stock not purchased under such purchase rights will again become available for issuance under the Employee Stock Purchase Plan. The stock purchasable under the Employee Stock Purchase Plan will be shares of authorized but unissued or reacquired Class A Common Stock, including shares repurchased by us on the open market.

Plan Administration. Our board of directors will have the authority to administer the Employee Stock Purchase Plan unless and until it delegates administration to a committee or committees thereof (as applicable, the “ESPP plan administrator”). To the extent not prohibited by law, the ESPP plan administrator may also delegate some or all of its authority to one or more of our officers or other persons or groups as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The ESPP plan administrator has the power to, among other things, determine how and when purchase rights will be granted and the provisions of each offering (which need not be identical), construe and interpret the Employee Stock Purchase Plan and purchase rights thereunder, establish, amend and revoke rules and regulations for the administration thereof, settle all controversies in connection therewith, suspend or terminate the Employee Stock Purchase Plan at any time, amend the Employee Stock Purchase Plan at any time, to generally exercise such powers and to perform such acts it deems necessary or expedient to promote the best interests of us and to carry out the intent that the Employee Stock Purchase Plan be treated as an employee stock purchase plan with respect to the 423 Component, and to adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Employee Stock Purchase Plan by employees who are foreign nationals or employed or located outside the United States.

Purchase Rights; Offering. Generally, all regular employees, including officers and directors who are employed for purposes of Code Section 423(b)(4), employed by us or by certain of our affiliates designated by the ESPP plan administrator as “related corporations” under the Employee Stock Purchase Plan, will be eligible to participate in the Employee Stock Purchase Plan and may purchase, normally through payroll deductions, Class A Common Stock under the Employee Stock Purchase Plan. Unless otherwise determined by the ESPP plan administrator, Class A Common Stock will be purchased for the accounts of employees participating in the Employee Stock Purchase Plan at a price per share equal to not less than the lesser of (i) 85% of the fair market value of a share of Class A Common Stock on the first trading date of an offering or (ii) 85% of the fair market value of a share of Class A Common Stock on the date of purchase.

The Employee Stock Purchase Plan is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of Class A Common Stock on specified dates during such offerings. Under the Employee Stock Purchase Plan, the ESPP plan administrator may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of Class A Common Stock will be purchased for employees participating in the offering. An offering under the Employee Stock Purchase Plan may be terminated under certain circumstances.

Limitations. Employees may have to satisfy one or more of the following service requirements before participating in the Employee Stock Purchase Plan, as determined by the ESPP plan administrator, including: (i) being customarily employed for more than 20 hours per week; (ii) being customarily employed for more than five months per calendar year; or (iii) continuous employment for a period of time (not to exceed two years). No employee may purchase shares under the 423 component of the Employee Stock Purchase Plan at a rate in excess of $25,000 worth of Class A Common Stock based on the fair market value per share of Class A Common Stock at the beginning of an offering for each year such a purchase right is outstanding. Finally, no employee will be eligible for the grant of any purchase rights under the 423 component of the Employee Stock Purchase Plan if immediately after such rights are granted, such employee has voting power over 5% or more of our capital stock measured by vote or value pursuant to Section 424(d) of the Code. The plan administrator may also exclude highly compensated employees, within the meaning of Section 423(b)(4)(D) of the Code.

Changes to Capital Structure. In the event that there is a change in or other events that occur with respect to the Class A Common Stock without receipt of consideration by us through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transactions, the ESPP plan administrator will make appropriate and proportional adjustments to (i) the class(es) and maximum number of shares reserved under the Employee Stock Purchase Plan, (ii) the class(es) and maximum number of shares by which the share reserve may increase automatically each year, (iii) the class(es) and maximum number of shares and purchase price applicable to all outstanding offerings and purchase rights and (iv) the class(es) and number of shares that are subject to purchase limits under ongoing offerings.

Corporate Transactions. In the event of a corporate transaction, as defined in the Employee Stock Purchase Plan, any then-outstanding rights to purchase shares under the Employee Stock Purchase Plan may be assumed, continued or substituted by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of Class A Common Stock within ten business days prior to such corporate transaction, and such purchase rights will terminate immediately.

Employee Stock Purchase Plan Amendment or Termination. Our board of directors have the authority to amend the Employee Stock Purchase Plan. We must obtain stockholder approval of any amendment to the Employee Stock Purchase Plan to the extent required by applicable law or listing rules. Our board of directors have the authority to suspend or terminate the Employee Stock Purchase Plan at any time. No such amendment, suspension or termination of the Employee Stock Purchase Plan may materially impair any benefits, privileges, entitlements and obligations under any outstanding purchase rights previously granted except with the consent of the participant, as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations, or as necessary to obtain or maintain favorable tax, listing, or regulatory treatment.

Certain Federal Income Tax Consequences of Participating in the Employee Stock Purchase Plan

The following brief summary of the effect of U.S. federal income taxation upon the participant and us with respect to the shares purchased under the Employee Stock Purchase Plan does not purport to be complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The 423 component of the Employee Stock Purchase Plan, and the right of U.S. participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon whether the sale occurs before or after expiration of the holding periods described in the following sentence. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering and one year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right as determined on the offering date. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. We generally will not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

If a purchase right is granted under the non-423 component of the Employee Stock Purchase Plan, then to the extent a participant is subject to U.S. federal income tax, the participant will recognize ordinary income, in the year of purchase, in an amount equal to the excess of the fair market value of the shares on the purchase date over the purchase price. The amount of such ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares, after such basis adjustment, will be a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares for more than one year after the purchase date. We may be entitled to a deduction in the year of purchase equal to the amount of ordinary income realized by the participant.

Director Compensation

The following table sets forth in summary form information concerning the compensation that Legacy AT paid or awarded during the year ended December 31, 2021 to each of its directors who served on the Legacy AT board of directors during 2021 in addition to compensation that the Company paid or awarded following the Business Combination.

Name	Fees Earned ($)	Stock Awards ($)(1)	Non-equity incentive plan compensation ($)	Total ($)
Diego Zavala(2)	$—	$—	$—	$—
Alexander R. Rossi	$—	$—	$—	$—
Alejandro Rojas Domene	$66,250	$—	$—	$66,250
Mauricio Jorge Rioseco Orihuela	$—	$—	$—	$—
Arturo José Saval Pérez	$—	$—	$—	$—
Roberto Langenauer	$—	$—	$—	$—
Andrés Borrego y Marrón	$—	$—	$—	$—
Gerardo Benítez Peláez	$—	$—	$—	$—
Mauricio Garduño (3)	$—	$—	$—	$—
Marina Diaz Ibarra	$—	$—	$—	$—
Michael Monahan (4)	$45,000	$57,570	$—	$102,570
Lewis Wirshba(5)	$47,500	57,570		105,070

(1)	Amounts reflect the grant date fair value of restricted stock units granted in 2021, in accordance with ASC 718. For information regarding assumptions underlying the value of equity awards, for information regarding assumptions underlying the value of equity awards, see Note 18 to the financial statements included in our Annual Report on Form 10-K.
(2)	Mr. Zavala is an executive officer of the Company who does not receive any additional compensation for services provided as a director.
(3)	Mr. Garduño is an executive officer of the Company who does not receive any additional compensation for services provided as a director.
(4)	Mr. Monahan resigned from the board of directors of Legacy AT in April 2021.
(5)	Mr. Wirshba resigned from the board of directors of Legacy AT in April 2021.

Prior to their resignations, Mr. Monahan and Mr. Wirshba entered into a letter agreement with Legacy AT in 2019. Mr. Rojas entered into a letter agreement with Legacy AT in March 2020. Pursuant to such letter agreements, each of Mr. Monahan, Mr. Wirshba and Mr. Rojas received a cash retainer for 2021 in the amount of $45,000, $47,500, and $66,250 respectively. In connection with the business combination, and after their resignation, Mr. Monahan and Mr. Wirshba, received 5,757 Class A shares.

On January 27, 2022, the Company issued RSUs to certain directors covering up to 68,000 RSUs subject to time-based vesting and performance vesting requirements. Ms. Diaz Ibarra and Mr. Rojas received 18,000 and 50,000 RSUs respectively. The RSUs convert to shares of Class A Common Stock on a one-for-one basis. The awards issued to Ms. Diaz Ibarra vested immediately. Of the awards issued to Mr. Rojas, 16,667 shares of Class A Common Stock vested immediately upon granting. The remaining RSUs will vest in two equal installments beginning November 10, 2022.

Certain Relationships and Related Party Transactions

Other than compensation arrangements for our directors and executive officers, which are described elsewhere in this prospectus, below is a description of transactions since January 1, 2019 to which we, LIVK or Legacy AT were a party or will be a party, in which:

●	The amounts involved exceeded or will exceed $120,000; and

●	Any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

New Second Lien Facility

We entered into a new Second Lien Facility (the “New Second Lien Facility”) on November 22, 2021, which was funded on November 29, 2021 with GLAS USA LLC, as administrative agent, GLAS AMERICAS LLC, as collateral agent, and entities affiliated with the CS Investors and Nexxus Capital, Manuel Senderos, our Chief Executive Officer and Chairman of the Board of Directors and Kevin Johnston, our Chief Revenue Officer and Global Chief Operating Officer (the “New Second Lien Lenders”). The New Second Lien Facility will be secured by a second lien on substantially all of our assets and will provide for a term loan facility in an initial aggregate principal amount of approximately $20.3 million, accruing interest at a rate per annum equal to approximately 11%.

Each New Second Lien Lender under the New Second Lien Facility has the right, but not the obligation, to convert all or any portion of its outstanding loans into our Class A Common Stock on or after December 15, 2022 or earlier, upon our request, at a conversion price equal to the closing price of one share of our Class A Common Stock on the trading day immediately prior to the conversion date. Unless we receive shareholder approval pursuant to applicable Nasdaq rules, the amounts outstanding under the New Second Lien Facility will only convert into up to 2,098,545 shares of our Class A Common Stock (approximately 5% of our currently outstanding shares) and will only convert at a price per share equal to the greater of $10.19 or then-current market value.

The proceeds from the New Second Lien Facility were used to pay the $20 million principal prepayment under the Amended and Restated Credit Agreement by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AgileThought, Inc., the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC, as Administrative Agent (the “First Lien Facility”), with the remainder to be used for general corporate purposes.

The New Second Lien Facility has an original maturity date of March 15, 2023. If the First Lien Facility remains outstanding on December 15, 2022, the maturity date of the New Second Lien Facility will be extended to May 10, 2024.

On December 30, 2021, the Company entered into a registration rights agreement (the “New Second Lien Registration Rights Agreement”) with the lenders under the New Second Lien Facility. The New Second Lien Registration Rights Agreement covers shares of Class A Common Stock currently held by the New Second Lien Lenders and shares issuable upon conversion of the loans under the New Second Lien Facility.

As a result, at the expiration of the lock-up agreements applicable to such lenders, the New Second Lien Lenders will be able to make a written demand for registration under the Securities Act of all or a portion of their registrable securities, subject to a maximum of three such demand registrations, as long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering and will be subject to customary restrictions and conditions as contemplated in the New Second Lien Registration Rights Agreement. In addition, the New Second Lien Lenders will have “piggy-back” registration rights to include their registrable securities in other registration statements filed by the Company subsequent to the expiration of the lock-up agreements applicable to such lenders. The Company also agreed to file a resale shelf registration statement covering the resale of all registrable securities upon the expiration of the lock-up agreements applicable to such lenders.

In addition, Mr. Senderos, our Chief Executive Officer and Chairman of the Board of Directors has pledged certain of his shares of our Class A Common Stock to a lender to obtain a loan in the amount of $4.5 million used by him to provide the Company with his portion of the New Second Lien Facility.

On December 27, 2022, Mr. Senderos and Mr. Johnston exercised the conversion options for their respective loan amounts of $4.5 million and $0.2 million respectively.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, certain Legacy AT equity holders entered into voting and support agreements in favor of LIVK and Legacy AT and their respective successors. In the voting and support agreements, the Legacy AT support agreement equity holders (the “Legacy AT support agreement equity holders”) agreed to vote all of their Legacy AT equity interests in favor of the Merger Agreement, the Business Combination and related transactions and to take certain other actions in support of the Merger Agreement, the Business Combination and related transactions. The voting and support agreements also prevent the Legacy AT support agreement equity holders from transferring their voting rights with respect to their Legacy AT equity interests or otherwise transferring their Legacy AT equity interests prior to the closing, except for certain permitted transfers. The Legacy AT support agreement equity holders also each agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A Common stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the Closing Date, with respect to any of our securities that they receive as merger consideration under the Merger Agreement. In connection with the amendment of the First Lien Facility on November 15, 2021, certain Legacy AT equity holders agreed to extend their lock-up period to end on the earlier of (a) the date the Company pays the First Lien Facility in full and (b) the first day on or after June 30, 2022 on which the Total Leverage Ratio (as defined in the First Lien Facility) is less than 2.00 to 1 or, with respect to certain Legacy AT equity holders, 3.00 to 1.

Sponsor Letter Agreement

Concurrently with the execution of the Merger Agreement, LIV Capital Acquisition Sponsor, L.P. (the “sponsor”), its permitted transferees and the insiders entered into the sponsor letter agreement with LIVK and Legacy AT pursuant to which they agreed to vote all of their respective Class B ordinary shares of LIVK in favor of the Business Combination and related transactions and to take certain other actions in support of the Merger Agreement, the Business Combination and related transactions. Sponsor and the insiders also agreed that, in the event that the amount of available cash was less than $50,000,000 at the closing the business combination, then up to 20% of the sponsor shares would be deemed to be “deferred sponsor shares.” The sponsor, its permitted transferees and the insiders also agreed that each of them would not transfer and, subject to the failure to achieve certain milestones, may be required to forfeit, any such deferred sponsor shares, subject to the terms of the sponsor letter agreement. The sponsor also waived certain anti-dilution protection to which it would otherwise be entitled in connection with the PIPE subscription financing.

The sponsor and each of the insiders also agreed, with certain exceptions, to a lock-up for a period ending on the earlier of (a) the date that is 180 days from the closing and (b) the date on which the closing price of shares of Class A Common Stock on Nasdaq equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following 150 days following the Closing Date, with respect to any securities of the Company that they will hold as of immediately following the closing. Permitted transferees of the sponsor are also subject to the lock-up period.

The sponsor letter agreement also provides that, for so long as sponsor and its affiliates and its and their respective permitted transferees continue to own, directly or indirectly, our securities representing more than 4% of the combined voting power of our then outstanding voting securities, sponsor will be entitled to nominate one director designee to serve on our board of directors. No separate consideration was provided to the sponsor or the insiders in exchange for their execution of the sponsor letter agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, the sponsor and certain other holders of Class A Common Stock entered into an amended and restated registration rights agreement with the Company. As a result, the sponsor and such holders of Class A Common Stock are able to make a written demand for registration under the Securities Act of 1933, as amended (the “Securities Act”), of all or a portion of their registrable securities, subject to a maximum of two such demand registrations for the sponsor and five such demand registrations for such holders of Class A Common Stock party thereto, in each case so long as such demand includes a number of registrable securities with a total offering price in excess of $10.0 million. Any such demand may be in the form of an underwritten offering and will be subject to customary restrictions and conditions as contemplated in the amended and restated registration rights agreement. In addition, the holders of registrable securities will have “piggy-back” registration rights to include their securities in other registration statements filed by us subsequent to the consummation of the Business Combination. On September 14, 2021, we filed a resale shelf registration statement covering the resale of all registrable securities, which was declared effective on September 27, 2021.

PIPE Subscription Agreements

In connection with the Business Combination, we entered into subscription agreements with certain subscription investors pursuant to which we have agreed to issue and sell to the subscription investors, in the aggregate, $27,600,000 or 2,760,000 shares of Class A Common Stock at a purchase price of $10.00 per share. The sale of PIPE Shares was consummated immediately prior to the closing of the Business Combination.

Pursuant to the subscription agreements with the subscription investors, we agreed that we will use our reasonable best efforts to:

●	file within 30 calendar days after the closing of the Business Combination a resale shelf registration statement with the SEC covering the resale of all shares of the Class A Common Stock issued pursuant to the subscription agreements; and

●	maintain the effectiveness of such registration statement until the earliest of (A) the fourth anniversary of the closing of the Business Combination, (B) the date on which the subscription investors cease to hold any shares of Class A Common Stock issued pursuant to the subscription agreements, or (C) on the first date on which the subscription investors can sell all of their shares issued pursuant to the subscription agreements (or shares received in exchange therefor) under Rule 144 of the Securities Act within 90 days without limitation as to the manner of sale or amount of such securities that may be sold. We will bear the cost of registering these securities.

On September 14, 2021, we filed this resale shelf registration statement covering the resale of all PIPE Shares, which was originally declared effective on September 27, 2021.

Indemnification Agreements

We are party to an indemnification agreements with each of our directors and officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under the Delaware General Corporation Law, as amended, against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

LIVK Related Party Transactions and Agreements

In October 2019, the sponsor purchased 1,725,000 founder shares for an aggregate purchase price of $25,000, or approximately $0.0145 per share. On December 10, 2019, LIVK effected a share dividend resulting in there being an aggregate of 2,012,500 founders shares outstanding.

The sponsor purchased 2,811,250 private warrants for a purchase price of $1.00 per warrant in a private placement simultaneously with the closing of LIVK’s initial public offering. Each private warrant may be exercised for one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as provided herein. The private warrants (including the shares of Class A Common Stock issuable upon exercise of the private warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by it until 30 days after the completion of the Business Combination.

LIVK entered into an Administrative Services Agreement pursuant to which LIVK paid the sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of the Business Combination, LIVK ceased paying any of these monthly fees. As of December 31, 2021, the sponsor had been paid an aggregate of $0.3 million for office space, administrative and support services and was entitled to be reimbursed for any out-of-pocket expenses.

The sponsor, LIVK’s officers and directors, or any of their respective affiliates, were reimbursed for any out-of-pocket expenses incurred in connection with activities on LIVK’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. As of December 31, 2021, the sponsor, and its respective affiliates had been paid an aggregate of $0.9 million.

The sponsor agreed to loan LIVK up to $150,000 under an unsecured promissory note to be used to pay for a portion of the expenses of our initial public offering. The outstanding amounts under this promissory note with the sponsor were repaid.

The sponsor committed to providing LIVK with an aggregate of $650,000 in loans. The loans were to be non-interest bearing, unsecured and due upon the consummation of the Business Combination.

Legacy AT Related Party Transactions

Transactions with Principal Stockholders

Agreements with Nexxus Funds and CS Investors

The Nexxus Funds, and CS Investors are each principal stockholders of Legacy AT.

Second Lien Facility

On January 30, 2020, Legacy AT entered into the Second Lien Facility, with GLAS USA LLC, as administrative agent, GLAS AMERICAS LLC, as collateral agent, and certain entities affiliated with the CS Investors and Nexxus Capital, or the Second Lien Lenders. The Second Lien Facility was secured by a second lien on substantially all of Legacy AT’s assets and provided for a term loan facility in an initial aggregate principal amount of approximately $29 million, consisting of two $12.5 million tranches, or the tranche A term loans and the tranche B term loans, respectively, and two approximately $2 million tranches, or the tranche A-2 term loans and the tranche B-2 term loans, respectively. The Second Lien Facility had an original maturity date in July 2024. The outstanding borrowings under the Second Lien Facility as of August 15, 2021 were $38.1 million. In connection with the Business Combination, the outstanding obligations under the Second Lien Facility of $38.1 million were converted into 115,923 common shares of Legacy AT stock. Upon the effective time of the Business Combination, such shares of Legacy AT common stock were converted into the right to receive Class A Common Stock.

Interest on the loans under the Second Lien Facility accrued at a fixed rate per annum equal to 13.73%. Interest on the tranche A term loans and the tranche A-2 term loans was payable semi-annually in arrears by capitalizing such interest and adding such capitalized interest to the outstanding principal amount of the tranche A term loans and the tranche A-2 term loans; provided that so long as Legacy AT’s consolidated total leverage ratio was less than or equal to 2.50:1.00, each tranche A term loan Second Lien Lender and tranche A-2 term loan Second Lien Lender had the right to require all or a portion of such interest to be paid in cash. Interest on the tranche B term loan and the tranche B-2 term loans was payable at maturity date or on demand at any time an event of default existed under the Second Lien Facility.

Legacy AT was required to make mandatory prepayments of loans under the Second Lien Facility (without payment of a premium) with (i) net cash proceeds from certain non-ordinary course asset sales, (ii) casualty proceeds and condemnation awards (subject to reinvestment rights and other exceptions) and (iii) net cash proceeds from issuances of equity (subject to reinvestment rights and other exceptions, including with respect to net cash proceeds in connection with an initial public offering).

Legacy AT was allowed prepay the loans under the Second Lien Facility in whole (but not in part) at any time after the second anniversary of the closing date of the Second Lien Facility subject to certain conditions, including the compensation of Second Lien Lenders for the lost value of their conversion rights.

The Second Lien Facility contained customary representations and warranties, customary events of default and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. The Second Lien Facility also contained financial covenants requiring that Legacy AT not exceed a maximum consolidated total leverage ratio, that Legacy AT maintain a minimum consolidated fixed charge coverage ratio and that Legacy AT not exceed a limit on capital expenditures per fiscal year.

Each Second Lien Lender under the Second Lien Facility had the right to convert all, but not less than all, of its outstanding loans into Legacy AT’s Class A common stock under certain circumstances, including in connection with an initial public offering. Following the consummation of an initial public offering, the Second Lien Facility provided that the Lenders’ conversion rights would terminate.

On February 2, 2021, Legacy AT entered into a waiver and second amendment to the Second Lien Facility, or the Second Amendment. The Second Amendment, among other things, (i) amended certain mandatory prepayment provisions, (ii) amended certain covenants and events of default and (iii) provided for the Second Lien Lenders’ consent to the Business Combination and the other transactions contemplated thereto, subject to certain conditions set forth therein.

On April 30, 2021, Legacy AT entered into a third amendment to the Second Lien Facility, or the Third Amendment. The Third Amendment, among other things, (i) amended certain covenants and (ii) amended certain conditions to the Second Lien Lenders’ consent to the Business Combination and the other transactions contemplated thereto.

Conversion Agreement

Concurrently with the execution of the Merger Agreement, Legacy AT entered into the conversion agreement with the Second Lien Lenders pursuant to which all of the outstanding total obligations due to each Second Lien Lender under the Second Lien Facility, as amended, were converted into an aggregate of 115,923 shares of common stock of Legacy AT immediately prior to the Business Combination. Subsequently, at the effective time of the Business Combination, such shares of common stock of Legacy AT were automatically converted into the right to receive the applicable portion of the common merger consideration (as defined in the conversion agreement) and each Second Lien Lender received their proportionate interest of the common merger consideration as a holder of Legacy AT common stock.

Services Agreement with Nexxus Capital

On March 1, 2017, Legacy AT entered into a services agreement, or the Nexxus services agreement, with EXTEND SOLUTIONS, S.A. de C.V. and IMPULSORA GESTION 3, S.C, an entity affiliated with Nexxus Capital, or the Nexxus affiliate, pursuant to which Legacy AT agreed to deliver Microsoft 365 platform subscription and cloud hosting services to the Nexxus affiliate, with an average monthly value of approximately $30,000. The Nexxus services agreement has no termination date. During the years ended December 31, 2021, 2020 and 2019, AgileThought received an aggregate of $28,828, $31,231 and $36,641, respectively, based on the exchange rate in effect on the last business day of the applicable fiscal year, pursuant to the Nexxus services agreement.

Services Agreements with Banco Credit Suisse Mexico S.A.

In 2018, 2019 and on February 15, 2020, Legacy AT entered into services agreements, or the CS services agreements, with BANCO CREDIT SUISSE MEXICO S.A. and AN DATA INTELIGENCE, S.A. DE C.V., an entity affiliated with Banco Credit Suisse Mexico S.A., or the Banco CS affiliate, pursuant to which Legacy AT agreed to deliver maintenance support for Qlik Licensing to the Banco CS affiliate, with an average monthly value of approximately $22,000. The CS services agreements are renewable on an annual basis. During the years ended December 31, 2020 and 2019, Legacy AT received an aggregate of $36,426 and $35,885, respectively, based on the exchange rate in effect on the last business day of each applicable fiscal year, pursuant to the CS services agreement.

Transactions with Executive Officers and Directors

Lease Agreement with NASOFT Systems, S.A. de C.V.

Legacy AT leases one of its offices in Mexico City pursuant to a lease agreement dated January 1, 2016 between NASOFT Systems, S.A. de C.V. and North American Software, S.A.P.I. de C.V., one of Legacy AT’s wholly owned Mexican subsidiaries. One of the members of Legacy AT’s board of directors, Alejandro Rojas Domene, owns a 33.33% equity stake in NASOFT Systems, S.A. de C.V. During the years ended December 31, 2021, 2020 and 2019 pursuant to this lease agreement, AgileThought paid NASOFT Systems, S.A. de C.V. $88,966, $265,408 and $281,091, respectively, based on the exchange rate in effect on the last business day of the applicable fiscal year.

Loan Agreements with Invertis, S.A. de C.V.

In June 2016, January, May, July, August 2019 and April 2020, Legacy AT entered into payable loan agreements with Invertis, pursuant to which Invertis made certain loans to Legacy AT in the principal amounts of up to 1,636,600 Mexican pesos, 7,635,625 Mexican pesos, 2,590,000 Mexican pesos, 5,100,000 Mexican pesos, 4,627,120 Mexican pesos and 30,000 Mexican pesos (approximately $85,067, based on an exchange rate of $1.00 equals 19.2390 Mexican pesos, the exchange rate on December 31, 2018, $396,512, $134,497, $264,839, and $239,971 based on an exchange rate of $1.00 equals 19.2570 Mexican pesos, the exchange rate on December 31, 2019), out of which 1,103,759 Mexican pesos (approximately $51,338, based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020) in the aggregate was outstanding as of December 31, 2020. Each of the loans also bore an annual ordinary interest on outstanding balances equal to 8.10%, 15.95%, and 17.759% respectively. The loan agreement was subject to the laws of Mexico City. Prior to the consummation of the Business Combination, the loan was repaid in its entirety, and the loan agreement was terminated.

Loan Agreement with Manuel Senderos Fernández

On July 19, 2016, Legacy AT entered into a loan agreement with Mr. Senderos in the principal amount of up to 500,000 Mexican pesos (approximately $23,256, based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020), of which the entire amount was outstanding as of December 31, 2020. The loan agreement was subject to the laws of Mexico City. Prior the consummation of the Business Combination, Mr. Senderos repaid this loan in its entirety, and the loan agreement was terminated.

Loan Agreements with Mauricio Garduño

In July, 2014, January 2016, March 2016, August 2016, November 2016, December 2016, January 2017, February 2017, March 2017, April 2017, June 2017, July 2017, August 2017, May 2019, June 2019, July 2019, August 2019, September 2019 and January 2020, Legacy AT entered into several loan agreements with Mr. Garduño, Legacy AT’s and our VP of Business Development and a member of Legacy AT’s and our board of directors in the aggregate principal amount of up to 17,193,039 Mexican pesos (approximately $799,676 based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020), out of which 17,193,039 Mexican pesos (approximately $799,676, based on an exchange rate of $1.00 equals 21.5000 Mexican pesos, the exchange rate on December 31, 2020) was outstanding as of December 31, 2020. No principal and no interest was paid on the loans as of December 31, 2020. Each of the loans also bore an annual ordinary interest on outstanding balances ranging from 6.796% to 17.759%. The loan agreement was subject to the laws of Mexico City. Prior the consummation of the Business Combination, Mr. Garduño repaid this loan in its entirety, and the loan agreement was terminated.

Professional Services Agreement with Diego Zavala

On January 5, 2018, Legacy AT entered into a Professional Services Agreement between North American Software S.A.P.I. de C.V., one of Legacy AT’s Mexican wholly owned subsidiaries, and Telte Holdings, S.A. de C.V., a Mexican corporation wholly owned by Mr. Zavala. Mr. Zavala is Legacy AT’s and our Vice President of Mergers and Acquisitions and one of Legacy AT’s and our principal stockholders. Pursuant to this Professional Services Agreement, Legacy AT compensated Mr. Zavala for his consulting and advisory services to Legacy AT’s company. During the years ended December 31, 2021, 2020 and 2019 Legacy AT paid Telte Holdings, S.A. de C.V. an aggregate of $137,067 (including VAT) for services rendered between January-May 2021, $374,191 (including VAT) and $588,323 (including VAT), respectively, based on the exchange rate in effect on the last business day of the applicable fiscal year. Legacy AT also paid $25,000 to AGS Group LLC for the services rendered by Mr. Zavala during the month of June 2021, and paid $175,000 for the services rendered from July-December 2021.

Loan Agreement with AGS Group LLC

On June 24, 2021, Legacy AT entered into a promissory note with AGS Group LLC, or AGS, an entity over which Mr. Zavala maintains sole voting and investment control. Mr. Zavala is Legacy AT’s and our Vice President of Mergers and Acquisitions and one of Legacy AT’s and our principal stockholders. Pursuant to the promissory note, Legacy AT borrowed $673,000, the outstanding principal of which will be due on December 20, 2021 (the “Original Maturity Date”) but was extended to, May 19, 2022 (the “Extended Maturity Date”). Interest is due and payable in arrears on the Original Maturity Date at a 14.0% per annum until and including December 20, 2021 and at 20% per annum from the Original Maturity Date to the Extended Maturity Date calculated on the actual number of days elapsed.

Subordinated Debt with Exitus Capital

On July 26, 2021, AgileThought Digital Solutions S.A.P.I. de C.V., a wholly owned subsidiary of AT, entered into a credit facility with Exitus Capital S.A.P.I. de C.V., SOFOM E.N.R. (the “Exitus Facility”), pursuant to which it borrowed $3.7 million. There are no regular interest payments on the debt, however in the event of a payment default, interest will accrue on the overdue balance at a rate equal to 36.0% per annum until such balance is paid. The principal balance of the loan is payable at maturity, which is six months from the date of execution, or January 26, 2022 with an option to extend up to two additional six month terms. On January 25, 2022 Legacy AT exercised the option to extend the loan an additional six months to July 26, 2022. The Exitus Facility is secured by a pledge of certain real property by Mr. Zavala, Legacy AT’s and our Vice President of Mergers and Acquisitions and one of Legacy AT’s and our principal stockholders.

Shareholders Agreement

On December 15, 2017, Legacy AT entered into a shareholders agreement which was subsequently amended and restated on February 15, 2019 and amended on March 19, 2021. All of the current holders of Legacy AT’s Class A common stock and Class B common stock and preferred stock are party to this shareholders agreement. The shareholders agreement, among other things:

●	grants rights to Legacy AT’s major shareholders to appoint members of Legacy AT’s board of directors and provides for specified board observer rights;

●	grants rights to Legacy AT’s major shareholders with respect to the appointment and removal of certain executive officers and the appointment of Legacy AT’s auditors;

●	sets forth the board and shareholder approvals required for Legacy AT to engage in specified transactions;

●	provides limited anti-dilution rights to two of Legacy AT’s large shareholders;

●	grants preemptive rights to Legacy AT’s shareholders, subject to specified conditions;

●	provides for restrictions on the transfer of shares and rights of first refusal and tag-along rights with respect to any permitted transfers of shares by Legacy AT’s shareholders;

●	grants Legacy AT’s major shareholders specified rights with respect to the initiation and conduct of a public offering of Legacy AT’s shares and change of control transactions; and

●	obligates Legacy AT to deliver periodic financial statements and reports to Legacy AT’s shareholders.

The shareholders agreement automatically terminated upon the completion of the Business Combination.

Equity Contribution Agreement

On February 2, 2021, Legacy AT entered into the equity contribution agreement with LIV Fund IV, pursuant to which such funds purchased, on March 19, 2021, 2,000,000 shares of preferred stock of Legacy AT for $10.00 per share, for an aggregate purchase price of $20,000,000 would be converted to shares of Class A Common Stock on a one-for-one basis in connection with the Business Combination. The proceeds from the purchase were used to partially repay the First Lien Facility. In connection with the consummation of the Business Combination and pursuant to the terms of the Merger Agreement, the Legacy AT preferred stock ceased to be outstanding and LIV Fund IV received 2,000,000 shares of Class A Common Stock.

Policies and Procedures for Related Party Transactions

Prior to the completion of the Business Combination, Legacy AT did not have a formal policy regarding approval of transactions with related parties. Effective as of the completion of the Business Combination, our board of directors adopted a written related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our board of directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that it deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.

In addition, under our Code of Conduct, which we adopted effective upon the completion of the Business Combination, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our Audit Committee, or other independent body of our board of directors, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our board of directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our board of directors, determines in the good faith exercise of its discretion.

All of the transactions described above that were entered into after the adoption of the written policy were approved in accordance with the policy.

Principal Stockholders

The following table sets forth information known to the Company regarding the actual beneficial ownership of the Company’s Class A Common Stock as of March 31, 2022, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of Class A Common Stock;

●	each of the Company’s named executive officers and directors; and

●	all executive officers and directors of the Company as a group.

The number of shares beneficially owned by each stockholder is determined under rules of the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Class A Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

The numbers of shares of our Class A Common Stock beneficially owned and percentages of beneficial ownership of our outstanding Class A Common Stock that are set forth below are based on 50,473,423 shares of Class A Common Stock issued and outstanding as of March 31, 2022. The following table does not take into account the issuance of:

●	10,861,250 shares of Class A Common Stock issuable upon exercise of the outstanding warrants outstanding as of March 31, 2022, at an exercise price of $11.50 per share;

●	1,457,422 shares of Class A Common Stock issuable upon the exercise of the First Lien Warrants, based on the average closing price for the 20 consecutive trading days preceding March 31, 2022 of $4.80 of our Class A Common Stock as reported on Nasdaq; or

●	up to 1,516,247 shares of Class A Common Stock issuable upon the conversion of the New Second Lien Facility based on a conversion price of $10.19 per share of our Class A Common Stock.

In addition, the following table assumes no exercise of outstanding warrants or settlement of unvested restricted stock units referred to above.

Name of Beneficial Owner(1)	Owned	Number of Shares of Class A Common Stock Beneficially % of Ownership
Directors and Named Executive Officers
Alexander R. Rossi(2) Director	582,818	1.0%
Alejandro Rojas Domene Director	143,346	*
Mauricio Jorge Rioseco Orihuela Director	1,077,703	2.1%
Arturo José Saval Pérez(5) Director	10,012,377	19.8%
Roberto Langenauer(5) Director	10,012,377	19.8%
Andrés Borrego y Marrón Director	—	—
Gerardo Benítez Peláez Director	—	—
Marina Diaz Ibarra Director	18,000	*
Manuel Senderos(3) Chief Executive Officer and Chairman of the Board of Director	5,036,785	10.0%
Jorge Pliego Seguin Former Chief Financial Officer	73,704	*
Kevin Johnston Chief Revenue Officer and Global Chief Operating Officer	47,012	*
Mauricio Garduño(4) Vice President, Business Development and Director	997,628	2.0%
Diego Zavala Vice President, M&A and Director	2,281,167	4.5%
All directors and executive officers as a group (13 persons)	20,270,540	40.2%
Five Percent Holders:
Nexxus Funds(5)	10,012,377	19.8%
CS Investors(6)	9,596,232	19.0%
Fideicomiso LIV Mexico Growth IV No. F/2416(7)	3,319,400	6.4%

*	Less than 1%.

(1)	Unless otherwise noted, the business address of each of those listed in the table above is 222 W. Las Colinas Blvd. Suite 1650E, Irving, Texas, 75039.
(2)	Includes 300,125 shares of Class A Common Stock that are issuable upon the exercise of private warrants that are exercisable.
(3)	Mr. Senderos holds his shares through Invertis, LLC. Includes 1,200,000 shares of Class A Common Stock pledged as security for indebtedness, which was reviewed and approved by the board of directors as a grandfathered pledge prior to the business combination. Also includes approximately 2 million shares of Class A Common Stock pledged as security for indebtedness in the amount of $4.5 million, used by Mr. Senderos to provide the Company with a portion of the New Second Lien Facility. The pledge and related waivers to our insider trading policy were reviewed and approved by the board of directors.
(4)	Includes 30,000 shares of Class A Common Stock pledged as security for indebtedness, which was reviewed and approved by the board of directors as a grandfathered pledge prior to the Business Combination.
(5)	Consists of (i) 5,237,261 shares of Class A Common Stock held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust No. F/173183, and (ii) 4,775,116 shares Class A Common Stock held of record by Nexxus Capital Private Equity Fund VI, L.P. (collectively, the “Nexxus Funds”). The Nexxus Funds’ investors are the record holders of the shares of Class A Common Stock. Notwithstanding the foregoing, the manager of the Nexxus Funds, Nexxus Capital Administrador VI, S.C., has, via the Nexxus Funds’ agreements, certain voting rights and investment discretion. Nexxus Capital Administrador VI, S.C., wholly owned by Nexxus Capital, S.A.P.I. de C.V. and such entity´s majority ownership maintained by Roberto Langenauer and Arturo José Saval, thus such individuals have voting rights and investment discretion of Nexxus Capital, S.A.P.I. de C.V., hence have voting rights and investment discretion of the Class A Common Stock. The business address of Nexxus Capital is Bosque de Alisos No. 47B - 4th fl., Bosques de las Lomas, 05120, Mexico City, Mexico.

Selling Securityholders

This prospectus relates to the resale by the selling securityholders from time to time of up to 38,532,805 shares of Class A Common Stock (including 2,811,250 shares of Class A Common Stock that may be issued upon exercise of the private warrants) and up to 2,811,250 private warrants. The selling securityholders may from time to time offer and sell any or all of the Class A Common Stock and private warrants set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling securityholders’ interests in the Class A Common Stock or private warrants other than through a public sale.

Certain of the selling securityholders listed below are subject to lock-up restrictions with respect to securities of the Company that may be sold by it from time to time pursuant to the registration statement of which this prospectus forms part. See the sections titled “Certain Relationships and Related Party Transactions — Voting and Support Agreements” and “Certain Relationships and Related Party Transactions — Sponsor Letter Agreement.”

Except as set forth in the footnotes below, the following table sets forth, based on written representations from the selling securityholders, certain publicly available information regarding the beneficial ownership of our Class A Common Stock and warrants by the selling securityholders and the shares of Class A Common Stock and warrants being offered by the selling securityholders. The applicable percentage ownership of Class A Common Stock is based on approximately 50,473,423 shares of Class A Common Stock outstanding as of March 31, 2022. Information with respect to shares of Class A Common Stock and private warrants owned beneficially after the offering assumes the sale of all of the shares of Class A Common Stock or private warrants. The selling securityholders may offer and sell some, all or none of their shares of Class A Common Stock or private warrants, as applicable.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Class A Common Stock and warrants that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker dealer.

Up to 8,050,000 shares of Class A Common Stock issuable upon exercise of the public warrants are not included in the table below.

Please see the section titled “Plan of Distribution” for further information regarding the selling securityholder’s method of distributing these shares.

	Shares of Class A Common Stock				Warrants to Purchase Class A Common Stock
Name	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby	Number Beneficially Owned After Offering	Percent Owned After Offering	Number Beneficially Owned Prior to Offering	Number Registered For Sale Hereby	Number Beneficially Owner After Offering	Percent Owner After Offering
Administradora LIV Capital, S.A.P.I. de C.V.(1)	60,000	60,000	—	—	—	—	—	—
Alejandro Edgar Perdomo Liceras	6,390	6,390	—	—	—	—	—	—
Alejandro Morera Mitre	10,000	10,000	—	—	—	—	—	—
Alejandro Puente Córdoba(2)	20,000	20,000	—	—	10,000	10,000	—	—
Alexander Roger Rossi(3)	582,818	582,818	—	—	300,125	300,125	—	—
Aljoes, S.A. de C.V.(4)	10,000	10,000	—	—	—	—	—	—
Ana Luz Alvarez Galindo	10,000	10,000	—	—	—	—	—	—
Ariela Katz de Gugenheim	100,000	100,000	—	—	—	—	—	—
Ballant Limited Partnership(5)	50,000	50,000	—	—	—	—	—	—
Fideicomiso LIV Mexico Growth IV No. F/2416(6)	3,319,400	3,319,400	—	—	1,059,914	1,059,914	—	—
Benjamín García Villarreal	15,000	15,000	—	—	—	—	—	—
Bernardo Jiménez	10,000	10,000	—	—	—	—	—	—
Bua Management Limited Partnership(7)	300,000	300,000	—	—	—	—	—	—
Bugambilia, LLC(8)	461,667	461,667	—	—	116,667	116,667	—	—
Carlos Rohm(9)	55,000	55,000	—	—	15,000	15,000	—	—
CXGL Holdings, L.P.(10)	20,000	20,000	—	—	10,000	10,000	—	—
Cynthia Negrete Franco(11)	384,988	384,988	—	—	150,375	150,375	—	—
Enrique García Villarreal	15,000	15,000	—	—	—	—	—	—
Eva R. Rello Alonso de Celada	100,000	100,000	—	—	—	—	—	—
Felipe Esteve Recolons	20,000	20,000	—	—	—	—	—	—
Francisco Cabellero	20,000	20,000	—	—	—	—	—	—
Glory (Best Investment Corporation)(12)	128,093	128,093	—	—	—	—	—	—
Guillermo González Guajardo	25,000	25,000	—	—	—	—	—	—
Gustavo Robles Rios	10,224	10,224	—	—	—	—	—	—
Humberto Zesati González(13)	706,152	706,152	—	—	361,792	361,792	—	—
Ignacio Farías	15,000	15,000	—	—	—	—	—	—
Irene Esses Dayán	12,500	12,500	—	—	—	—	—	—
ITA12, S.A.P.I. de C.V.(14)	85,000	85,000	—	—	—	—	—	—
Javier Maurilio Najera Muñoz(15)	138,500	138,500	—	—	35,000	35,000	—	—
Jorge Esteve Recolons	30,000	30,000	—	—	—	—	—	—
José Antonio Solano Arroyo	50,000	50,000	—	—	—	—	—	—
Jose Luis Ballesteros	25,000	25,000	—	—	—	—	—	—
Juan Cristobal Bremer Villaseñor	15,000	15,000	—	—	—	—	—	—
Juan Manuel Fernández	12,500	12,500	—	—	—	—	—	—
Juan Marco Gutiérrez Wanless	50,000	50,000	—	—	—	—	—	—
Laura Laviada Diez Barroso(16)	461,665	461,665	—	—	116,666	116,666	—	—
Laura Renee Diez Barroso Azcárraga(17)	461,668	461,668	—	—	116,667	116,667	—	—
LIV Mexico Growth Fund IV, L.P.(18)	471,600	471,600	—	—	150,586	150,586	—	—
LIVE Fund I Partners, L.P.(19)	108,983	108,983	—	—	—	—	—	—
Luis Fernando Narchi Karam	100,000	100,000	—	—	—	—	—	—
Luis Rodrigo Clemente Gamero	14,203	14,203	—	—	—	—	—	—
Maria Fernanda Alonso Aviles	11,928	11,928	—	—	—	—	—	—
Mariana Romero Casillas	21,300	21,300	—	—	—	—	—	—
Maxmilan LLC(20)	20,000	20,000	—	—	10,000	10,000	—	—
Mercer QIF Fund(21)	42,209	42,209	—	—	—	—	—	—
Miguel Ángel Dávila Guzmán(22)	699,484	699,484	—	—	358,458	358,458	—	—
Miriam Corona Chacón	2,556	2,556	—	—	—	—	—	—
Moneda Latin American Equities (Delaware) L.P.(23)	16,320	16,320	—	—	—	—	—	—
Moneda Luxembourg SICAV-Latin America Small Cap Fund(24)	63,378	63,378	—	—	—	—	—	—
Patricio Mangino Lissarrague	10,224	10,224	—	—	—	—	—	—
RA4 Holding, S.A.P.I. de C.V.(25)	5,000	5,000	—	—	—	—	—	—
Sepia Partners, L.P.(26)	100,000	100,000	—	—	—	—	—	—
Tierra Norte, L.P.(27)	100,000	100,000	—	—	—	—	—	—
Amy Kaufmann(28)	1,000	1,000	—	—	—	—	—	—
Alejandro Rojas Domene	127,929	127,929	—	—	—	—	—	—
David Nussbaum(29)	8,000	8,000	—	—	—	—	—	—
Diego Zavala	2,281,167	2,281,167	—	—	—	—	—	—
EarlyBird Capital, Inc.(30)	32,500	32,500	—	—	—	—	—	—
Federico Alberto Tagliani	90,954	90,954	—	—	—	—	—	—
Gleeson Cox(31)	500	500	—	—	—	—	—	—
Manuel Senderos(32)	4,595,176	4,595,176	—	—	—	—	—	—
Jilian Carter(33)	1,000	1,000	—	—	—	—	—	—
Jorge Pliego Seguin	75,768	75,768	—	—	—	—	—	—
Joseph Mongiello(34)	500	500	—	—	—	—	—	—
Kevin Johnston	31,121	31,121	—	—	—	—	—	—
Marc Van Tricht(35)	1,000	1,000	—	—	—	—	—	—
Mauricio Garduño González Elizondo(36)	997,628	997,628	—	—	—	—	—	—
Mauricio Jorge Rioseco Orihuela	1,077,703	1,077,703	—	—	—	—	—	—
Mauro Conijeski(37)	8,000	8,000	—	—	—	—	—	—
Steven Levine(38)	8,000	8,000	—	—	—	—	—	—
Richard Michael Powell(39)	2,500	2,500
CS Investors(40)	9,596,232	9,596,232	—	—	—	—	—	—
Nexxus Funds(41)	10,012,377	10,012,377	—	—	—	—	—	—
Total	38,532,805	38,532,805			2,811,250	2,811,250

(1)	Alexander R. Rossi, Humberto Zesati González and Miguel Ángel Dávila Guzmán share voting and dispositive power with regard to the shares of Class A Common Stock held of record by Administradora LIV Capital, S.A.P.I. de C.V. All indirect holders of the above referenced shares disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein.
(2)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 10,000 shares of Class A Common Stock and (ii) 10,000 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(3)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 282,693 shares of Class A Common Stock and (ii) 300,125 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(4)	Luis A. Nicolau has voting and dispositive power with respect to the shares of Class A Common Stock held of record by Aljoes, S.A. de C.V. and may be deemed to beneficially own the shares held by Aljoes, S.A. de C.V.
(5)	Caribou Bahamas GP Ltd is general partner of Ballant Limited Partnership and has voting and dispositive power with respect to the shares of Class A Common Stock held of record by Ballant Limited Partnership and may be deemed to beneficially own the shares held by Ballant Limited Partnership.
(6)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 2,259,486 shares of Class A Common Stock and (ii) 1,059,914 shares of Class A Common Stock that are issuable upon the exercise of private warrants held by Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting solely and exclusively in its capacity as trustee of the Contrato de Fideicomiso Irrevocable de Emisión de Certificados Bursátiles Fiduciario de Desarrollo No. F/2416 identified as “Fideicomiso LIV Mexico Growth IV No. F/2416” whose record holders are the trust investors. The manager of Fideicomiso LIV Mexico Growth IV No. F/2416, Administradora LIV Capital, S.A.P.I. de C.V. has full voting powers. Pursuant to the instructions of the Fideicomiso corporate bodies, the Investment Committee (Comité Técnico) and Noteholders Meeting (Asamblea de Tenedores), as applicable, Administradora LIV Capital, S.A.P.I. de C.V. has dispositive power of the shares of Class A Common stock. Administradora LIV Capital, S.A.P.I. de C.V. is wholly owned by Miguel Ángel Dávila Guzmán, Humberto Zesati González and Alexander Roger Rossi. All indirect holders of the above referenced securities disclaim beneficial ownership of all applicable securities except to the extent of their actual pecuniary interest therein.

(7)	Alejandro Joaquin Marti Garcia has voting and dispositive power with respect to the shares of Class A Common Stock held of record by Bua Management Limited Partnership and may be deemed to beneficially own the shares held by Bua Management Limited Partnership.
(8)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 345,000 shares of Class A Common Stock and (ii) 116,667 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(9)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 40,000 shares of Class A Common Stock and (ii) 15,000 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(10)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 10,000 shares of Class A Common Stock and (ii) 10,000 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(11)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 234,613 shares of Class A Common Stock and (ii) 150,375 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(12)	Angeles Servente and Pablo Caamaño share voting and dispositive power with respect to the shares of Class A Common Stock held of record by Glory (Best Investment Corporation) (Moneda) and each may be deemed to beneficially own the shares held by Glory (Best Investment Corporation).
(13)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 344,360 shares of Class A Common Stock and (ii) 361,792 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(14)	Juan Carlos Torres has voting and dispositive power with respect to the shares of Class A Common Stock held of record by ITA 12, SAPI de CV and may be deemed to beneficially own the shares held by ITA 12, SAPI de CV.
(15)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 103,500 shares of Class A Common Stock and (ii) 35,000 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(16)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 344,999 shares of Class A Common Stock and (ii) 116,666 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(17)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 345,001 shares of Class A Common Stock and (ii) 116,667 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(18)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 321,014 shares of Class A Common Stock and (ii) 150,586 shares of Class A Common Stock that are issuable upon the exercise of private warrants. LIV GP IV, L.P. is the general partner of LIV Mexico Growth Fund IV, L.P. LIV GP IV, L.P., as general partner, and through its respective investment committee, has voting and dispositive power of the shares of Class A Common stock held of record by LIV Mexico Growth Fund IV, L.P. The ultimate beneficiaries of LIV GP IV, L.P. are Miguel Ángel Dávila Guzmán, Humberto Zesati González and Alexander Roger Rossi. All indirect holders of the above referenced securities disclaim beneficial ownership of all applicable securities except to the extent of their actual pecuniary interest therein.
(19)	Alexander R. Rossi, Humberto Zesati González and Miguel Ángel Dávila Guzmán share voting and dispositive power with regard to the securities held of record by LIVE Fund I Partners, L.P. All indirect holders of the above referenced securities disclaim beneficial ownership of all applicable securities except to the extent of their actual pecuniary interest therein.
(20)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 10,000 shares of Class A Common Stock and (ii) 10,000 shares of Class A Common Stock that are issuable upon the exercise of private warrants.
(21)	Angeles Servente and Pablo Caamaño share voting and dispositive power with respect to the shares held of record by Mercer QIF Fund (Moneda) and each may be deemed to beneficially own the shares held by Mercer QIF Fund (Moneda).
(22)	Number of shares of Class A Common Stock being registered for sale hereby consists of (i) 341,026 shares of Class A Common Stock and (ii) 358,458 shares of Class A Common Stock that are issuable upon the exercise of private warrants.

(23)	Angeles Servente and Pablo Caamaño share voting and dispositive power with respect to the shares held of record by Moneda Latin American Equities (Delaware) L.P. and each may be deemed to beneficially own the shares held by Moneda Latin American Equities (Delaware) L.P.
(24)	Felipe Corvalán and Pablo Caamaño share voting and dispositive power with respect to the shares of Class A Common Stock held of record by Moneda Luxembourg SICAV-Latin America Small Cap Fund and each may be deemed to beneficially own the shares held by Moneda Luxembourg SICAV-Latin America Small Cap Fund.
(25)	Juan Pablo Retes Garrido has voting and dispositive power with respect to the shares held of record by RA4 Holding, SAPI de CV and may be deemed to beneficially own the shares held by RA4 Holding, SAPI de CV.
(26)	JTC Corporate Services (USA) Ltd., as the investment advisor of Sepia Partners, L.P., has voting and dispositive power with respect to the shares of Class A Common Stock held of record by Sepia Partners, L.P. and may be deemed to have beneficial ownership of the Class A common stock held directly by Sepia Partners, L.P.
(27)	Glico PTC LLC is the general partner of Tierra Norte, L.P. Carol L. Salaiz, as manager of Glico PTC LLC, has voting and dispositive power with respect to the shares of Class A Common Stock held of record by Tierra Norte, L.P. and may be deemed to have beneficial ownership of the Class A Common Stock held directly by Tierra Norte, L.P.
(28)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(29)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(30)	EarlyBirdCapital, Inc., a broker-dealer, acted as representative of the underwriters for LIVK’s IPO, as well as LIVK’s investment banker in connection with the business combination. David Nussbaum, Steven Levine and Amy Kaufmann share voting and dispositive power with respect to the securities held of record by EarlyBird Capital, Inc. All indirect holders of the above referenced securities disclaim beneficial ownership of all applicable securities except to the extent of their actual pecuniary interest therein. The address of this EarlyBird Capital, Inc. is 366 Madison Avenue, 8th Floor, New York, NY 10017. Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(31)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(32)	Mr. Senderos holds his shares through Invertis, LLC and has sole voting and dispositive power with respect to the shares of Class A Common Stock held of record by Invertis, LLC. Includes 1,200,000 shares of Class A Common Stock pledged as security for indebtedness. The pledge was reviewed and approved by the board of directors as a grandfathered pledge prior to the business combination. Also includes approximately 2,000,000 shares of Class A Common Stock pledged as security for indebtedness in the amount of $4.5 million, used by Mr. Senderos to provide the Company with a portion of the New Second Lien Facility. The pledge and related waivers to our insider trading policy were reviewed and approved by the board of directors.
(33)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(34)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(35)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(36)	Includes 30,000 shares of Class A Common Stock pledged as security for indebtedness. The pledge was reviewed and approved by the board of directors as a grandfathered pledge prior to the business combination.

(37)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(38)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(39)	Based on information provided to us by the selling securityholder, the selling securityholder may be deemed to be an affiliate of a broker-dealer. Based on such information, the selling securityholder acquired the securities being registered hereunder in the ordinary course of business, and at the time of the acquisition of the securities, the selling securityholder did not have any agreements or understandings with any person to distribute such securities.
(40)	Consists of (i) 6,259,138 shares of Class A Common Stock held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17938-6 and (ii) 3,337,094 shares of Class A Common Stock held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the trust No. F/17937-8. The business address of the CS Investors is Av. Paseo de la Reforma 115, Lomas — Virreyes, Lomas de Chapultepec, Miguel Hidalgo, 11000 Ciudad de Mexico, CDMX.
(41)	Consists of (i) 5,237,261 shares of Class A Common Stock held of record by Banco Nacional de México, S.A., Member of Grupo Financiero Banamex, División Fiduciaria, in its capacity as trustee of the irrevocable trust No. F/173183, and (ii) 4,775,116 shares Class A Common Stock held of record by Nexxus Capital Private Equity Fund VI, L.P.. The Nexxus Funds’ investors are the record holders of the shares of Class A Common Stock. Notwithstanding the foregoing, the manager of the Nexxus Funds, Nexxus Capital Administrador VI, S.C., has, via the Nexxus Funds’ agreements, certain voting rights and investment discretion. Nexxus Capital Administrador VI, S.C. is wholly owned by Nexxus Capital, S.A.P.I. de C.V. and such entity´s majority ownership maintained by Roberto Langenauer and Arturo José Saval, thus such individuals have voting rights and investment discretion of Nexxus Capital, S.A.P.I. de C.V., hence have voting rights and investment discretion of the Class A Common Stock. The business address of Nexxus Capital is Bosque de Alisos No. 47B-4th fl., Bosques de las Lomas, 05120, Mexico City, Mexico.

Description of SECURITIES

The following is a summary of the rights of our Class A Common Stock and preferred stock. This summary is qualified by reference to the complete text of our charter and our bylaws filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our charter authorizes the issuance of 220,000,000 shares of capital stock, consisting of (x) 210,000,000 shares of Class A Common Stock, par value $0.0001 per share and (y) 10,000,000 shares of our preferred stock, par value $0.0001 per share.

As of March 31, 2022, there were 50,473,423 shares of our Class A Common Stock outstanding. No shares of preferred stock are outstanding as of the date of this prospectus.

Class A Common Stock

Listing

Our Class A Common Stock is listed on Nasdaq under the symbol “AGIL.”

Voting Rights

Each holder of the shares of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters properly submitted to the stockholders for their vote; provided, however, that except as otherwise required by applicable law, holders of Class A Common Stock shall not be entitled to vote on any amendment to the proposed charter that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to applicable law or the proposed charter (including any certificate of designation filed with respect to any one or more series of preferred stock). The holders of the shares of Class A Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors of out of funds legally available therefor.

Rights upon Liquidation, Dissolution and Winding-Up

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the shares of Class A Common Stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the shares of Class A Common Stock, then outstanding, if any.

Preemptive or Other Rights

The holders of shares of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the shares of Class A Common Stock.

Preferred Stock

No shares of preferred stock are issued or outstanding as of the date of this prospectus. Our charter authorizes our board of directors to establish one or more series of preferred stock, and to fix the number of shares of any such series. Our board of directors is authorized to determine for such series the powers, including voting powers, full or limited, or no voting powers, and such the designation, preferences and relative, participating, optional or other rights, any qualifications, limitations or restrictions thereof, all as shall be stated and expressed in the resolution or resolutions providing for the designation and issue of such shares of preferred stock from time to time adopted by our board of directors providing for the issuance of such shares and as may be permitted by the DGCL. The number of authorized shares of preferred stock, or any series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Company entitled to vote thereon, without a separate vote of the holders of the preferred stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any one or more series of preferred stock

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of the Class A Common Stock of us by restricting dividends on the shares of Class A Common Stock, diluting the voting power of the shares of Class A Common Stock or subordinating the liquidation rights of the shares of Class A Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the shares of Class A Common Stock. At present, we have no plans to issue any preferred stock.

Warrants

As of March 31, 2022, there were 10,861,250 warrants to purchase Class A Common Stock outstanding, consisting of 8,050,000 public warrants and 2,811,250 private warrants. Each warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share at any time commencing 30 days after the closing of the business combination. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the closing of the business combination, or earlier upon redemption or liquidation.

Our warrants are listed on Nasdaq under the symbol “AGILW.”

Public Warrants

Each whole public warrant will entitle the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing thirty (30) days after the closing of the business combination, provided that we have an effective registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise of the public warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky laws of the state of residence of the holder (or we permit holders to exercise their public warrants on a cashless basis under the circumstances specified in the warrant agreement). A warrant holder may exercise its public warrants only for a whole number of shares of Class A Common Stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder. The public warrants will expire five years after the closing of the business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such public warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A Common Stock issuable upon exercise is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No public warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their public warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless.

We have agreed that as soon as practicable, but in no event later than fifteen (15) business days, after the closing of the business combination, we will use our reasonable best efforts to file with the SEC and have an effective registration statement for covering the issuance, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the public warrants, and we will use our reasonable best efforts to cause the same to become effective within sixty (60) business days after the closing and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the Class A Common Stock issuable upon exercise of the warrants is not effective within 60 business days following the consummation of our business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended, or the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. On September 14, 2021, we filed this resale shelf registration statement covering the resale of all registrable securities, which was originally declared effective on September 27, 2021.

Once the warrants become exercisable, we may redeem the public warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per public warrant;

●	upon not less than thirty (30) days’ prior written notice of redemption to each public warrant holder;

●	if, and only if, the reported last sales price of the shares of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the public warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A Common Stock underlying such warrants.

If and when the public warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each public warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 public warrant exercise price after the redemption notice is issued.

If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its public warrant to do so on a “cashless basis.” If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

Public warrant holders may elect to be subject to a restriction on the exercise of their public warrants such that an electing public warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Class A Common Stock outstanding.

The exercise price and number of Class A Common Stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of Class A Common Stock at a price below their respective exercise prices.

The public warrants are issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the public warrants. The warrant agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their public warrants and receive shares of Class A Common Stock. After the issuance of the shares of Class A Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by holders of shares of Class A Common Stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.

Private Warrants

The private warrants (including the shares of Class A Common Stock issuable upon exercise of the private warrants) will not be transferable, assignable or salable until thirty (30) days after the completion of an initial business combination, including the business combination, subject to certain exceptions and they will not be redeemable by us so long as they are held by LIV Capital Acquisition Sponsor, L.P. or its permitted transferees. LIV Capital Acquisition Sponsor, L.P., as well as its permitted transferees, has the option to exercise the private warrants on a cashless basis and has certain registration rights related to such private warrants. Otherwise, the private warrants have terms and provisions that are identical to those of the public warrants. If the private warrants are held by holders other than LIV Capital Acquisition Sponsor, L.P. or its permitted transferees, the private warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants.

If holders of the private warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their public warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” will mean the average last reported sale price of the shares of Class A Common Stock for the five (5) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants.

Dividends

We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any cash dividends is within the discretion of our board of directors. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law, Our Charter and Our Bylaws

We are a corporation incorporated under the laws of the State of Delaware, subject to the provisions of Section 203 of the DGCL, which we refer to as “Section 203,” regulating corporate takeovers.

Section 203 prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns fifteen percent or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than ten percent of our assets.

However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Our charter, our bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our board of directors. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our board of directors or taking other corporate actions, including effecting changes in our management. For instance, our charter does not provide for cumulative voting in the election of directors and provides for a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of our board of directors. Our board of directors are empowered to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director in certain circumstances; and our advance notice provisions in our bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting.

Our authorized but unissued common stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Charter and Bylaws

Among other things, our charter and our bylaws:

●	not provide for cumulative voting in the election of directors;

●	provides for the exclusive right of the board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director by stockholders;

●	permits the board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval;

●	prohibits stockholder action by written consent;

●	requires that a special meeting of stockholders may be called only by the chairperson of the board of directors, the chief executive officer or the board of directors;

●	limits the liability of, and providing indemnification to, our directors and officers;

●	controls the procedures for the conduct and scheduling of stockholder meetings;

●	provides for a classified board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

●	grants the ability to remove directors with cause by the affirmative vote of 66 2⁄3% in voting power of the then outstanding shares of capital stock of the Company entitled to vote at an election of directors;

●	requires the affirmative vote of at least 66 2⁄3% of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class, to amend the bylaws or Articles V, VI, VII and VIII of the charter; and

●	provides for advance notice procedures that stockholders must comply with in order to nominate candidates to the board of directors or to propose matters to be acted upon at a stockholders’ meeting.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares of Class A Common Stock and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our Class A Common Stock.

Our charter provides that the Court of Chancery of the State of Delaware will be the exclusive forum for actions or proceedings brought under Delaware statutory or common law: (1) any derivative claim or cause of action brought on behalf of the Company; (B) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company, to the Company or the Company’s stockholders; (C) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, the charter or the bylaws of the Company (as each may be amended from time to time); (D) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the charter or the bylaws of the Company (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (E) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (F) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. Our charter further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act or Exchange Act.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision of our charter will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and therefore bring a claim in another appropriate forum. Additionally, we cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Limitations of Liability and Indemnification

See “Management — Limitation on Liability and Indemnification.”

Transfer Agent and Warrant Agent

The transfer agent for Class A Common Stock and warrant agent for warrants is Continental Stock Transfer & Trust Company.

Material United States Federal Income Tax Consequences

The following discussion is a summary of material U.S. federal income tax considerations generally applicable to the purchase, ownership and disposition of our Class A Common Stock and the purchase, exercise, disposition and lapse of our warrants. The Class A Common Stock and the warrants are collectively referred to herein as our securities. All prospective holders of our securities should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our securities.

This discussion is not a complete analysis of all potential U.S. federal income tax consequences relating to the purchase, ownership and disposition of our securities. This summary is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing U.S. Treasury Regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, which we refer to as the IRS, and judicial decisions, all as in effect as of the date of this prospectus. These authorities are subject to change and differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of our securities. We assume in this discussion that a holder holds our securities as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances, nor does it address the special tax accounting rules under Section 451(b) of the Code, any alternative minimum, Medicare contribution, estate or gift tax consequences, or any aspects of U.S. state, local or non-U.S. taxes or any other U.S. federal tax laws. This discussion also does not address consequences relevant to holders subject to special tax rules, such as holders that own, or are deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), corporations that accumulate earnings to avoid U.S. federal income tax, tax-exempt organizations, governmental organizations, banks, financial institutions, investment funds, insurance companies, brokers, dealers or traders in securities, commodities or currencies, regulated investment companies or real estate investment trusts, persons that have a “functional currency” other than the U.S. dollar, tax- qualified retirement plans, holders who hold or receive our securities pursuant to the exercise of employee stock options or otherwise as compensation, holders holding our securities as part of a hedge, straddle or other risk reduction strategy, conversion transaction or other integrated investment, holders deemed to sell our securities under the constructive sale provisions of the Code, passive foreign investment companies, controlled foreign corporations, and certain former U.S. citizens or long-term residents.

In addition, this discussion does not address the tax treatment of partnerships (or entities or arrangements that are treated as partnerships for U.S. federal income tax purposes) or persons that hold our securities through such partnerships. If a partnership, including any entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds our securities, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our securities.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our securities (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. Holder” is a beneficial owner of our securities that is neither a U.S. Holder nor a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

Tax Considerations Applicable to U.S. Holders

Taxation of Distributions

If we pay distributions or make constructive distributions (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our Class A Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our Class A Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Class A Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation will generally qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at ordinary income tax rates instead of the preferential rates that apply to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock

A U.S. Holder generally will recognize gain or loss on the sale, taxable exchange or other taxable disposition of our Class A Common Stock. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Class A Common Stock so disposed of exceeds one year. The amount of gain or loss recognized will generally be equal to the difference between (1) the sum of the amount of cash and the fair market value of any property received in such disposition and (2) the U.S. Holder’s adjusted tax basis in its Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its Class A Common Stock will generally equal the U.S. Holder’s acquisition cost for such Class A Common Stock (or, in the case of Class A Common Stock received upon exercise of a warrant, the U.S. Holder’s initial basis for such Class A Common Stock, as discussed below), less any prior distributions treated as a return of capital. Long-term capital gains recognized by non-corporate U.S. Holders are generally eligible for reduced rates of tax. If the U.S. Holder’s holding period for the Class A Common Stock so disposed of is one year or less, any gain on a sale or other taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at ordinary income tax rates. The deductibility of capital losses is subject to limitations.

Exercise of a Warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss upon exercise of a warrant for cash. The U.S. Holder’s initial tax basis in the share of our Class A Common Stock received upon exercise of the warrant will generally be an amount equal to the sum of the U.S. Holder’s acquisition cost of the warrant and the exercise price of such warrant. It is unclear whether a U.S. Holder’s holding period for the Class A Common Stock received upon exercise of the warrant would commence on the date of exercise of the warrant or the day following the date of exercise of the warrant; however, in either case the holding period will not include the period during which the U.S. Holder held the warrants.

In certain circumstances, the warrants may be exercised on a cashless basis. The U.S. federal income tax treatment of an exercise of a warrant on a cashless basis is not clear, and could differ from the consequences described above. It is possible that a cashless exercise could be a taxable event. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a warrant on a cashless basis, including with respect to their holding period and tax basis in the Class A Common Stock received upon exercise of the warrant.

Sale, Exchange, Redemption or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. Holder will recognize taxable gain or loss in an amount equal to the difference between (1) the amount realized upon such disposition or expiration and (2) the U.S. Holder’s adjusted tax basis in the warrant. A U.S. Holder’s adjusted tax basis in its warrants will generally equal the U.S. Holder’s acquisition cost, increased by the amount of any constructive distributions included in income by such U.S. Holder (as described below under “U.S. Holders — Possible Constructive Distributions”). Such gain or loss generally will be treated as long-term capital gain or loss if the warrant is held by the U.S. Holder for more than one year at the time of such disposition or expiration.

If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s adjusted tax basis in the warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the warrant is held for more than one year. Because the term of the warrants is more than one year, a U.S. Holder’s capital loss will be treated as a long-term capital loss. The deductibility of capital losses is subject to certain limitations.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section of this prospectus entitled “Description of our Securities — warrants — Public Stockholders’ warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. Such constructive distribution would be subject to tax as described above under “U.S. Holders — Taxation of Distributions” in the same manner as if such U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.

Information Reporting and Backup Withholding.

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of Class A Common Stock and warrants, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number (or furnishes an incorrect taxpayer identification number) or a certification of exempt status, or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS. Taxpayers should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

Taxation of Distributions

In general, any distributions (including constructive distributions) we make to a non-U.S. Holder of shares on our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). In the case of any constructive dividend (as described below under “Non-U.S. Holders — Possible Constructive Distributions”), it is possible that this tax would be withheld from any amount owed to a non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale proceeds from warrants or other property subsequently paid or credited to such holder. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. Holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Class A Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock and warrants” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see the section entitled “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and warrants” below), we will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

Dividends we pay to a non-U.S. Holder that are effectively connected with such non-U.S. Holder’s conduct of a trade or business within the United States (or if a tax treaty applies are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such non-U.S. Holder complies with certain certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same individual or corporate rates applicable to U.S. Holders. If the non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a Warrant

The U.S. federal income tax treatment of a non-U.S. Holder’s exercise of a warrant will generally correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise of a warrant” above, although to the extent a cashless exercise results in a taxable exchange, the tax consequences to the non-U.S. Holder would be the same as those described below in “Non-U.S. Holders — Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and warrants.”

Gain on Sale, Exchange or Other Taxable Disposition of Class A Common Stock and Warrants

A non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Class A Common Stock or warrants or an expiration or redemption of our warrants, unless:

●	the gain is effectively connected with the conduct of a trade or business by the non-U.S. Holder within the United States (and, if an applicable tax treaty so requires, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. Holder);

●	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. Holder held our Class A Common Stock or warrants and, in the case where shares of our Class A Common Stock are regularly traded on an established securities market, (i) the non-U.S. Holder is disposing of our Class A Common Stock and has owned, directly or constructively, more than 5% of our Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our Class A Common Stock or (ii), in the case where our warrants are regularly traded on an established securities market, the non-U.S. Holder is disposing of our warrants and has owned, directly or constructively, more than 5% of our warrants at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our warrants. There can be no assurance that our Class A Common Stock will be treated as regularly traded or not regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower applicable treaty rate). Gain described in the second bullet point above will generally be subject to a flat 30% U.S. federal income tax. Non-U.S. Holders are urged to consult their tax advisors regarding possible eligibility for benefits under income tax treaties.

If the third bullet point above applies to a non-U.S. Holder and applicable exceptions are not available, gain recognized by such holder on the sale, exchange or other disposition of our Class A Common Stock or warrants, as applicable, will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Class A Common Stock or warrants from such holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not believe we currently are or will become a United States real property holding corporation, however there can be no assurance in this regard. Non-U.S. Holders are urged to consult their tax advisors regarding the application of these rules.

Possible Constructive Distributions

The terms of each warrant provide for an adjustment to the number of shares of Class A Common Stock for which the warrant may be exercised or to the exercise price of the warrant in certain events, as discussed in the section entitled “Description of our Securities — Warrants — Public Stockholders’ Warrants.” An adjustment which has the effect of preventing dilution generally should not be a taxable event. Nevertheless, a non-U.S. Holder of warrants would be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (e.g., through an increase in the number of shares of Class A Common Stock that would be obtained upon exercise or an adjustment to the exercise price of the warrant) as a result of a distribution of cash to the holders of shares of our Class A Common Stock which is taxable to such holders as a distribution. A non-U.S. Holder would be subject to U.S. federal income tax withholding as described above under “Non-U.S. Holders — Taxation of Distributions” under that section in the same manner as if such non-U.S. Holder received a cash distribution from us on Class A Common Stock equal to the fair market value of such increased interest.

Foreign Account Tax Compliance Act

Provisions of the Code and Treasury Regulations and administrative guidance promulgated thereunder commonly referred as the “Foreign Account Tax Compliance Act” (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends (including constructive dividends) in respect of our securities which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (1) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (2) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our securities are held will affect the determination of whether such withholding is required. Similarly, dividends (including constructive dividends) in respect of our securities held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners” or (2) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends, however, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in our securities.

Information Reporting and Backup Withholding.

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our Class A Common Stock and warrants. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Plan of Distribution

We are registering the issuance by us of an aggregate of up to 10,861,250 shares of our Class A Common Stock consisting of (i) 2,811,250 shares of Class A Common Stock issuable upon exercise of the private warrants by the holders thereof and (ii) 8,050,000 shares of Class A Common Stock issuable upon exercise of the public warrants by the holders thereof. We are also registering the resale by the selling securityholders or their permitted transferees from time to time of up to (a) 38,532,805 shares of Class A Common Stock, consisting of (i) 35,721,555 issued and outstanding shares of Class A Common Stock, (ii) 2,811,250 shares of Class A Common Stock issuable upon exercise of the private warrants, and (b) 2,811,250 private warrants.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus. The selling securityholders will bear all commissions and discounts, if any, attributable to their sale of securities.

We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will receive proceeds from warrants exercised in the event that such warrants are exercised for cash. The aggregate proceeds to the selling securityholders will be the purchase price of the securities less any discounts and commissions borne by the selling securityholders.

The shares of Class A Common Stock beneficially owned by the selling securityholders covered by this prospectus may be offered and sold from time to time by the selling securityholders. The term “selling securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer. The selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The selling securityholders may sell their securities by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a selling securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	short sales;

●	distribution to employees, members, limited partners or stockholders of the selling securityholders;

●	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

●	by pledge to secured debts and other obligations;

●	delayed delivery arrangements;

●	to or through underwriters or broker-dealers;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of warrants may exercise its warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

Legal Matters

The validity of the securities offered by this prospectus has been passed upon for us by Cooley LLP.

Experts

The consolidated financial statements of AgileThought, Inc. as of December 31, 2021 and 2020, and for each of the years then ended, have been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 23, 2021, our board of directors approved the engagement of KPMG LLP (“KPMG”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2021. KPMG served as the independent registered public accounting firm of Legacy AT prior to the business combination. Accordingly, Marcum LLP (“Marcum”), the Company’s independent registered public accounting firm prior to the business combination, was informed on August 23, 2021 that it would be dismissed and replaced by KPMG as our independent registered public accounting firm.

Marcum’s report on the Company’s balance sheets as of December 31, 2020 and 2019, the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from October 2, 2019 (inception) to December 31, 2019, and the related notes to the financial statements (collectively, the “financial statements”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except for the substantial doubt about the Company’s ability to continue as a going concern.

During the period from October 2, 2019 (inception) to December 31, 2020 and the subsequent interim period through June 30, 2021, there were no: (i) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Marcum’s satisfaction would have caused Marcum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

During the period from October 2, 2019 (inception) to December 31, 2020, and the interim period through June 30, 2021, the Company did not consult KPMG with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by KPMG that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

We provided Marcum with a copy of the disclosures made by us in response to Item 304(a) of Regulation S-K under the Exchange Act, and requested that Marcum furnish us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to Item 304(a) of Regulation S-K under the Exchange Act and, if not, stating the respects in which it does not agree. A letter from Marcum is attached hereto as Exhibit 16.1.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to AgileThought and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.AgileThought.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

AGILETHOUGHT, INC.

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

AgileThought, Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of AgileThought, Inc. and subsidiaries (the Company) as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2019.

Dallas, Texas

March 31, 2022

AgileThought, Inc.

Consolidated Balance Sheets

	December 31,
(in thousands USD, except share data)	2021	2020
Assets
Current assets:
Cash, cash equivalents and restricted cash	$8,640	$9,432
Accounts receivable, net	31,387	23,800
Prepaid expenses and other current assets	7,490	3,940
Current VAT receivables	9,713	10,776
Total current assets	57,230	47,948
Property and equipment, net	3,107	3,428
Goodwill and indefinite-lived intangible assets	86,694	88,809
Finite-lived intangible assets, net	66,233	71,511

Operating lease right of use assets, net	6,434	8,123
Other noncurrent assets	1,612	463
Total noncurrent assets	164,080	172,334
Total assets	$221,310	$220,282

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,970	$16,486
Accrued liabilities	9,778	15,080
Income taxes payable	97	164
Other taxes payable	9,733	8,203
Current portion of operating lease liabilities	2,834	3,286
Deferred revenue	1,789	2,143
Current portion of obligation for contingent purchase price	8,791	8,104
Current portion of long-term debt	14,838	11,380
Total current liabilities	68,830	64,846
Obligation for contingent purchase price, net of current portion	—	2,200
Long-term debt, net of current portion	42,274	125,963
Deferred tax liabilities, net	2,762	3,073
Operating lease liabilities, net of current portion	3,759	5,010
Warrant liability	2,137	—
Other noncurrent liabilities	6,900	992
Total liabilities	126,662	202,084
Commitments and contingencies (Note 19)

Stockholders’ Equity
Class A shares $.0001 par value, 210,000,000 shares authorized, 50,402,763 and 34,557,480 shares outstanding as of December 31, 2021 and 2020, respectively	5	3
Treasury stock, 181,381 shares at cost	(294)	—
Additional paid-in capital	198,649	101,494
Accumulated deficit	(86,251)	(66,181)
Accumulated other comprehensive loss	(17,362)	(16,981)
Total stockholders’ equity attributable to the Company	94,747	18,335
Noncontrolling interests	(99)	(137)
Total stockholders’ equity	94,648	18,198
Total liabilities and stockholders’ equity	$221,310	$220,282

The accompanying notes are an integral part of the Consolidated Financial Statements.

AgileThought, Inc.

Consolidated Statements of Operations

	Year ended December 31,
(in thousands USD, except share data)	2021	2020
Net revenues	$158,668	$163,987
Cost of revenue	112,303	113,465
Gross profit	46,365	50,522

Operating expenses:
Selling, general and administrative expenses	43,551	31,955
Depreciation and amortization	6,984	6,959
Change in fair value of contingent consideration obligations	(2,200)	(6,600)
Change in fair value of embedded derivative liabilities	(4,406)	—
Change in fair value of warrant liability	(4,694)	—
Equity-based compensation expense	6,481	211
Impairment charges	—	16,699
Restructuring expenses	911	5,524
Other operating expenses, net	1,785	6,997
Total operating expense	48,412	61,745
Loss from operations	(2,047)	(11,223)

Interest expense	(16,457)	(17,293)
Other (expense) income	(1,084)	4,525
Loss before income tax	(19,588)	(23,991)

Income tax expense	460	2,341
Net loss	(20,048)	(26,332)

Net income (loss) attributable to noncontrolling interests	22	(155)
Net loss attributable to the Company	$(20,070)	$(26,177)

Loss per share (Note 17):
Basic	$(0.54)	$(0.76)
Diluted	$(0.54)	$(0.76)

Weighted average number of shares:
Basic	37,331,820	34,557,480
Diluted	37,331,820	34,557,480

The accompanying notes are an integral part of the Consolidated Financial Statements.

AgileThought, Inc.

Consolidated Statements of Comprehensive Loss

	Year ended December 31,
(in thousands USD)	2021	2020
Net loss	$(20,048)	$(26,332)
Actuarial loss	62	—
Foreign currency translation adjustments	(427)	(14,052)
Comprehensive loss	(20,413)	(40,384)
Less: Comprehensive income (loss) attributable to noncontrolling interests	38	(300)
Comprehensive loss attributable to the Company	$(20,451)	$(40,084)

The accompanying notes are an integral part of the Consolidated Financial Statements.

AgileThought, Inc.

Consolidated Statements of Stockholders’ Equity

(in thousands USD, except	Legacy Class A		Legacy Class B		Common Stock		Treasury Stock		Additional Paid-in	Accumulated	Accumulated Other Comprehensive	Noncontrolling	Total Stockholders’
share data)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Loss	Interests	Equity

December 31, 2019, as previously reported	431,682	—	37,538	—	—	—	—	—	101,286	(40,004)	(3,074)	163	58,371
Retroactive application of recapitalization	(431,682)	—	(37,538)		34,557,480	3	151,950	—	(3)	—	—	—	—
December 31, 2019 as adjusted	—	—	—		34,557,480	3	151,950	—	101,283	(40,004)	(3,074)	163	58,371
Net loss	—	—	—	—	—	—	—	—	—	(26,177)	—	(155)	(26,332)
Equity-based compensation	—	—	—	—	—	—	—	—	211	—	—	—	211
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	(13,907)	(145)	(14,052)
December 31, 2020	—	—	—	—	34,557,480	3	151,950	—	101,494	(66,181)	(16,981)	(137)	18,198
Net (loss) income	—	—	—	—	—	—	—	—	—	(20,070)	—	22	(20,048)
Issuance of common stock in offering, net of transaction cost of $3.1 million	—	—	—	—	3,560,710	—	—	—	21,819	—	—	—	21,819
Conversion of convertible debt to common stock	—	—	—	—	461,236	—	—	—	4,700	—	—	—	4,700
Issuance of common stock due to closing of Business Combination, net of transaction costs of $13.0 million	—	—	—	—	7,413,435	1	—	—	65,840	—	—	—	65,841
Issuance of common stock to First Lien Facility administrative agent	—	—	—	—	4,439,333	1	—	—	(1)	—	—	—	—
Equity-based compensation	—	—	—	—	—	—	—	—	6,481	—	—	—	6,481
Employee withholding taxes paid related to net share settlements	—	—	—	—	(29,431)	—	29,431	(294)	(1,684)	—	—	—	(1,978)
Other comprehensive expense	—	—	—	—	—	—	—	—	—	—	62	—	62
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	(443)	16	(427)
December 31, 2021	—	—	—	—	50,402,763	5	181,381	(294)	198,649	(86,251)	(17,362)	(99)	94,648

The accompanying notes are an integral part of the Consolidated Financial Statements

AgileThought, Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,
(in thousands USD)	2021	2020
Operating Activities
Net loss	$(20,048)	$(26,332)
Adjustments to reconcile net loss to net cash used in operating activities:
Accretion of interest from convertible notes	3,068	4,380
Gain on forgiveness of debt	(1,306)	(142)
Provision for bad debt expense	1,307	11
Impairment of goodwill and other intangible assets	—	16,699
Equity-based compensation	6,481	211
Loss on disposal of property and equipment	—	43
Right-of-use asset amortization	3,125	2,899
Foreign currency remeasurement	1,936	(3,597)
Deferred income tax provision	(242)	1,398
Obligations for contingent purchase price	(1,464)	(6,240)
Embedded derivative liabilities	(4,406)	—
Warrant liability	(4,694)	—
Gain on divestiture, net of cash retained	—	(1,302)
Amortization of debt issue costs	3,521	925
Depreciation and amortization	6,984	6,959
Changes in assets and liabilities:
Accounts receivable	(10,253)	16,866
Prepaid expenses and other assets	(4,729)	(1,393)
Accounts payable	3,657	(3,380)
Accrued liabilities	(5,079)	(3,697)
Deferred revenues	(271)	(1,103)
Other current tax assets and taxes payable	2,356	2,296
Income taxes payable	(29)	(3,729)
Lease liabilities	(3,137)	(2,838)
Net cash used in operating activities	(23,223)	(1,066)
Investing activities
Purchase of property and equipment	(916)	(1,585)
Net cash used in investing activities	(916)	(1,585)
Financing activities
Proceeds from loans	24,524	13,370
Payments of debt issuance costs	(1,453)	—
Repayments of borrowings	(61,655)	(2,450)
Payments of PIPE transaction cost	(13,033)	—
Proceeds from PIPE Investors	27,600	—
Proceeds from follow-on public offering	24,925	—
Share issuance transaction costs	(3,106)	—
Payments of contingent consideration	—	(4,314)
Proceeds from capital contribution	25,749	—
Net cash provided by financing activities	23,551	6,606
Effect of exchange rates on cash	(204)	(889)
Increase (decrease) in cash and cash equivalents	(792)	3,066
Cash, cash equivalents and restricted cash at beginning of the year	9,432	6,366
Cash, cash equivalents and restricted cash at end of the year (1)	$8,640	$9,432

(1) Amount of restricted cash at end of period	$177	$176

The accompanying notes are an integral part of the Consolidated Financial Statements

AgileThought, Inc.

Notes to Consolidated Financial Statements

Note 1 – Organization and Basis of Consolidation and Presentation

Organization

AgileThought, Inc. (the “Company” or “AgileThought”) is a global provider of agile-first, end-to-end digital transformation services in the North American market using on-shore and near-shore delivery. The Company’s headquarters is in Irving, Texas. AgileThought’s Class A common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “AGIL.”

On August 23, 2021 (the “Closing Date”), LIV Capital Acquisition Corp. (“LIVK”), a special purpose acquisition company, and AgileThought (“Legacy AgileThought”) consummated the transactions contemplated by the definitive agreement and plan of merger (“Merger Agreement”), dated May 9, 2021 (“Business Combination”). Pursuant to the terms, Legacy AgileThought merged with and into LIVK, whereupon the separate corporate existence of Legacy AgileThought ceased, with LIVK surviving such merger (the “Surviving Company”). On the Closing Date, the Surviving Company changed its name to AgileThought, Inc. (the “Company”, “AgileThought”, “we” or “us”).

Basis of Consolidation and Presentation

The accompany consolidated financial statements are prepared in accordance with the U.S generally accepted accounting principles (“GAAP”) and in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC.”) The consolidated financial statements included in this Annual Report present the Company’s financial position, results of operations and cash flows for the periods of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The ownership interest of noncontrolling investors of the Company’s subsidiaries are recorded as noncontrolling interest.

The Business Combination was accounted for as a reverse capitalization in accordance with U.S. GAAP (the “Recapitalization”). Under this method of accounting, LIVK is treated as the acquired company and Legacy AgileThought is treated as the accounting acquirer for financial reporting purposes, resulting in no change in the carrying amount of the Company’s assets and liabilities. The consolidated assets, liabilities and results of operations prior to the Recapitalization are those of Legacy AgileThought. The shares and corresponding capital amounts and losses per share, prior to the Business Combination, have been retroactively restated based on shares reflecting the exchange ratio established in the Business Combination.

The Company evaluated subsequent events, if any, that would require an adjustment to the Company’s consolidated financial statements or require disclosure in the notes to the consolidated financial statements through the date of issuance of the consolidated financial statements. Where applicable, the notes to these consolidated financial statements have been updated to discuss all significant subsequent events which have occurred.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions about future events that affect the amounts reported in the Consolidated Financial Statements. Further, certain estimates and assumptions include the direct and indirect impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations. We make significant estimates with respect to intangible assets, goodwill, depreciation, amortization, income taxes, equity-based compensation, contingencies, fair value of assets and liabilities acquired, obligations related to contingent consideration in connection with business combinations, fair value of embedded derivative liabilities, and fair value of warrant liability. The economic impact of the pandemic on the Company’s business depends on its severity and duration, which in turn depend on highly uncertain factors such as the nature and extent of containment efforts, the spread and effects of variants, and the timing and efficacy of vaccines. The high level of uncertainty regarding this economic impact means that management’s estimates and assumptions are subject to change as the situation develops and new information becomes available. To the extent the actual results differ materially from these estimates and assumptions, the Company’s future financial statements could be materially affected.

Revenue Recognition

The Company recognizes revenue in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers.

Revenue is recognized when or as control of promised products or services are transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those products or services. In instances where revenue is recognized over time, the Company uses an appropriate input or output measurement method, typically based on the contract or labor volume.

The Company applies judgment in determining the customer’s ability and intention to pay based on a variety of factors, including the customer’s historical payment experience. If there is uncertainty about the receipt of payment for the services, revenue recognition is deferred until the uncertainty is sufficiently resolved. Our payment terms are based on customary business practices and can vary by region and customer type, but are generally 30-90 days. Since the term between invoicing and expected payment is less than a year, we do not adjust the transaction price for the effects of a financing component.

The Company may enter into arrangements that consist of any combination of our deliverables. To the extent a contract includes multiple promised deliverables, the Company determines whether promised deliverables are distinct in the context of the contract. If these criteria are not met, the promised deliverables are accounted for as a single performance obligation. For arrangements with multiple distinct performance obligations, we allocate consideration among the performance obligations based on their relative standalone selling price. The standalone selling price is the price at which we would sell a promised good or service on an individual basis to a customer. When not directly observable, the Company generally estimates standalone selling price by using the expected cost plus a margin approach. The Company reassesses these estimates on a periodic basis or when facts and circumstances change.

Revenues related to software maintenance services are recognized over the period the services are provided using an output method that is consistent with the way in which value is delivered to the customer.

Revenues related to cloud hosting solutions, which include a combination of services including hosting and support services, and do not convey a license to the customer, are recognized over the period as the services are provided. These arrangements represent a single performance obligation.

For software license agreements that require significant customization of third-party software, the software license and related customization services are not distinct as the customization services may be complex in nature or significantly modify or customize the software license. Therefore, revenue is recognized as the services are performed in accordance with an output method which measures progress towards satisfaction of the performance obligation.

Revenues related to our non-hosted third-party software license arrangements that do not require significant modification or customization of the underlying software are recognized when the software is delivered as control is transferred at a point in time.

Revenues related to consulting services (time-and-materials), transaction-based or volume-based contracts are recognized over the period the services are provided using an input method such as labor hours incurred.

The Company may enter into arrangements with third party suppliers to resell products or services, such as software licenses and hosting services. In such cases, the Company evaluates whether the Company is the principal (i.e., report revenues on a gross basis) or agent (i.e., report revenues on a net basis). In doing so, the Company first evaluates whether it controls the good or service before it is transferred to the customer. In instances where the Company controls the good or service before it is transferred to the customer, the Company is the principal; otherwise, the Company is the agent. Determining whether we control the good or service before it is transferred to the customer may require judgment.

Some of our service arrangements are subject to customer acceptance clauses. In these instances, the Company must determine whether the customer acceptance clause is substantive. This determination depends on whether the Company can independently confirm the product meets the contractually agreed-upon specifications or if the contract requires customer review and approval. When a customer acceptance is considered substantive, the Company does not recognize revenue until customer acceptance is obtained.

Client contracts sometimes include incentive payments received for discrete benefits delivered to clients or service level agreements and volume rebates that could result in credits or refunds to the client. Such amounts are estimated at contract inception and are adjusted at the end of each reporting period as additional information becomes available only to the extent that it is probable that a significant reversal of cumulative revenue recognized will not occur.

Segments

Operating segments are defined as components of an enterprise for which discrete financial information is available that is evaluated regularly by the Chief Operating Decision Maker (“CODM”) for purposes of allocating resources and evaluating financial performance. The Company’s Chief Executive Officer, who has been identified as the CODM, reviews financial information at the consolidated group level in order to assess Company performance and allocate resources. As such, the Company has determined that it operates a single operating and reporting segment.

Fair Value Measurements

The Company records fair value of assets and liabilities in accordance with FASB ASC 820, Fair Value Measurement. ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

ASC 820 includes disclosures around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reporting in one of three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are as follows:

Level 1:	Quoted prices for identical instruments in active markets.

Level 2:	Other valuations that include quoted prices for similar instruments in active markets that are directly or indirectly observable.

Level 3:	Valuations made through techniques in which one or more of its significant data are not observable.

See Note 4, Fair Value Measurements, for further discussion.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include highly liquid investments with an original maturity of three months or less when purchased. The Company maintains cash and cash equivalents balances with major financial institutions. At times, these balances exceed federally insured limits. The Company periodically assesses the financial condition of these financial institutions where the funds are held and believes the credit risk is remote. In 2021 and 2020, the Company held restricted cash in connection with litigation.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced or to be invoiced amount, do not bear interest, and are due within one year or less. Amounts collected on trade accounts receivable are included in net cash flows from operating activities in the Consolidated Statements of Cash Flows. The Company maintains an allowance for doubtful accounts for estimated credit losses inherent in its accounts receivable portfolio consistent with the requirements of Accounting Standard Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments. In establishing the required reserve, management considers historical experience, the age of the accounts receivable balances and current payment patterns, and current economic conditions that may affect a client’s ability to pay. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its clients.

Property and Equipment

Property and equipment are measured at cost less accumulated depreciation or amortization. Expenditures for replacements and improvements are capitalized, whereas the costs of maintenance and repairs are charged to earnings as incurred. The Company depreciates property and equipment using the straight-line method over the following estimated economic useful lives of the assets:

Useful life (years)
Furniture and fixtures	5 - 10
Computer equipment	3 - 5
Computer software	3

Leasehold improvements are amortized over the lease term or the useful life of the asset, whichever is shorter. When these assets are sold or otherwise disposed of, the asset and related depreciation and amortization is relieved, and any gain or loss is included in the Consolidated Statements of Operations.

The Company capitalizes certain development costs incurred in connection with its internal-use software. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, payroll and payroll-related expenses of employees, are capitalized until the software is substantially complete and ready for its intended use. Capitalized costs are amortized on a straight-line basis over three years, the estimated useful life of the software.

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. We test for recoverability by comparing the sum of estimated future discounted cash flows to an asset’s carrying value. If we determine the carrying value is not recoverable, we calculate an impairment loss based on the excess of the asset’s carrying value over its fair value. The fair value is determined using a discounted cash flow approach.

Business Combinations

The Company accounts for its business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations, by recognizing the identifiable tangible and intangible assets acquired and liabilities assumed, and any non-controlling interest in the acquired business, measured at their acquisition date fair values. Contingent consideration is included within the acquisition cost and is recognized at its fair value on the acquisition date. A liability resulting from contingent consideration is re-measured to fair value as of each reporting date until the contingency is resolved, and subsequent changes in fair value are recognized in earnings. Acquisition-related costs are expensed as incurred within Other operating expenses, net in the Consolidated Statement of Operations.

Goodwill

Goodwill represents the cost of acquired businesses in excess of the fair value of identifiable tangible and intangible net assets purchased and is allocated to a reporting unit when the acquired business is integrated into the Company. Goodwill is not amortized but is tested for impairment annually on October 1st. The Company will also perform an assessment whenever events or changes in circumstances indicate that the carrying amount of a reporting unit may be more than its recoverable amount. Under FASB guidance, management may first assess certain qualitative factors to determine whether it is necessary to perform a quantitative goodwill impairment test.

When needed, the Company performs a quantitative assessment of goodwill impairment if it determines that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. In the quantitative test, we compare the fair value of the reporting unit with the respective carrying value. Management uses a combined income and public company market approach to estimate the fair value of each reporting unit. If the carrying value of a reporting unit exceeds its fair value, an impairment loss is recognized in an amount equal to the excess, limited to the total amount of goodwill allocated to that reporting unit.

This analysis requires significant assumptions, such as estimated future cash flows, long-term growth rate estimates, weighted average cost of capital, and market multiples. The estimates used to calculate the fair value of a reporting unit change from year to year based on operating results, market conditions, and other factors.

Intangible Assets

The Company has customer relationships (finite-lived intangible assets) and trade names (indefinite-lived intangible assets) on its Consolidated Balance Sheets.

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives using a method of amortization that reflects the pattern in which the economic benefits of the intangible assets are consumed. We test for impairment when events or circumstances indicate the carrying value of a finite-lived intangible asset may not be recoverable. Consistent with other long-lived assets, if the carrying value is not determined to be recoverable, we calculate an impairment loss based on the excess of the asset’s carrying value over its fair value. The fair value is determined using the discounted cash flow approach of multi-period excess earnings.

During the first quarter of 2021, the Company reassessed and changed the estimated economic life of a certain trade name from indefinite to finite-lived as a result of the shift in operations towards a global strategy as “One AgileThought.” As a result, the Company began amortizing a certain trade name using straight-line method over their average remaining economic life of five years.

Indefinite-lived intangible assets are not amortized but are instead assessed for impairment annually and as needed whenever events or circumstances leads to a determination that it is more likely than not that the fair value of a reporting unit is less than its carrying amount. An impairment loss is recognized if the asset’s carrying value exceeds its fair value. The Company uses the relief from royalty method to determine the fair value of its indefinite-lived intangible assets. Refer to Note 7, Goodwill and Intangible Assets, for additional information.

Leases

The Company is a lessee in several non-cancellable leases, primarily for office space and computer equipment. The Company accounts for leases under ASC Topic 842, Leases. We determine if an arrangement is or contains a lease at inception. For operating leases, the lease liability is initially measured at the present value of future lease payments at the lease commencement date. Lease payments included in the measurement of the lease liability are comprised of the following:

○	Fixed payments, including in-substance fixed payments, owed over the lease term;

○	Variable lease payments that depend on an index or rate, initially measured using the index or rate at the lease commencement date;

○	Amounts expected to be payable under a Company-provided residual value guarantee; and

○	The exercise price of a Company option to purchase the underlying asset if the Company is reasonably certain to exercise the option.

Key estimates and judgments include how the Company determines (1) the discount rate it uses to calculate the present value of future lease payments and (2) lease term. These are described in more detail as follows:

●	ASC 842 requires a lessee to calculate its lease liability using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. Generally, the Company cannot determine the interest rate implicit in the lease because it does not have access to the lessor’s estimated residual value or the amount of the lessor’s deferred initial direct costs. Therefore, the Company generally uses its incremental borrowing rate as the discount rate for the lease. This is the rate the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms.

●	The lease term for all of the Company’s leases includes the non-cancellable period of the lease plus any periods covered by a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor.

The right of use (“ROU”) asset is initially measured at the initial amount of the lease liability, adjusted for lease payments made at or before the lease commencement date, plus any initial direct costs incurred less any lease incentives received. The ROU asset is subsequently amortized over the lease term. Lease expense for lease payments is recognized on a straight-line basis over the lease term in selling, general and administrative expenses in the Consolidated Statements of Operations.

Variable lease payments are immaterial and our lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company uses the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment – Overall, to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

The Company has elected to apply the short-term lease recognition and measurement exemption and not recognize ROU assets and lease liabilities for leases with a lease term of 12 months or less. The Company recognizes the lease payments associated with its short-term leases as an expense on a straight-line basis over the lease term. Variable lease payments associated with these leases are recognized and presented in the same manner as for all other Company leases.

We have lease agreements with lease and non-lease components, for which we have elected the practical expedient to account for as a single lease component. Additionally, for certain equipment leases, we apply a portfolio approach to effectively account for the operating lease ROU assets and operating lease liabilities. Refer to Note 8, Leases, for additional information.

Foreign Currency

The Company’s Consolidated Financial Statements are reported in US dollars. The Company has determined that its international subsidiaries’ functional currency is the local currency in each country. The translation of the functional currencies of subsidiaries into US dollars is performed for balance sheet accounts using the exchange rates in effect as of the balance sheet date and for revenues and expense accounts using a monthly average exchange rate prevailing during the respective period. The gains or losses resulting from such translation are reported as foreign currency translation adjustments within accumulated other comprehensive income (loss) as a separate component of equity.

Monetary assets and liabilities of each subsidiary denominated in currencies other than the subsidiary’s functional currency are translated into their respective functional currency at the rates of exchange prevailing on the balance sheet date. Transactions of each subsidiary in currencies other than the subsidiary’s functional currency are translated into the respective functional currencies at the average monthly exchange rate prevailing during the period of the transaction. The gains or losses resulting from foreign currency transactions are included in the Consolidated Statements of Operations.

Income Taxes

The Company accounts for income taxes using the asset and liability method of accounting for income taxes. Under this method, income tax expense is recognized for taxes payable or refundable for the current year. In addition, deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases and all operating loss and tax credit carry forwards, if any. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax laws or rates is recognized in the Consolidated Statements of Operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all the deferred tax assets will not be realized. Pursuant to FASB guidance related to accounting for uncertainty in income taxes, we may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the taxing authorities, based on the technical merits of the tax position and also the past administrative practices and precedents of the taxing authority.

Equity-based Compensation

We recognize and measure compensation expense for all equity-based awards based on the grant date fair value.

For performance share units (“PSUs”), we are required to estimate the probable outcome of the performance conditions in order to determine the equity-based compensation cost to be recorded over the vesting period. Vesting is tied to performance conditions that include the achievement of EBITDA-based metrics and/or the occurrence of a liquidity event.

Prior to the Business Combination, the Company determined the fair value of shares by using an income approach, specifically a discounted cash flow method, and in consideration of a number of objective and subjective factors, including the Company’s actual operating and financial performance, expectations of future performance, market conditions and liquidation events, among other factors. Following the closing of the Business Combination, the grant date fair value is determined based on the fair market value of the Company’s shares on the grant date of such awards.

Prior to the Business Combination, since the Company’s shares were not publicly traded and its shares were rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. Determining the fair value of equity-based awards requires estimates and assumptions, including estimates of the period the awards will be outstanding before they are exercised and future volatility in the price of our common shares. We periodically assess the reasonableness of our assumptions and update our estimates as required. If actual results differ significantly from our estimates, equity-based compensation expense and our results of operations could be materially affected. The Company’s accounting policy is to account for forfeitures of employee awards as they occur.

Defined Contribution Plan

The Company maintains a 401(k) savings plan covering all U.S. employees. Participating employees may contribute a portion of their salary into the savings plan, subject to certain limitations. The Company matches 100% of the first 4% of each employee’s contributions and 50% of the next 1% of the employee’s base compensation contributed, with a maximum contribution of $6,000 per employee. For the fiscal years ended December 31, 2021 and 2020, the Company’s matching contributions totaled $1.3 million and $1.5 million, respectively, and were expensed as incurred.

Earnings (Loss) Per Share

Basic and diluted earnings (loss) per share attributable to common stockholders is presented in conformity with the two-class method required for participating securities. Class A common shares have identical liquidation and distribution rights. The net earnings (loss) is allocated on a proportionate basis to Class A. Basic net earnings (loss) per share attributable to common stockholders is computed by dividing the net earnings (loss) by the weighted-average number of shares of common stock outstanding during the period. The diluted net loss per share attributable to common stockholders is computed by giving effect to all potential dilutive common stock equivalents outstanding for the period using the if-converted or treasury stock method, as applicable. For purpose of this calculation, the convertible notes, contingent consideration payable in shares, and outstanding stock awards are considered and included in the computation of diluted earnings (loss) per share, except for where the result would be anti-dilutive or the required conditions for issuance of common shares have not been met as of the balance sheet date. Diluted earnings (loss) per share is computed using the weighted average number of common and dilutive common equivalent shares outstanding during the period.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated. Legal costs incurred in connection with such liabilities are expensed as incurred.

Embedded Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to interest rate, market, or foreign currency risks. The Company has evaluated the terms and features of its redeemable convertible preferred stock issued in February 2021 and identified two embedded derivatives requiring bifurcation from the underlying host instrument pursuant to ASC 815-15, Embedded Derivatives. Embedded derivatives met the criteria for bifurcation due to the instruments containing conversion options and mandatory redemption features that are not clearly and closely related to the host instrument.

Embedded derivatives are bifurcated from the underlying host instrument and accounted for as separate financial instruments. Embedded derivatives are recognized at fair value, with changes in fair value during the period are recognized in “Change in fair value of embedded derivative liabilities” in the Consolidated Statements of Operations. As of December 31, 2021 and in connection with the consummation of the Business Combination that occurred on August 23, 2021, the preferred stock was converted into common stock of the Company and the embedded derivative ceased to exist. Refer to Note 4, Fair Value Measurements, for additional information.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in FASB ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”).

For warrants that meet all of the criteria for equity classification, the warrants are recorded as a component of additional paid-in capital at the time of issuance. For warrants that do not meet all the criteria for equity classification, the warrants are recorded as liabilities. At the end of each reporting period, changes in fair value during the period are recognized in “Change in fair value of warrant liability” in the Company’s Consolidated Statements of Operations. The Company will continue to adjust the warrant liability for changes in the fair value until the earlier of a) the exercise or expiration of the warrants or b) the redemption of the warrants.

Our public warrants meet the criteria for equity classification and accordingly, are reported as a component of stockholders’ equity while our private warrants do not meet the criteria for equity classification and are thus classified as a liability.

Accounting Pronouncements

The authoritative bodies release standards and guidance, which are assessed by management for impact on the Company’s Consolidated Financial Statements. Accounting Standards Updates (“ASUs”) not listed below were assessed and determined to be not applicable to the Company’s Consolidated Financial Statements.

The following standards were recently adopted by the Company:

●	In December 2019, the FASB issued ASU No. 2019-12, Income Taxes, to simplify the accounting for income taxes based on changes suggested by stakeholders as part of the FASB’s simplification initiative. This guidance is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. This ASU was adopted by the Company on January 1, 2021, resulting in no material impact to the Consolidated Financial Statements.

●	In March 2020, the FASB issued ASU No. 2020-04, Reference Rate Reform. In response to concerns about structural risks of interbank offered rates (IBORs), and, particularly, the risk of cessation of the London Interbank Offered Rate (LIBOR), regulators in several jurisdictions around the world have undertaken reference rate reform initiatives to identify alternative reference rates that are more observable or transaction based and less susceptible to manipulation. This may impact the Company’s borrowing costs in which LIBOR is used as a reference. The amendments in this update are effective immediately for all entities. This ASU was adopted by the Company on January 1, 2021, resulting in no material impact to the Consolidated Financial Statements.

●	In August 2020, the FASB issued ASU No. 2020-06, Debt-Debt with Conversion and Other Options and Derivatives and Hedging-Contracts in Entity’s Own Equity. The amendments in this update simplify the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. This guidance is effective for annual periods beginning after December 15, 2021, with early adoption permitted. This ASU was adopted by the Company on January 1, 2021, resulting in no material impact to the Consolidated Financial Statements.

●	In January 2021, the FASB issued ASU No. 2021-01, Reference Rate Reform, that refined the scope of ASU No. 2020-04 and clarified some of its provisions. The amendments permit entities to elect certain optional expedients and exceptions when accounting for derivative contracts and certain hedging relationships affected by the discounting transition. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted for all entities, including adoption in an interim period. This ASU was adopted by the Company during the second quarter of 2021, resulting in no material impact to the Consolidated Financial Statements.

The following recently released accounting standards have not yet been adopted by the Company:

●	In May 2021, the FASB issued ASU 2021-04, Earnings Per Share, Debt-Modifications and Extinguishments, Compensation-Stock Compensation, and Derivatives and Hedging-Contracts in Entity’s Own Equity. This ASU reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options (for example, warrants) that remain equity classified after modification or exchange. This ASU is effective for fiscal years beginning after December 15, 2021 on a prospective basis. Early adoption is permitted for all entities, including adoption in an interim period. The Company is evaluating the effect the adoption of this ASU will have on the Consolidated Financial Statements.

●	In October 2021, the FASB issued ASU 2021-08, Business Combinations: Accounting for Contract Asset and Contract Liabilities from Contracts with Customers. This ASU requires an entity to recognize and measure contract assets and liabilities acquired in a business combination in accordance with ASU 2014-09, Revenue from Contracts with Customers. This ASU is expected to reduce diversity in practice and increase comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. This standard is effective for annual periods beginning after December 15, 2022, including interim periods therein, with early adoption permitted. The Company plans to adopt this pronouncement for the fiscal year beginning January 1, 2022, and does not expect it to have a material effect on the consolidated financial statements.

Note 3 – Business Combination

As discussed in Note 1, Organization and Basis of Consolidation and Presentation, the Company consummated the Business Combination on August 23, 2021, pursuant to the Merger Agreement dated May 9, 2021. In connection with the Business Combination, the following occurred:

●	On August 20, 2021, LIVK changed jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and domesticating and continuing as a corporation formed under the laws of the State of Delaware. As a result, each of LIVK’s issued and outstanding Class A ordinary shares and Class B ordinary shares automatically converted by operation of law, on a one-for-one basis, into shares of Class A common stock. Similarly, all of LIVK’s outstanding warrants became warrants to acquire shares of Class A common Stock.

●	LIVK entered into subscription agreements with certain investors pursuant to which such investors collectively subscribed for 2,760,000 shares of the Company’s Class A common stock at $10.00 per share for aggregate proceeds of $27,600,000 (the “PIPE Financing”).

●	Holders of 7,479,065 of LIVK’s Class A ordinary shares originally sold in LIVK’s initial public offering, or 93% of the shares with redemption rights, exercised their right to redeem their shares for cash at a redemption price of approximately $10.07 per share, for an aggregate redemption amount of $75.3 million.

●	The Business Combination was effected through the merger of Legacy AgileThought with and into LIVK, whereupon the separate corporate existence of Legacy AgileThought ceased and LIVK was the surviving corporation.

●	On the Closing Date, the Company changed its name from LIV Capital Acquisition Corp. to AgileThought, Inc.

●	An aggregate of 34,557,480 shares of Class A common stock were issued to holders of Legacy AT common stock and 2,000,000 shares of Class A common stock were issued to holders of Legacy AT preferred stock as merger consideration.

●	After adjusting its embedded derivative liabilities to fair value, upon conversion of the preferred stock, the Company’s embedded derivative liabilities were extinguished during the third quarter of 2021. Refer to Note 4, Fair Value Measurements for additional information.

●	The Company’s private placement warrants meet the criteria for liability classification. During 2021, the Company recognized a gain of $4.7 million on private placement warrants to reflect the change in fair value. For additional information on our warrants, refer to Note 15, Warrants, and Note 4, Fair Value Measurements.

The following table reconciles the elements of the Business Combination to the additional paid-in capital in the Consolidated Statement of Stockholders’ Equity for the year ended December 31, 2021:

(in thousands USD)	Business Combination
Cash - LIVK trust and cash, net of redemptions	$5,749
Cash - PIPE Financing	27,600
Less: Transaction costs	(13,033)
Net proceeds from the Business Combination	20,316
Less: Initial fair value of warrant liabilities recognized in the Business Combination	(15,123)
Equity classification of Public Warrants	8,292
Surrender of related party receivables	(1,359)
Debt conversion	38,120
Conversion of mezzanine equity1	15,594
Net adjustment to total equity from the Business Combination	$65,840

[1]	Relates to the transfer from mezzanine equity to permanent equity of the preferred contribution received from LIV Capital on February 02, 2021, which was considered part of the PIPE financing and upon the transaction close, was reclassified to permanent equity of the Company.

The number of shares of Class A common stock issued immediately following the consummation of the Business Combination:

Number of Shares
Class A ordinary shares of LIVK outstanding prior to the Business Combination	8,050,000
Less: redemption of LIVK’s Class A ordinary shares	(7,479,065)
Shares of LIVK’s Class A ordinary shares	570,935
Shares held by LIVK’s sponsor and its affiliates	2,082,500
Shares issued in the PIPE Financing	2,760,000
Shares issued to convert Legacy AgileThought’s preferred stock to Class A common stock	2,000,000
Shares issued to Legacy AgileThought’s common stock holders	34,557,480
Total shares of Class A common stock immediately after the Business Combination	41,970,915

Note 4 – Fair Value Measurements

The carrying amount of assets and liabilities including cash and cash equivalents, accounts receivable and accounts payable approximated their fair value as of December 31, 2021, and December 31, 2020, due to the relative short maturity of these instruments.

Long-term Debt

Our debt is not actively traded and the fair value estimate is based on discounted estimated future cash flows or a fair value in-exchange assumption, which are significant unobservable inputs in the fair value hierarchy. Our convertible notes payable included the probability of a liquidity event. As such, these estimates are classified as Level 3 in the fair value hierarchy. During the third quarter of 2021, the Company’s convertible notes payable were converted into shares of the Company Class A common stock. Refer to Note 3, Business Combination and Note 9, Long-term Debt, for additional information.

The following table summarizes our debt instruments where fair value differs from carrying value:

		December 31, 2021		December 31, 2020
(in thousands USD)	Fair Value Hierarchy Level	Carry Amount	Fair Value	Carry Amount	Fair Value
Bank credit agreement	Level 3	$31,882	$31,897	$93,388	$92,363
New Second Lien Facility	Level 3	16,120	16,214	—	—
Convertible notes payable	Level 3	—	—	32,930	43,303

The above table excludes our revolving credit facility, subordinated promissory note payable and subordinated zero-coupon loan as these balances approximate fair value due to the short-term nature of our borrowings. The above table also excludes our Paycheck Protection Program loans (“PPP loans”) as the carrying value of the Company’s PPP loans approximates fair value based on the current yield for debt instruments with similar terms. Refer to Note 9, Long-term Debt, for additional information.

Embedded Derivative Liabilities

In connection with the issuance of redeemable convertible preferred stock, the Company bifurcated embedded derivatives associated with redemption and conversion features. Embedded derivative liabilities are carried at fair value and classified as Level 3 in the fair value hierarchy. The Company determined the fair values of the bifurcated embedded derivatives by using a scenario-based analysis that estimated the fair value of each embedded derivative based on a probability-weighted present value of all possible outcomes related to the features.

The significant unobservable inputs used in the fair value of the Company’s embedded derivative liabilities include the probabilities of the Company’s change in control or qualified financing events, the period in which the outcomes are expected to be achieved and the discount rate. As a result of the Business Combination, the Company settled its embedded derivative liabilities and wrote off the remaining fair value during the third quarter of 2021.

(in thousands USD)	Redemption & Conversion Feature
Opening balance, January 1, 2021	$—
Recognition of embedded derivative liabilities	4,406
Change in fair value	(4,406)
Ending balance, December 31, 2021	—

Contingent Purchase Price

The Company carries its obligations for contingent purchase price at fair value. The Company recorded the acquisition-date fair value of these contingent liabilities based on the likelihood of contingent earn-out payments and stock issuances based on the underlying agreement terms. The earn-out payments and value of stock issuances are subsequently remeasured to fair value each reporting date using an income approach that is determined based on the present value of future cash flows using internal models. This estimate is classified as Level 3 in the fair value hierarchy. The significant unobservable inputs used in the fair value of the Company’s obligation for contingent purchase price are the discount rate, growth assumptions, and earnings thresholds. As of December 31, 2021, the fair value of the contingent liability used a discount rate of 13.5%. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in the other inputs. Significant increases (decreases) in the discount rate would have resulted in a lower (higher) fair value measurement. Significant increases (decreases) in the forecasted financial information would have resulted in a higher (lower) fair value measurement. For the year ended 2021, no additional earn-out payments were deemed eligible based performance thresholds.

The following table provides a roll-forward of the obligations for contingent purchase price:

(in thousands USD)	2021	2020
Opening balance, January 1	$10,304	$22,621

Cash payments	—	(4,314)

Contingent consideration derecognized in connection with divesture of a business	—	(1,413)
Change in fair value	(2,200)	(6,600)
Accrued interest on the contingent consideration	736	360
Effect of exchange rate fluctuations	(49)	(350)
Ending balance, December 31	8,791	10,304
Less: Current portion	8,791	8,104
Obligation for contingent purchase price, net of current portion	$—	$2,200

Warrant Liability

As of December 31, 2021, the Company has private placement warrants, which are liability classified, as discussed in Note 15, Warrants. The Company’s private placement warrants are classified as Level 3 of the fair value hierarchy due to use of significant inputs that are unobservable in the market. Private placement warrants are fair valued using the Black-Scholes model, which required a risk-free rate assumption based upon constant-maturity treasury yields. Other significant inputs and assumptions in the model are the stock price, exercise price, volatility, and term or maturity. The volatility input was determined using the historical volatility of comparable publicly traded companies which operate in a similar industry or compete directly against the Company.

The following table presents the changes in the fair value of private warrant liability at December 31, 2021:

(in thousands USD)	2021
Beginning balance, January 1	$—
Assumed in business combination	6,831
Change in fair value	(4,694)
Ending balance, December 31, 2021	$2,137

Note 5 – Balance Sheet Details

The following table provides detail of selected balance sheet items:

	December 31,
(in thousands USD)	2021	2020
Cash and cash equivalents	$8,463	$9,256
Restricted cash	177	176
Total cash, cash equivalents and restricted cash	$8,640	$9,432

	December 31,
(in thousands USD)	2021	2020
Accounts receivables	$19,173	$13,974
Unbilled accounts receivables	11,716	7,578
Related party receivables - shareholders & key personnel	—	1,305
Other receivables	686	1,210
Allowance for doubtful accounts	(188)	(267)
Total accounts receivable, net	$31,387	$23,800

	December 31,
(in thousands USD)	2021	2020
Income tax receivables	$2,369	$1,119
Prepaid expenses and other current assets	5,121	2,821
Total prepaid expenses and other current assets	$7,490	$3,940

	December 31,
(in thousands USD)	2021	2020
Accrued wages, vacation & other employee related items	$2,387	$5,871
Accrued interest	381	2,223
Accrued incentive compensation	654	795
Receipts not vouchered	5,872	1,791
Accrued liabilities - Related Party	17	—
Other accrued liabilities	467	4,400
Total accrued liabilities	$9,778	$15,080

The following table is a rollforward of the allowance for doubtful accounts:

(in thousands USD)	2021	2020
Beginning balance, January 1	$267	$388
Charges to expense	1,307	11
Write-offs and recoveries	(1,382)	(126)
Foreign currency translation	(4)	(6)
Ending balance, December 31	$188	$267

Note 6 – Property and Equipment, Net

Property and equipment, net consist of the following:

	December 31,
(in thousands USD)	2021	2020
Computer equipment	$4,210	$3,727
Leasehold improvements	2,179	2,333
Furniture and equipment	1,691	1,631
Computer software	2,240	1,475
Transportation equipment	55	107
	10,375	9,273
Less: accumulated depreciation	(7,268)	(5,845)
Property and equipment, net	$3,107	$3,428

Depreciation expense was $1.2 million and $1.0 million for the years 2021 and 2020, respectively. The Company did not recognize impairment charges related to property and equipment in 2021 and 2020.

Note 7 – Goodwill and Intangible Assets, Net

The Company performs an assessment each year to test goodwill for impairment, or more frequently in certain circumstances where impairment indicators arise. In the second quarter of 2020, the Company determined a triggering event had occurred requiring an interim impairment assessment resulting from the disposition of a business within the Commerce reporting unit. As a result, the Company recognized a $4.9 million non-cash impairment charge related to goodwill allocated to its Commerce reporting unit which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2020.

In the third quarter of 2020, we made organizational changes to adopt a customer-centric model and align operations around the two primary regions in which we operate (Latin America and the United States), resulting in a change in our reporting unit structure from five to two reporting units. Accordingly, we first assessed our goodwill for impairment under our previous five reporting unit structure as of September 30, 2020. Upon completion of this assessment, the Company determined that impairments existed in our Analytics and Cloud reporting units, resulting from negative impacts of the COVID-19 pandemic. Accordingly, we recognized a $6.7 million non-cash impairment charge as of September 30, 2020, which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2020.

Subsequent to this review and after allocating goodwill to the two reporting units based on relative fair value, the Company reassess goodwill for impairment under the new regional reporting unit structure as of October 1st, our new annual testing date. The Company historically tested goodwill for impairment as of December 31st each year; however, in 2020, we elected to change the date of our annual goodwill impairment test to October 1st. We believe this new testing date allows the Company to better align the annual goodwill impairment testing procedures with the Company’s year-end financial reporting, as well as its annual budgeting and forecasting process. This change does not delay, accelerate or avoid an impairment charge. Based upon the October 1st assessment, no impairment existed for the new Latin America (“LATAM”) and United States (“USA”) reporting units.

The following table presents goodwill by reporting unit and changes in goodwill through September 30, 2020:

(in thousands USD)	Analytics	Commerce	Cloud	Agile Nearshore	Transformation	Total
December 31, 2019	15,566	6,878	5,965	30,694	27,881	86,984

Disposals	—	(69)	—	—	—	(69)
Impairments	(5,652)	(4,915)	(1,027)	—	—	(11,594)
Foreign currency translation	(2,431)	(1,243)	(932)	—	(3,716)	(8,322)
September 30, 2020	$7,483	$651	$4,006	$30,694	$24,165	$66,999

As discussed above, we revised our reporting unit structure on October 1, 2020. The following table presents changes in the goodwill balances for the fourth quarter of 2020:

(in thousands USD)	LATAM	USA	Total
October 1, 2020	$36,305	$30,694	$66,999
Foreign currency translation	4,165	—	4,165
December 31, 2020	$40,470	$30,694	$71,164

During 2021, the Company reassessed goodwill for impairment as of October 1st, 2021 and identified no impairment charges to be recognized. The following table presents changes in the goodwill balances during 2021.

(in thousands USD)	LATAM	USA	Total
December 31, 2020	$40,470	$30,694	$71,164
Foreign currency translation	(819)	—	(819)
December 31, 2021	$39,651	$30,694	$70,345

The Company’s indefinite-lived intangible assets relate to trade names acquired in connection with business combinations. The indefinite-lived trade names balance was $16.3 million and $17.6 million as of December 31, 2021 and 2020, respectively. We recognized impairment expense of $1.6 million during 2020, which is recorded within Impairment charges in the Consolidated Statements of Operations. No impairment expense was recognized in 2021.

Changes in our finite-lived intangible assets is as follows:

	As of December 31, 2021				Weighted Average
(in thousands USD)	Gross Carrying Amount	Currency Translation Adjustment	Accumulated Amortization	Net Carrying Amount	Remaining Useful Life (Years)
Customer relationships	$89,915	$(973)	$(23,669)	65,273	11.8
Tradename	1,234	(31)	(243)	960	3.9
Total	$91,149	$(1,004)	$(23,912)	$66,233	11.7

	As of December 31, 2020				Weighted Average
(in thousands USD)	Gross Carrying Amount	Currency Translation Adjustment	Accumulated Amortization	Net Carrying Amount	Remaining Useful Life (Years)
Customer relationships	$89,915	$4,040	$(22,444)	71,511	12.8

In 2021, the Company changed the estimated life of a certain trade name from indefinite to finite-lived and began amortizing it over the average remaining economic life of five years (See Note 2, Summary of Significant Accounting Policies). The Company recorded $5.8 million and $5.5 million in finite-lived intangible asset amortization expense for the years ended December 31, 2021 and 2020. No impairment charges were recognized related to finite-lived intangible assets for the year ended December 31, 2021.

The impairment of goodwill in the Commerce reporting unit as of June 30, 2020, signaled us to test its long-lived asset group in accordance with ASC 360. Upon completion of this testing, the Company determined that the customer relationship within the Commerce reporting unit was fully impaired, resulting from the disposition of a business within the Commerce reporting unit, the termination of the relationships with established customers in this reporting unit and the negative impacts of COVID-19 on this reporting unit. Accordingly, we recognized a $3.5 million non-cash impairment charge as of June 30, 2020, which is included within Impairment charges in the Consolidated Statement of Operations for the year ended December 31, 2020.

The estimated amortization schedule for the Company’s intangible assets for future periods is as follows:

(in thousands USD)	Year ending December 31,
2022	$5,794
2023	5,794
2024	5,794
2025	5,794
2026	5,554
Thereafter	37,503
Total	$66,233

Note 8 – Leases

The Company enters into operating leases for office space, IT equipment, and furniture and equipment used in operations. As of December 31, 2021, these leases have remaining terms of up to 5 years, some of which may contain options to extend or terminate the lease before the expiration date. As of December 31, 2021 the Company did not have any finance lease arrangements. Total lease expense, net was $3.8 million and $3.2 million for the years ended December 31, 2021 and 2020, respectively, and include short-term and variable lease costs.

Supplemental information related to our operating leases is as follows for the year ended:

	December 31,
	2021	2020
Weighted average remaining lease term, in years:	2.91	3.39
Weighted average discount rate:	8.4%	8.5%
Cash flows from operating activities, (in thousands USD)
Cash paid for operating leases included in the measurement of lease liabilities	$3,711	$3,699

Future expected maturities of lease obligations as of December 31, 2021 are as follows:

(in thousands USD)	Lease Payments
2022	$3,234
2023	1,844
2024	1,197
2025	763
2026	289
Thereafter	—
Total undiscounted lease payments	7,327
Less: imputed interest	734
Present value of operating lease liability	$6,593

Note 9 – Long-term Debt

Long-term debt at December 31, 2021 and 2020 consists of the following:

	December 31,
(in thousands USD)	2021	2020
Borrowings under bank revolving credit agreement, principal due Nov. 10, 2023	$5,000	$5,000
Borrowings under bank credit agreement, principal due Nov. 10, 2023	31,882	93,388
Unamortized debt issuance costs(a)	(6,915)	(2,978)
Borrowing under bank credit agreements, net of unamortized debt issuance costs	29,967	95,410

Borrowings under convertible note payable to related party, 13.73% interest capitalized every six months, principal due July 18, 2024	—	16,465
Borrowings under convertible note payable to related party, 13.73% interest capitalized every six months, principal due July 18, 2024	—	16,465
Unamortized debt issuance costs(a)	—	(126)
Convertible notes payable, net of unamortized debt issuance costs	—	32,804

Paycheck Protection Program loans, 1% interest, due May 1, 2022	7,673	9,129

Subordinated promissory note payable with a related party, 20% effective December 21, 2021, principal due May 12, 2022	673	—

Subordinated debt, guaranteed by a related party, principal due July 26, 2022	3,700	—
Unamortized debt issuance costs(a)	(76)	—
Subordinated debt, guaranteed by a related party, net of unamortized debt issuance costs	3,624	—

Borrowings under convertible note payable with a related party, 11% interest capitalized every three months, principal due March 15, 2023	6,372	—
Borrowings under convertible note payable with a related party, 17.41% interest capitalized every three months, principal due March 15, 2023	9,748	—
Unamortized debt issuance costs(a)	(945)	—
New Second Lien Facility, net of unamortized debt issuance costs	15,175	—

Total debt	57,112	137,343
Less: current portion of debt	14,838	11,380
Long-term debt, net of unamortized debt issuance costs and current portion	$42,274	$125,963

(a)	Debt issuance costs are presented as a reduction of the Company’s long-term debt in the Consolidated Balance Sheets. $3.5 million and $0.9 million of debt issuance cost amortization was charged to interest expense for the years ended December 31, 2021 and 2020, respectively.

Credit Agreements

In 2018, the Company entered into a revolving credit agreement with Monroe Capital Management Advisors LLC that permits the Company to borrow up to $1.5 million through November 10, 2023. In 2019, the agreement was amended to increase the borrowing limit to $5.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio as calculated in the most recent Compliance Certificate. An additional 2.0% interest may be incurred during periods of loan covenant default. At December 31, 2021, the interest rate was 10.0%. The Company must pay an annual commitment fee of 0.5% on the unused portion of the commitment. At December 31, 2021 and 2020, the Company had no availability under this facility.

In 2018, the Company entered into a term loan credit agreement with Monroe Capital Management Advisors LLC (“First Lien Facility”) that permits the Company to borrow up to $75.0 million through November 10, 2023. In 2019, the agreement was amended to increase the borrowing amount to $98.0 million. Interest is paid monthly and calculated as LIBOR plus a margin of 8.0% to 9.0%, based on the Total Leverage Ratio as calculated in the most recent Compliance Certificate. An additional 2.0% interest may be incurred during periods of loan covenant default. At December 31, 2021, the interest rate was 10.0%. Principal payments of $0.6 million are due quarterly until maturity, at which time the remaining outstanding balance is due. Based on amendments dated February 2, 2021, the Company shall pay, in place of the first two regular quarterly principal installments of 2021, from February 2021 through and including July 2021, monthly principal installments of $1.0 million on the last business day of each of these six calendar months.

On March 22, 2021, the Company used $20.0 million from proceeds of issuance of preferred stock to partially pay the First Lien Facility. Refer to Note 16, Stockholders’ Equity, for additional information on issuance of preferred stock.

On June 24, 2021, an amendment was signed to modify the debt covenants for the periods June 30, 2021 and thereafter. In addition to the covenant modifications, the amendment also established the deferral of the monthly $1.0 million principal payments previously due in April and May, along with the $1.0 million payments due in June and July to September 30, 2021. As a result, the regular quarterly principal installments resumed, and the First Lien lenders charged a $4.0 million fee paid upon the end of the term loan in exchange for the amended terms. The amendment resulted in a debt modification, thus the fees payable to the First Lien lenders were capitalized and are amortized over the remaining life of the First Lien Facility. The fees have been netted against the debt as of December 31, 2021.

On September 30, 2021, the Company entered into an amendment to extend the due date of the $4.0 million in principal payments previously due for April, May, June and July, from September 30, 2021 to October 15, 2021. On October 14, 2021, the Company entered into an amendment to extend the due date from October 15, 2021 to October 29, 2021. On October 29, 2021, the Company entered into an amendment to further extend the due date from October 29, 2021 to November 19, 2021.

On November 15, 2021, the Company entered into an amendment to reset the First Lien Facility’s Total Leverage Ratio and Fixed Charge Coverage Ratio covenants for the quarterly periods of September 30, 2021 to December 31, 2022.

On November 29, 2021, the Company made a $20.0 million principal prepayment, which included the $4.0 million principal payment that was originally due September 30, 2021. The Company made this payment with proceeds from the New Second Lien Facility. Furthermore, on December 29, 2021, the Company issued 4,439,333 shares of Class A Common Stock to the administrative agent for the First Lien Facility (the “First Lien Shares”), which subject to certain terms and regulatory restrictions, may sell the First Lien Shares upon the earlier of August 29, 2022 and an event of default and apply the proceeds to the outstanding balance of the loan. Subject to regulatory restrictions, the Company may issue additional First Lien Shares from time to time to reduce the amount of debt for purposes of the Total Leverage Ratio to the extent necessary to comply with such financial ratio. In addition, the Company agreed to issue warrants to the administrative agent to purchase $7 million worth of the Company’s Class A Common Stock for nominal consideration. The warrants will be issued on the date that all amounts under the First Lien Facility have been paid in full. In addition, the Company may be required to pay Monroe cash to the extent that we cannot issue some or all of the warrants due to regulatory restrictions. The First Lien lenders charged an additional $2.9 million fee paid upon the end of the term loan in exchange for the amended terms. As of December 31, 2021, total fees payable at the end of the term loan, including fees recognized from prior amendments, totaled $6.9 million.

On November 22, 2021, the Company entered into an amendment that requires sixty percent (60%) of proceeds from future equity issuances be used to repay the outstanding balance on the First Lien Facility. On December 27, 2021, the Company closed a follow on stock offering resulting in $21.8 million of net proceeds, of which $13.7 million was used as payment of the outstanding principal and interest balances for the First Lien Facility.

On March 30, 2022, the Company entered into an amendment with the First Lien and Second Lien Facility Lenders to waive the Fixed Charge Coverage Ratio for March 31, 2022. In addition, the Total Leverage Ratio covenant for the quarterly period of March 31, 2022 was reset. As consideration for entering into this amendment, the Company agrees to pay the First Lien Facility’s administrative agent a fee equal to $500,000. The fee shall be fully earned as of March 30, 2022 and shall be due and payable upon the end of the term loan. However, the fee shall be waived in its entirety if final payment in full occurs prior to or on May 30, 2022.

Second Lien Facility

On July 18, 2019, the Company entered into separate credit agreements with Nexxus Capital and Credit Suisse (“the Creditors”) that permits the Company to borrow $12.5 million from each bearing 13.73% interest. On January 31, 2020, the agreements were amended to increase the borrowing amount by $2.05 million under each agreement. Interest is capitalized every six months and is payable when the note is due. Immediately prior to the Business Combination, the Creditors exercised their option to convert their combined $38.1 million of debt outstanding (including interest) into 115,923 shares of the Company’s Class A ordinary shares, which were converted into the Company’s Class A common stock as a result of the Business Combination. As a result, the Company amortized the remaining $0.1 million of unamortized debt issuance costs and recognized incremental interest expense in the Consolidated Statements of Operations.

New Second Lien Facility

On November 22, 2021, the Company entered into a new Second Lien Facility (the “New Second Lien Facility”) with Nexxus Capital and Credit Suisse (both of which are existing AgileThought shareholders and have representation on AgileThought’s Board of Directors), Manuel Senderos, Chief Executive Officer and Chairman of the Board of Directors, and Kevin Johnston, Chief Operating Officer. The New Second Lien Facility provides for a term loan facility in an initial aggregate principal amount of approximately $20.7 million, accruing interest at a rate per annum from 11.00% for the US denominated loan and 17.41% for the Mexican Peso denominated Loan. The New Second Lien Facility has an original maturity date of March 15, 2023. If the Credit Facility remains outstanding on December 15, 2022, the maturity date of the New Second Lien Facility will be extended to May 10, 2024. The Company recognized $0.9 million in debt issuance costs with the issuance.

Each lender under the New Second Lien Facility has the option to convert all or any portion of its outstanding loans into AgileThought Class A Common Stock on or after December 15, 2022 or earlier, upon our request, at a conversion price equal to the closing price of one share of our Class A Common Stock on the trading day immediately prior to the conversion date. The amounts outstanding under the New Second Lien Facility will only convert into up to 2,098,545 shares of our Class A Common Stock and will only convert at a price per share equal to the then-current market value. On December 27, 2021, Manuel Senderos and Kevin Johnston exercised the conversion options for their respective loan amounts of $4.5 million and $0.2 million, respectively. See Note 16, Stockholders’ Equity, for additional information.

Paycheck Protection Program Loans

On April 30, 2020 and May 1, 2020, the Company received Paycheck Protection Program loans (“PPP loans”) through four of its subsidiaries for a total amount of $9.3 million. The PPP loans bear a fixed interest rate of 1% over a two-year term, are guaranteed by the United States federal government, and do not require collateral. The loans may be forgiven, in part or whole, if the proceeds are used to retain and pay employees and for other qualifying expenditures. The $9.3 million in PPP loans are eligible for forgiveness, and the Company expects a significant amount to be forgiven which would result in a gain to the Consolidated Statement of Operations. The Company submitted its forgiveness applications to the Small Business Administration (“SBA”) between November 2020 and January 2021. The monthly repayment terms will be established in the notification letters with the amount of loan forgiveness. On December 25, 2020, $0.1 million of a $0.2 million PPP loan was forgiven. On March 9, 2021, $0.1 million of a $0.3 million PPP loan was forgiven. On June 13, 2021, $1.2 million of a $1.2 million PPP loan was forgiven. On January 19, 2022, $7.3 million of a $7.6 million PPP loan was forgiven resulting in a remaining PPP Loan balance of $0.3 million of which $0.1 million is due within the next year. The remaining payments will be made quarterly until May 2, 2025. All loan forgiveness was recognized in Other income (expense), net of the Consolidated Statements of Operations.

Subordinated Promissory Note

On June 24, 2021, the Company entered into a credit agreement with AGS Group LLC (“AGS Group”) for a principal amount of $0.7 million. The principal amount outstanding under this agreement matures on December 20, 2021 (“Original Maturity Date”) and was extended until May 19, 2022 (“Extended Maturity Date”). Interest is due and payable in arrears on the Original Maturity Date at a 14.0% per annum until and including December 20, 2021 and at 20.0% per annum from the Original Maturity Date to the Extended Maturity Date calculated on the actual number of days elapsed.

Exitus Capital Subordinated Debt

On July 26, 2021, the Company agreed with existing lenders and Exitus Capital (“Subordinated Creditor”) to enter into a zero-coupon subordinated loan agreement with Exitus Capital in an aggregate principal amount equal to $3.7 million (“Subordinated Debt”). No periodic interest payments are made and the loan is due on January 26, 2022, with an option to extend up to two additional six month terms. Net loan proceeds totaled $3.2 million, net of $0.5 million in debt discount. Payment of any and all of the Subordinated Debt shall be subordinate of all existing senior debt. In the event of any liquidation, dissolution, or bankruptcy proceedings, all senior debt shall first be paid in full before any distribution shall be made to the Subordinated Creditor. The loan is subject to a 36% annual interest moratorium if full payment is not made upon the maturity date. On January 25, 2022, the Company exercised the option to extend the loan an additional six months to July 26, 2022. The Company recognized an additional $0.5 million debt issuance costs related to the loan extension.

Financial Covenants

The First Lien Facility and the New Second Lien Facility establish the following financial covenants for the consolidated group:

Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio applies to the consolidated group. For each Computation Period, it is the ratio of (a) EBITDA (as defined in the credit agreement) minus permitted tax distributions (or other provisions for taxes based on income) made during the Computation Period, minus all unfinanced capital expenditures made thereby in such Computation Period to (b) fixed charges (as defined in the credit agreement).

Capital Expenditures. Requires the Company’s aggregate capital expenditures in any fiscal year to not exceed the capital expenditures limit for that fiscal year.

Total Leverage Ratio. The Total Leverage Ratio applies to the consolidated group and is determined in accordance with US GAAP. It is calculated as of the last day of any Computation Period as the ratio of (a) total debt (as defined in credit agreement) to (b) EBITDA for the Computation Period ending on such day.

The Company was compliant with all debt covenants as of December 31, 2021.

The capital expenditure annual limit under the First Lien Facility and New Second Lien Facility in place as of December 31, 2021 is as follows:

Computation Period Ending	Capital Expenditure Annual Limit
December 31, 2021 and the Computation Periods ending March 31, June 30, and September 30, 2022	$2.10 million
December 31, 2022 and each Computation Period ending thereafter	$2.20 million

On March 30, 2022, the Company amended the Fixed Charge Coverage Ratio and the Total Leverage Ratio of the First Lien Facility to the following:

Computation Period Ending	Fixed Charge Coverage Ratio to exceed	Total Leverage Ratio not to exceed
March 31, 2022	Not Tested	7.15:1.00
June 30, 2022 and September 30, 2022	0.20:1.00	4.00:1.00
December 31, 2022 and each Computation Period ending thereafter	1.00:1.00	4.00:1.00

On March 30, 2022, the Company amended the Fixed Charge Coverage Ratio and the Total Leverage Ratio of the New Second Lien Facility to the following:

Computation Period Ending	Fixed Charge Coverage Ratio to exceed	Total Leverage Ratio not to exceed
March 31, 2022	Not Tested	19.15:1.00
June 30, 2022 and September 30, 2022	0.20:1.00	10.00:1.00
December 31, 2022 and each Computation Period ending thereafter	1.00:1.00	10.00:1.00

The annual maturities of our long-term debt for the next five years and beyond are as follows:

Year, (in thousands USD)	Amount
2022	$14,287
2023	50,626
2024	95
2025	40
Thereafter	—
Total debt	65,048
Less: unamortized debt issuance cost	(7,936)
Total debt, net of unamortized debt issuance costs	$57,112

Note 10 – Other Income (Expense)

Items included in other income (expense) in the Consolidated Statements of Operations are as follows:

	Year ended December 31,
(in thousands USD)	2021	2020
Foreign exchange (loss) gain, net	$(1,936)	$3,597
Forgiveness of PPP loan	1,306	142
Gain on disposition of a business	—	1,110
Interest income	70	112
Other non-operating expense	(524)	(436)
Total other income (expense)	$(1,084)	$4,525

Note 11 – Income Taxes

Loss before income tax for the years 2021 and 2020 is allocated as follows:

	Year ended December 31,
(in thousands USD)	2021	2020
USA	$(15,021)	$(2,608)
Mexico	(5,111)	(22,082)
Other Countries	544	699
Total	$(19,588)	$(23,991)

Income tax expense for the years 2021 and 2020 is allocated as follows:

	Year ended December 31,
(in thousands USD)	2021	2020
Current income tax	$702	$943
Deferred income tax	(242)	1,398
Total income tax expense	$460	$2,341

The reconciliation between our effective income tax rate and the statutory tax rates were as follows:

	December 31,
(in thousands USD)	2021	2020
(Loss) before income tax expense	$(19,588)	$(23,991)
Statutory tax rates	21%	21%

Computed expected income tax benefit	(4,113)	(5,038)
Increase (decrease) in income taxes resulting from:
Change in deferred tax asset valuation allowance	5,509	4,751
Permanent amortization	—	3,498
Non-deductible expenses	1,001	1,724
Foreign tax rate differential	(376)	(2,320)
State and local income taxes, net of federal income tax benefit	84	(51)
Taxable inflation adjustment	(597)	23
Non deductible interest	172	210
Provision to return	—	483
Effect of change in state rate	(4)	(167)
CARES Act	—	(337)

Non-taxable income	(1,229)	—

Other, net	13	(435)
Reported income tax expense	$460	$2,341
Effective tax rate	2.3%	(9.8)%

The Company has the following tax rates in relevant jurisdictions:

	Tax rates
	2021	2020
United States	21%	21%
Mexico	30%	30%
Brazil	34%	34%
Argentina	30%	30%

The components of the Company’s deferred tax balances are as follows:

	December 31,
(in thousands USD)	2021	2020
Deferred tax assets:
Tax loss carryforward	$13,425	$6,353
Provision for doubtful accounts	45	67
Fixed assets	218	250
Accrued liabilities and other expenses	2,434	3,444
Deferred revenues	376	445
Business interest limitation	4,805	2,225
Operating lease liability	1,735	2,178
Equity-based compensation	—	648
Intangible assets	138	177
Other	1,023	369
Gross deferred tax assets:	24,199	16,156
Less: Valuation allowance	(15,612)	(10,010)
Total deferred tax assets	8,587	6,146

Deferred tax liabilities:
Intangible assets	6,838	5,123
Operating lease ROU assets	1,695	2,130
Property and Equipment	153	515
Obligation for contingent purchase price	2,128	777
Other	535	674
Total deferred tax liabilities	11,349	9,219
Net deferred tax liabilities	$(2,762)	$(3,073)

The change in the total valuation allowance for deferred tax assets is as follows:

	December 31,
(in thousands USD)	2021	2020
Opening balance January 1,	$10,010	$5,124
Utilization during the year	—	(99)
Increases during the year	5,602	4,985
Closing balance December 31,	$15,612	$10,010

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets depends on the generation of future taxable income during the periods in which temporary differences are deductible.

Management considers the scheduled reversal of deferred tax liabilities and projected taxable income in making this assessment. In order to fully realize a deferred tax asset, the Company must generate future taxable income prior to the expiration of the deferred tax asset under applicable law. Based on the level of historical taxable income and projections for future taxable income over the periods during which the Company’s deferred tax assets are deductible, management believes that it is more likely than not that the Company will realize the benefits of these deductible differences, net of the existing valuation allowances as of December 31, 2021. The amount of the Company’s deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

As of December 31, 2021, the Company is in a full valuation allowance for its deferred tax assets for which the Company does not have enough evidence to support its realization. The total amount of valuation allowance as of December 31, 2021 is $15.6 million, primarily related to a full valuation allowance on the Company’s tax loss carryforwards in Mexico and a valuation allowance against the net deferred tax assets not expected to be utilized by the reversing of deferred income tax liabilities in the U.S.

As of December 31, 2021, the Company has federal, state, and foreign net operating loss carryforwards of approximately $24.9 million, $10.3 million, and $25.4 million, respectively, that expire at various dates through 2041 unless indefinite in nature.

The Company has not accrued any income, distribution or withholding taxes that would arise if the undistributed earnings of the Company’s foreign subsidiaries, which cannot be repatriated in a tax-free manner, were repatriated.

The Company accounts for tax contingencies by assessing all material positions, including all significant uncertain positions, for all tax years that are open to assessment or challenge under tax statutes. Those positions that have only timing consequences are separately analyzed based on the recognition and measurement model.

As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. The Company is subject to income taxes in the U.S. federal jurisdiction, Mexico, and various state and foreign jurisdictions. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulations and require significant judgment to apply. Under the tax statute of limitations applicable to the Internal Revenue Code, the Company is no longer subject to U.S. federal income tax examinations for years before 2018. Under the statute of limitations applicable to most state income tax laws, the Company is no longer subject to state income tax examinations by tax authorities for years before 2017 in states which the Company has filed income tax returns. Certain states may take the position that the Company is subject to income tax in such states even though the Company has not filed income tax returns in such states, depending on the varying state income tax statutes and administrative practices, the statute of limitations in such states may extend to years before 2017. Under the statute of limitations applicable to our foreign operations, we are generally no longer subject to tax examination for years before 2016 in jurisdictions where we have filed income tax returns. The Company applies the uncertain tax position guidance to all tax positions for which the statute of limitations remains open. The Company’s policy is to classify interest accrued as interest expense and penalties as other (expense) income. As of December 31, 2021 and 2020, the Company did not have any amounts accrued for interest and penalties or recorded for uncertain tax positions.

Note 12 – Net Revenues

Disaggregated revenues by contract type and the timing of revenue recognition are as follows:

		Year ended December 31,
(in thousands USD)	Timing of Revenue Recognition	2021	2020
Time and materials	over time	$130,603	$144,658
Fixed price	over time	28,065	19,329
Total		$158,668	$163,987

Liabilities by contract related to contracts with customers

Details of our liabilities related to contracts with customers and related timing of revenue recognition are as follows:

	December 31,
(in thousands USD)	2021	2020
Deferred revenues	$1,789	$2,143
Revenue recognized, that was deferred in the previous year	1,299	1,649

Major Customers

The Company derived 13% and 10% of its revenues for the year ended December 31, 2021 from two significant customers. In addition, 18%, 13%, and 12% of our revenues for 2020 were from three significant customers. Sales to these customers occur at multiple locations and we believe that the loss of these customers would have only a short-term impact on our operating results. There is risk, however, that we would not be able to identify and access a replacement market at comparable margins.

Note 13 – Segment Reporting and Geographic Information

The Company operates as a single operating segment. The Company’s chief operating decision maker is the CEO, who reviews financial information presented on a consolidated basis, for purposes of making operating decisions, assessing financial performance and allocating resources.

The following table presents the Company’s geographic net revenues based on the geographic market where revenues are accumulated, as determined by customer location:

	Year ended December 31,
(in thousands USD)	2021	2020
United States	$103,436	$113,073
Latin America	55,232	50,914
Total	$158,668	$163,987

The following table presents certain of our long-lived assets by geographic area, which includes property and equipment, net and operating lease right of use assets, net:

	December 31,
(in thousands USD)	2021	2020
United States	$5,837	$7,748
Latin America	3,704	3,803
Total long-lived assets	$9,541	$11,551

Note 14 – Restructuring

Restructuring expenses consist of costs associated with the ongoing reorganization of our business operations and expense re-alignment efforts, which primarily relate to severance costs from workforce reductions due to the impacts of the COVID-19 pandemic and organizational changes to capture synergies from past acquisitions as we move toward one global AgileThought. We also incurred an immaterial amount of facility-related exit costs. When business slowed as a result of COVID-19, there was a reduction in force to control expenses, as not all resources could be usefully reallocated. As of December 31, 2021, all of the COVID-related expenses had been paid. At this time, we do not anticipate material additional restructuring charges related to COVID-19.

In December 2020, we communicated a restructuring plan to transition to an integrated, one AgileThought approach rather than managing recent acquisitions and regions separately. By creating a global organization for the information technology, human resources, and finance functions, we were able to capture synergies, resulting in the elimination of certain positions. The Company incurred severance costs related to these terminations, and all amounts were paid in 2021.

In November 2021, we communicated efforts to streamline our operating model further by reducing layers of management and reducing our cost structure. These restructuring efforts included consolidating the Chief Revenue Officer’s responsibilities with the Chief Operating Officer position, consolidating span of control of sales managers from eight to four, and a reduction of underutilized bench personnel. The Company exited employees in the last half of the three months ended December 31, 2021. The Company incurred severance costs related to these terminations, and all activity is expected to be completed by the first quarter of 2022.

The following table summarizes the Company’s restructuring activities included in accrued liabilities:

(in thousands USD)	Organization Restructuring	One AgileThought	COVID Plan	Restructuring Total
Balance as of December 31, 2020	$—	$2,222	$717	$2,939
Restructuring charges	782	—	129	911
Payments	230	2,222	846	3,298
Balance as of December 31, 2021	$552	$—	$—	$552

Note 15 – Warrants

The Company reviewed the accounting for both its public warrants and private warrants and determined that its public warrants should be accounted for as equity while the private warrants should be accounted for as liabilities in the Consolidated Balance Sheets.

In connection with the Business Combination, each public and private placement warrant of LIVK was assumed by the Company and represents the right to purchase one share of the Company’s Class A common stock upon exercise of such warrant. The fair value of private placement warrants is remeasured quarterly. Refer to Note 4, Fair Value Measurements, for additional information.

As of December 31, 2021, there were 8,050,000 public warrants and 2,811,250 private placement warrants outstanding.

As part of LIVK’s initial public offering, 8,050,000 public warrants (“Public Warrants”) were sold. The Public Warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants became exercisable when the Company completed an effective registration statement. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

Following the closing of the merger between LIV Capital and AgileThought and the filing of the registration statement, the Company now has one single class of voting common stock (Class A shares) and as such the Company would not be precluded from classifying the public warrants as equity as those warrants are indexed to the Company’s own stock and a net cash settlement could only be triggered in circumstances in which the holders of the shares underlying the contract (Class A shares) would also receive cash.

Additionally, LIVK consummated a private placement of 2,811,250 warrants (“Private Placement Warrants”). The Private Placement Warrants entitle the holder to purchase one share of Class A common stock at a price of $11.50 per share. The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants were not be transferable, assignable or salable until 30 days after the completion of a Business Combination. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants are redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

The Company will not be obligated to deliver any Class A common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A common stock issuable upon exercise of the Public Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. The Company filed a Form S-1 to register the shares issuable upon exercise of the Pubic Warrants which was declared effective on September 27, 2021. No Public Warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their Public Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder and if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the Class A common stock underlying such warrants.

If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

Note 16 – Stockholders’ Equity

As a result of the Business Combination, the Company authorized two classes of common stock: Class A common stock and preferred stock.

Class A Common Stock

As of December 31, 2021, the Company has 210,000,000 shares of Class A common stock authorized, and 50,402,763 shares issued and outstanding. Class A common stock has par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote per share.

On December 21, 2021, AgileThought, Inc. entered into an underwriting agreement with A.G.P./Alliance Global Partners as representatives of the underwriters (the “Underwriters”), relating to the sale and issuance of 3,560,710 shares of the Company’s Class A common stock. The offering price to the public of the shares is $7.00 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the underwriting agreement at a price of $6.51 per share. The Company’s net proceeds from the offering are approximately $21.8 million.

On December 27, 2021, the Company issued 461,236 shares of Class A Common Stock (the “Conversion Shares”) to Mr. Senderos and Mr. Johnston upon conversion of their loans under the New Second Lien Facility in the amount of $4,500,000 and $200,000, respectively. Mr. Senderos received 441,409 Conversion Shares, and Mr. Johnston received 19,827 Conversion Shares.

On December 28, 2021, the Company issued 4,439,333 shares of Class A Common Stock to the administrative agent for the First Lien Facility in accordance with the amendment dated November 15, 2021. As these common shares have been issued to and are held by the lender, and are contingently returnable to the Company under certain conditions, such shares are considered as issued and outstanding on the Company’s balance sheet, but are not included in earnings per share calculations for all periods presented. See Note 9, Long-Term Debt, for further information.

Preferred Stock

Under the Company’s certificate of incorporation, the Company is authorized to issue 10,000,000 shares of preferred stock having par value of $0.0001 per share. The Company’s Board of Directors has the authority to issue shares of preferred stock in one or more series and to determine preferences, privileges, and restrictions, including voting rights, of those shares. As of December 31, 2021, no preferred stock shares were issued and outstanding.

Prior to the Business Combination, the Company had three classes of equity: Class A ordinary shares, Class B ordinary shares and redeemable convertible preferred stock.

Legacy Class A and Class B Shares

As of December 31, 2020, the capital stock is represented by 431,682 Class A Shares and 37,538 Class B Shares. Holders of Class A Shares were entitled to one vote per share and Holders of Class B Shares are not entitled to vote. The common shares have no preemptive, subscription, redemption or conversion rights. In connection with the Business Combination, the Company converted its Class A and Class B ordinary shares outstanding into shares of the Company’s Class A common stock. As of December 31, 2021, no shares of Class A and Class B ordinary shares were outstanding.

Redeemable Convertible Preferred Stock

On February 2, 2021, LIV Capital Acquisition Corp (“LIVK”), related parties to LIVK (and together with LIVK, the “Equity Investors”) and the Company entered into an equity contribution agreement. Per the agreement, the Equity Investors purchased 2,000,000 shares of a newly created class of preferred stock at a purchase price of $10.00 per share for an aggregate purchase price of $20 million.

The redeemable convertible preferred stock would be redeemable for an amount in cash equal to the greater of $15.00 per share (the “Required Price”), or $10.00 per share of redeemable convertible preferred stock plus 18% interest if the Business Combination did not occur (defined in the agreement as the “Required Return”), other than as a result of LIVK’s failure to negotiate in good faith or failure to satisfy or perform any of its obligations under the merger agreement.

Additionally, the redeemable convertible preferred stock would be convertible into common shares of the Company either on a one to one basis in the event of the closing of the merger agreement, or if the merger agreement were terminated and the Company subsequently consummated an initial public offering, into a number of common shares of the Company equal to the Required Return divided by 0.9, or $16.6667, multiplied by the price at which the shares of voting common stock of the Company are initially priced in such initial public offering.

The redeemable convertible preferred stock had no voting and dividend rights until converted into common stock and had a liquidation preference equal to the amount of the Required Return.

The Company concluded that because the redemption and conversion features of the Preferred Stock were outside of the control of the Company, the instrument was recorded as temporary or mezzanine equity in accordance with the provisions of Accounting Series Release No. 268, Presentation in Financial Statements of Redeemable Preferred Stocks.

In connection with the Business Combination, all redeemable convertible preferred stock was converted into shares of Class A common stock on a one for one basis. As of December 31, 2021, no shares of redeemable convertible preferred stock were outstanding.

Note 17 – Loss Per Share

The following table sets forth the computation of basic and diluted net loss per share attributable to common stockholders:

	Year Ended December 31,
(in thousands USD, except share and loss per share data)	2021	2020
Net loss attributable to common stockholders - basic and diluted	$(20,070)	$(26,177)

Weighted average number of common stock - basic and diluted	37,331,820	34,557,480

Net loss per common stock - basic and diluted	$(0.54)	$(0.76)

As of December 31, 2021 and December 31, 2020, the Company’s potentially dilutive securities were private and public warrants, and granted but unvested stock awards which have been excluded from diluted loss per share because the conditions for issuance of common shares had not been met at the balance sheet date. The potential shares of common stock that were antidilutive are as follows:

	December 31,
	2021	2020
Public and private warrants	10,861,250	—
Class A common stock held by administrative agent with restricted resale rights	4,439,333	—
Unvested stock based compensation awards for Class A common stock with service and performance vesting conditions	—	1,500

Note 18 – Equity-based Arrangements

The Company has granted various equity-based awards to its employees and board members as described below. The Company issues, authorized but unissued shares, for the settlement of equity-based awards.

2021 Equity Incentive Plan

In connection with the Business Combination, on August 18, 2021, the Company adopted the 2021 Equity Incentive Plan (the “2021 Plan”) on August 18, 2021, which became effective immediately upon the Closing. The 2021 Plan provides the Company with flexibility to use various equity-based incentive awards as compensation tools to motivate and retain the Company’s workforce. The Company initially reserved 5,283,216 shares of Class A common stock for the issuance of awards under the 2021 Equity Plan. The number of shares of Class A common stock available for issuance under the 2021 Plan automatically increases on the first day of each calendar year, beginning January 1, 2022 and ending on and including January 1, 2031, in an amount equal to 5% of the total number of shares of Class A common stock outstanding on December 31 of the preceding year; provided that the Board may act prior to January 1 of a given year to provide that the increase of such year will be a lesser amount of shares of Class A common stock. No awards have been issued under the 2021 Plan during the year ended December 31, 2021.

Employee Stock Purchase Plan

In connection with the Business Combination, on August 18, 2021, the Company adopted the 2021 Employee Stock Purchase Plan (the “ESPP”) for the issuance of up to a total of 1,056,643 shares of Class A common stock. The number of shares reserved for issuance will automatically increase on January 1 of each calendar year, from January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, and (ii) the number of shares equal to 200% of the initial share reserve, unless a smaller number of shares may be determined by the Board. The purchase price of Class A Common Stock will be 85% of the lesser of the fair market value of Class A Common Stock on the first trading date or on the date of purchase. No purchases have been made under the ESPP during the year ended December 31, 2021.

2020 Equity Plan

On August 4, 2020, the Company adopted the 2020 Equity Plan with the intent to encourage and retain certain of the Company’s senior employees, as well as board members. Pursuant to the 2020 Equity Plan, senior employees may receive up to 7,465 of Class A restricted stock units (RSUs) subject to time-based vesting and the occurrence of a liquidity event while board members may receive up to 300 Class A RSUs subject to time-based vesting. The awards were granted on August 4, 2020 and generally vest ratably over a three-year service period on each successive August 4th. The grant date fair value for the RSUs under the 2020 Equity Plan was approximately $5.8 million.

On May 9, 2021, the Company announced the acceleration of 1,372 performance-based RSUs that the Board previously granted which covered shares of the Company’s Class A common stock pursuant to the Company’s 2020 Equity Plan. The liquidity requirement of the accelerated of RSU’s was removed per the Board approval on August 19, 2021. The acceleration of RSUs became effective immediately prior to the Business Combination. During the year ended December 31, 2021, the Company recognized $1.0 million of equity-based compensation expense related to acceleration of RSUs pursuant to the 2020 Equity Plan.

On May 9, 2021 and August 16, 2021, the Company entered into RSU cancellation agreements with existing shareholders, cancelling a total of 4,921 RSUs. The RSU cancellation agreements were effective immediately prior to the Business Combination. Additionally, the remaining 1,472 RSUs were forfeited.

Additionally, during the year ended December 31, 2021, the Company granted additional fully vested stock awards covering shares of Class A common stock pursuant to the 2020 Equity Incentive Plan. The compensation expense related to this award recognized during the year ended December 31, 2021 was $5.5 million.

Expense during the year ended December 31, 2020 related to board members’ RSUs pursuant to the 2020 Equity Incentive Plan was $0.2 million.

AgileThought, LLC PIP

In connection with the AgileThought, LLC acquisition in July 2019, the Company offered a performance incentive plan (“AT PIP”) to key AgileThought, LLC employees. Pursuant to the AT PIP, participants may receive up to an aggregate of 3,150 Class A shares based on the achievement of certain EBITDA -based performance metrics during each of the fiscal years as follows: up to 1,050 shares for 2020, up to 1,050 shares for 2021, and up to 1,050 shares for 2022. The EBITDA-based performance metrics were not met in 2021 or 2020 and the related awards were cancelled. The remaining awards were cancelled in 2021.

Participants do not begin to vest in the performance share units (“PSUs”) granted under the AT PIP until January 1, 2020. In order to qualify for payment, the Participant: (a) has to be actively employed by the Company or one of its affiliates, and (b) has to not have breached any of his or her noncompetition covenants in the definitive documents. During the year ended December 31, 2021, the Company did not recognize any equity-based compensation expense related to this plan as performance metrics for 2022 were not probable of being achieved. The grant date fair value for the PSUs under the AT PIP was approximately $1.2 million.

4th Source Performance Incentive Plan

On November 15, 2018, the Company acquired 4th Source and offered shares to key 4th Source employees under a Performance Incentive Plan (“the 4th Source PIP”).

Pursuant to the 4th Source PIP, participants may receive up to an aggregate of 8,394 shares based on the achievement of certain EBITDA-based performance metrics during each of the fiscal years as follows: up to 3,222 shares for 2018, up to 4,528 shares for 2019, and up to 644 shares for 2020. The EBITDA-based performance metric was not met in 2020 and the related PSUs were cancelled.

The grant date fair value for the PSUs was approximately $2.9 million. The Company estimated the fair value of the awards that are subject to service-based vesting requirements and performance vesting requirements, based upon our common shares’ fair value, as of the grant dates.

AgileThought Inc. Management Performance Share Plan

In 2018, the Company adopted the Management Performance Share Plan, which provides for the issuance of PSUs. These awards representing an aggregate of 1,232 Class A shares vest upon the occurrence of a liquidity event, attainment of certain performance metrics and service-based vesting criteria. On May 9, 2021 and August 16, 2021, the Company entered into RSU cancellation agreements with existing shareholders, cancelling a total of 1,232 RSUs pursuant to the 2018 AN Management Compensation Plan. The RSU cancellation agreements were effective immediately prior to the Business Combination.

2017 AN Management Stock Compensation Plan

On May 9, 2021 and August 16, 2021, the Company entered into RSU cancellation agreements with existing shareholders, cancelling a total of 1,880 RSUs pursuant to the 2017 AN Management Compensation Plan. The RSU cancellation agreements were effective immediately prior to the Business Combination.

The following table summarizes all of our equity-based awards activity for the plans described above:

	Number of Awards	Weighted Average Grant Date Fair Value
Awards outstanding as of December 31, 2020	20,127	$577.18
Awards granted	—	$—
Awards forfeited / cancelled	(18,755)	$558.20
Awards vested	(1,372)	$745.92
Awards outstanding as of December 31, 2021	—	$—

Awards vested as of December 31, 2021	1,372	$745.92
Awards expected to vest as of December 31, 2021	—	$—

As of December 31, 2021, the Company had no unrecognized stock-based compensation expense.

Note 19 – Commitments and Contingencies

The Company is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although management cannot predict the outcomes of these matters, management does not believe these actions will have a material, adverse effect on the Company’s consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows. As of December 31, 2021 and 2020, the Company had labor lawsuits in process, whose resolution is pending. As of December 31, 2021 and 2020, the Company has recorded liabilities for labor lawsuits and/or litigation of less than $1.4 million and $0.8 million for 2021 and 2020, respectively.

As part of the amendment entered into on November 15, 2021, the Company agreed to issue warrants to the administrative agent to purchase $7 million worth of AgileThought’s Class A Common Stock for nominal consideration. The warrants will be issued on the date that all amounts under the First Lien Facility have been paid in full.

Note 20 – Supplemental Cash Flows

The following table provides detail of non-cash activity and cash flow information:

	Year ended December 31,
(in thousands USD)	2021	2020
Supplemental disclosure of non-cash investing activities & cash flow information
Assumption of merger warrants liability	$15,123	$—
Contingent consideration forgiven upon disposition of business	—	1,413
Right-of-use assets obtained in exchange for operating lease liabilities	1,573	572
Forgiveness of loans	1,306	142
Cash paid during the year for interest	7,864	10,289
Cash paid during the year for income tax	2,025	2,532
Fees due to creditor	6,900	—
Convertible notes exchanged for Class A common stock	4,700	—

Note 21 – Subsequent Events

On January 19, 2022, $7.3 million of a $7.6 million PPP loan was forgiven resulting in a remaining PPP Loan balance of $0.3 million. On January 31, 2022 the Company received an extension on the maturity date of the remaining balance to May 2, 2025. Payments will be made quarterly, of which $0.1 million is due within the next year.

On January 25, 2022, the Company exercised its option to extend the maturity date of the Subordinated Debt an additional six months to July 26, 2022. The Company recognized an additional $0.5 million in debt issuance costs related to the loan extension.

On January 27, 2022, the Company filed a S-8 registering 13,900,557 shares, of which 12,843,914 and 1,056,643 are available for issuance under the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan, respectively. The Company also granted 2,328,000 shares of which, 87,999 shares vested immediately. The total fair value of the vested shares, net of tax withholding was $0.3 million.

On March 30, 2022, the Company entered into an amendment with the First Lien and Second Lien Facility Lenders to waive the Fixed Charge Coverage Ratio for March 31, 2022. In addition, the Total Leverage Ratio covenant for the quarterly period of March 31, 2022 was reset. As consideration for entering into this amendment, the Company agrees to pay the First Lien Facility’s administrative agent a fee equal to $500,000. The fee shall be fully earned as of March 30, 2022 and shall be due and payable upon the end of the term loan. However, the fee shall be waived in its entirety if final payment in full occurs prior to or on May 30, 2022.

Management has evaluated all subsequent events until March 31, 2021, when the consolidated financial statements were issued. Accordingly, where applicable, the notes to these consolidated financial statements have been updated and adjustments to the Company’s consolidated financial statements have been reflected.

Part II
Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee		$63,025
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing fees		*
Transfer Agent fees		*
Miscellaneous		*
Total expenses	$	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Class A Common Stock covered by this prospectus will be borne by the selling stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the Securities and Exchange Commission, as estimated in the table above.

Item 14. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Additionally, our charter eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 15. Recent Sales of Unregistered Securities.

First Lien Shares and Warrants

Pursuant to an equity issuance agreement, dated December 28, 2021, between the Company and the Administrative Agent under the First Lien Facility, the Company issued 4,439,333 shares of Class A Common Stock to the Administrative Agent on December 29, 2021 (the “First Lien Shares”).

On November 15, 2021, the Company agreed to issue warrants to the Administrative Agent or its affiliates to purchase $7 million worth of the Company’s Class A Common Stock on the date the First Lien Credit Facility is paid in full (the “First Lien Warrants”). The First Lien Warrants, when issued, shall be immediately exercisable at $0.0001 per share and have a term of five years.

The First Lien Shares were, and the First Lien Warrants will be, issued in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act.

Second Lien Shares

On December 27, 2021, the Company issued 461,236 shares of Class A Common Stock (the “Conversion Shares”) to Mr. Senderos and Mr. Johnston upon conversion of their loans under the Second Lien Credit Facility in the amount of $4,500,000 and $200,000, respectively. Mr. Senderos received 441,609 Conversion Shares, and Mr. Johnston received 19,627 Conversion Shares. The Conversion Shares were issued at a price of $10.19 per share in a transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act. The conversion price is equal to the consolidated closing bid price on November 22, 2021, as required under Nasdaq Rule 5635(c).

Class B Ordinary Shares

On October 4, 2019, the Company issued an aggregate of 1,725,000 Class B ordinary shares to LIV Capital Acquisition Sponsor, L.P. for an aggregate purchase price of $25,000. On December 10, 2019, LIVK effected a share dividend resulting in there being an aggregate of 2,012,500 Class B ordinary shares outstanding.

Private Warrants

LIV Capital Acquisition Sponsor, L.P. purchased 2,575,000 private warrants at a price of $1.00 per warrant in a private placement that occurred concurrently with the closing of LIVK’s initial public offering and generated gross proceeds of $2,575,000. In connection with the exercise of the over-allotment option, on December 18, 2019, LIVK consummated the sale of an additional 236,250 private warrants, at $1.00 per warrant, generating gross proceeds of $236,250. Each private warrant is exercisable for one share of Class A Common Stock at a price of $11.50 per share. The private warrants are non-redeemable and exercisable on a cashless basis so long as they are held by LIV Capital Acquisition Sponsor, L.P. or its permitted transferees. The sale of the private warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Subscription Agreements

In August 2021, the subscribers purchased from the Company an aggregate of 2,760,000 shares of Class A Common Stock, for a purchase price of $10.00 per share and an aggregate purchase price of $27.6 million, pursuant to subscription agreements entered into in connection with the business combination. The sale of the shares of Class A Common Stock to the subscribers was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.

The exhibits listed below are filed as part of this registration statement

Exhibit No.	Description
2.1+	Agreement and Plan of Merger, dated as of May 9, 2021, by and among LIVK and AT (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on May 10, 2021).
3.1	Amended and Restated Certificate of Incorporation of the Company, (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on August 26, 2021).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on August 26, 2021).
4.1	Form of Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on August 26, 2021).
4.2	Form of Warrant Certificate of the Company (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on August 26, 2021).
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and LIVK (incorporated by reference to Exhibit 4.1 of LIVK’s Current Report on Form 8-K (No. 001-39157), filed with the SEC on December 13, 2019).
4.4	Form of First Lien Warrants (incorporated by reference to Exhibit 4.4 to the Annual Report on Form 10-K filed on March 31, 2022).
5.1	Opinion of Cooley LLP (incorporated by reference to Exhibit 5.1 to this Registration Statement filed on September 14, 2021).
10.1	Form of Subscription Agreement (incorporated by reference to Exhibit 10.1 of LIVK’s Form 8-K/A (File No. 001-39157), filed with the SEC on May 11, 2021).
10.2	Form of Voting and Support Agreement (incorporated by reference to Exhibit 10.2 of LIVK’s Form 8-K/A (File No. 001-39157), filed with the SEC on May 11, 2021).
10.3	Sponsor Letter Agreement, dated May 9, 2020, by and among LIVK, Sponsor, AT and the other parties thereto (incorporated by reference to Exhibit 10.3 of LIVK’s Form 8-K/A (File No. 001-39157), filed with the SEC on May 11, 2021).
10.4	Amended and Restated Registration Rights Agreement, dated August 23, 2021 between LIVK and certain security holders (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on August 26, 2021).
10.5	Letter Agreement, dated December 10, 2019, among LIVK and its officers and directors and LIV Capital Acquisition Sponsor, L.P. (incorporated herein by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 13, 2019).

10.6+	Amended and Restated Credit Agreement, dated July 18, 2019, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.1+	Waiver and First Amendment to Amended and Restated Credit Agreement, dated January 30, 2020, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8. 1 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.2+	Waiver and Second Amendment to Amended and Restated Credit Agreement, dated May 14, 2020, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8. 2 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.3+	Waiver and Third Amendment to Amended and Restated Credit Agreement, dated February 2, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8.3 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.4+	Fourth Amendment to Amended and Restated Credit Agreement, dated April 30, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8.4 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.5+	Fifth Amendment to Amended and Restated Credit Agreement, dated June 24, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8.5 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.6	Sixth Amendment to Amended and Restated Credit Agreement, dated July 26, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.8.6 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.6.7+	Seventh Amendment to Amended and Restated Credit Agreement, dated September 30, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on September 30, 2021).
10.6.8+	Eighth Amendment to Amended and Restated Credit Agreement, dated October 14, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on October 12, 2021).
10.6.9+	Ninth Amendment to Amended and Restated Credit Agreement, dated October 29, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on October 29, 2021).
10.6.10+	Tenth Amendment to Amended and Restated Credit Agreement, dated November 15, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.6.10 of the registrant’s Form S-1/A (File No. 333-261425) filed with the SEC on December 9, 2021).
10.6.11+	Eleventh Amendment to Amended and Restated Credit Agreement, dated November 22, 2021, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed with the SEC on November 30, 2021).
10.7+	First Amended and Restated Credit Agreement, dated January 30, 2020, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.9 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).

10.7.1+	Waiver and First Amendment to First Amended and Restated Credit Agreement, dated May 14, 2020, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.9.1 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.7.2+	Waiver and Second Amendment to First Amended and Restated Credit Agreement, dated February 2, 2021, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.9.2 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.7.3+	Third Amendment to First Amended and Restated Credit Agreement, dated April 30, 2021, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.9.3 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.7.4+	Fourth Amendment to First Amended and Restated Credit Agreement, dated June 24, 2021, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.9.4 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.7.5	Fifth Amendment to First Amended and Restated Credit Agreement, dated July 26, 2021, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.9.5 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.8+	Conversion Agreement, dated May 9, 2021, by and among AT, AN Extend, S.A. de C.V. and each of the lenders party thereto (incorporated by reference to Exhibit 10.10 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.9+	Equity Contribution Agreement, dated February 2, 2021, by and among Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero acting solely and exclusively as trustee pursuant to the Contrato de Fideicomiso Irrevocable de Emisión de Certificados Bursátiles Fiduciarios de Desarrollo Número F/2416 identified as “LIV Mexico Growth IV No. F/2416” and LIV Mexico Growth Fund IV, L.P., LIV Capital Acquisition Corp., and AgileThought, Inc. (incorporated by reference to Exhibit 10.11 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.10	Professional Services Agreement between North American Software S.A.P.I. de C.V. and Telte Holdings, S.A. de C.V., dated January 5, 2018 (incorporated by reference to Exhibit 10.12 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.11#	Form of Indemnification Agreement by and between the Company and its directors and officers (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed on August 26, 2021).
10.12#	AgileThought, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed on August 26, 2021).
10.13(a)#	Form of Stock Option Grant Notice (incorporated by reference to Exhibit 10.13(a) to the Current Report on Form 8-K filed on August 26, 2021).
10.13(b)#	Form of RSU Award Grant Notice (incorporated by reference to Exhibit 10.13(b) to the Current Report on Form 8-K filed on August 26, 2021).
10.14#	AgileThought, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed on August 26, 2021).
10.15#	Consulting Agreement, dated October 1, 2020, by and between AgileThought, Inc. and Invertis LLC (incorporated by reference to Exhibit 10.16 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.16#	Amended and Restated Employment Agreement, dated August 4, 2020, by and between Manuel Senderos Fernández and AgileThought, LLC (incorporated by reference to Exhibit 10.17 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.17#	Second Amended and Restated Employment Agreement, dated July 13, 2021, by and between Manuel Senderos Fernández and AgileThought, LLC (incorporated by reference to Exhibit 10.18 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.18#	Amended and Restated Employment Agreement, dated August 4, 2020, by and between Jorge Pliego and AgileThought, LLC (incorporated by reference to Exhibit 10.19 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.19#	Employment Agreement, dated March 2, 2020, by and between Kevin Johnston and AgileThought, LLC (incorporated by reference to Exhibit 10.20 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.20	Simple Loan Facility, dated July 26, 2021, by and among Exitus Capital S.A.P.I. de C.V., SOFOM E.N.R., AgileThought Digital Solutions S.A.P.I. de C.V. and Diego Zavala (incorporated by reference to Exhibit 10.21 of LIVK’s Form S-4/A (File No. 333-256143) filed with the SEC on July 30, 2021).
10.21	Amendment to Voting and Support Agreement, dated as of August 20, 2021, among LIV Capital Acquisition Corp., AgileThought, Inc. and Invertis LLC (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed on August 26, 2021).
10.22	Amendment to Voting and Support Agreement, dated as of August 20, 2021, among LIV Capital Acquisition Corp., AgileThought, Inc. and Mauricio Garduño González Elizondo (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed on August 26, 2021).
10.23	Amendment to Voting and Support Agreement, effective as of November 15, 2021, among AgileThought, Inc., Invertis LLC and Mauricio Garduño González Elizondo (incorporated by reference to Exhibit 10.23 of the registrant’s Form S-1/A (File No. 333-261425) filed with the SEC on December 9, 2021).

10.24	Amendment to Voting and Support Agreement, effective as of November 15, 2021, between AgileThought, Inc. and Mauricio Garduño González Elizondo (incorporated by reference to Exhibit 10.24 of the registrant’s Form S-1/A (File No. 333-261425) filed with the SEC on December 9, 2021).
10.25+	Credit Agreement, dated November 22, 2021, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed with the SEC on November 30, 2021).
10.26	Subordination and Intercreditor Agreement, dated November 22, 2021, by and between Monroe Capital Management Advisors, LLC, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.4 of the registrant’s Current Report on Form 8-K filed with the SEC on November 30, 2021).
10.27	Equity Issuance Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC, in its capacity as Administrative Agent (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2021).
10.28	Registration Rights Agreement, dated December 28, 2021, between the Company and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2021).
10.29	Registration Rights Agreement, dated December 30, 2021, between the Company and the Second Lien Lenders (incorporated by reference to Exhibit 10.3 of the registrant’s Current Report on Form 8-K filed with the SEC on December 30, 2021).
10.30	Twelfth Amendment to Amended and Restated Credit Agreement, dated March 30, 2022, by and among IT Global Holding LLC, 4th Source LLC, AgileThought, LLC, AN Extend, S.A. de C.V., AN Evolution S. de R.L. de C.V., AN Global LLC, AT, the financial institutions party thereto as lenders, and Monroe Capital Management Advisors, LLC (incorporated by reference to Exhibit 10.40 to the Annual Report on Form 10-K filed on March 31, 2022).
10.31	Second Amendment to the Credit Agreement, dated March 30, 2022, by and among AT, AN Extend, S.A. de C.V., AN Global LLC, certain other loan parties party thereto, the various financial institutions party thereto, GLAS USA LLC and GLAS Americas LLC (incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K filed on March 31, 2022).
10.32*+#	Employment Agreement, dated May 2, 2022, by and between Amit Singh and AgileThought LLC.
16.1	Letter from Marcum LLP to the SEC, dated August 26, 2021 (incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K filed on August 26, 2021).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K filed on March 31, 2022).
23.1*	Consent of KPMG LLP.
23.2	Consent of Cooley LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature pages to this Registration Statement filed on September 14, 2021).
101.INS*	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because iXBRL tags are embedded within the Inline XBRL document).
101.SCH*	Inline XBRL Taxonomy Extension Schema Document.
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104*	Cover Page Interactive Data File, formatted in Inline XBRL (included within the Exhibit 101 attachments).
107*	Filing Fee Table

*	Filed herewith.
+	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
#	Indicates management contract or compensatory plan or arrangement.

(b) Financial Statement Schedules.

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irving, State of Texas, on this 2nd day of May, 2022.

AGILETHOUGHT, INC.

By:	/s/ Manuel Senderos Fernández
Manuel Senderos Fernández
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Manuel Senderos Fernández	Chief Executive Officer and Chairman of the	May 2, 2022
Manuel Senderos Fernández	Board of Directors (Principal Executive Officer)

/s/ Amit Singh	Chief Financial Officer	May 2, 2022
Amit Singh	(Principal Financial Officer)

/s/ David Santos Molero	Chief Accounting Officer	May 2, 2022
David Santos Molero	(Principal Accounting Officer)

*	Director	May 2, 2022
Mauricio Garduño González Elizondo

*	Director	May 2, 2022
Diego Zavala

*	Director	May 2, 2022
Alexander R. Rossi

*	Director	May 2, 2022
Alejandro Rojas Domene

*	Director	May 2, 2022
Mauricio Jorge Rioseco Orihuela

*	Director	May 2, 2022
Arturo José Saval Pérez

*	Director	May 2, 2022
Roberto Langenauer Neuman

*	Director	May 2, 2022
Andrés Borrego y Marrón

*	Director	May 2, 2022
Gerardo Benítez Peláez

*	Director	May 2, 2022
Marina Diaz Ibarra

By:	/s/ Manuel Senderos Fernández
Attorney-in-fact